As filed with the Securities and Exchange Commission on February 4, 2025

Registration No. 333-284037

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pictureworks International Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	7372	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Unit C-2-01, Level 2, Capital 3,

Oasis Square, No. 2, Jalan PJU 1A/7A, Ara Damansara,

47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia.

Tel. No. 603-7651 0188

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

Tel. No. (212) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louise L. Liu, Esq. Morgan Lewis & Bockius 19th Floor, Edinburgh Tower, The Landmark 15 Queen’s Road Central, Hong Kong Telephone: 852 3551-8500	David L. Ficksman, Esq. R. Joilene Wood, Esq. Troy Gould PC 1801 Century Park East Suite 1600 Los Angeles, CA 90067-2367 Tel: 310-553-4441

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses, as set forth below.

●	Public offering prospectus. A prospectus to be used for the initial public offering by us of 2,300,000 of our ordinary shares, or public offering prospectus, through the underwriter named in the “Underwriting” section of the public offering prospectus.

●	Resale prospectus. A prospectus to be used for the potential resale by (i) Big Tree Global Network Ltd, or Big Tree, of 1,000,000 ordinary shares; (ii) Mr. Chen Yanliang, of 312,500 ordinary shares; and (iii) Sure Good Consultants Limited, of 625,000 ordinary shares (assuming the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part), or resale prospectus. The resale shares contained in the resale prospectus will not be underwritten and sold through the underwriter.

The resale prospectus is substantively identical to the public offering prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	the “Offering” section in the “Prospectus Summary” section on page 6 of the public offering prospectus is removed and replaced with the “Offering” section on page Alt-1 of the resale prospectus;

●	they contain different “Use of Proceeds” sections on page 31 of the public offering prospectus which are removed and replaced with the “Use of Proceeds” section on page Alt-1 of the resale prospectus;

●	the “Capitalization” and “Dilution” sections on page 32 and page 34 of the public offering prospectus are deleted from the resale prospectus respectively;

●	a “Resale Shareholders” section is included in the Resale Prospectus beginning on page Alt-1 of the Resale Prospectus;

●	references in the public offering prospectus to the resale prospectus will be deleted from the resale prospectus;

●	the “Underwriting” section on page 130 of the public offering prospectus is removed and replaced with a “Plan of Distribution” section on page Alt-2 of the resale prospectus;

●	the “Legal Matters” section on page 134 of the public offering prospectus is removed and replaced with the Legal Matters on page Alt-3 of the resale prospectus; and

●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The registrant has included in this registration statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the resale prospectus as compared to the public offering prospectus.

The public offering prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The resale prospectus will be substantively identical to the public offering prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by resale shareholders.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion

PRELIMINARY PROSPECTUS DATED             , 2025

Pictureworks International Holdings Limited

2,300,000 ordinary shares

This is an initial public offering of our ordinary shares, of par value US$0.001 per share, of Pictureworks International Holdings Limited, or the Company. We are offering, on a firm commitment engagement basis, 2,300,000 ordinary shares. The Resale Shareholders are offering an additional 1,937,500 ordinary shares. We will not receive any of the proceeds from the sale of the ordinary shares by the Resale Shareholders. We anticipate that the initial public offering price of the ordinary shares will be between US$4.00 and US$5.00 per ordinary share.

Prior to this offering, there has been no public market for our shares. We intend to apply to list our ordinary shares on the Nasdaq Capital Market, or Nasdaq, under the symbol “PICW”. This offering is contingent upon the listing of our ordinary shares on the Nasdaq. There can be no assurance that we will be successful in listing our ordinary shares on the Nasdaq.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 10 to read about factors you should consider before buying our ordinary shares.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Malaysia, Singapore, Hong Kong, Macau and mainland China through our subsidiaries. The ordinary shares offered in this offering are shares of the Company and not shares of the operating subsidiaries. Investors in this offering will not directly hold equity interests in the operating subsidiaries.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 4 and page 4 of this prospectus for more information.

Two of our operating subsidiaries, namely, Pictureworks (Hong Kong) Limited and Pictureworks (Shanghai) Limited, conduct their business in Hong Kong, a Special Administrative Region of the PRC, and in mainland China, respectively, and some of our customers are PRC companies. Conducting business in Hong Kong and mainland China involves risks of uncertainty about any actions the PRC government or authorities may take in those jurisdictions and legal and operational risks associated with operating in mainland China may also apply to our operations in Hong Kong.

There are significant legal and operational risks associated with having some of our operations in the PRC including those changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or PRC or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the PRC government may disallow our current corporate structure, which would likely result in a material change in the PRC Subsidiaries’ operations and/or a material change in the value of the ordinary shares being registered in this Offering and it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors – Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations” and “Risk Factors - Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC could adversely affect us and limit the legal protections available to you and us”. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the China Securities Regulatory Commission, or the CSRC, or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or any of the Hong Kong and mainland China Subsidiaries received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Risk Factors – There are political risks associated with conducting business in Hong Kong”.

The Holding Foreign Companies Accountable Act, or HFCA, Act was enacted on December 18, 2020. The HFCA Act states if the United States Securities and Exchange Commission, or the SEC or the Securities and Exchange Commission, determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States, or PCAOB, for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. Our auditor, Onestop Assurance PAC, or Onestop, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Onestop’s compliance with applicable professional standards. Onestop is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2022.

The Company holds all of the equity interests in its Malaysia, Singapore, Hong Kong, Macau and mainland China subsidiaries through a subsidiary incorporated in the British Virgin Islands, or BVI. As we have a direct equity ownership structure, we do not have any agreement or contract between the Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Malaysia, Singapore, Hong Kong, Macau and mainland China subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our operating subsidiaries incorporated in Malaysia, Singapore, Hong Kong, Macau and mainland China, or Operating Subsidiaries, for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of their incorporation (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to its Operating Subsidiaries and our Operating Subsidiaries have not encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Dividend Policy” on page 33 of this prospectus. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong and mainland China thereby affecting our PRC Subsidiaries. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of Pictureworks (Hong Kong) Limited and Pictureworks (Shanghai) Limited to transfer cash or assets in or out of the PRC may result in these funds or assets not being available to fund operations or for other uses outside of the PRC. For additional information, see “Transfers of Cash to and from Our Subsidiaries” on page 5 of this prospectus.

	Per Share		Total without Over-Allotment Option(4)		Total with Over-Allotment Option(4)
Initial public offering price(1)	US$	4.50	US$	10,350,000	US$	11,902,500
Underwriting discounts and commissions(2)	US$	(0.32)	US$	(724,500)	US$	(833,175)
Proceeds to the Company before expenses(3)	US$	4.18	US$	9,625,500	US$	11,069,325

(1) Initial public offering price per share is assumed to be US$4.50 (being the mid-point of the offer price range).

(2) We have agreed to pay the underwriter a discount equal to 7% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 130.

(3) Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 126.

(4) Includes US$10,350,000 gross proceeds from the sale of 2,300,000 ordinary shares offered by the Company.

We have granted a 45-day option to the underwriter to purchase up to an additional 345,000 shares, equal to 15% of the number of ordinary shares sold in this offering by the Company solely to cover over-allotment.

The underwriter expects to deliver the ordinary shares to the purchasers against payment on or about [●], 2025.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Cathay Securities, Inc.

The date of this prospectus is [●], 2025.

Until [●], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

ABOUT THIS PROSPECTUS

Except where indicated or where the context otherwise requires, the terms “Company,” “Group,” “we,” “us” and “our” refer to Pictureworks International Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act, and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or as the case may be their predecessors. For other conventions that apply to this prospectus, see “Prospectus Summary — Conventions That Apply to This Prospectus”.

Neither we nor any of the underwriter have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we nor the underwriter take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the ordinary shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP.

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our financial year ends on December 31 of each year. References in this prospectus to a financial year, such as “financial year 2022”, relate to our financial year ended December 31 of that calendar year.

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys including the Frost & Sullivan Report, a third party global research organization, commissioned by the Company. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	changes in the laws, regulations, policies and guidelines in the jurisdictions in which we operate;

●	the regulatory environment in the jurisdictions in which we operate;

●	competition in the photo imaging technology industry in the jurisdictions in which we operate;

●	reliance on certain clients for a significant portion of our revenue;

●	developments related to the COVID-19 pandemic, including with respect to the success of any vaccines and the ability of economies and our clients to recover from the economic effects of the pandemic;

●	political instability in the jurisdictions in which we operate;

●	breaches of laws or regulations in the operation and management of our current and future businesses and assets;

●	the overall economic environment and general market and economic conditions in the jurisdictions in which we operate;

●	our ability to execute our strategies;

●	changes in the need for capital and the availability of financing and capital to fund these needs;

●	our ability to anticipate and respond to changes in the photo imaging technology industry, the markets in which we operate, and in client demands, trends and preferences;

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, typhoons and other adverse weather and natural conditions that affect our business or assets;

●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our business;

●	changes in interest rates or rates of inflation; and

●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for the photo imaging and information solutions may not grow at the rate projected by such market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our ordinary shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our ordinary shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Mission

Our mission is to connect memories through the power of imaging technology. We aim to capture cherished memories, each serving as a unique way to encapsulate distinct moments captured in images. In doing so, we apply our industrial knowledge and information solutions as well as create innovate platforms to deliver a scalable and sustainable economic model to become a leader in the imaging solutions industry.

Overview

We are an imaging solutions technology company specializing in digital imaging and information solutions with our business operations extending to Malaysia, Singapore, Hong Kong, Macau and mainland China. We provide one-stop digital imaging solutions and related services to our customers in the leisure, tourism and entertainment sectors that own or operate theme parks, tourist attractions and intellectual property events which are events centered on franchise movies and popular characters in mainstream media. By relying on our advanced technology and operational expertise, we are able to capture, process and store large volumes of images at high speed before distributing them to the visitors in the themed location which we identify as our end-users in the form of souvenirs through our distribution channels. We operate a technology driven business model and through our digital imaging solutions and related services, we seek to complement our customers’ business operation, thereby enhancing the overall experience for our end-users in the themed location. Our goal is to ensure that each of our end-users retains a lasting memory of their visit to such a location, encapsulated within our images.

Competitive Strengths

We believe our competitive strengths lie with the following:

●	proven operational expertise with extensive track record;

●	technological superiority of PictureAir;

●	sustainable business model through strategic partnership; and

●	visionary and experienced management team.

Growth strategies

Our principal objective is to foster growth in our business and strengthen our market position in the imaging technology industry through the following strategies:

●	invest in and develop technologies centered upon artificial intelligence;

●	embracing the Metaverse and Blockchain;

●	expand into new territories by establishing new business relationships;

●	invest in human capital by engaging local talents; and

●	collaborate with local government to transform seemingly ordinary attractions through our imaging solutions.

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Risks and Challenges

Investing in our ordinary shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 10 of this prospectus, which you should carefully consider before making a decision to purchase ordinary shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our ordinary shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

●	social, economic, political and legal developments or instability, as well as any changes in government policies in the jurisdictions we operate, could materially and adversely affect our business, results of operations, financial condition and business prospects;

●	any deterioration in the market conditions in the photo imaging and themed attractions industry in Asia may affect our business, results of operations, financial condition and business prospects;

●	the market for photo imaging is a niche market and is still evolving;

●	we are dependent upon our largest customer for a substantial amount of our revenue;

●	our operating results are subject to seasonality, which may affect our business and operating results;

●	changes in existing laws, regulations and government policies may cause us to incur additional costs;

●	the COVID-19 pandemic and ensuing governmental responses have negatively impacted, and could further materially and adversely affect, our business, financial condition, results of operations and cash flows;

●	our operating results could be materially harmed if we fail to meet customer expectations;

●	our success depends on our ability to maintain our reputation. If events occur that damage our reputation, our business and financial results may be harmed;

●	we may be exposed to the risk of security breaches;

●	our business operations are subject to adverse weather conditions as many of our clients’ business will be affected by adverse weather conditions;

●	we face competition from existing and new entrants into the photo imaging market;

●	we may implement business strategies and future plans that may not be successful;

●	we may need additional capital, and financing may not be available on terms acceptable to us, or at all;

●	if we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer;

●	our business could be adversely affected by IT systems breakdown or disruption;

●	natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance;

●	we may be unable to maintain our relationship with our customers and we may fail to engage new customers;

●	we have identified two material weaknesses in our internal control over financial reporting. Our lack of effective internal control over financial reporting may affect our ability to accurately report our financial results which may affect the market for and price of our Ordinary Shares;

●	our financial statements have been prepared on a going-concern basis and our continued operations are in doubt;

●	there are political and economic risks associated with conducting business in Malaysia;

●	the Malaysian ringgit may be subject to foreign exchange controls imposed by Malaysian government in the future or may be subject to exchange rate fluctuations;

●	there are political risks associated with conducting business in Hong Kong;

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●	substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations;

●	the PRC government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from PRC governmental authorities to list on U.S exchanges, however, if we were required to obtain approval in the future, we cannot predict whether or how soon it will be able to obtain such approval or complete such filing;

●	uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC could adversely affect us and limit the legal protections available to you and us;

●	fluctuations in exchange rates could have a material adverse impact on our results of operations and the value of your investment;

●	the PRC Governmental Authority’s control of foreign currency conversion may limit our foreign exchange transactions, including dividend payments on our Shares;

●	an active trading market for our ordinary shares may not be established or, if established, may not continue and the trading price for our ordinary shares may fluctuate significantly;

●	the trading price of our ordinary shares may be volatile, which could result in substantial losses to investors;

●	certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our ordinary shares;

●	if securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline;

●	the sale or availability for sale of substantial amounts of our ordinary shares, including the ordinary shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could adversely affect the market price;

●	short selling may drive down the market price of our ordinary shares;

●	because our public offering price per Share is substantially higher than our net tangible book value per Share, you will experience immediate and substantial dilution;

●	you must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price;

●	if we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences;

●	as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq or another national securities exchange corporate governance listing standards. If relied upon, these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq or another national securities exchange corporate governance listing standards;

●	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law;

●	recently introduced economic substance legislation of the Cayman Islands may impact us or our operations;

●	certain judgments obtained against us by our shareholders may not be enforceable;

●	we are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;

●	we are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies;

●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us;

●	we will incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares on the Nasdaq or another national securities exchange; and

●	if we fail to meet applicable listing requirements, Nasdaq or another national securities exchange may delist our shares from trading, in which case the liquidity and market price of our shares could decline.

Going Concern

Our independent auditors have issued a report raising substantial doubt of our ability to continue as a going concern. We anticipate that we will require additional capital to continue as a going concern and expand our operations in accordance with our current business plan.

3

Corporate Information

We were incorporated in the Cayman Islands as an exempted company on April 20, 2023. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111 Cayman Islands. Our principal executive office is at c/o Unit C-2-01, Level 2, Capital 3, Oasis Square, No. 2, Jalan PJU 1A/7A, Ara Damansara, 47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia. Our telephone number at this location is +03-7651 0188. Our principal website address is https://www.pictureworks.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc. 122 East 42nd Street, 18th Floor, New York, NY 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, or Exchange Act, which means the market value of our ordinary shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

4

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq or another national securities exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq or another national securities exchange. Following this offering, we will rely on home country practice to be exempted from certain of the corporate governance requirements of the Nasdaq or another national securities exchange, such that a majority of the directors on our board of directors are not required to be independent directors.

Transfers of Cash to and from Our Subsidiaries

Our business is primarily conducted through our wholly-owned subsidiaries, namely Pictureworks Pte. Ltd. in Singapore, Pictureworks (M) Sdn. Bhd. in Malaysia, Pictureworks (Shanghai) Limited in the mainland China and Pictureworks (Hong Kong) Limited in Hong Kong, or collectively the operating subsidiaries. The Cayman Islands holding company will rely on dividends paid by these subsidiaries as well as the intermediary wholly owned subsidiary incorporated in the British Virgin Islands, Pictureworks International Investments Limited for our Company’s working capital and cash needs, including the funds necessary to pay any dividends.

During the normal course of our business, cash is maintained by our operating subsidiaries in separate bank accounts as below:-

	June 30, 2024	December 31, 2023	December 31, 2022
	USD	USD	USD
Malaysia	516	6,734	22,522
Singapore	21,375	67,235	38,937
Hong Kong	47,588	57,060	24,289
PRC	3,667	2,622	4,171
Total	73,146	133,651	89,919

For the six months ended June 30, 2024 and the years ended December 31, 2023 and 2022, there have not been any transfers, dividends, or distributions between the holding company, our Company, its subsidiaries, or to its investors. If we decide to pay dividends on any of our Ordinary Shares, as a holding company, we will depend on the receipt of funds from our operating subsidiaries through dividend payments. We are permitted under the laws of the Cayman Islands to provide funding to our operating subsidiaries through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

We currently intend to retain all of our available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Investors in our Ordinary Shares should note that, to the extent cash in the business is in Hong Kong or a Hong Kong entity or in the mainland China or is a mainland China entity, the funds may not be available to distribute to investors, or to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of these subsidiaries by the PRC government to transfer cash.

Cayman Islands. Subject to the Cayman Act and our Memorandum and Articles of Association, our board of Directors may declare dividends and distributions on our Ordinary Shares and authorize payment of the dividends or distributions out of the funds of the Company. No dividend or distribution shall be paid except out of our realized or unrealized profits, or out of our share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either its profit or share premium account, provided that in no circumstances may a dividend be paid if such payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

British Virgin Islands. Under BVI law, the board of directors of our BVI subsidiary may authorize payment of a dividend to its shareholders as such time and of such an amount as they determine if they are satisfied on reasonable grounds that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due.

Singapore. Under Singapore law, a company cannot pay dividends except out of available profits under Section 403(1) of the Companies Act 1967. Singapore does not restrict or limit conversion of SGD into foreign currencies and the remittance of currencies out of Singapore. There are generally no foreign exchange or currency restrictions on the remittance or repatriation of capital or profits in or out of Singapore.

Malaysia. Under Malaysia law, a company may only distribute dividends to the shareholders out of profits. Before a distribution of dividends to the shareholders, the directors of the company must authorize the same on the basis that the company will remain solvent immediately after such distribution. In Malaysia, dividends paid to non-residents are not subject to withholding tax.

Hong Kong. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Mainland China. Under PRC law, all dividends and other distributions declared and payable on the Company’s direct equity interests in the PRC Subsidiaries in RMB may under the PRC Laws be payable in foreign currency and may be freely transferred out of the PRC, provided that the remittance of such dividends outside of the PRC complies with the procedures required by the currently applicable PRC Laws relating to foreign exchange and the withholding tax provisions under the PRC Enterprise Income Tax Law, and all such dividends will not be subject to any other taxes under the laws and regulations of PRC and are otherwise free and clear of any other taxes in the PRC and may be paid without the necessity of obtaining any government authorization in the PRC. Specifically, according to the PRC Company Law, PRC Subsidiaries in China may pay dividends only out of their accumulated profits, if any, determined in accordance with the PRC accounting standards and regulations. In addition, PRC Subsidiaries are required to allocate at least 10% of their accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends. Moreover, according to the Income Tax Law, income such as dividends from the PRC derived by a non-resident enterprise is subject to a 10% withholding tax, which may be reduced if the foreign jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement.

Conventions That Apply to This Prospectus

Except where the context otherwise requires and for purposes of this prospectus only:

●	“AI” means artificial intelligence.

●	“Amended and Restated Articles of Association” means the amended and restated articles of association of the Company adopted on September 20, 2024 and as supplemented, amended or otherwise modified from time to time. A copy of the Amended and Restated Articles of Association are filed as Exhibit 3.2 to this registration statement of which this prospectus forms a part.

●	“COVID-19” means the Coronavirus Disease 2019.

●	“Group,” “our Group,” “we,” “us,” or “our” means the Company and its subsidiaries or any of them, or where the context so requires, in respect of the period before the Company becoming the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of the Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors.

●	“HK$” means Hong Kong Dollars, the lawful currency of Hong Kong.

●	“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company.

●	“Memorandum of Association” or “Memorandum” means the memorandum of association of the Company adopted on April 20, 2023 and as amended from time to time, a copy of which was filed as Exhibit 3.1 to this registration statement of which this prospectus forms a part.

●	“PRC” means the People’s Republic of China.

●	“PRC Subsidiaries” means Pictureworks (Hong Kong) Limited, or Pictureworks (HK), and Pictureworks (Shanghai) Limited, or Pictureworks (PRC).

●	“Resale Shareholders” means collectively Mr. Chen Yanliang, Sure Good Consultants Limited and Big Tree Global Network Ltd, each a “Resale Shareholder”.

●	“RFID” means Radio Frequency Identification, an identification that uses electric magnetic fields to automatically identify and track tags.

●	“RM” means Malaysian Ringgit(s), the lawful currency of Malaysia.

●	“RMB” means Renminbi, the lawful currency of mainland China.

●	“S$” or “SGD” or “Singapore Dollars” means Singapore dollar(s), the lawful currency of Singapore.

●	“US$” or “USD” or “United States Dollars” means United States dollar(s), the lawful currency of the United States of America.

5

THE OFFERING

Offering Price	The initial public offering price will be between US$4.00 and US$5.00 per ordinary share

Ordinary shares offered by us	2,300,000 ordinary shares

Ordinary shares offered by the Resale Shareholders	1,937,500 ordinary shares

Ordinary shares issued and outstanding prior to this offering	22,071,201 ordinary shares

Ordinary shares to be issued and outstanding immediately after this offering	25,308,701 ordinary shares (including the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part)

Over-allotment Option	The underwriter has an option for a period of 45-days to purchase up to 345,000 ordinary shares offered by the Company to cover over-allocations, if any.

Use of proceeds	We currently intend to use the net proceeds from this offering (i) for business development and operations; (ii) for research and development; (iii) for mergers and acquisitions; (iv) for marketing and promotions; and; (v) for working capital and corporate purpose. See “Use of Proceeds”

Lock-up	We, each of our directors and executive officers and certain principal shareholders have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities convertible into or exercisable or exchangeable for ordinary shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of ordinary shares. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements”

Risk factors	Investing in our ordinary shares involves risks. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares

Listing	We plan to apply to list the ordinary shares on the Nasdaq

Proposed trading symbol	PICW

Transfer agent	VStock Transfer, LLC

Payment and settlement	The underwriter expects to deliver the ordinary shares against payment therefor through the facilities of the Depository Trust Company on [●], 2025

6

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following summary consolidated statements of operations and comprehensive (loss) income data and cash flow data for the years ended December 31, 2022 and 2023 and summary consolidated balance sheets data as of December 31, 2022 and 2023 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the accounting principles generally accepted in the United States of America, or the U.S. GAAP.

Our historical results are not necessarily indicative of results to be expected for any future period. The following summary consolidated financial data for the periods and as of the dates indicated are qualified by reference to, and should be read in conjunction with, our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

Consolidated Statements of Operations and Comprehensive (Loss) Income

	Six Months Ended		Years Ended
	June 30,		December 31,
	2024	2023	2023	2022
	(Unaudited)	(Unaudited)
Revenues	$1,361,134	$1,232,292	$2,724,625	$1,249,745
Cost of revenues	(1,019,806)	(709,547)	(1,747,716)	(1,311,889)
Gross profit (loss)	341,328	522,745	976,909	(62,144)

Operating expenses
(Bad debts written off)/Recovery of credit loss of financial assets	-	(144,504)	51,072	122,867
Selling and general administrative expenses	(840,997)	(790,507)	(2,296,209)	(1,760,985)
Total operating expenses	(840,997)	(935,011)	(2,245,137)	(1,638,118)

Loss from operations	(499,669)	(412,266)	(1,268,228)	(1,700,262)

Other (expense) income
Other income	(117,882)	195,753	232,072	212,332
Finance costs	(25,219)	(9,870)	(29,171)	(21,268)
Total other (expense) income, net	(143,101)	185,883	202,901	191,064

Loss before income tax	(642,770)	(226,383)	(1,065,327)	(1,509,198)
Income tax expenses	-	-	(18,728)	(38,296)
Net loss	(642,770)	(226,383)	(1,084,055)	(1,547,494)

Foreign currency translation differences	178,914	(127,107)	(121,373)	53,471
Total comprehensive loss	$(463,856)	$(353,490)	$(1,205,428)	$(1,494,023)

Basic and diluted loss per ordinary share	$(0.03)	$(0.01)	$(0.05)	$(0.07)

Basic and diluted weighted average number of ordinary shares outstanding	21,071,201	21,656,836	21,771,496	21,656,836

7

Consolidated Balance Sheets

	As of June 30,	As of December 31,
	2024	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$73,146	$133,651	$89,919
Restricted cash	249	17,995	-
Trade receivables	228,689	305,629	355,892
Other receivables	27,073	27,624	6,266
Deposits and prepayments	60,223	49,730	107,261
Inventories	54,092	6,740	107,433
Amounts due from related parties	332,776	339,480	355,637
Total Current Assets	776,248	880,849	1,022,408

Non-current assets:
Property, plant and equipment, net	710,010	824,451	1,068,871
Right of use assets – operating lease	87,811	117,546	9,916
Intangible assets	451,890	500,211	618,673
Total Non-current assets	1,249,711	1,442,208	1,697,460
Total Assets	$2,025,959	$2,323,057	$2,719,868

Liabilities and Equity
Current Liabilities:
Trade and other payables	$1,531,185	$1,565,822	$1,583,625
Current portion of long-term borrowings	74,258	235,117	68,635
Current portion of operating lease liabilities	59,492	58,506	7,455
Income tax payable	604,955	637,065	760,737
Amounts due to related parties	1,417,024	951,261	1,099,343
Total Current Liabilities	3,686,914	3,447,771	3,519,795

Non-current Liabilities:
Long-term borrowings	117,808	160,207	236,022
Operating lease liabilities	29,006	58,992	2,536
Total Non-current Liabilities	146,814	219,199	238,558
Total Liabilities	$3,833,728	$3,666,970	$3,758,353

Equity
Share capital (500,000,000 shares authorized, $0.001 par value, 21,656,836 shares issued and outstanding as of June 30, 2024, December 31, 2022 and 2023)	$22,071	$22,071	$21,657
Shares to be issued (414,365 and nil ordinary shares as of December 31, 2022 and 2023, respectively)	-	-	414
Subscription receivable	-	-	(900,000)
Additional paid-in capital	11,809,493	11,809,493	11,809,493
Accumulated losses	(13,298,127)	(12,655,357)	(11,571,302)
Accumulated other comprehensive loss	(341,206)	(520,120)	(398,747)
Total Shareholders’ (Deficit) Equity	(1,807,769)	(1,343,913)	(1,038,485)
Total Liabilities and Equity	$2,025,959	$2,323,057	$2,719,868

8

Consolidated Statements of Cash Flow

	Six Months Ended June 30,		Years Ended December 31,
	2024	2023	2023	2022
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net loss	$(642,770)	$(226,383)	$(1,084,055)	$(1,547,494)
Adjustments to reconcile net loss to net cash used in operating activities	169,658	384,274	462,663	12,859
Changes in operating assets and liabilities	468,795	478,564	(135,178)	1,417,463
Net Cash (used in) provided by Operating Activities	(4,317)	636,455	(756,570)	(117,172)
Cash Flows From Investing Activities:
Proceeds from disposal of property, plant and equipment	-	-	-	86,831
Purchase of property, plant and equipment	(18,497)	(1,204)	(16,197)	-
Net Cash provided by (used in) Investing Activities	(18,497)	(1,204)	(16,197)	86,831
Cash Flows From Financing Activities:
Proceeds from issuance of shares	-	-	900,000	-
Proceeds from borrowings	581,982	-	219,548	-
Repayment of borrowings	(790,206)	(32,760)	(123,175)	(50,991)
Net Cash (used in) provided by Financing Activities	(208,224)	(32,760)	996,373	(50,991)
Effect of movements in exchange rates on cash held	152,787	(26,840)	(161,879)	70,831

Net changes in cash	(78,251)	575,651	61,727	(10,501)
Cash at beginning of the period/year	151,646	89,919	89,919	100,420
Cash and cash equivalent* at end of the period/year	$73,395	$665,570	$151,646	$89,919

*Cash and cash equivalent in statements of cashflows includes restricted cash

9

RISK FACTORS

Investing in our shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in the Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Social, economic, political and legal developments or instability, as well as any changes in government policies, in the jurisdictions we operate, could materially and adversely affect our business, results of operations, financial condition and business prospects

Our major assets and business operations are principally located in Malaysia, Singapore, Macau, Hong Kong and mainland China and, during the six months ended June 30, 2024 and the years ended December 31, 2023 and 2022, all of our revenue was derived from Malaysia, Singapore, Hong Kong and mainland China. Therefore, our business, results of operations, financial condition and business prospects are significantly exposed to the social, economic, political and legal developments primarily in those places. Uncertainties in these areas include, but are not limited to, the risks of war, regional conflicts, terrorism, extremism, nationalism, nullification of contracts, changes in interest rates, imposition of capital controls, foreign ownership restrictions and international sanctions, changes in government policies and introduction of new rules or regulations concerning our industry (such as minimum wage), as well as methods of taxation. In particular, events with adverse impact on investors’ confidence and risk appetites, such as general deterioration of the economy, mass civil disobedience movements (such as strikes and industrial actions), significant fluctuations in the stock exchange, deterioration of political relations or tightening of foreign investment may lead to a reduction in investment/development in theme parks/attractions and, in turn, affect our business, results of operations, financial condition and business prospects. Our directors anticipate that Malaysia, Singapore, Hong Kong and mainland China will continue to be the principal base of our business operations in the near future. There is no assurance that any future changes in the existing government policies, economic, social and political conditions and the business environment in the jurisdictions where we operate, some of which are beyond our control (such as natural disasters, pandemics/epidemics like the outbreak of COVID-19, severe acute respiratory syndrome, the H5N1 strain of avian influenza and the H1N1 strain of swine flu, acts of God and other disasters), will not have a negative effect on our business operations. Specifically, our business and results of operations could be materially and adversely affected by changes in laws and regulations concerning the digital platform industry, foreign investment, foreign labor, taxation and ownership and expropriation of property, as well as environmental or health and safety matters, in the jurisdictions where we operate.

Any deterioration in the market conditions in the photo imaging and themed attractions industry in Asia may affect our business, results of operations, financial condition and business prospects

All of our projects are located in Asia. The future growth and level of our photo imaging industry in Asia depend primarily upon the continuation of activities, the nature, extent and timing of which will be determined by a variety of factors, such as the expansion of theme parks, theme attractions and themed experiences, as well as the general conditions and prospects of the local economies. Economic growth, urbanization, population growth and growth in tourism may increase the demand for comprehensive photo imaging services at theme parks/attractions and other themed experiences, to satisfy local demands and to attract tourists, which in turn will increase the demand for our services in Asia. Conversely, lack of such growth would be detrimental to our business and financial condition.

10

The market for photo imaging is a niche market and is still evolving

Photo imaging technology represents a niche market, is constantly evolving rapidly and is characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and continued development of the photo imaging technology. Rapid growth in the use of, and interest in, photo imaging technology may not continue on a lasting basis. The demand and market acceptance for these services is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with carrying on business in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of photo imaging technology, in general or, specifically our services, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.

We are dependent upon our largest customer for a substantial amount of our revenue

We derived a significant portion of our revenue from our three largest customers during the years ended December 31, 2022 and 2023. Our revenue derived from those three largest customers during the fiscal year ended December 31, 2023 amounted to approximately US$2,388,000, representing 88% of our revenue. They accounted for more than 10% of our annual revenue – two in Hong Kong for 70% and the other one in Singapore for 18%. Among these three largest customers, our revenue derived from the single largest customer amounted to approximately US$1,582,000 for the year ended December 31, 2023, which accounted for approximately 58% of our total revenue for the year ended December 31, 2023. This dependence on our largest customer has not changed materially through June 30, 2024 and we expect that this customer will continue to account for a significant portion of our total revenue in the near future if we cannot expand our customer base and our geographical coverage. There is no assurance that we will be able to maintain the same or achieve even higher sales amounts to that customer. Our sales to such customer group will be affected by the results of operations of that customer, which may in turn be affected by many factors such as global and/or regional political, economic or social conditions, foreign trade or monetary policies, legal or regulatory requirements or taxation or tariff regime, demand for their products and implementation of sales and marketing strategies for their products. If our largest customer is unable to launch their marketing plans for their services and products successfully, or if there is any material and adverse change in political, economic or social conditions, foreign trade or monetary policies, legal or regulatory requirements or taxation or tariff regime or if the demand for their services and products weakens materially, and if we are unable to develop new customers and secure contracts of comparable size or under substantially the same terms, our business, financial condition, results of operations and prospects may be materially and adversely affected. Further, if we fail to achieve more diversified income or reduce our reliance on such customer, or if we fail to secure a similar level of business from other customers on comparable commercial terms, such that the reduction in revenue from our largest customer could be partly or wholly offset, our business, financial condition, results of operations and prospects may be materially and adversely affected.

Accordingly, our sales would be significantly affected by changes in our relationship with or in the needs of our major customer groups, particularly our largest customer group, as well as other factors that may affect their purchases from us, many of which are beyond our control. Any adverse changes in the economic conditions in the markets in which our customer groups operate and in their business expansion plans may negatively affect their purchasing practices and result in a reduction in demand for our services. If we fail to quote a competitive price to our customer, or if the quality of our services does not meet our customer’s specifications or if there is any disruption to our business relationship with our customer, we may be unable to secure further business from such customer. Any significant decrease in sales to any of our customers for any reason, including any disruption to our business relationship with them, may materially and adversely affect our business, financial condition, results of operations and prospects.

Our operating results are subject to seasonality, which may affect our business and operating results

We have historically experienced seasonality in our business, mainly correlating to the seasonality patterns associated with holidays (including school holidays, summer holidays, public holidays). Seasonality makes it challenging to accurately and timely estimate customer demands and manage our capacity accordingly. We make planning and spending decisions, including capacity management and other resource requirements, based on our estimates of customer demand during these holiday seasons. Conversely, off peak seasons may necessitate adjusting operations and promotional strategies. Failure to meet demand associated with seasonality in a timely manner may adversely affect our financial condition and results of operations.

Changes in existing laws, regulations and government policies may cause us to incur additional costs

Our business operations are governed by various laws, regulations and government policies in the jurisdictions where we operate. The licensing requirements in our industry may change from time to time in each jurisdiction. We may be unable to comply with all these requirements in time, or at all, or we may need to incur substantial costs to be compliant, which may adversely affect our business operations and financial condition.

The COVID-19 pandemic and ensuing governmental responses have negatively impacted, and could further materially and adversely affect, our business, financial condition, results of operations and cash flows

In December 2019, COVID-19 was initially reported in the mainland China, and in March 2020, the World Health Organization characterized COVID-19 as a pandemic. COVID-19 has had a widespread and detrimental effect on the global economy as a result of the ongoing number of cases and affected countries and actions taken by public health and governmental authorities, businesses, other organizations and individuals to address the pandemic, including travel bans and restrictions, quarantines, shelter in place, stay at home or total lock-down orders and business limitations and shutdowns.

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The outbreak of COVID-19 had a material adverse impact on the global, regional and local economies of Malaysia, Singapore, Hong Kong, Macau and mainland China where our clients are based, which may lower the demand for our services. If the outbreak of COVID-19 or other similar pandemic emerges, our business operations, results of operations, financial condition and future prospects may continue to be materially and adversely affected as a result of the changes in the outlook of the photo imaging industry in Asia, any slowdown in economic growth, negative business sentiment or other factors that we cannot foresee.

Our operating results could be materially harmed if we fail to meet customer expectations

We believe that our success is, to a significant extent, attributable to the ability of our Group’s services and product development teams to understand the photo imaging markets, consumer’s cultural preferences, practices and sensitives and to design desirable packages and products for our customers which are responsive and that keeps abreast with the changes in consumers’ preference. Due to the highly subjective nature of the consumer market and the rapid change in trends in photo imaging products and services, if we fail to provide products and services that meet customer’s expectations and cultural preferences, our business and results of operations may be adversely affected.

Our success depends on our ability to maintain our reputation. If events occur that damage our reputation, our business and financial results may be harmed

Our business, results of operations and prospects depend, in part, on our ability to maintain our reputation for providing high quality products and services. We could lose existing or potential clients and/or opportunities for securing new projects if our reputation were to be associated with any negative publicity, including negative complaints raised by unsatisfied clients, that comes to the public’s attention. If we fail to successfully maintain, promote and position our brand and protect our reputation, our business, financial condition and operating results may be adversely affected.

We may be exposed to the risk of security breaches

In the course of the provision of our services to customers/end users, we will collect their personal data which are stored on third party cloud platforms. Storage of data electronically may expose our database to external security threats such as malware attacks, hacking, espionage, or cyber intrusions, as well as internal security breaches which include unauthorized access to restricted information by our employees. Failure to protect our customers’ personal data from security breaches may result in a damage to our reputation as well as exposure us to legal action by the customers for breach of confidentiality including, but not limited to, lawsuits for damages arising from such breaches, which could adversely affect our business and reputation.

While we have taken the necessary measures to minimize the risk of potential security breaches such as the usage of firewalls and security monitoring software, and up to the date of this prospectus, there has been no occurrence of security breaches which led to leakage of our customers’ personal data, we cannot assure you that there will not be cases of security breaches in the future, which may adversely affect our business, financial condition, results of operations, cash flows and prospects.

Our business operations are subject to adverse weather conditions as many of our clients’ business will be affected by adverse weather conditions

Since many of our clients’ business are primarily conducted outdoors, erratic weather patterns, seasonal changes and other weather-related conditions affect their business operations which in turn affect ours. Adverse weather conditions, including typhoons and tropical storms, cold weather and heavy or sustained rainfall, reduce consumer activities outdoors or sightseeing or themed attractions attendances and thus restrict the demand for our products and services. Consequently, these events could adversely affect our business, financial condition, results of operations, liquidity and cash flows.

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We face competition from existing and new entrants into the photo imaging market

The photo imaging industry is competitive due to the large number and fragmented nature of industry players. We face competition from existing and new photo imaging providers. These existing and new entrants may have greater financial, human, technological resources and operational efficiency and more appealing and innovative products and services which specializes in areas such as 3D imaging, virtual reality and augmented reality, in which case, we may be unable to compete effectively against them. Facing intense competition in the industry, we may be forced to reduce prices, expend a vast amount of financial and other resources to revamp our offerings and invest in technology, provide more incentives, which may result in reduced margins and could therefore materially and adversely affect our business and financial condition and results of operations.

We may implement business strategies and future plans that may not be successful

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, our technology, competition and our ability to retain and recruit competent employees. There is no assurance that our business strategies and future plans can be implemented effectively and successfully, as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all

Although our current cash and cash equivalents, anticipated cash flows from operating activities and the proceeds from this offering will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. The issuance and sale of additional equity would result in further dilution to our shareholders. The occurrence of any of these risks could adversely affect our operations or financial condition.

If we are unable to maintain and protect our intellectual property, or if third parties assert that we infringe on their intellectual property rights, our business could suffer

Our business depends, in part, on our ability to identify and protect proprietary information and other intellectual property such as our client lists and information and business methods. We rely on a combination of trade secrets, confidentiality policies, non-disclosure and other contractual arrangements and copyright and trademark laws to protect our intellectual property rights. However, we may not adequately protect these rights, and their disclosure to, or use by, third parties may harm our competitive position. Our inability to detect unauthorized use of, or to take appropriate or timely steps to enforce, our intellectual property rights may harm our business. Also, third parties may claim that our business operations infringe on their intellectual property rights. These claims may harm our reputation, cost us money to defend, distract the attention of our management and prevent us from offering some services. Confidential intellectual property is increasingly stored or carried on mobile devices, such as laptop computers and mobile phones, which increases the risk of inadvertent disclosure where the mobile devices are lost or stolen and the information has not been adequately safeguarded or encrypted. This also makes it easier for someone with access to our systems, or someone who gains unauthorized access, to steal information and use it to our disadvantage. Advances in technology, which permit increasingly large amounts of information to be stored on mobile devices or on third-party “cloud” servers, may exacerbate these risks.

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Our business could be adversely affected by IT systems breakdown or disruption

We depend on our IT systems to (i) manage our operations and photo imaging software solution; (ii) manage our working schedule; (iii) allocate our resources; (iv) review our performance; and (v) review our capacity, trace our project information etc. in a timely and systematic manner. We also depend on our IT systems to assist us in our design and virtual backgrounds and themes and our communication with our customers. An extended breakdown or failure of our IT systems could disrupt our operations and adversely affect our business, financial condition and results of operations.

Natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance

The occurrence of the global COVID-19 pandemic has had a material adverse effect on our business. Given that our customers are primarily in the leisure, tourism and entertainment sectors that own or operate theme parks, tourist attractions and intellectual property events that are centered on franchise movies and popular characters in mainstream media, the COVID-19 pandemic had resulted in many of these theme parks, attractions etc. to temporarily suspend and cease operations, curb visitors attendance and/or impose restrictive social distancing measures. These measures therefore caused our business to be materially affected. The occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems, or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of the global COVID-19 pandemic has resulted in, and such other events could result in, among other things, operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions. The occurrence of the global COVID-19 pandemic has caused, and these factors could also cause, consumer confidence and spending to decrease or result in increased volatility in the United States and global financial markets and economy. Such occurrences have had and could in the future have a material adverse effect on us and could also have indirect consequences, such as increases in the costs of insurance, if they result in significant loss of property or other insurable damage.

We may be unable to maintain our relationship with our customers and we may fail to engage new customers

We generally enter into agreements with our customers (whether through the turn key model or licensing model) for a fixed term of years. These agreements include terms about the services to be provided by us, including the pricing policies. We may be unable to enter into new or renewal agreements with our customers when the existing agreements expire as they may choose to enter into arrangements with our competitors, who may offer them access to a more advanced imaging solutions, technical support etc. or on more favorable economic terms. The loss of our customers could adversely affect our financial performance. There is no assurance that our current or future agreements with our customers could be renewed or negotiated on terms equivalent to or better than current terms. Any disruption in our relationships with our customers could affect our ability to maintain and grow our sales volume, which could materially and adversely affect our business, results of operations and financial position. In addition, there can be no assurance that we would be able to develop new relationships with additional customers or replace existing ones or enter into contractual relationship with them on similar or better terms.

Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

The financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations are dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability.

Political, economic and legal developments in Malaysia could affect our business, financial condition and results of operation

Our business, financial condition and results of operations may be exposed to the political, economic and legal developments in Malaysia. Over the past few years, Malaysia has witnessed several changes in its government, which inherently introduces a level of uncertainty for businesses operating within its borders.

With each change in government, there exists the possibility of new policies or strategies being introduced. For businesses like ours in the photo imaging industry, this could translate to sudden and unpredictable shifts in the regulatory landscape, making long-term planning and strategy formulation a challenge. Political transitions can sometimes lead to economic fluctuations, impacting everything from consumer spending to foreign investment. This economic instability could manifest in currency fluctuations, inflation, or even disruptions in the supply chain.

Given these considerations, we cannot guarantee that the Malaysian government will maintain or continue to maintain political and economic stability in the country. Specifically, our business and operations could be adversely affected by changes in the Malaysian regulatory environment governing the photo imaging industry. Should the Malaysian government promulgate any new law, rule or regulation to control over the photo imaging industry, our business, financial condition and results of operations could be affected.

We have identified two material weaknesses in our internal control over financial reporting. Our lack of effective internal control over financial reporting may affect our ability to accurately report our financial results which may affect the market for and price of our Ordinary Shares.

Prior to this offering, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal controls and our independent registered public accounting firm has not conducted an audit of our internal controls. However, in connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2022 and 2023, we and our independent registered public accounting firm identified two material weaknesses in our internal controls. As defined by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The two material weaknesses identified relate to (i) lack of sufficient personnel adequately trained in U.S. GAAP and (ii) inadequate number of accounting personnel to timely complete financial reporting activities.

Our independent public accounting firm has made recommendations to us to remediate such deficiencies. We have begun and will continue to implement measures to address the material weaknesses. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Internal Control over Financial Reporting.” However, the implementation of those measures may not fully remediate these material weaknesses in a timely manner. In the future, we may determine that we have additional material weakness or other deficiencies, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls. Our failure to correct these material weaknesses or our failure to discover and address any other material weakness could result in inaccuracies in our financial statements and impair our ability to comply with the applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

The Malaysian ringgit may be subject to foreign exchange controls imposed by Malaysian government in the future or may be subject to exchange rate fluctuations

The Central Bank of Malaysia has, in the past, intervened in the foreign exchange market to stabilize the Malaysian ringgit, and it pegged the Malaysian ringgit to the United States dollar in September 1998. On July 21, 2005, the Central Bank of Malaysia adopted a managed float system which benchmarked the Malaysian ringgit to a currency basket to ensure that the Malaysian ringgit remains close to its fair value. We cannot assure you that the Malaysian government will not impose more restrictive or additional foreign exchange controls. Any imposition, variation or removal of exchange controls may lead to less independence in the Malaysian government’s conduct of its domestic monetary policy and increased exposure of the Malaysian economy to the potential risks and vulnerability of external developments in the international markets.

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Furthermore, fluctuations in the Malaysian ringgit’s value against other currencies will create foreign currency translation gains or losses and may have an adverse effect on our Group’s business, financial condition and results of operations. Any imposition, variation or removal of foreign exchange controls may adversely affect the value, translated or converted into United States dollars, of our Group’s net assets, earnings or any declared dividends. Consequently, this may adversely affect our Group’s ability to pay dividends or satisfy other foreign exchange requirements.

There are political risks associated with conducting business in Hong Kong

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of Pictureworks (HK). Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since Pictureworks (HK)’s operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the PRC government is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from mainland China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, mainland China and Hong Kong, which could potentially harm our business to the extent that any such changes impact tourism to the venues where we now or in the future operate our business.

Given the relatively small geographical size of Hong Kong, any of such incident may have a widespread effect on Pictureworks (HK)’s business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our ordinary shares could be adversely affected.

The Company may rely on dividends and other distributions on equity paid by Pictureworks (HK) to fund any cash and financing requirements it may have, and any limitations or restrictions, prohibitions, interventions or limitations by the PRC government on the ability of the Company or Pictureworks (HK) to transfer cash or assets in or out of Hong Kong may result in these funds or assets not being available to fund operations or for other uses outside of Hong Kong, which could effect the ability of Pictureworks (HK) to make payments to the Company, which in turn could have a material and adverse effect on our business.

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Within our structure, funds from foreign investors can be directly transferred to their incorporation place of subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of their subsidiaries place of incorporation (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. We do not maintain cash management policies or procedures with respect to the size or means of such transfers.

The HFCA Act, which was enacted on December 18, 2020, states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over the counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the Senate passed the AHFCAA which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCA Act to two consecutive years instead of three years. In the event the HFCA Act is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our ordinary shares may be prohibited from trading or delisted from an exchange if our auditor is not subject to inspection by the PCAOB.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the HFCA Act, Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB determinations relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC. The PCAOB determinations provide that if the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in the PRC and dependency of the PRC, because of a position taken by one or more authorities in the PRC, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

Our auditor, OneStop, the independent registered public accounting firm that issued the audit report included in this prospectus, is registered with the PCAOB and subject to inspections by the PCAOB on a regular basis with the last inspection in 2022. OneStop’s office is located in Singapore. Therefore, we believe that, as of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in the PRC because of a position taken by one or more authorities in the PRC.

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We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC, which would increase the burden on us to comply with the requirements, assuming we are able to comply. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Further, the United States Senate passed the Accelerated Holding Foreign Companies Accountable Act, which, if enacted, would amend the HFCA Act to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, in which case we may be prohibited from trading until we are able to comply.

During the prior fiscal years ended December 31, 2022 and 2023, including through the date of this prospectus, our auditor does not have any documentation related to their audit reports located in the PRC. However, to the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for the Company may be located in the PRC, the PCAOB may not be able to inspect such audit documentation and, as a result, you may be deprived of the benefits of such inspection.

On August 26, 2022, the PCAOB signed a Statement of Protocol, or the SOP, Agreement with the CSRC and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations, or the SOP Agreements, establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed. On December 15, 2022, the PCAOB announced that it has completed a test inspection of two selected auditing firms in mainland China and Hong Kong and has voted to vacate its previous Determination Report, which concluded in December 2021 that the PCAOB could not inspect or investigate completely registered public accounting firms based in mainland China or Hong Kong. However, if in the future the PCAOB is prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, then the companies audited by those registered public accounting firms could be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act.

Although our auditors are not located in mainland China or Hong Kong, if we change auditors and they are subsequently located in mainland China or Hong Kong and the PCAOB is unable to inspect or investigate completely our auditor, it could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors.

The enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region, or the Hong Kong National Security Law, could impact our Hong Kong subsidiary.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President, Donald Trump, signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If Pictureworks (HK) is determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected. Given our operations in Hong Kong, it is possible that we may, in the future, be negatively impacted by these regulations if deemed to apply to us, or are otherwise changed in such a way as to encompass our business or operations.

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The Hong Kong legal system is subject to uncertainties which could limit the legal protections available to Pictureworks (HK).

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, the PRC assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, result in uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance and business operations

On March 15, 2019, the PRC National People’s Congress approved the PRC Foreign Investment Law, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in mainland China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Contractual Joint Venture Enterprise Law, and the Wholly Foreign-owned Enterprise Law, together with their implementation rules and ancillary regulations. On December 26, 2019, the State Council of the People’s Republic of China PRC, or the State Council, approved the Implementation Rules for the PRC Foreign Investment Law, which came into effect on January 1, 2020. The PRC Foreign Investment Law and its Implementation Rules embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since the PRC Foreign Investment Law is relatively new, substantial uncertainties exist with respect to its interpretation and implementation.

According to the PRC Foreign Investment Law, the State Council will publish or approve to publish the “negative list” for special administrative measures concerning foreign investment. The PRC Foreign Investment Law grants national treatment to foreign-invested entities, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list”. Because the “negative list” has yet to be published, it is unclear whether it will differ from the current Special Administrative Measures for Market Access of Foreign Investment (Negative List). It is uncertain whether the photo imaging industry, in which Pictureworks (PRC) operates, will be subject to the foreign investment restrictions or prohibitions set forth in the “negative list” to be issued in the future. The PRC Foreign Investment Law provides that FIEs operating in foreign restricted or prohibited industries will require market entry clearance and other approvals from relevant PRC governmental authorities. If any business operation of Pictureworks (PRC) would fall in the “negative list,” Pictureworks (PRC) faces uncertainties as to whether such clearance can be timely obtained, or at all. There are uncertainties as to how the PRC Foreign Investment Law would be further interpreted and implemented. We cannot assure you that the interpretation and implementation of the PRC Foreign Investment Law made by the relevant governmental authorities in the future will not materially impact the viability of our current corporate structure, corporate governance and business operations in any aspect.

Part of our operations are located in Hong Kong, a special administrative region of the PRC. In addition, PRC laws and regulations may be interpreted and applied inconsistently by different Hong Kong or mainland China agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations, and other government directives in the mainland China that apply to our Operating Subsidiary in Hong Kong may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other PRC government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and/or

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in mainland China, including the regulation of certain activities in the United States and global securities markets, enhancing supervision over PRC-based companies listed overseas using VIE structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since some of these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange.

The PRC government may exert more control over offerings conducted overseas and foreign investment in the PRC-based issuers, which may result in a material change in our operations and/or the value of our Ordinary Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to achieve compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Ordinary Shares, potentially rendering them worthless.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from PRC governmental authorities to list on U.S exchanges, however, if we were required to obtain approval in the future, we cannot predict whether or how soon it will be able to obtain such approval or complete such filing

The PRC government authorities may strengthen oversight over offerings that are conducted overseas. For instance, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over PRC-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

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Effective measures, such as promoting the construction of relevant regulatory systems, are to be taken to deal with the risks and incidents of PRC-based overseas-listed companies, cybersecurity and data privacy protection requirements and similar matters. On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of the PRC that is carried out outside of the PRC where (1) such processing is for the purpose of providing products or services for natural persons within the PRC, (2) such processing is to analyze or evaluate the behavior of natural persons within the PRC, or (3) there are any other circumstances stipulated by related laws and administrative regulations. On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review which became effective on February 15, 2022. Measures for Cybersecurity Review stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. In addition, the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine that an operator’s cyber products or services or data processing affect or may affect national security. On July 7, 2022, the CAC jointly with the relevant authorities formally published Security Assessment Measures for Outbound Data Transfers, which took effect on September 1, 2022. The Security Assessment Measures for Outbound Data Transfers stipulates that a data processor shall declare security assessment for its outbound data transfer to the CAC through the local cyberspace administration at the provincial level where a key information infrastructure operator or a data processor processing the personal information of more than one million people provides personal information abroad. These statements and regulations are recently issued and there remain substantial uncertainties about their interpretation and implementation.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Administrative Measures, which came to effect on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Administrative Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions, or collectively, the Guidance Rules and Notice, on CSRC’s official website. The Trial Administrative Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Administrative Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Administrative Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately US$150,000) and RMB 10.0 million (approximately US$1.5 million), and the Trial Administrative Measures heighten the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

The PRC subsidiary is engaged in photography services. According to relevant PRC laws and regulations, apart from obtaining basic certifications required for company registration, such as an enterprise legal person business license, the PRC subsidiary engaged in the current business is not required to obtain additional permission or approval. According to the “Measures on the Standard Contract for Outbound Transfer of Personal Information” originally implemented by the Cyberspace Administration of China on June 1, 2023, if the company continues to provide photography services, the company may be required to file the Standard Contract in strict accordance with Measures for outbound transfer of personal information to the cyberspace administration at the provincial level in the future, otherwise, the PRC subsidiary may be ordered to make corrections, given a warning or to be imposed a fine in accordance with laws.

We believe that neither the Company, nor any of our subsidiaries, including Pictureworks (HK) and Pictureworks (PRC) are currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, or any other Chinese authority, to list on U.S exchanges or issue securities to foreign investors. We have not been denied any permission either as of the date of this prospectus.

Pursuant to the Trial Measures, domestic companies that seek to offer and list securities overseas, directly or indirectly, should fulfill the filing procedure and report relevant information to the CSRC. Under the Trial Measures, any overseas offering and listing made by an issuer that meets both of the following conditions will be deemed as the indirect overseas offering and listing that should be filed with the CSRC: (A) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by PRC domestic companies; and (B) the key aspects of the issuer’s business activities are conducted in mainland China, or its main places of operations are located in mainland China, or the senior managers in charge of its operation and management are mostly Chinese citizens or domiciled in the PRC. Our PRC operating entity had ceased its business since December 2022, and thus, it did not occupy any of the group’s operating revenue, total profit, total assets or net assets ratios in fiscal year 2023 and onwards. In the meantime, neither the key aspects of the issuer’s business activities are conducted in mainland China, nor its main places of operations are located in mainland China, nor the senior managers in charge of its operation and management are mostly Chinese citizens or domiciled in the PRC. Given that, as advised by our PRC legal counsel Jiayuan law firm, the Company is not required to go through the filing procedures with the CSRC.

However, if we were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors. Although the Company is currently not required to obtain permission from any of the federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

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On February 24, 2023, the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection and National Archives Administration of China jointly issued the Confidentiality Provisions, which came into effect on March 31, 2023 with the Trial Administrative Measures. The Confidentiality Provisions require that, among other things, (a) a domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) domestic company that plans to, either directly or through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our PRC subsidiary to comply with the above confidentiality and archives administration requirements under the Confidentiality Provisions, and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC could adversely affect us and limit the legal protections available to you and us

The PRC Operating Entities were formed under and are governed by the laws of the PRC. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference, but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general, such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties, which may limit legal protections available to us. Uncertainties due to evolving laws and regulations could also impede the ability of a PRC-based company to obtain or maintain permits or licenses required to conduct business in the PRC. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, some regulatory requirements issued by certain PRC government authorities may not be consistently applied by other PRC government authorities (including local government authorities), thus making strict compliance with all regulatory requirements impractical, or in some circumstances impossible. For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract. However, since PRC administrative and court authorities have discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to predict the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

In addition, we cannot predict the effects of future developments in the PRC legal system on our business operations, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you. Moreover, any litigation in the PRC may be protracted and result in substantial costs and diversion of our resources and management attention.

The PRC government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Furthermore, the PRC government has recently indicated an intent to exert more oversight and control over securities offerings and other capital markets activities that are conducted overseas and foreign investment in PRC-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless.

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Fluctuations in exchange rates could have a material adverse impact on our results of operations and the value of your investment

The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People’s Bank of China. The Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in PRC and by PRC’s foreign exchange policies, among other things. We cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future. Significant fluctuation of the Renminbi may have a material adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars into Renminbi for its operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert its Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

The PRC Governmental Authority’s control of foreign currency conversion may limit our foreign exchange transactions, including dividend payments on our Shares

The PRC Governmental Authority imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of PRC. For Pictureworks (PRC), we receive all of our net revenue in Renminbi. Under our current corporate structure, the Company in the Cayman Islands would rely on dividend payments from Pictureworks (PRC), to fund any cash and financing requirements we may have outside of the PRC. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, Pictureworks (PRC) is able to pay dividends in foreign currencies to us without prior approval from SAFE by complying with certain procedures under PRC foreign exchange regulation. However, approval from, or registration with, appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of PRC to pay capital expenses, such as the repayment of loans denominated in foreign currencies. The PRC Governmental Authority may, at its discretion, further restrict access to foreign currencies in the future for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may be unable to pay dividends in foreign currencies to our shareholders.

Risks Related to Our Securities and This Offering

An active trading market for our ordinary shares may not be established or, if established, may not continue and the trading price for our ordinary shares may fluctuate significantly

We cannot assure you that a liquid public market for our ordinary shares will be established. If an active public market for our ordinary shares does not occur following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected. The public offering price for our ordinary shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our ordinary shares after this offering will not decline below the public offering price. As a result, investors in our ordinary shares may experience a significant decrease in the value of their shares.

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The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors

The trading price of our ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in Singapore that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our ordinary shares

In addition to the risks addressed above in “The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors,” our ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our ordinary shares. In addition, investors of our ordinary shares may experience losses, which may be material, if the price of our ordinary shares declines after this offering or if such investors purchase shares of our ordinary shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ordinary shares to decline.

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The sale or availability for sale of substantial amounts of our ordinary shares, including the ordinary shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could adversely affect the market price

Sales of substantial amounts of our ordinary shares in the public market after the completion of this offering and from the sale of shares held by our Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 22,071,201 ordinary shares outstanding. The shares sold in this offering will be freely tradable without restriction or further registration under the U.S. Securities Act of 1933, as amended, or Securities Act, and, subject to the terms of the lock-up agreements, shares held by the Resale Shareholders may also be sold in the public market subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the Resale Shareholders’ shares are not subject to lock-up agreements. There will be 25,308,701 ordinary shares outstanding immediately after this offering (including the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part). In connection with this offering, our directors and officers named in the section “Management,” have agreed not to sell any shares until [180] days after the date of this prospectus without the prior written consent of the representative of the underwriter, subject to certain exceptions, unless the underwriter release these securities from these restrictions. The Resale Shareholders may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our ordinary shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our ordinary shares

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per Share is substantially higher than our net tangible book value per Share, you will experience immediate and substantial dilution

If you purchase Shares in this offering, you will pay substantially more than our net tangible book value per share. As a result, you will experience immediate and substantial dilution of US$4.12 per share, representing the difference between our as adjusted net tangible book value per share of US$0.38 as of June 30, 2024, after giving effect to the net proceeds to us from this offering, assuming no change to the number of shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4.50 per share (being the mid-point of the initial public offering price range). See “Dilution” for a more complete description of how the value of your investment in our shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price

We intend to use the net proceeds of this offering due to us as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds due to us from this offering may be placed in investments that do not produce income or that lose value.

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If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq or another national securities exchange corporate governance listing standards. If relied upon, these practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq or another national securities exchange corporate governance listing standards

As a foreign private issuer intending to apply to list our ordinary shares on the Nasdaq or another national securities exchange, we are permitted to rely on a provision in the Nasdaq or another national securities exchange corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. At the time of effectiveness of this registration statement, we intend to reply on the home country exemption, which would allow us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq or another national securities exchange.

For example, we are exempt from Nasdaq or another national securities exchange regulations that require a listed U.S. company to:

●	have regularly scheduled executive sessions with only independent directors; and

●	seek shareholders’ approval for (i) the implementation and material revisions of the terms of share incentive plans, (ii) the issuance of more than 1% of our outstanding ordinary shares or more than 1% of our outstanding voting power to a related party, (iii) the issuance of more than 20% of our outstanding ordinary shares, and (iv) an issuance that would result in a change of control.

While as a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements, our audit committee is required nonethless to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq or another national securities exchange. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Amended and Restated Articles of Association and Memorandum of Association, the Companies Act (as amended) of the Cayman Islands, or the Companies Act, and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Recently introduced economic substance legislation of the Cayman Islands may impact us or our operations

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended), or the Substance Law, and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as we are a tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on us or our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on us.

Certain judgments obtained against us by our shareholders may not be enforceable

We are a Cayman Islands exempted company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current directors and executive officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Service of court documents on a Cayman Islands company can be effected by serving the documents at the company’s registered office in the Cayman Islands and it may be possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our directors and executive officers, they will need to ensure that they comply with the rules of the jurisdiction where our directors and executive officers are located. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and executive officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our executive officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, depending on where our directors and executive officers are located.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a quarterly basis through press releases distributed pursuant to the rules and regulations of the Nasdaq or another national securities exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 28, 2024. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq or another national securities exchange. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

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We will incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares on the Nasdaq or another national securities exchange

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq or another national securities exchange rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If we fail to meet applicable listing requirements, Nasdaq or another national securities exchange may delist our shares from trading, in which case the liquidity and market price of our shares could decline

Assuming our shares are listed on Nasdaq or another national securities exchange, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq or another national securities exchange in the future. If we fail to comply with the applicable listing standards and Nasdaq or another national securities exchange delists our shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our shares;

●	reduced liquidity for our shares;

●	a determination that our shares are “penny stock”, which would require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq or another national securities exchange, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq or another national securities exchange, we would be subject to regulations in each state in which we offer our shares.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the directors and executive officers of the Company and the auditors of the Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, or Conyers, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or executive officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or executive officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Malaysia

Julius Leonie Chai, our counsel with respect to Malaysian law, have advised us that there is uncertainty as to whether the courts of Malaysia would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Malaysia against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

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We have been advised by Julius Leonie Chai that there are currently no statutes, treaties, or other forms of reciprocity between the United States and Malaysia providing for the mutual recognition and enforcement of court judgments. Under Malaysian laws, a foreign judgment cannot be directly or summarily enforced in Malaysia. The judgment must first be recognized by a Malaysian court either under applicable Malaysian laws or in accordance with common law principles. For Malaysian courts to accept the jurisdiction for recognition of a foreign judgment, the foreign country where the judgment is made must be a reciprocating country expressly specified and listed in the Reciprocal Enforcement of Judgments Act 1958, Maintenance Orders (Facilities for Enforcement) Act 1949 or Probate and Administration Act 1959. As the United States is not one of the countries specified under the statutory regime where a foreign judgment can be recognized and enforced in Malaysia, a judgment obtained in the United States must be enforced by commencing fresh proceedings in a Malaysian court. The requirements for a foreign judgment to be recognized and enforceable in Malaysia are: (i) the judgment must be a monetary judgment; (ii) the foreign court must have had jurisdiction accepted by a Malaysian court; (iii) the judgment was not obtained by fraud; (iv) the enforcement of the judgment must not contravene public policy in Malaysia; (v) the proceedings in which the judgment was obtained were not opposed to natural justice, and (vi) the judgment must be final and conclusive.

Hong Kong

Robertsons, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (a) the judgment is in personam; (b) the judgment is in the nature of a monetary award; (c) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (d) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgement at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Singapore

Insights Law LLC, our counsel as to Singapore legal matters has advised that there is uncertainty as to whether judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States will be recognized and/or enforced by the Singapore courts, and there is doubt as to whether the Singapore courts will enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may generally be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding on the same parties; (b) the recognition or enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

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In particular, the Singapore Courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities laws that permit punitive damages against us and our directors or executive officers, we are unaware of any decision by the Singapore courts that has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

Further, all of our directors and executive officers reside outside the United States. In addition, a majority of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of such persons, including judgments based on the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our directors and/or our executive officers, judgments obtained in the United States that are based on the civil liability provisions of the federal securities laws of the United States.

Mainland China

Jia Yuan Law Offices, our counsel with respect to PRC law, have advised us that there is uncertainty as to whether the courts of PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Jia Yuan Law Offices have further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

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USE OF PROCEEDS

We expect to receive approximately US$8,936,000 of net proceeds from this offering after deducting underwriting discounts and commissions of US$724,500 (assuming the Over-allotment Option is not exercised) and estimated offering expenses of approximately US$689,500 payable by us and based upon an assumed initial offering price of US$4.5 per share (the mid-point of the estimated public offering price range shown on the front cover of this prospectus). We will not receive any proceeds from the sale of the ordinary shares being sold by the Resale Shareholders.

We currently intend to use:

(i)	We intend to use 30% or approximately US$2,680,800 of the net proceeds for business development and operations;

(ii)	We intend to use 30% or approximately US$2,680,800 of the net proceeds for research and development;

(iii)	We intend to use 30% or approximately US$2,680,800 of the net proceeds for mergers and acquisitions;

(iv)	We intend to use 5% or approximately US$446,800 of the net proceeds for marketing and promotion; and

(v)	The balance of the 5% net proceeds for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis to reflect the proceeds of two convertible notes issued by us to Mr. Chen Yanliang and Sure Good Consultants Limited for total principal amounts of $3 million and the corresponding convertible notes payable balance; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance of 937,500 ordinary shares following the conversion of two convertible notes in principal amounts of $3 million upon consummation of the IPO at a conversion price of $3.2 per share; (iii) the net proceeds of $8,936,000 for the issuance and sale of 2,300,000 ordinary shares in this offering at an initial public offering price of US$4.50 per ordinary share (being the mid-point of the offer price range), after deducting underwriting fee, underwriter expense allowance and other expenses. The gross offering proceeds of $10,350,000 less underwriting discounts and commissions of $724,500 and estimated offering expenses of approximately $689,500 payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of June 30, 2024
	Actual	Pro forma	Pro forma As Adjusted
	USD	USD	USD
Cash and cash equivalents	73,146	3,073,146	12,009,146

Indebtedness
Current and non-current portion of long-term borrowings	192,066	192,066	192,066
Convertible notes payable	-	3,000,000	-
Total Indebtedness	192,066	3,192,066	192,066

Shareholders’ (Deficit)/Equity
Share capital (500,000,000 shares authorized, $0.001 par value, 22,071,201 shares issued and outstanding on actual and pro forma basis; 25,308,701 shares issued and outstanding on pro forma as adjusted basis)	22,071	22,071	25,309
Additional paid-in capital	11,809,493	11,809,493	23,742,256
Accumulated losses	(13,298,127)	(13,298,127)	(13,298,127)
Accumulated other comprehensive loss	(341,206)	(341,206)	(341,206)
Total Shareholders’ (Deficit)/Equity	(1,807,769)	(1,807,769)	10,128,232
Total Capitalization(2)	(1,615,703)	1,384,297	10,320,298

(1)	The pro forma as adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity (deficit), and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing.
(2)	Total capitalization is equal to the sum of total indebtedness and total shareholders’ (deficit) equity.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no intention to declare or pay any dividend in the near future on the ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of directors may consider relevant. The payment of dividends, in certain circumstances is also subject to the approval of our Shareholders, the Companies Act, our Amended and Restated Articles of Association and our Memorandum of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profits, retained earnings, or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our ordinary shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiaries that would affect the payment or remittance of dividends.

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DILUTION

Investors purchasing our ordinary shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their ordinary shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our ordinary shares and the pro forma as adjusted net tangible book value per share of our ordinary shares immediately after the offering.

Our net tangible book value (deficit) as of June 30, 2024 was US$(2,259,659) or US$(0.10) per ordinary share. Net tangible book value per ordinary share represents the amount of our total consolidated assets excluding intangible assets less the amount of our total liabilities, divided by the number of outstanding ordinary shares. Dilution is determined by subtracting net tangible book value per ordinary share, after giving effect to the conversion of the convertible notes and the net proceeds we will receive from this offering, from the assumed initial public offering price of US$4.5 per ordinary share, which is the midpoint of the estimated initial public offering price range set forth on the front cover of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in pro forma as adjusted net tangible book value after June 30, 2024, other than to give effect to the conversion of the convertible notes and our sale of the ordinary shares offered in this offering at the assumed initial public offering price of US$4.50 per share, which is the midpoint of the estimated initial public offering price range, after deduction of the underwriting discounts and commissions of US$724,500 and estimated offering expenses of approximately US$689,500 payable by us, our pro forma as adjusted net tangible book value as of June 30, 2024 would have been US$9,676,341, or US$0.38 per ordinary share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.48 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of US$4.12 per ordinary share in this offering.

The following table illustrates such dilution:

			Per ordinary share
Assumed initial public offering price			US$	4.50
Actual net tangible book value (deficit) as of June 30, 2024	US$	(0.10)
Increase in pro forma s adjusted net tangible book value attributable to our conversion of convertible notes and this offering	US$	0.48
Pro forma as adjusted net tangible book value after giving effect to the conversion of our convertible notes and this offering			US$	0.38
Dilution in pro forma as adjusted net tangible book value to new investors participating in this offering			US$	4.12

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of the ordinary shares and other terms of this offering determined at pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in “Selected Consolidated Financial and Other Data” and our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity, and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus. We assume no obligation to update any of these forward-looking statements.

Overview

We are an imaging solutions technology company specializing in digital imaging and information solutions with our business operations extending to Malaysia, Singapore, Hong Kong, Macau and mainland China. We provide one-stop imaging solutions and related services to our customers in the leisure, tourism, and entertainment sectors that own or operate theme parks, tourist attractions, and intellectual property events, which are events centered on franchise movies and popular characters in mainstream media. By relying on our advanced technology and operational expertise, we are able to capture, process and store large volumes of images at high speed before distributing them to visitors in the themed location which we identify as our end-users in the form of souvenirs through our distribution channels. We rely on technology to drive our business and through our imaging solutions and related services, we seek to complement our customers’ business operations, thus enhancing the overall experience for our end-users in the themed location. Our goal is to help ensure that each of our end-users retains a lasting memory of their visit to the themed location, encapsulated within our images.

We deliver our imaging solutions and related services to our customers through two distinct business models: the Full-Turnkey Operation Model and the Licensing Model. The Full-Turnkey Operation Model offers end-to-end services seeking to carefully manage our customers’ imaging operations. By comparison, our Licensing Model provides our customers with the opportunity to leverage the advantages of our innovative technological solution, PictureAir, as a service.

Key Factors that Affect Our Results of Operations

We believe the key factors affecting our financial condition and results of operations include the following:

Our Ability to Create Value for Our Customers and Generate Revenue

Our ability to create value for our customers and generate our revenues is driven by the factors described below:

Our proven operational expertise with extensive track record

With around twenty years of industry experience and a proven track record of successfully managing and operating picture imaging services for our customers at large scale theme parks, we have established ourselves as a trusted imaging solutions operator in the entertainment and tourism industry through the provision of our services to some of the most well-known theme parks in Asia. Our extensive expertise and in-depth understanding of every aspect of theme park operations make us a preferred choice for park owners and operators seeking comprehensive and tailored solutions.

Drawing from our nearly two decades of industry experience, we have gained a deep understanding of the intricacies of running imaging services at a successful theme park. Adapting to new technologies, trends, and guest expectations along the way, we are well-equipped to anticipate challenges, implement best practices, and deliver exceptional results.

In evaluating our business, we rely on a comprehensive set of key performance indicators (KPIs) and metrics that guide our strategic decisions. Quantitatively, we focus on the expansion of our geographic reach, monitoring the number of locations served as a primary metric that directly correlates with market share and revenue potential.

In the years 2021 and 2022, we were unable to expand our geographical reach due to the outbreak of the COVID-19 pandemic. This unforeseen challenge forced us to reconsider our approach to expansion as we prioritized adapting to the evolving business environment.

Another critical quantitative metric is the conversion rate, which measures the effectiveness of our service under the Full Turnkey Operation Model by tracking the percentage of end-users who purchase our photos after being photographed in our customer’s themed location.

As the impact of the COVID-19 pandemic on the leisure, tourism, and entertainment sectors began to subside later in 2022, with theme parks, tourist attractions, and entertainment venues slowly reopening, we observed an uptick in the conversion rate of our end-users.

In some cases, determining the conversion rate is not feasible due to factors such as infrastructure limitations at our customer’s themed location. Therefore, we also meticulously analyze our profit margins across different regions to assess whether we have achieved our business goals.

The following table sets forth our profit margins recorded in different operating entities for the years ended December 31, 2023 and 2022.

	PWSG (Singapore)*		PWMY (Malaysia)		PWHK (Hong Kong)		PWSH (Mainland China)		Total
	Years ended December 31,		Years ended December 31,		Years ended December 31,		Years ended December 31,		Years ended December 31,
	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
Revenues	$1,036,723	$387,598	$31,654	$75,375	$1,656,248	$611,186	$-	$175,586	$2,724,625	$1,249,745
Cost of revenues	(409,750)	(118,489)	(298,038)	(233,900)	(995,530)	(643,245)	(44,398)	(316,255)	(1,747,716)	(1,311,889)
Gross Profit/(Loss)	$626,973	$269,109	$(266,384)	$(158,525)	$660,718	$(32,059	$44,398)	$(140,669	$976,909	$(62,144
	60.5%	69.4%	-841.5%	-210.3%	39.9%	-5.2%	NA	-80.1%	35.8%	-5.0%

The following table sets forth our profit margins recorded in different operating entities for the six months ended June 30, 2024.

	PWSG (Singapore)**		PWMY (Malaysia)		PWHK (Hong Kong)		PWSH (Mainland China)		Total
	Six Months ended June 30,		Six Months ended June 30,		Six Months ended June 30,		Six Months ended June 30,		Six Months ended June 30,
	2024	2023	2024	2023	2024	2023	2024	2023	2024	2023
Revenues	$392,908	$489,368	$-	$25,681	$968,226	$717,243	$-	$-	$1,361,134	$1,232,292
Cost of revenues	(211,691)	(181,550)	(134,201)	(157,162)	(673,914)	(355,849)	-	(14,986)	(1,019,806)	(709,547)
Gross Profit/(Loss)	$181,217	$307,818	$(134,201)	$(131,481)	$294,312	$(361,394)	$-	$(14,986)	$341,328	$522,745
	46.1%	62.9%	-100.0%	-512.0%	30.3%	50.4%	-%	-100.0%	25.0%	42.4%

* For the six months ended June 30, 2024 and 2023, apart from revenues derived from our Singaporean customers of $187,111 and $355,968, revenues recorded in our Singapore operating entity also included revenues from customers located in other regions (Indonesia, $12,165 in first-half year 2024 and $13,470 in first-half year 2023; Japan, $21,049 in first-half year 2024 and $14,952 in first-half year 2023; Hong Kong, $172,583 in first-half year 2024 and $104,978 in first-half year 2023) in aggregate of $205,797 and $133,400, respectively.

** For the years ended December 31, 2023 and 2022, apart from revenues derived from our Singaporean customers of $701,820 and $220,096, revenues recorded in our Singapore operating entity also included revenues from customers located in other regions (Indonesia, $27,337 in fiscal year 2023 and $27,385 in fiscal year 2022; Hong Kong, $279,492 in fiscal year 2023 and $140,117 in fiscal year 2022; Japan, $28,074 in fiscal year 2023 and $nil in fiscal year 2022) in the aggregate amounts of $334,903 and $167,501, respectively.

Notably, the conversion rate of our end-users in a theme park operated by our largest customer in Hong Kong had increased from 4.29% in 2022 to 14.64% in 2023 due to the rebound of tourism after the Covid-19 Pandemic. Our conversion rate was 11.38% in first-half year 2024, although it slightly dropped compared to the fiscal year 2023, the rate was still maintaining in a satisfactory level.

Qualitatively, we assess customer satisfaction levels and brand reputation to gauge our success in delivering memorable experiences. The rate of technology adoption also serves as a qualitative measure, reflecting our ability to stay ahead of industry trends and meet evolving customer expectations.

Technology superiority of PictureAir

We believe the technological superiority of our imaging solution PictureAir, which is supported by several key factors, sets us apart from our competitors.

(i) Large scale processing

We have developed our solution to efficiently handle the multifaceted demands of processing, storing, and retrieving large amounts of data. This is particularly beneficial for our end-users who tend to capture a multitude of photos during their visits to theme parks, tourist attractions or intellectual property events. Through the integration of AI and sophisticated metadata analysis, we streamline the assignment of photos to pertinent quick response or numerical codes, ensuring every user has an easy and secure access point to their memories.

(ii) Valuable data insights

The advanced data processing techniques of our solution also enable the extraction of valuable insights and patterns from the collected data. By analyzing users’ behaviors, photo preferences, and market trends, we can provide personalized recommendations, enhance the overall user experience, and drive strategic decision-making. These data-driven insights empower PictureAir to continually refine its services, tailor its offerings to meet user expectations, and identify growth opportunities.

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(iii) Advance security measures

Our solution is embedded with an innovative photo preview method, TouchClear, which adds an extra layer of protection to intellectual property and prevents image theft. Our end users can only retrieve captured images using unique codes or barcodes associated with each picture, ensuring that only authorized individuals can access and purchase the desired images. This method also prevents unauthorized copying or duplication of the content by disabling the option of screenshots during the preview. See “Our Intellectual Property” below in this section for more information in TouchClear.

(iv) Scalable system architecture

Our solution’s system architecture ensures photos, whether taken by our photographers or linked to specific quick response codes, are preserved even in offline mode. This distinctive feature, not commonly found in traditional photo operators, allows for uninterrupted photo processing, with data synchronization resuming upon network reconnection. The architecture is scalable, suitable for small attractions as well as expansive venues. Our use of cloud server mode negates the need for on-premises servers, reducing capital investment and setup time. By centralizing and consolidating data in the cloud, we ensure convenient and secure access to guest images from anywhere, be it through the PictureAir website or mobile application.

(v) Extra flexibility from PictureAir mobile application

Our solution has its own mobile application, which is designed and produced to transform the traditional photo purchasing process at theme parks, tourist attractions and intellectual property events. By utilizing image association and mobile integration, our end users can benefit from the convenience of previewing their photos taken in our customers’ themed locations from any location on their mobile devices. Through the online payment and download features in the mobile application, our end users can purchase and share their photos instantly across social media platforms. Additionally, the mobile application also benefits our customers by reducing the manpower needed to manage visitor photo purchases and in return, leading to streamlined operations of our customers.

Sustainable business model through strategic partnerships

Strategic partnerships, whether through product offerings, services or collaborations have been the cornerstone of our business’, sustainability and growth. Among the numerous valuable relationships we have developed in the growth of our business, our relationship with a multinational Japanese conglomerate predominantly operating in the field of photography and imaging technology sectors has been especially instrumental since our inception.

During the initial phases of our business journey, this Japanese conglomerate was one of the few that recognized and endorsed our potential, demonstrating their support by utilizing our services and purchasing our products. Their early patronage not only validated our offerings but also played a pivotal role in propelling our growth trajectory.

Owing to our established relationship with the Japanese conglomerate, we have successfully collaborated with its exclusive authorized distributor in Hong Kong (“Exclusive Distributor”) in the form of lease. Although our agreement with the Exclusive Distributor required a minimum lease quantity of high-speed photo printers (“Printers”), we were given a four-month waiver from January 2022 to April 2022 on the monthly rental of the Printers during the COVID-19 outbreak, when theme parks and other tourist attractions were closed. This gesture of good faith from the Exclusive Distributor highlights the strength of our relationship with either the Japanese conglomerate or the Exclusive Distributor.

We are confident that the lease brings significant benefits to both parties, particularly in terms of revenue growth and overall success. In the meantime, the benefit of the lease to the Exclusive Distributor is largely attributed to our consistent and exclusive purchases of printing materials from them. This steady demand is driven by the high popularity of souvenir images at our largest customer’s theme park, where we serve as the sole imaging operator. Our regular procurement of materials exclusively from the Exclusive Distributor ensures a stable and reliable revenue stream for them. For the Company, the primary benefit is the favorable payment credit terms of 30 days, which aid in preserving our cash flow for operations. Additionally, the prices for the printing materials are fixed upon signing the lease agreement (“Lease Agreement”), an arrangement we consider favorable as it effectively manages the risks of price fluctuations. Furthermore, an important aspect of the arrangement is our right to terminate the Lease Agreement at our convenience. In the event our service agreement with our largest customer is terminated, we have the option to terminate the Lease Agreement by providing prior written notice to the Exclusive Distributor. This provision grants us significant flexibility and protects us from long-term obligations under variable business conditions. Moreover, the absence of a corresponding right for the Exclusive Distributor to terminate the Lease Agreement ensures continuous hardware provision to our largest customer, offering us considerable assurance and stability in our operations.

Currently, we have a new lease agreement commencing from December 23, 2023 to December 22, 2025 with the Exclusive Distributor for the Printers which have been installed at one of our largest customer’s theme parks in Hong Kong.

Additionally, we have also partnered with another Japanese entity by signing a software licensing agreement to license our technology solution, PictureAir. While this software licensing agreement does not carry any unusual or atypical terms compared to agreements we have signed with other customers, it holds significant importance as the beginning of a collaboration where we will facilitate the entity’s provision of imaging operation services to its customers at a popular tourist attraction in Japan. We are confident in the capabilities of our technology solution and believe that it can significantly benefit more customers of this entity, thereby enhancing their experiences and satisfaction. By integrating our solution with the entity’s operations, we are optimistic about the potential to grow our presence in the Japanese market. Considering that expansion into new territories is a pivotal part of our growth strategies, we view our collaboration with this Japanese entity as an essential first step in establishing and expanding our footprint in Japan.

Experienced management team

Our management team, led by Mr. Cheong Chia Chou, our Executive Chairman, and Ms. Sharon Tse, our Managing Director and Chief Executive Officer, brings a wealth of experience and expertise, combined with a track record of success. We believe that their leadership has been and will continue to play a pivotal role in driving our organization’s growth.

Mr. Cheong’s developed multiple innovations prior to the inception of Pictureworks. A graduate of the National University of Singapore, he developed a system architecture and marketing imaging technology in collaboration with his alma mater. This foundation led him to create an online photo printing system which was subsequently acquired by a multinational Japanese conglomerate predominantly operating in the field of photography and imaging technology solutions. The success of his online photo printing system eventually led him to incorporate Pictureworks where he led the design and development of a mobile photo printing kiosk known as Cheki with his team. His knowledge and efforts have solidified Pictureworks’ position as a recognized leader in the field. See “Management” below for more details on Mr. Cheong’s education and background.

Complementing Mr. Cheong’s leadership, Ms. Tse brings over seventeen years of experience in corporate management. Before her tenure at Pictureworks, she led and managed diverse marketing campaigns for her previous employers. She has a record of driving successful brand growth and market expansion as evidenced by her roles at several reputable multinational corporations. See “Management” below for further details on Ms. Tse’s education and background.

Impact of the COVID-19 Pandemic

In March 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new novel coronavirus (“COVID-19”) as a pandemic. In response to the COVID-19 pandemic, governments around the world implemented various quarantines, travel restrictions, social distancing rules, and lockdown measures that resulted in significant declines in terms of attendance to theme parks, tourist attractions, and entertainment venues throughout the regions in which we operate. As a result, the COVID-19 pandemic and ensuing governmental responses negatively impacted our business, financial condition, results of operations, and cash flows during the years ended December 31, 2022.

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Beginning with fiscal year 2023, we have begun to see a positive trend in our future results as the regulatory measures in response to the pandemic have been relaxed, and travel restrictions have been lifted. Our revenue and gross profit were improved comparing to the last period. We expect this positive trend will be maintained in the second-half year 2024.

Inflation

The inflationary cost pressure since 2023 had a continuous negative impact on our operating results for the six months ended June 30, 2024. The higher wage rates and overhead costs impact the profitability of our business. We intend to respond with operational strategies to mitigate inflation, which we expect to involve a combination of cost-cutting measures and adjustments to pricing.

Seasonality

We operate in an industry that experiences seasonality, mainly correlating to the seasonal patterns associated with holidays, including school holidays, summer holidays, and public holidays. Seasonality results in variations in customer demand across different months of the year, thus impacting our financial results.

Results of Operations

Comparison of Years Ended December 31, 2023 and 2022

The following table sets forth certain income statement data for the years ended December 31, 2023 and 2022:

	Years Ended December 31,
	2023	2022
	USD	USD

Revenues	$2,724,625	$1,249,745
Cost of revenues	(1,747,716)	(1,311,889)
Gross profit (loss)	976,909	(62,144
Operating expenses
Recovery of credit loss of financial assets	51,072	122, 867
Selling and general administrative expenses	(2,296,209)	(1,760,985)
Loss from operations	(1,268,228)	(1,700,262)
Other income	232,072	212,332
Finance costs	(29,171)	(21,268)
Loss before income tax	(1,065,327)	(1,509,198)
Income tax (expense) benefit	(18,728)	(38,296
Net Loss	$(1,084,055)	$(1,547,494)

Revenues

We derived our revenues primarily from offering customized imaging operation services that enhance operations at theme parks, tourist attractions, and intellectual property characters’ exhibitions. We also provide our customers PictureAir license as a digital imaging software solution.

The table below sets forth a breakdown of our revenues by product or service type for the years ended December 31, 2023 and 2022:

	For the years ended December 31,
Product/ Service Type	2023	Percentage of Total revenue	2022	Percentage of Total revenue
Photography	$2,319,364	85%	$794,946	64%
License and royalty	357,525	13%	411,842	33%
Others (1)	47,736	2%	42,957	3%
Total	$2,724,625	100%	$1,249,745	100%

Note:

(1) Others include revenues from the sale of wedding photo packages, software sales and provision of IT and management services.

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The table below sets forth a breakdown of our revenues by geographic market for the years ended December 31, 2023 and 2022:

	For the years ended December 31,
Areas	2023	Percentage of Total revenue	2022	Percentage of Total revenue
Mainland China	$-	-%	$175,588	14%
Hong Kong	1,935,740	71%	751,304	60%
Singapore	701,820	26%	220,096	18%
Malaysia	31,654	1%	75,375	6%
Other countries	55,411	2%	27,382	2%
Total	$2,724,625	100%	$1,249,745	100%

We currently operate our business in Singapore, Malaysia, mainland China and Hong Kong. For the year ended December 31, 2023, our revenues were $2,724,625 an increase of $1,474,880, or 118.0%, compared to $1,249,745 for the year ended December 31, 2022. In fiscal year 2022, our business was affected by the continuing spread of COVID-19. During the year ended December 31, 2022, some theme parks, tourist attractions, and exhibition halls in the countries where we operate were closed. Along with these closures, governments in most countries had placed travel restrictions to curtail the spread of coronavirus until late 2022. These measures resulted in less consumer demand for our comprehensive digital imaging services and products. In fiscal year 2023, as COVID-19 gradually came under control and theme parks fully reopened in 2023, we experienced a rebound in tourism in 2023 for our business to gradually recover. During the years ended December 31, 2023 and 2022, we derived $1,604,532 and $577,207, respectively, from Ocean Park Hong Kong, representing an increase of $1,027,325 or 177.9%. The increase was due to the closure of Ocean Park Hong Kong during the period from January 2022 to April 2022. In addition, the pandemic motivated us to shift our business focus from our Full Turnkey Operation Model to a Licensing Model in 2022. Under our Licensing Model, we generally enter into exclusive agreements with our licensees for a term of two to three years to offer them access to our advanced photo imaging software solution PictureAir. However, during the year ended December 31, 2023, our license and royalty revenue was $357,525, representing a decrease of $54,317, or 13.2%, compared to $411,842. Our license and royalty revenue did not grow as expected due to the loss of three licensing projects in mainland China in fiscal year 2023.

Cost of Revenues

For the year ended December 31, 2023, cost of revenues consists of labor cost and related benefits of $859,947, consumables of $521,950, depreciation of computer equipment and plant and machinery of $210,803 and amortization of software license of $96,194, amortization of right-of-use of the high-speed photo printers of $1,439 and other overhead costs of $57,383 that are directly attributable to services provided. For the year ended December 31, 2022, cost of revenues consisted of labor cost and related benefits of $773,657, consumables of $322,416, depreciation of computer equipment and plant and machinery of $21,169 and amortization of software license of $154,332 and other overhead costs of $40,315 that are directly attributable to services provided.

For the year ended December 31, 2023, our cost of revenues was $1,747,716, an increase of $435,827, or 33.2%, compared to $1,311,889 for the year ended December 31, 2022. Cost of sales as a percentage of our revenues decreased from 105.0% for the year ended December 31, 2022 to 64.4% for the year ended December 31, 2023. During the year ended December 31, 2023, in view of the gradual recovery of our business and the growing customer demands, we restructured and expanded our team from 38 staff as of December 31, 2022 to 124 staff as of December 31, 2023 in order to fulfill the increase of photography orders, which led to an increase in labor cost and related benefits of $86,290 or 11.2%. Depreciation of computer equipment and plant and machinery increased by $189,634 or 895.8% from $21,169 for the year ended December 31, 2022 to $210,803 for the year ended December 31, 2023, mainly due to the depreciation expense relating to the additions to computer equipment in aggregate costs of $1,064,946 upon the project completion of the development of drone photography technology (“Drone project”) in November 2022. Overall, the increase in cost of revenues was proportionately less than the increase in revenue due to the fixed costs in nature, including the increase in labor costs, consumables, depreciation and amortization and other overhead costs were not increase in line with revenue as we were able to spread our costs over a larger number of customers orders.

Gross Profit

For the year ended December 31, 2023, our gross profit was $976,909, representing an increase of $1,039,053, or 1,572.0%, compared to our gross (loss) of $(62,144) for the year ended December 31, 2022. We recorded a gross loss margin of 5.0% for the year ended December 31, 2022, compared to a gross profit margin of 35.8% for the year ended December 31, 2023. This change was primarily due to the increase in our revenues, while fixed costs included in our cost of revenues did not increase as much. During the years ended December 31, 2023 and 2022, gross profit (loss) from our photography and other revenues was 25% and (65)%
, respectively. As there were no direct costs associated with our license and royalty revenues, our gross profit from such revenue was 100.0%.

For the year ended December 31, 2023, the gross profit/(loss) by country for Singapore, Malaysia, Hong Kong and Mainland China was $628,429, ($267,840), $660,718 and ($44,398), respectively. Overall, the gross profit (loss) margin improved for Hong Kong region and Singapore region as compared to the year ended December 31, 2022. The profit margin significantly improved for Hong Kong region from (5.2%) for the year ended December 31, 2022 to 39.9% for the year ended December 31, 2023, as the increase in cost of revenues was proportionately less than the increase in revenue. In Singapore, increased business scale required that we increased our headcounts from 38 workers as of December 31, 2022 to 124 workers as of December 31, 2023. Despite the increase in staff overhead costs, the gross profit margin in Singapore region was 60.5% and 69.4%, respectively, for the year ended December 31, 2023 and 2022, which was mainly due to the continued management efforts on cost controls in conjunction with increased revenue, such as improvement of employee utilization and productivity and reduction in costs. In Malaysia, we saw gross loss margin of 886.9% and 210.3%, respectively for the year ended December 31, 2023 and 2022. The increase in gross loss margin was mainly due to the increase in depreciation expense incurred upon the additions of fixed assets relating to the completion of the development of drone photography technology (“Drone project”) in November 2022, where the Company has started the depreciation in December 2022. In Mainland China, cost of revenues represents amortization expense for intangible assets that resulted in gross loss margin for the year.

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Operating Expenses/ Income

Our operating expenses include selling and general administrative expenses and operating income includes recovery of credit loss of financial assets.

●	Operating expenses: Selling and general administrative expenses are mainly comprised of compensation and benefits for management and administrative personnel, advertising and marketing promotion expense, legal and professional fees, and rental expense.

●	Operating income: Recovery of credit loss of financial assets represents a significant portion of credit losses on trade receivables that we have successfully recovered during the years ended December 31, 2023 and 2022.

For the year ended December 31, 2023, our selling and administrative expenses were $2,296,209, representing an increase of $535,224, or 30.3%, compared to $1,760,985 for the year ended December 31, 2022. This increase was mainly due to the IPO expenses, such as the audit fees, legal and professional fees incurred during the application process of the IPO in 2023. For the years ended December 31, 2023 and 2022, IPO expenses were $1,200,783 and $nil, respectively. If we exclude the IPO expenses from our selling and administrative expenses, our selling and administrative expenses from operations would become $1,095,426 for the year ended December 31, 2023, compared to $$1,760,985 for the year ended December 31, 2022. Such decrease reflected the effective implementation of our operating cost reduction measures during 2023 as follows:

●	Utilize manpower effectively and to improve manpower productivity and efficiency is a means to streamline our business operations and manage a significant portion of our costs. Operating staff costs constitute $556,875 or 50.9% and $1,093,179 or 62.1% of our selling and administrative expenses (excluding the IPO expenses) for the years ended December 31, 2023 and 2022, respectively. Apart from our six-month average headcount decreased from 24 in 2022 to 15 in 2023 to support the growing business, we implemented a new salary structure that align with our HR strategy and the labor market. This adjustment led to a decrease of $536,304, or 49.1% in our operating staff’s compensation and related expenses.

●	To adopt new advertising and marketing strategies to optimize cost-effectiveness by embracing digital marketing instead of traditional advertising methods to keep up with our shift of business focus from our Full Turnkey Operation Model to a Licensing Model. Advertising and marketing expenses constitute $18,983 or 1.7% and $272,407 or 15.5% of our selling and administrative expenses (excluding the IPO expenses) for the years ended December 31, 2023 and 2022, respectively, representing a decrease of $253,424, or 93.0%. We changed our advertising and marketing strategies upon the termination of the alliance arrangement, in fiscal year 2022, we paid $152,517 corporate alliance fee to a theme park in Hong Kong, and no such fee was paid in fiscal year 2023. In addition, during the fiscal year 2022, we paid $119,890 in advertising fees to a third party for social media digital marketing, no such expense was incurred in fiscal year 2023.

Although we maintain our operating cost reduction measures, legal and professional fees constitute $97,415 or 8.9% and $148,851 or 8.5% of our selling and administrative expenses (excluding the IPO expenses) for the years ended December 31, 2023 and 2022, respectively, representing a decrease of $51,436, or 34.6%. During the fiscal year 2022, we paid $144,675 to engage an external consultant specializing in business development to assist us in identifying opportunities to optimize customer acquisition efforts, respectively, while no such expense was incurred in fiscal year 2023. However, we expect our legal and professional fees will increase after the completion of the IPO, reflecting the higher costs of operating as a public company.

For the years ended December 31, 2023 and 2022, we recognized a recovery of credit loss on trade receivables of $51,072 and $122,867, respectively. In prior years, we experienced increased credit losses on trade receivables due to economic uncertainties and challenges our customers face. In response, we implemented various measures to mitigate this risk, including close monitoring of creditworthiness, timely collection efforts, and proactive engagement with our customers, as a result, during the years ended December 31, 2023 and 2022, the amount of credit loss recovered was $51,072 and $122,867, respectively. We intend to continue to focus on improving our credit risk management processes and maintaining close engagement with our customers to further reduce the risk of credit losses and improve the financial performance of our business.

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Other Income

Other income is comprised mainly of miscellaneous income, gain from the disposal of fixed assets, and government grants received for financial support to our business throughout the course of the COVID-19 pandemic in fiscal year 2022 and government grants received for SMEs under different funding schemes in fiscal year 2023.

For the year ended December 31, 2023, other income was $232,072, representing an increase of $19,740 or 9.3%, as compared to $212,332 for the year ended December 31, 2022. The increase was mainly due to increase in foreign currency transaction gain recorded in fiscal year 2023.

Finance Costs

Finance costs include finance charges for leases, and interest expense on interest-bearing bank borrowings.

For the year ended December 31, 2023, finance costs were $29,171, representing an increase of $7,903 or 37.2%, as compared to $21,268 for the year ended December 31, 2022. The increase was mainly due to the interest expense incurred from a short-term loan of $163,424 that we borrowed on September 22, 2023.

Income Tax Expense

For the year ended December 31, 2023, our income tax expense was $18,728, compared to $38,296 for the year ended December 31, 2022. Income tax expense for the year ended December 31, 2023 related to the taxable income generated from Pictureworks (M) Sdn. Bhd.

Net Loss

For the year ended December 31, 2023, our net loss was $1,084,055, representing a decrease in net loss of $463,439, compared to a net loss of $1,547,494, for the year ended December 31, 2022. Our losses for the year ended December 31, 2023 were mainly due to the significant IPO expenses.

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Liquidity and Capital Resources

Our principal sources of liquidity and capital resources have been cash flow from operations, bank borrowings, and cash advances from related parties. We expect to reduce cash advances from related parties after receiving the proceeds from the initial public offering. Our principal uses of cash have been, and we expect will continue to be, for working capital to support a reasonable increase in our scale of operations.

We have given consideration to our currently expected future liquidity and performance and our available sources of capital in assessing whether we will have sufficient financial resources to continue as a going concern, including the following:

●	The anticipated net proceeds from the initial public offering;
●	Cash and cash equivalents generated from operations;
●	Financial support from our related party and shareholders;
●	We raised an aggregate amount of $900,000 from the issuance of 414,365 ordinary shares to various pre-IPO investors on March 28, 2023 and April 4, 2023;
●	On September 22, 2023, we borrowed a short-term loan of approximately $226,000 (RM1,000,000) from a third party;
●	On January 17, 2024, the Company entered into a letter of offer for a loan facility of up to approximately $159,000 (RM750,000). The Company drew down approximately $106,000 (RM500,000) on January 19, 2024 and approximately $53,000 (RM250,000) on January 26, 2024. Mr. Cheong and Ms. Tse provided their personal guarantees when securing these loans. These loans bear an interest rate at 18% per annum. These loans were repaid in full on April 12, 2024.
●	On April 3, 2024, the Company entered into a letter of offer for a loan facility of up to approximately $87,000 (RM400,000). The Company drew down approximately $87,000 (RM400,000) on April 4, 2024. Mr. Cheong and Ms. Tse provided their personal guarantees when securing this loan. The loan bears an interest rate at 18% per annum. This loan was repaid in full on May 13, 2024.
●	We expect to see improved cash flows following our initial public offering; and
●	As disclosed in Note 13 to our consolidated financial statements included in this prospectus, we have two long-term bank loans with a total outstanding balance of $231,900. We are required to repay by monthly installments.

To the extent necessary, we will also consider raising additional funds through the following:

●	other available source of financing from Singapore and/or Malaysian banks and other financial institutions;
●	issuance of debt instruments such as convertible bonds;
●	obtaining funds through a future secondary offering; and
●	financial support from a controlling shareholder.

Given our current credit status and the current availability of capital to us, we believe our existing cash, cash equivalents, and cash flow from future operations and cash borrowings will be sufficient to fund our operations for the next 12 months from the date of this prospectus. We also believe that sufficient resources will be available beyond that point with the proceeds obtained from the initial public offering. There can be no assurances, however, that any of the credit facilities we may be contemplating as being available to us in the future will, in fact, be available to us on acceptable terms, if at all.

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As of December 31, 2023 and 2022, we had cash and cash equivalents and restricted cash of $151,646 and $89,919, respectively.

The following table summarizes the key cash flow components from our consolidated statements of cash flows for the periods indicated.

Comparison of Years Ended December 31, 2023 and 2022

	Year Ended December 31,
	2023	2022
	USD	USD

Net cash used in operating activities	$(756,570)	$(117,172)
Net cash (used in) provided by investing activities	(16,197)	86,831
Net cash provided by (used in) financing activities	996,373	(50,991)
Net increase (decrease) in cash and cash equivalents	(223,606)	(81,332)
Effect of exchange rate changes on balance of cash held in foreign currencies	(161,879)	70,831
Cash and cash equivalents at the beginning of the year	89,919	100,420
Cash and cash equivalents and restricted cash at the end of the year	151,646	89,919

Operating Activities

For the year ended December 31, 2023

Net cash outflows from operating activities were $756,570 for the year ended December 31, 2023. The difference between our net loss of $(1,084,055) and changes in operating activities was due to the adjustment of non-cash items in an aggregate amount of $462,663 and the cash used in operating assets and liabilities in an aggregate amount of $(135,178).

The adjustment of non-cash items comprises of (i) depreciation and amortization of $325,553 mainly comprised of depreciation of fixed assets, amortization of right-of-use assets and amortization of intangible assets; (ii) write off of inventories of $43,095; (iii) recovery of credit loss of trade receivables $(51,072), mainly due to the customer repayments on previously written-off accounts; (iv) loss on disposal of fixed assets of $1,333; and (v) write off of a related party receivable of $143,754 which deemed uncollectible.

The cash used in operating assets and liabilities was generally attributable to (i) decrease in trade and other receivables of $66,383, mainly due to the improved collection efforts, resulting in faster collection of outstanding receivables; (ii) decrease in deposits and prepayments of $53,875, mainly because certain prepaid services were fully utilized or significantly reduced; (iii) decrease in inventories of $54,264, mainly due to efficient inventory management; (iv) decrease in amounts due with related parties of $(248,312), mainly due to the write off of a related party receivable of $143,754 which deemed uncollectible; (v) increase in trade and other payables of $42,464, mainly due to we requested extended credit terms from our vendors; and (vi) decrease in income tax payable of $(95,592), mainly due to the cash paid for Malaysia outstanding income tax installment $264,342; and (vii) the payment for interest portion of lease liabilities and payment for capital portion of lease liabilities of $(8,260).

For the year ended December 31, 2022

Net cash outflows from operating activities were $117,172 for the year ended December 31, 2022. The difference between our net loss of $(1,547,494) and net cash outflows from operating activities was due to the adjustment of non-cash items in an aggregate amount of $12,859 and the cash generated from operating assets and liabilities in an aggregate amount of $1,417,463.

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The adjustment of non-cash items comprises of (i) depreciation and amortization of $199,277 mainly comprised of depreciation of fixed assets, depreciation for right-of-use assets and amortization of intangible assets; (ii) provision for obsolete inventories of $4,520; (iii) bad debts written off of $9,922 for uncollectable trade receivables; (iv) recovery of credit loss of trade receivables $(122,867), mainly due to the customer repayments on previously written-off accounts; (v) gain on disposal of fixed assets of $(77,993).

The cash generated from operating assets and liabilities was generally attributable to (i) decrease in trade and other receivables of $395,583, mainly due to the improved collection efforts, resulting in faster collection of outstanding receivables; (ii) decrease in deposits and prepayments of $226,263, mainly due to certain prepaid services were fully utilized or significantly reduced; (iii) decrease in inventories of $53,126, mainly due to efficient inventory management; (iv) increase in amounts due with related parties of $710,551, mainly due to the increase in business advance from Mr. Cheong Chia Chou for operational purposes; (v) increase in trade and other payables of $264,342, mainly due to we requested extended credit terms from our vendors; (vi) decrease in income tax payable of $(227,518), mainly due to the cash paid for Malaysia outstanding income tax installment amount; and (vii) the payment for interest portion of lease liabilities and payment for capital portion of lease liabilities of $(4,884).

Investing Activities

Net cash outflows from investing activities were $16,197 for the year ended December 31, 2023, which was due to the payment for the purchase of fixed assets.

Net cash inflows from investing activities were $86,831   for the year ended December 31, 2022, which was due to the proceeds received from the disposal of certain computer equipment, furniture and fittings, office equipment and plant and machinery that we were no longer in use to a third party.

Financing Activities

Net cash inflows from financing activities were $996,373 for the year ended December 31, 2023, which was attributable to (i) the proceeds of $219,548 obtained from a short-term loan with a financial institution in Malaysia; (ii) the repayment of loan payables of $50,441 to a term loan with a Hong Kong bank, $17,846 to a term loan with a Malaysia bank and $54,888 to a loan facility with a financial institution; and (iii) the proceeds of $900,000 obtained from issuing shares to the pre-IPO inventors for a private placement.

Net cash outflows from financing activities were $50,991 for the year ended December 31, 2022, which was attributable to the repayment of loan payables of $30,507 to a term loan with a Hong Kong bank and $20,484 to a term loan with a Malaysia bank.

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Off-Balance Sheet Arrangements

As of December 31, 2023 and December 31, 2022, we had no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

Comparison of Six Months Ended June 30, 2024 and 2023

The following table sets forth certain income statement data for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024	2023
	USD	USD

Revenues	$1,361,134	$1,232,292
Cost of revenues	(1,019,806)	(709,547)
Gross profit	341,328	522,745
Operating expenses
Bad debts written off	-	(144,504)
Selling and general administrative expenses	(840,997)	(790,507)
Loss from operations	(499,669)	(412,266)
Other (expense) income	(117,882)	195,753
Finance costs	(25,219)	(9,870)
Loss before income tax	(642,770)	(226,383)
Income tax expenses	-	-
Net Loss	$(642,770)	$(226,383)

Revenues

We derived our revenues primarily from offering customized imaging operation services that enhance operations at theme parks, tourist attractions, and intellectual property characters’ exhibitions. We also provide our customers PictureAir license as a digital imaging software solution.

The table below sets forth a breakdown of our revenues by product or service type for the six months ended June 30, 2024 and 2023:

	For the six months ended June 30,
Product/ Service Type	2024	Percentage of Total revenues	2023	Percentage of Total revenues
Photography	$1,104,296	81%	$1,043,942	85%
License and royalty	211,185	16%	152,947	12%
Others (1)	45,653	3%	35,403	3%
Total	$1,361,134	100%	$1,232,292	100%

Note:

(1) Others include revenues from the sale of consumable products, software sales, provision of IT and management services.

The table below sets forth a breakdown of our revenue by geographic market in which the customers were located for the six months ended June 30, 2024 and 2023:

	For the six months ended June 30,
Areas	2024	Percentage of Total revenues	2023	Percentage of Total revenues
Hong Kong	$1,140,810	84%	$822,221	67%
Singapore	187,110	14%	355,968	29%
Malaysia	-	-%	25,681	2%
Other countries	33,214	2%	28,422	2%
Total	$1,361,134	100%	$1,232,292	100%

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We currently operate our business in Singapore, Malaysia, Macau and Hong Kong. For the six months ended June 30, 2024, our revenues were $1,361,134, an increase of $128,842, or 10.5%, compared to $1,232,292 for the six months ended June 30, 2023. Beginning fiscal year 2023, as COVID-19 gradually came under control and theme parks fully reopened in 2023, we experienced a rebound in tourism in 2023 for our business to gradually recover. Despite the decrease in revenue    from our Singapore and Malaysia markets, we experienced remarkable growth in revenues from our Hong Kong market. Revenues from Malaysia were $nil for the six months ended June 30, 2024 compared to $25,681 for the six months ended June 30, 2023. Without the renewal of the completed contracts and there were no new service contracts, the Company did not generate any revenues in this region since December 2023. Revenues from Singapore were $187,110 for the six months ended June 30, 2024 compared to $355,968 for the six months ended June 30, 2023, a decrease of $168,858 or 47.4%. This decrease was mainly due to the end of a project in January 2024 without renewal which represents photography revenue of $nil and $241,522 for the six months ended June 30, 2024 and 2023.   We generated substantial revenues from our Hong Kong market. During the six months ended June 30, 2024 and 2023, we derived $1,140,810 and $822,221, respectively from Hong Kong, an increase of $318,589 or 38.7%. This increase was due to (i) the increase in sales from Ocean Park Hong Kong and (ii) three new projects obtained in 2024. (i) Our major customer is Ocean Park Hong Kong, which contributed $823,004 and $707,839 for the six months ended June 30, 2024 and 2023, representing 72.14% and 86.1%, respectively of our total revenues from Hong Kong. Ocean Park Hong Kong has witnessed an approximately 1.5-fold increase in overall visitor arrivals during the six months ended June 30, 2024 compared to the six months ended June 30, 2023. The increase in visitors brought a stimulating effect to boost our product and service sold in Ocean Park Hong Kong. (ii) The three new projects commenced   in November 2023, December 2023 and March 2024, respectively, which contributed $95,933 and $45,951 to our revenues for the six months ended June 30, 2024

While our photography business maintains consistent performance with a slight increase in photography revenues of $60,354 or 5.8%, the pandemic has motivated us to shift our business focus from our Full Turnkey Operation Model to a Licensing Model since 2022. Under our Licensing Model, we generally enter into exclusive agreements with our licensees for a term of two to three years to offer them access to our advanced photo imaging software solution PictureAir. During the six months ended June 30, 2024, our license and royalty revenues was $211,185, an increase of $58,238, or 38.1%, compared to $152,947. The growth has signified our success in shifting our business focus.

Cost of Revenues

For the six months ended June 30, 2024, cost of revenues consists of labor cost and related benefits of $622,826, consumables of $201,967, depreciation of computer equipment and plant and machinery of $99,500 and amortization of software license of $34,701 and other overhead costs of $60,812 that are directly attributable to services provided. For the six months ended June 30, 2023, cost of revenues consists of labor cost and related benefits of $365,477, consumables of $159,122, depreciation of computer equipment and plant and machinery of $107,775 and amortization of software license of $51,815 and other overhead costs of $25,358 that are directly attributable to services provided.

For the six months ended June 30, 2024, our cost of revenues was $1,019,806, an increase of $310,259, or 43.7%, compared to $709,547 for the six months ended June 30, 2023. Cost of sales as a percentage of our revenues increased from 57.6% for the six months ended June 30, 2023 to 74.9% for the six months ended June 30, 2024. During the six months ended June 30, 2024, in view of the recovery of our business and the growing customer demands, we restructured and expanded our production team from 73 staffs as of June 30, 2023 to 148 staffs as of June 30, 2024 in order fulfill the increase of photography orders, which led to an increase in labor cost and related benefits of $257,349 or 70.4%. Overall, the increase in cost of revenues was proportionately more than the increase in revenues due to the fixed costs in nature, especially the labor costs which was not increase in line with revenues as we increased our headcount to build a strong production team to meet the expected future business growth, increasing workload and new projects.

Gross Profit

For the six months ended June 30, 2024, our gross profit was $341,328, representing a decrease of $181,417, or 34.7%, compared to $522,745 for the six months ended June 30, 2023. As a percentage of revenues, our gross profit decreased from 42.4% for the six months ended June 30, 2023 to 25.1% for the six months ended June 30, 2024. This decrease was primarily due to the increased fixed costs included in our cost of revenues was greater than the incline in our revenues. During the six months ended June 30, 2024 and 2023, gross profit from our photography and other revenues was 11.3% and 56.4%, respectively. We allocated all the cost to revenue to photography and other revenues as there were no direct costs associated with our license and royalty revenues, therefore, our gross profit from such revenue was 100.0%.

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Operating Expenses

Our operating expenses include selling and general administrative expenses and bad debts written off.

●

Selling and general administrative expenses are mainly comprised of compensation and benefits for management and administrative personnel, advertising and marketing promotion expense, legal and professional fees and IPO expenses.

●	Bad debts written off were $nil and $144,504 for the six months ended June 30, 2024 and 2023. During the six months ended June 30, 2023, we recorded a write off of the receivable amount due from FotoWorks (Hong Kong) Limited as all of the balance with this related party was deemed uncollectible.

For the six months ended June 30, 2024, our selling and administrative expenses were $840,997, representing an increase of $50,490, or 6.4%, compared to $790,507 for the six months ended June 30, 2023. The net increase was mainly due to reasons as follows:

●	Increase in operating staff costs which constitute $335,292 or 39.9% and $243,658 or 30.8% of our selling and administrative expenses for the six months ended June 30, 2024 and 2023, respectively. Apart from the nominal salary increment, we had paid discretionary bonus in March 2024 to some of our operating staff based on their performance. In addition, our headcount increased from 15 as of June 30, 2023 to 16 as of June 30, 2024 to support the growing business. This addition led to an increase of $91,634, or 37.6% in our operating staff’s compensation and related expenses.

●	Increase in legal and professional fees, which include fees for regular filing and submission of forms, statutory audit reports and tax returns as required under the relevant laws and regulations of different jurisdictions where we operate. Legal and professional fees constitute $60,017 or 7.1% and $32,285 or 4.1% of our selling and administrative expenses for the six months ended June 30, 2024 and 2023, respectively, representing an increase of $27,732 or 85.9%. This increase was mainly due to the fees incurred for the incorporation of Pictureworks (Macau) on May 3, 2024 and the billing rate of the professional parties had generally increased.

●	Increase in advertising and marketing expenses, including entertainment and travelling, which constitute $45,410 or 5.4% and $7,839 or 1.0% of our selling and administrative expenses for the six months ended June 30, 2024 and 2023, respectively, representing an increase of $37,571, or 479.3%. This increase was attributable to an exhibition held in May 2024 for network building and promoting our business. The increase in revenues for the six months ended June 30, 2024 has signified our success on our advertising and marketing efforts.

●	Decrease in IPO expenses such as the audit fees, legal and professional fees incurred during the application process of the IPO since 2023. For the six months ended June 30, 2024 and 2023, IPO expenses were $261,404 or 31.1% and $356,982 or 45.2%, respectively, representing a decrease of $95,578, or 26.8%. This decrease was mainly due to more costs incurred for the six months ended June 30, 2023 associated with the drafting first submission of the Form F-1 registration statement to the SEC on September 26, 2023.

●	Decrease in allowance of credit loss of financial assets that we recorded a recovery of $(5,587) or (0.7%) for the six months ended June 30, 2024 and an allowance of $61,302 or 8.2% for the six months ended June 30, 2023. In prior periods, we experienced increased credit losses on trade receivables due to economic uncertainties and challenges our customers face. In response, we implemented various measures to mitigate this risk, including close monitoring of creditworthiness, timely collection efforts, and proactive engagement with our customers. We intend to continue to focus on improving our credit risk management processes and maintaining close engagement with our customers to further reduce the risk of credit losses and improve the financial performance of our business.

We strive to reduce our operating expenses by maintaining our operating cost reduction measures including streamlining processes and allocating resources effectively to optimize our operational efficiency. However, we expect our operating expenses will continue to increase after the completion of the IPO, reflecting the higher costs of operating as a public company.

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Other (Expense) Income

Other (expense) income is comprised mainly of miscellaneous income and foreign exchange gain, and government grants received.

For the six months ended June 30, 2024, other expense was $(117,882), representing a decrease in other income of $313,635 or 160.2%, as compared to other income of $195,753 for the six months ended June 30, 2023. This decrease was mainly due to the foreign exchange loss recorded for the six months ended June 30, 2024 derived from the invoices to customers or from suppliers in foreign currencies.

Finance Costs

Finance costs include interest expense for operating leases and interest-bearing borrowings.

For the six months ended June 30, 2024, finance costs were $25,219, representing a slight decrease of $15,349 or 155.5%, as compared to $9,870 for the six months ended June 30, 2023. This increase was mainly due to the short-term interest-bearing loans borrowed from a third party and a related party during the six months ended June 30, 2024.

Net Loss

For the six months ended June 30, 2024, our net loss was $642,770, representing an increase in net loss of $416,387, compared to a net loss of $226,383 for the six months ended June 30, 2023, primarily due to the reasons discussed above.

Liquidity and Capital Resources

Our principal sources of liquidity and capital resources have been cash flow from operations, bank borrowings, and cash advances from related parties. We expect to reduce cash advances from related parties after receiving the proceeds from the initial public offering. Our principal uses of cash have been, and we expect will continue to be, for working capital to support a reasonable increase in our scale of operations.

We have given consideration to our currently expected future liquidity and performance and our available sources of capital in assessing whether we will have sufficient financial resources to continue as a going concern, including the following:

●	The anticipated net proceeds from the initial public offering;
●	Cash and cash equivalents generated from operations;
●	Financial support from our related party and shareholders;
●	We raised an aggregate amount of $900,000 from the issuance of 414,365 ordinary shares to various pre-IPO investors on March 28, 2023 and April 4, 2023;
●	We expect to see improved cash flows following our initial public offering; and
●	As disclosed in Note 8 to our consolidated financial statements included in this prospectus, we have two long-term bank loans with a total outstanding balance of $192,066. We are required to repay by monthly installments.

To the extent necessary, we will also consider to raise additional funds through the following:

●	other available source of financing from Singapore and/or Malaysian banks and other financial institutions;
●	issuance of debt instruments such as convertible bonds;
●	obtaining funds through a future secondary offering; and
●	financial support from a controlling shareholder.

In August and September 2024, the Company entered into a total of five convertible note agreements with five investors to issue convertible notes with principal amounts totaling $6 million, of which $3 million was issued and funded by two investors. These funds are being applied by the Company towards repayment of debts, working capital purposes and IPO expenses. On December 6, 2024, the Company agreed with the remaining three investors to terminate their respective convertible note agreements, totaling $3 million. Notwithstanding such termination, given our current credit status and the current availability of capital to us, we believe our existing cash, cash equivalents, and cash flow from future operations and cash borrowings will be sufficient to fund our operations for the next 12 months from the date of this prospectus. We also believe that sufficient resources will be available beyond that point with the proceeds obtained from the initial public offering. There can be no assurances, however, that any of the credit facilities we may be contemplating as being available to us in the future will, in fact, be available to us on acceptable terms, if at all.

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As of June 30, 2024 and December 31, 2023, we had cash and cash equivalents and restricted cash of $73,395 and $151,646, respectively.

The following table summarizes the key cash flow components from our consolidated statements of cash flows for the periods indicated.

Comparison of Six Months Ended June 30, 2024 and 2023

	Six Months Ended June 30,
	2024	2023
	USD	USD

Net cash (used in) provided by operating activities	$(4,317)	$636,455
Net cash used in investing activities	(18,497)	(1,204)
Net cash used in financing activities	(208,224)	(32,760)
Net (decrease) increase in cash and cash equivalents	(231,038)	602,491
Effect of exchange rate changes on balance of cash held in foreign currencies	152,787	(26,840)
Cash and cash equivalents at the beginning of the year	151,646	89,919
Cash and cash equivalents at the end of the year	73,395	665,570

Operating Activities

For the six months ended June 30, 2024

Net cash outflows from operating activities were $(4,317) for the six months ended June 30, 2024. The difference between our net loss of $(642,770) and net cash inflows from operating activities was due to the adjustment of non-cash items in an aggregate amount of $169,658 and the cash generated from operating assets and liabilities in an aggregate amount of $468,795.

The adjustment of non-cash items comprises of (i) depreciation and amortization of $172,442 mainly comprised of depreciation of fixed assets, depreciation for right-of-use assets and amortization of intangible assets; (ii) recovery of credit loss of trade receivables $(5,587); and (iii) loss on disposal of property, plant and equipment of $2,803.

The cash generated from operating assets and liabilities was generally attributable to (i) decrease in trade and other receivables of $63,983, mainly due to the improved collection efforts, resulting in faster collection of outstanding receivables; (ii) increase in deposits and prepayments of $(11,820), mainly due to the increase in prepayments for services that had yet fully utilized; (iii) decrease in inventories of $47,454, attributable to our effective inventory management; (iv) increase in amounts due with related parties of $490,133, mainly due to the increase in business advance from Mr. Cheong Chia Chou for operational purposes; (v) increase in trade and other payables of $7,797, mainly due to we requested extended credit terms from our vendors; (vi) decrease in income tax payable of $(14,814), mainly due to the cash paid for Malaysia outstanding income tax installment amount; and (vii) decrease in lease liabilities of (28,973), represents the fixed lease payments made over the lease term for leasing the office premises.

For the six months ended June 30, 2023

Net cash inflows from operating activities were $636,455 for the six months ended June 30, 2023. The difference between our net loss of $(226,383) and net cash inflows from operating activities was due to the adjustment of non-cash items in an aggregate amount of $384,274 and the cash generated from operating assets and liabilities in an aggregate amount of $478,564.

The adjustment of non-cash items comprises of (i) depreciation and amortization of $168,029 mainly comprised of depreciation of fixed assets, depreciation for right-of-use assets and amortization of intangible assets; (ii) provision for obsolete inventories of $10,439; (iii) bad debts written off of $144,504 on a related party balance that was deemed uncollectible; (iv) allowance of credit loss of trade receivables $61,302, represents estimates of our trade receivables will be uncollected.

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The cash generated from operating assets and liabilities was generally attributable to (i) increase in trade and other receivables of $(93,891), mainly due to more invoicing for products delivery or services rendered near the period-end that the payment is due in the following period; (ii) decrease in deposits and prepayments of $13,007, mainly due to certain prepaid services were fully utilized or significantly reduced; (iii) decrease in inventories of $122; (iv) increase in amounts due with related parties of $99,207, mainly due to the increase in business advance from Mr. Cheong Chia Chou for operational purposes; (v) increase in trade and other payables of $552,178, mainly due to we requested extended credit terms from our vendors; (vi) decrease in income tax payable of $(88,748), mainly due to the cash paid for Malaysia outstanding income tax installment amount; and (vii) decrease in lease liabilities of (3,311), represents the fixed lease payments made over the lease term for leasing the office premises.

Investing Activities

Net cash outflows from investing activities were $18,497 for the six months ended June 30, 2024 for the purchase of property, plant and equipment.

Net cash outflows from investing activities were $1,204 for the six months ended June 30, 2023 for the purchase of property, plant and equipment.

Financing Activities

Net cash outflows from financing activities were $208,224 for the six months ended June 30, 2024, which was attributable to (i) the aggregate proceeds of $581,982 on two short-term loans obtained from a third party and three short-term loans obtained from a related party; and (ii) the repayment of loan payables in aggregate of $790,206 for the monthly installment of the term loans with banks and full settlement of the outstanding balance of the short-term loans with a third party and a related party.

Net cash outflows from financing activities were $32,760 for the six months ended June 30, 2023, which was attributable to the repayment of loan payables of $25,224 to a term loan with a Hong Kong bank and $7,536 to a term loan with a Malaysia bank.

Off-Balance Sheet Arrangements

As of June 30, 2024, December 31, 2023 and December 31, 2022, we had no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our shareholders.

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Internal Control over Financial Reporting

Prior to this offering, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal controls and our independent registered public accounting firm has not conducted an audit of our internal controls. However, in connection with the audit of our consolidated financial statements as of and for the years ended December 31, 2023 and 2022, we and our independent registered public accounting firm identified two material weaknesses in our internal controls. As defined by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal controls, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The two material weaknesses identified relate to (i) lack of sufficient personnel adequately trained in U.S. GAAP and (ii) inadequate number of accounting personnel to timely complete financial reporting activities.

Our independent public accounting firm has made recommendations to us to remediate such deficiencies. We have begun and intend to continue to implement the recommended measures designed to improve our internal controls to address the underlying causes of these material weaknesses. We have hired a specialized U.S. GAAP accounting expert to assist us in preparation of our financials in U.S. GAAP and such specialist has commenced training our Chief Financial Officer and Finance Manager on U.S. GAAP. We are also searching for full time accounting personnel with experience in U.S. GAAP and expect interviews to commence prior to listing and the appointment to be made shortly after listing. We expect all material weaknesses to be remediated shortly after listing at no material costs. However, the implementation of those measures may not fully remediate these material weaknesses in a timely manner. In the future, we may determine that we have additional material weakness or other deficiencies, or our independent registered public accounting firm may disagree with our management’s assessment of the effectiveness of our internal controls. Our failure to correct these material weaknesses or our failure to discover and address any other material weakness could result in inaccuracies in our financial statements and impair our ability to comply with the applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, ineffective internal control over financial reporting could significantly hinder our ability to prevent fraud.

Critical Accounting Policies and Estimates

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Software license with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

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Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Types of intangible assets	The estimated useful lives of the intangible assets

Software license	10 years

Impairment of Long-Lived Assets

We test our long-lived assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in our expected future cash flows; a significant adverse change in legal factors or in the business climate of our operations; unanticipated competition; and slower growth rates. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Leases

Leases with terms greater than 12 months are recognized as a right-of-use asset (“ROU”) and a corresponding lease liability at the date in which the leased asset is available for use by the Company. Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of fixed payments.

Lease payments to be made under reasonably certain extension options are also included in the measurement of the liability.

The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases of the Company, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment with similar terms, security and conditions. To determine the incremental borrowing rate, we use recent third-party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions.

Right-of-use assets are depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis.

Payments associated with leases with a lease term of 12 months or less and all leases of low-value assets are recognized on a straight-line basis as an expense in the consolidated statement of operations.

Revenue from Contracts with Customers

We generate revenue primarily from three product/service lines: (1) Photography (Full Turnkey Operation model); (2) License and royalty (Licensing model); and (3) Others.

Each product/service line primarily provides the following types of product and service:

(1)	Photography

(i) Photography for theme parks and tourist attraction spots’ visitors.

(2)	License and royalty

(i) License for the granted right to use of PictureAir software; (ii) Royalty for granted right to use of PictureAir software and the Company’s equipment.

(3)	Others

(i) Wedding photo; (ii) Software sale; (iii) IT and management service.

The Company adopts Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. We apply the following five-step model in order to determine the amount:

●	Identify the contract or quotation with the agreed service price.

●	Evaluate the services engaged in the customer’s contract and identify the related performance obligations.

●	Consider the contract terms and commonly accepted practices in the business to determine the transaction price. The transaction price is the consideration that the Company expects to be entitled for delivering the services engaged with the customer. The consideration engaged in a customer’s contract is generally a fixed amount.

●	Allocate the transaction price, if necessary, to each performance obligation (to each good or service that is different) for an amount that represents the part of the benefit that the Company expects to receive in exchange for the right of delivering the services engaged with the customer.

●	Recognize revenue when the Company satisfied the performance obligation through the rendering of services engaged.

All of the conditions mentioned above are accomplished normally when the products are delivered or services are rendered to the customer. The reported revenue reflects products delivered and services performed at the contract or agreed-upon price. We do not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers.

Contract liabilities consist of deferred revenue related to revenue that the Company had billed up-front. The prepaid fees received from customers for future services according to the terms of the service agreements represent all of the our remaining performance obligations. As of June 30, 2024, the Company recorded deferred revenue balance (i.e., advance from customers) of $3,000 in relation to the unsatisfied performance obligations. For the six months ended June 30, 2023, $13,509 of revenue recognized was included in the Company’s deferred revenue balance (i.e., advance from customers) as of December 31, 2022. The Company expects to recognize June 30, 2024 deferred revenue balance (i.e., advance from customers) of $3,000 in revenue over the next twelve months. During the year ended December 31, 2023, $13,439 of revenue recognized was included in the Company’s deferred revenue balance (i.e., advance from customers) as of December 31, 2022.

Contract liabilities consist of deferred revenue related to revenue that the Company had billed customers up-front. The prepaid fees received from customers for future services according to the terms of the service agreements represents all of our remaining performance obligations. As of December 31, 2022, we recorded deferred revenue of $94,293 in connection with the unsatisfied performance obligations. During the year ended December 31, 2022, $14,323 of revenue recognized was included in the Company’s deferred revenue balance (i.e., advance from customers) as of December 31, 2021. The Company expects to recognize $13,364 of the deferred revenue balance as of December 31, 2022, to revenue over the performance period in the next 12 months.

Revenue is recognized when the related performance obligations are satisfied as follows:

Fixed Fees (Transaction price)
Product/Service Type		Performance Obligations	Per delivery (point-in-time)	Per month (over-time)
Photography	(a)	Provision of digital imaging services	√
License	(b)	Granted right to use of PictureAir software is leased out for a fixed term		√
Royalty	(b)	Granted right to use of PictureAir software and equipment are leased out for a fixed term		√
Wedding photo	(c)	Production of wedding album	√
Software sale	(c)	Sale of software	√
IT and management service	(d)	Provision of ad-hoc IT and management support	√

(a)	For photography revenue, billing is prepared on a monthly basis once the Company confirms on the share of revenue earned from theme parks and tourist attraction spots based on monthly sales report provided by theme parks. According to the contractual revenue sharing arrangements, theme parks and tourist attraction spots shall pay a fixed percentage of their revenues received from the sales of the photos and photographic goods to the Company for the use of the Company’s digital imaging services. Photography revenue is recognized at the point-in-time when products are sold to visitors.

(b)	The Company entered into exclusive agreements with the licensees typically for a term of two to three years to offer them access to the Company’s photo imaging software solution PictureAir. For contracts with customers under fixed fee arrangement, billing is prepared monthly, and the Company records advance from customers for any prepaid license and royalty fees received from customers. For contracts with customers under revenue sharing arrangement, share of revenue earned from licensee is calculated, billed and collected on a monthly basis. License and royalty revenues are recognized over-time on a ratable basis over the period of the contract term.

(c)	Wedding photo and software sale revenues are recognized at the point-in-time when products are delivered to customers.

(d)	IT and management service revenues are recognized at the point-in-time when the services are rendered.

We generate revenue from one service line and operates as a single operating segment. Due to the integrated structure of our business for the sale of products and services revenue, and the license and royalty revenue, our chief operating decision maker, our Chief Executive Officer, reviews financial information on aggregate basis for the purposes of allocating resources and evaluating financial performance.

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The Company’s disaggregation information of revenues by each product and service or each group of similar products and services type which were recognized based on the nature of performance obligation is as follows:

	For the six months ended June 30,				For the years ended December 31,
Product/Service Line	2024	Percentage of Total revenues	2023	Percentage of Total revenues	2023	Percentage of Total revenue	2022	Percentage of Total revenue
Photography	$1,104,296	81%	$1,043,942	85%	$2,319,364	85%	$794,946	64%
License and royalty	211,185	16%	152,947	12%	357,525	13%	411,842	33%
Others	45,653	3%	35,403	3%	47,736	2%	42,957	3%
Total	$1,361,134	100%	$1,232,292	100%	$2,724,625	100%	$1,249,745	100%

Revenues classified by the geographic areas in which the customers were located is as follows:

	For the six months ended June 30,				For the years ended December 31,
Areas	2024	Percentage of Total revenues	2023	Percentage of Total revenues	2023	Percentage of Total revenue	2022	Percentage of Total revenue
People’s Republic of China	$-	-%	$-	-%	$-	-%	$175,588	14%
Hong Kong	1,140,810	84%	822,221	67%	1,935,740	71%	751,304	60%
Singapore	187,110	14%	355,968	29%	701,820	26%	220,096	18%
Malaysia	-	-%	25,681	2%	31,654	1%	75,375	6%
Other countries	33,214	2%	28,422	2%	55,411	2%	27,382	2%
Total	$1,361,134	100%	$1,232,292	100%	$2,724,625	100%	$1,249,745	100%

During the years ended December 31, 2023 and 2022, revenue amounting to $2,717,709 and $1,248,145 were generated from third parties, respectively; and $6,916 and $1,600 were generated from a related party (see Note 16), respectively.

Income Taxes

We account for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

We conduct businesses in Malaysia, Singapore, the People’s Republic of China and Hong Kong is subject to tax in these jurisdictions. As a result of its business activities, we file separate tax returns in those countries that are subject to examination by the foreign tax authorities.

Concentrations and Risks

Concentration of Credit Risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents, trade receivables, other receivables and deposits and prepayments. As of December 31, 2023 and 2022, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality.

Details of the customers which accounted for 10% or more of the revenues are as follows:

	As of June 30,				As of December 31,
	2024	% revenues		% revenues	2023	% revenues	2022	% revenues
Customer A	$823,004	60%	$700,847	57%	$1,581,975	58%	$536,114	43%
Customer B	172,584	12%	121,486	10%	313,116	12%	160,245	13%
Customer C	2,319	1%	241,522	20%	491,985	18%	85,794	7%
	$997,907	73%	$1,063,855	87%	$2,387,076	88%	$782,153	63%

Details of the customers which accounted for 10% or more of the trade receivables – third parties are as follows:

	As of December 31,
	2023	% trade receivables	2022	% trade receivables
Customer A	$177,294	58%	$81,325	23%
Customer C	99,183	32%	92,240	26%
	$276,477	90%	$173,565	49%

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Details of the suppliers which accounted for 10% or more of the total purchase are as follows:

	As of December 31,
	2023	% purchases	2022	% purchases
Supplier A	$307,333	75%	$136,802	52%
Supplier B	42,716	10%	30,796	12%
Supplier C	-	-%	26,302	10%
	$350,049	85%	$193,900	74%

Details of the suppliers which accounted for 10% or more of the trade payables – third parties are as follows:

	As of December 31,
	2023	% trade payables	2022	% trade payables
Supplier A	$9,272	7%	$60,832	21%
Supplier B	12,451	9%	39,207	14%
Supplier D	25,290	19%	25,740	9%
Supplier E	4,157	3%	46,308	16%
Supplier F	16,905	13%	17,206	6%
	$68,075	51%	$189,293	66%

Foreign Exchange Risk

We are exposed to foreign exchange risk arising from various currency exposures. Foreign exchange risk arises when future commercial transactions or recognized assets and liabilities are denominated in a currency that is not the respective functional currency of the Company’s subsidiaries. The functional currency of the subsidiaries which operate in Malaysia, Singapore, mainland China and Hong Kong are the RM, SGD, RMB and HKD, respectively. We currently do not hedge transactions undertaken in foreign currencies but manages its foreign exchange risk by performing regular reviews of our net foreign exchange exposures.

Going Concern

As of June 30, 2024 and 2023, we had an accumulated deficit of $1,807,769 and $491,975, respectively. Our ability to continue as a going concern is dependent upon our ability to generate cashflows from operations and obtain financing.

As of December 31, 2023 and 2022, we had an accumulated deficit of $1,343,913 and $1,038,485, respectively. In their audit report for the fiscal year ended December 31, 2023 included in this report, our auditors have expressed their concern as to our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate cashflows from operations and obtain financing.

The accompanying consolidated financial statements for the twelve months ended December 31, 2023 and December 31, 2022, respectively, included an explanatory note referring to our recurring operating losses and expressing substantial doubt in our ability to continue as a going concern. Our consolidated financial statements have been prepared on a going concern basis, which assumes the realization of assets and settlement of liabilities in the normal course of business. To date, we have not yet established an ongoing source of revenues and cash flows sufficient to cover our operating costs and allow us to continue as a going concern. These factors among others raise substantial doubt about our ability to continue as a going concern for at least one year from the date of issuance of the accompanying consolidated financial statements.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. The outcome of these matters cannot be predicted with any certainty at this time and raise substantial doubt that we will be able to continue as a going concern. Our consolidated financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

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HISTORY AND CORPORATE STRUCTURE

Corporate Structure

We were incorporated in the Cayman Islands on April 20, 2023 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each. Following incorporation, our share capital was held as by Mr. Cheong as to 100%.

On August 31, 2023, Mr. Cheong, PUC Berhad, or PUC, Superb Go Sdn. Bhd., or Superb Go, Beauty World Holdings Pte. Ltd., or Beauty World, Big Tree, Marvelous Culture, Winfiniti, Rainforest Capital, Amori Management and Mr. Viladsak Visonnavong, or Mr. Visonnavong and Mr. Ng Chin Tong, or Mr C T Ng subscribed for and were allotted and issued shares representing approximately as to approximately 35.22%, 27.53%, 16.68%, 3.99%, 4.9%, 4.9%, 4.9%, 0.67%, 0.38%, 0.42% and 0.42% of the issued share capital of the Company respectively.

On September 21, 2023, Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng transferred their entire shareholding interest in Pictureworks Holdings to Pictureworks International Investments Limited, or PIIL, in consideration of our allotment and issue of 1 share to each of Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng, respectively, credited as fully paid. Upon completion of this reorganization the entire share capital of Pictureworks Holdings was transferred to us, our Group comprised PIIL, Pictureworks Holdings, Pictureworks Pte. Ltd., or Pictureworks (S), Pictureworks (M) Sdn. Bhd., or Pictureworks (M), Pictureworks (PRC) and Pictureworks (HK) as our direct and indirect wholly-owned subsidiaries, respectively.

On November 23, 2023, Rainforest Capital transferred 50% of its shareholding interest in the Company to Finex3 at a consideration of US$160,000.

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Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus where the internal group reorganization has been completed with percentages held pre and post offering.

Mr. Cheong
Pre- offering: 35.22 % Post offering: [ ] %
PUC (Malaysia)
Pre- offering: 27.53% Post offering: [ ] %
Superb Go (Malaysia)
Pre- offering: 16.68% Post offering: [ ] %
Beauty World (Singapore)
Pre- offering: 3.99% Post offering: [ ] %
Big Tree Global Network Ltd (BVI) (Note 1)
Pre- offering: 4.90% Post offering: [ ] %
Marvelous Culture and Film Ltd (BVI) (Note 2)
Pre- offering: 4.90% Post offering: [ ] %
Winfiniti (BVI) (Note 3)
Pre- offering: 4.90% Post offering: [ ] %
Amori Management (Note 4)
Pre- offering: 0.38% Post offering: [ ] %
Rainforest Capital (Note 5)
Pre- offering: 0.33% Post offering: [ ] %
Finex3 Holdings Pte. Ltd. (Note 6)
Pre- offering: 0.33% Post offering: [ ] %
Mr. Visonnavong
Pre- offering: 0.42% Post offering: [ ] %
Mr. C T Ng
Pre- offering: 0.42% Post offering: [ ] %
The Company (Cayman Islands)
100%
PIIL (BVI)
100%
Pictureworks Holdings (Malaysia)
100%
Pictureworks (HK) (Hong Kong)
100%
Pictureworks (Macau) Limited (Macau)
100%
Pictureworks (M) (Malaysia)
100%
Pictureworks (S) (Singapore)
100%
Pictureworks (PRC) (PRC)

(1)	Big Tree, a company incorporated in the BVI is 100% owned by Mr. Tan Wei, an Independent Third Party.
(2)	Marvelous Culture, a company incorporated in the BVI is 100% owned by Mr. Ng Chee Chin, an Independent Third Party.
(3)	Winfiniti, a company incorporated in the BVI is 100% owned by Ms. Chia Winnie, an Independent Third Party.
(4)	Amori Management, a company incorporated in Singapore and 50% owned by Mr. Koo Ming Wei and 50% by Mr. Goh Wei Hong, Edwin, both Independent Third Parties.
(5)	Rainforest Capital, a company incorporated in Singapore and acting for the account of BaselCorp Capital Limited, an Independent Third Party.
(6)	Finex3, a company incorporated in Singapore and owned as to 48% by Mr. Lee Tai Yuan, 32% by Mr. Soh Kai Jun, 13% by Mr. He Yanglun, and 7% by Mr. Chong Chee Choy Michael, all Independent Third Parties.

Entities

A description of our principal operating subsidiaries is set out below.

Pictureworks Holdings

On February 22, 2008, Pictureworks Holdings was incorporated in Malaysia as a private company with limited liability. Pictureworks Holdings is principally an investment holding company for our Group companies. As part of a group reorganization effective September 21, 2023, Pictureworks Holdings became an indirect wholly-owned subsidiary of the Company.

Pictureworks (M)

On February 4, 2004, Pictureworks (M) was incorporated in Malaysia as a private company with limited liability. Pictureworks (M)’s main business is the provision of photo imaging and content solution and licensing of imagery system. As part of a group reorganization effective September 21, 2023, Pictureworks (M) became an indirect wholly-owned subsidiary of the Company.

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Pictureworks (S)

On August 28, 2003, Pictureworks (S) was incorporated in Singapore as a private company with limited liability. Pictureworks (S)’s main business is the trading in photographic and other automated kiosk and accessories, and provision of photographic, photo imaging and other software consultancy services. As part of a group reorganization effective September 21, 2023, Pictureworks (S) became an indirect wholly-owned subsidiary of the Company.

Pictureworks (PRC)

On March 13, 2014, Pictureworks (PRC) was established in the mainland China as a private company with limited liability. Pictureworks (PRC)’s main business is the provision of photographic and photo imaging service in the mainland China. As part of a group reorganization effective September 21, 2023, Pictureworks (PRC) became an indirect wholly-owned subsidiary of the Company.

Pictureworks (HK)

On July 14, 2015, Pictureworks (HK) was incorporated in Hong Kong as a private company with limited liability. Pictureworks (HK)’s main business is the provision of photo imaging, photographic, e-commerce in Hong Kong. As part of a group reorganization effective September 21, 2023, Pictureworks (HK) became an indirect wholly-owned subsidiary of the Company.

Pictureworks (Macau)

On May 3, 2024, Pictureworks (Macau) Limited (“Pictureworks (Macau)”) was established in Macau as a private company with limited liability. Pictureworks (Macau)’s main business is provision of photographical service and trading of photographical products. Pictureworks (Macau) is a wholly-owned subsidiary of Pictureworks (Hong Kong) Limited.

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “The Photo Imaging Market Independent Market Research” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all.

MARKET OVERVIEW OF PHOTO IMAGING INDUSTRY

Definition and Classification of Photo Imaging

Photo image solutions encompass various sectors and businesses that create, manipulate, distribute, and use digital images. Digital images are visual representations of information in the form of pixels, which can be stored and transmitted electronically. The industry covers a wide range of applications, among the others, including (i) content creation and online image creation; (ii) offline printing services; and (iii) printed, digital photo and merchandise.

Content creation and online image creation – (i) Graphic Design: The profession of graphic design involves creating visual content for various mediums such as print, web, and digital media. This includes designing logos, advertisements, user interfaces, and other visual elements; (ii) Animation: Digital animation involves using computer software to create moving images, including 2D and 3D animation for movies, television, video games, and other media; and (iii) Visual Effects: Visual Effects artists use Artificial Intelligence (“AI”) and CGI (“Common Gateway Interface”) and other digital techniques to produce realistic visual effects in imaging and other media productions.

Offline printing services - Offline printing services refer to the physical printing of photos from digital files onto paper products like prints, enlargements, albums, canvases and calendars. Customers capture and edit their digital photos on their own, then send the digital files to an offline printing service to have the actual physical prints produced. Related services like photo restoration, color correction and image editing are sometimes offered together with offline printing.

Printed, digital photo and merchandise – (i) Stock Image Provision: Companies provide digital images and videos for licensing and use by businesses, content creators, and individuals; and (ii) Image Editing and Manipulation: Image editing and manipulation software enable users to modify digital images, including retouching, color correction, and compositing.

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Definition by Selected Customer Type

By deploying advanced digital technologies may integrating hardware and software, industry players provide the experience of capturing, viewing and sharing photos instantly for people at theme parks, tourist destinations and IP events. Below sets out the description of the common three areas of operation in the provision of offline printing services and printed, digital photo and merchandise.

Theme Park - In theme park, service providers set up photo booth with one-stop photo imaging solution at popular locations and rides within the theme parks to capture photos of visitors enjoying their experience. Visitors can view and purchase their photos onsite to take home as mementos of their visit. As COVID-19 is gradually deemed under control and theme parks fully reopen in 2023, photo imaging companies can look forward to tremendous growth opportunities. Fueled by pent-up demand and surge in attendance, an influx of visitors seeking to create cherished memories will translate to higher orders for photos capturing their joyful moments of togetherness. Theme parks may provide more premium value-added experiences and new outdoor events or virtual shows for visitors, which photo companies can leverage to offer upselling add-on photo packages.

Tourist Attraction - In tourist attractions, service providers deploy photographers and serving stations to capture photos of visitors with the iconic backdrops of the attractions. Natural wonders, historical landmarks, and cultural retreats are increasingly drawing crowds as international and domestic travel have consistently increased since travel shut downs due to COVID-19, and photo imaging services in this business circumstance in turn have been growing in tandem with the recovering travel industry.

IP events - IP event and exhibition photo imaging service refers to photography services provided at events, exhibits, tours and experiences themed around popular intellectual properties like movies, TV shows, games, books, etc. and the characters from those IPs. As event and exhibition sector have begun to flourish in recent years, there will be more opportunities for premium interactive encounters, personalized snapshots, and broader hybrid happenings that rely on photo imaging services.

Value Chain

Source: The Frost & Sullivan Report

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The value chain of photo imaging involves a series of interconnected activities that are necessary to create, distribute, and consume digital images. These activities can be broadly divided into three main categories: pre-production, production, and post-production.

Pre-production activities are carried out before the actual production of digital images. The main activities in pre-production include conceptualization, storyboarding, pre-visualization, and planning. Production is the actual creation of digital images. The main activities in production include photography, imaging editing, and printing. Post-production activities are carried out after the production of digital images. The main activities in post-production include distribution, marketing and promotion, sales and customer service.

For industry players participating in the service and support, and the sales and marketing stage, particularly in the setting of theme parks, tourist attractions and IP events, there are in general two models prevailing, namely (i) Full turnkey operation model; and (ii) Licensing Model.

●	Full turnkey operation model: The Full Turnkey Operation Model provides customers with a comprehensive, end-to-end imaging service, which includes processes of planning and consultation to optimize the customer’s imaging operations, supplying all necessary hardware and consumables, hiring and managing staff, and handling the production of printed photo products. A key part of this model is the provision of a centralized software which enables efficient processing and sharing of guest photos. The Full Turnkey model primarily generates revenue through revenue sharing on photo sales.

●	Licensing Model focuses solely on providing customers access to the centralized software on a service basis. This allows flexibility for customers without the need for extensive onsite involvement from the company. The service providers collects a fixed licensing fee or percentage of sales as revenue through this model, offering customers a way to leverage the capabilities of the centralized software in a predictable, cost-effective manner.

It is common for photo imaging companies in the setting of theme park to enter into exclusive partnerships with major theme parks to provide all of the park’s official photo services. These exclusive arrangements typically grant the provider the sole rights to take, sell, and distribute photos within the park. From the theme park’s perspective, an exclusive relationship allows them to partner with one trusted vendor to handle all imaging operations rather than managing multiple providers. It also ensures brand consistency without the tedious and complex coordination process across different service providers. For the photo imaging provider, exclusivity grants them access to a large, captive market audience and induce a stable and sustainable income source. Overall, exclusivity arrangements enable both parties to align priorities and incentives around optimizing the imaging experience for park guests.

Market Size

In 2022, the market size of global photo imaging, including the segments of printed, digital photo and merchandise, content creation and online image creation and offline printing services, has recorded at US$11.2 billion with a CAGR of 8.9% from 2017 to 2022, driven by the advancements in technology, the popularity of social media, and increasing demand for high-quality images. Consumers are increasingly looking for personalized products and services, including personalized photo imaging products such as photo books and custom prints. Particularly during the outbreak of the COVID-19, the segments of online content creation and cloud photos, stock photo sales and photo editing apps have thrived, helping to compensate for the slight recession of the segments of offline printing services and printed, digital photo and merchandise such as in theme parks and tourist attractions. This trend is expected to drive growth in the photo imaging market as consumers seek unique and personalized ways to capture and share their memories. The market is expected to grow at a CAGR of 9.0% from 2023 to 2027, reaching US$ 17.2 billion in 2027.

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Source: The Frost & Sullivan Report

The market size of global photo imaging industry in theme parks increased from US$2,555 million in 2017 to US$3,584 million in 2022, at a CAGR of 7.0%. Theme parks continue to be a popular form of entertainment, with millions of visitors each year. This has created a growing demand for photo imaging services within theme parks, as visitors look for ways to capture and remember their experiences. Major tourist sites and landmarks as well as IP events have seen steady increases in visitor numbers as global tourism continues to expand prior to the outbreak of the COVID-19. Despite the disruption recorded during 2020, the market size of global photo imaging industry in tourist attractions and IP events have recorded growth at CAGRs of approximately 4.0% and 9.1% respectively during 2017 to 2022.

Going forward, the market size of global photo imaging industry in theme parks, tourist attractions and IP events is expected to increase from at CAGRs of approximately 9.2%, 8.1% and 10.6% respectively during 2023 to 2027.

Source: The Frost & Sullivan Report

The market size of photo imaging industry increased from US$ 2.5 billion in 2017 to US$3.9 billion in 2022, at a CAGR of 9.3% from 2017 to 2022. The growing trend of personalization is driving demand for personalized photo imaging products and services, including photo printing services and photo editing software. Together with the technological advancements and the rebound of tourism and events industry after COVID-19, the market size of photo imaging industry in Asia is expected to rise at a CAGR of 8.9% from 2023 to 2027.

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Source: The Frost & Sullivan Report

The market size of photo imaging industry in theme parks in Asia experienced the growth from US$875.0 million in 2017 to US$1,200 million in 2022, at a CAGR of 6.5%. Theme parks are increasingly offering experiences that go beyond traditional rides and attractions, which have created new opportunities for photo imaging services, as visitors look for ways to capture their experiences in these immersive environments. Rapid advancements in photo imaging technology have also made it easier and more affordable to capture high-quality photos and videos within theme parks, which has opened up new opportunities for photo imaging companies to offer innovative services, such as green screen photography and augmented reality experiences. The market size of photo imaging industry theme parks in Asia is forecasted to reach US$2,106 million in 2027, representing a CAGR of 10.2% from 2023 to 2027. For IP events, Asia has seen a rise of internationally known cultural events and festivals leveraging pop culture IP, such as Comic Con events in Singapore, Thailand and Hong Kong. These attract big crowds who want photo moments; the market size has grown at CAGR of approximately 9.0% during 2017 to 2022 and is expected to grow at CAGRs of 10.5% during 2023 to 2027.

Source: The Frost & Sullivan Report

Market Outlook

By 2024, the gradual containment of COVID-19 has enabled the revival of tourism around the globe and particularly Hong Kong, Macau, mainland China, Singapore and Malaysia, as populations eagerly reconnect through travel following two years of imposed Isolation. According to the UNWTO, the international tourist arrivals around the world is estimated to have recovered by approximately 97% in the first quarter of 2024.

➢	In Hong Kong and Macau, the relaxation of pandemic prevention measures led to pent-up demand for mobility, government incentives and renewed business events have been introduced to facilitate industry recovery. The Hong Kong Government adopted multi-pronged approach in revitalizing the tourism industry. For instance, a few rounds of consumption vouchers for spending on dining, retail and local attractions, which incentivizes domestic tourism and spending. The Hong Kong Government has also pledged to organize a series of activities across Hong Kong with the supporting organizations from April 2023 to provide enjoyment and relaxation for citizens and inbound tourist. These activities include large-scale gourmet markets in various districts, a large-scale sea-land carnival at Victoria Harbour and events focusing on pop culture, sports and music. The number of inbound visitors in 2024 Q1 in Hong Kong has increased at a year-on-year growth of approximately 154.5%

➢	Mainland China has been gradually relaxing COVID-19 testing, quarantine and other restrictions to facilitate tourism and travel, especially for domestic trips. It may see domestic restrictions relax and economic recovery unleash residents’ wanderlust, attracting proximate market tourists such as from Hong Kong. Financial relief, improving infrastructure, and developing new tourism offerings are expected underpin mainland China’s tourism industry recover. In turn, the number of inbound visitors in 2024 Q1 in mainland China has increased at a year-on-year growth of approximately 16.7%.

➢	In Singapore, the Tourism Board launched marketing campaigns to attract more visitors from short-haul markets across Asia-Pacific as borders reopen during 2022 and 2023. Besides, the government has partnered with airlines to reinstate more direct flight routes and transit connections with key source markets to boost tourism industry. The number of inbound visitors in 2024 Q1 in Singapore has increased at a year-on-year growth of approximately 48.3%.

➢	Since its full reopening of international borders, Malaysia has recorded a total of 20.1 million tourist arrivals and RM71.3 billion in tourist receipts in 2023,17% less than 2019.

Source: UNWTO, Census and Statistics Department of Hong Kong, Statistics Singapore, Statista, The Frost & Sullivan Report

In 2023, following the largely successful containment of COVID-19, the theme park, tourist attraction, and IP character event industries particularly in Hong Kong, Macau, mainland China, and Singapore have experienced a remarkable recovery. These regions have quickly regained their status as premier destinations for leisure and entertainment, attracting a significant influx of both local and international tourists. The proactive government support, enhanced health and safety measures, and innovative marketing strategies have not only reestablished consumer confidence but also cultivated a renewed appreciation for immersive and engaging experiences. As a result, major players in the industry, such as Disneyland Hong Kong, Universal Studios Singapore, and Chimelong Ocean Kingdom, have reported impressive growth in their visitor numbers, revenue, and overall market presence. The global market size of theme park is expected to record a year-on-year growth at approximately 10.1% in 2023 and it is forecasted by 2024 the market size shall resume pre-COVID-19 level and grow at a CAGR of approximately 8.1% during 2023 to 2027.

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Furthermore, the IP character event segment has also demonstrated a strong comeback, with popular events like Comic-Con and Anime Festival Asia witnessing record-breaking attendance figures. The industry’s growth has been further bolstered by the successful adaptation of digital and hybrid event formats, which have expanded the reach of these events to a global audience.

Source: The Frost & Sullivan Report

The total number of major theme parks around the world has reached over 400 in 2022, which includes smaller regional theme parks in addition to the large resorts operated by companies like Disney, Universal, and Six Flags. The theme park industry continues to grow rapidly, especially in Asia, the Middle East, and Eastern Europe.

The in-park customer spending in theme park refers to additional expenses apart from entry tickets, which may include but not limited to food and beverages, merchandises, photo imaging, upcharges and add-ons such as premium access to rides, hotel accommodations and other value-added services such as behind-the-scenes tours and guided experiences. In a global sense, the in-park customer spending in theme park has plummeted along with the global market size of theme park particularly in 2020 and regained the growth momentum as economic and tourism activities gradually resumed normal. The in-park customer spending account for approximately 63.5% of the total revenue of theme parks in 2022 and is expected to attain 68.2% in 2027. In regards to photo imaging services, it accounts for approximately 5-10% of the in-park customer spending in theme park.

Source: The Frost & Sullivan Report

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As visitor numbers have surged, the photo imaging industry has experienced a notable upswing in tandem with the recovery of theme parks, tourist attractions, and IP character events in Hong Kong, Macau, mainland China, Singapore and Malaysia.

➢	Influx of tourists - The influx of tourists visiting these attractions has led to a higher demand for capturing memorable moments through professional photography services. Businesses offering these services have experienced a considerable uptick in customer engagement and revenue generation.

➢	Thriving IP event - The thriving IP character event segment has fueled the growth of the photo merchandising niche, as attendees of these events often seek unique and personalized mementos, providing ample opportunities for photo imaging companies to expand their product offerings.

➢	Technology-oriented development - Through the integration of technology, businesses have been able to offer a seamless and convenient experience for their customers, both on-site and online. From offline photo receival, instant photo sharing on social media to the integration of photos into metaverse, photo imaging companies are able to offer one-of-a-kind experience than pre-pandemic.

➢	Social media ecosystem - Visitors are increasingly looking to share photos from their trips in theme parks and attractions on social media platforms like Facebook, Instagram, and TikTok. Professional, high-quality photos are ideal for social sharing and gaining engagement. This also provides more exposure and marketing for the location.

➢	Upselling opportunity - Photo imaging services are a significant source of revenue through upselling photo packages, prints, digital downloads, and other add-ons. Visitors are usually willing to pay a premium on-site when they are already in a spending mindset to enjoy their experience.

Market Drivers Analysis

Increasing Popularity of Social Media Platforms: The increasing popularity of social media platforms has contributed to the growth of photo imaging social media platforms are primarily visual platforms, and users are constantly sharing images and videos to engage with their followers. This has resulted in a higher demand for high-quality visual content, which has created a need for photo imaging solutions that can help users create visually appealing content, especially for the record of unique and important memories, including traveling moments and family reunions and so on. In this case, the users will have a higher willingness to pay for the photo imaging solutions empowered by advanced technologies such as AI, and photos of special attractions that cannot be processed and taken in their own cellphones.

Digitalization empowered by innovative technology: The development of innovative technologies has provided a favorable environment for the digitalization of the photo imaging services market. Cloud technology has empowered cloud storage or one-stop storage solutions that provide users with a more efficient and convenient method of storage and management by storing digital memories in a central location. This has supported the use of smartphone applications or online platforms for advance booking, online payment, photo downloading, and sharing, allowing an expansion of daily customer capacity for service providers. Additionally, consumers are able to better plan their journeys and reduce waiting times. Besides, the use of mobile photo kiosks is gaining popularity, which will enhance the convenience and accessibility of photo imaging solutions at a lower labor cost. Therefore, continuous technological updates are expected to drive the digitalization of the photo imaging services market.

Diversified Applications of Photo Imaging Technology: The increasing adoption of photo imaging technology in various industries would support the growth of photo imaging. In the retail industry, photo imaging solutions are used for various applications, including improving the efficiency of product photography, visual merchandising, and inventory management, by capturing and analyzing high-quality images of their products. In particular, photo imaging also allows for greater flexibility in terms of the types of content that can be created. For example, businesses can create 360-degree product images, interactive images, and augmented reality experiences, which can help to create a more engaging and immersive advertising and guest experience for customers. Besides, the entertainment industry in Asia is experiencing significant growth, with an increasing number of tourists and holiday-goers visiting the regions. This growth has resulted in the establishment of more theme parks, attractions, exhibitions, and cultural events such as Master IP and event licensing owner traveling exhibition, to fulfill the demand for relaxation and necessitate the use of photo imaging solutions that can help capture and edit high-quality visual content for these events. Meanwhile, to create a more immersive and engaging experience for visitors, it would require the customization of photo imaging solutions, which further drive the market to grow.

Key Trends

The Pursuit of Both Physical and Online Photo Imaging Solutions: Faced with the rapid technological development and the prevalence of social media platforms, both physical and online photo imaging solutions are desired by people because each medium offers unique advantages that cater to different needs and preferences. Physical photos can be held, touched, and displayed in the real world, which can create a stronger emotional connection to the memories they represent, particularly in theme parks and other events. In addition, physical photos make excellent gifts and keepsakes for friends and family. They can be framed, stored in albums, or used in creative projects such as scrapbooking. On the other hand, online platforms of photo imaging solutions allow the ease of sharing on social media platforms, easy organization and retrieval of large numbers of photos and it often provide tools for editing and enhancing images, allowing users to improve the quality of their photos or add creative effects. In today’s technology-savvy landscape, people cherish memories and engagement with family and peers, and the flexibility of photo imaging solutions taps into the opportunity to create meaningful connections for people.

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Trend in Use of 3D Imaging: There is an increasing trend in use of 3D imaging in the photo imaging industry in several applications, including product design, virtual reality, medical imaging, and entertainment. For example, in product design, 3D imaging is used to create virtual prototypes, which can help to reduce the time and cost associated with physical prototyping. In virtual reality, 3D imaging is used to create immersive environments, which can be used for training, education, and entertainment. The photo imaging industry has benefitted greatly from 3D imaging technology, as it allows businesses to provide viewers with more engaging and true-to-life experiences. It is expected that 3D imaging technology would play a more important role in the future of photo imaging industry.

Increasing Demand for Immersive Experiences in The Entertainment Industry: As the consumption levels in the mainland China, Hong Kong, Malaysia and Singapore have gradually increased and the cultural and entertainment industry continues to develop rapidly, the demand for better immersive experiences is also increasing. This is reflected in various scenes, such as film and art exhibitions, as well as tourism activities. Moreover, the recovery of the mainland China, Hong Kong, Malaysia and Singapore’s tourism industry after the COVID-19 pandemic is expected to increase the number of public events, including seasonal activities at theme parks, and the growth of the photo imaging solution industry will be further expanded due to the increase in visitors. During the pandemic, the public has developed relatively mature social media usage habits, and the continuous iteration of social media image experiences has continually raised users’ thresholds and expectations for better photo imaging quality perception. Therefore, the demand for immersive experiences would continue to drive the photo imaging industry towards higher-quality development.

Technological Development Driven by Metaverse Theme Parks: To create more innovative and immersive experiences for visitors, theme parks have gradually integrated metaverse technologies into attractions such as virtual reality (VR) and augmented reality (AR). Moreover, theme parks have started to emphasize prolonging the after-park experience to increase the retention and revisiting rate of guests. Such demand largely depends on online experiences that require technical support, therefore the photo imaging solution providers will need to upgrade corresponding technologies to record such virtual and interactive memories for guests. Currently, artificial intelligence (AI) is increasingly used in photo imaging to automate various processes, including image recognition, classification, and segmentation. With the improvement of AI algorithms, photo imaging service provider is able to analyze large datasets of images and extract insights that can be used to improve image quality, enhance features, and identify patterns. Blockchain will be used in digital imaging to create a secure and transparent platform for storing and sharing images. Blockchain technology enables secure, decentralized storage of images, which can be accessed by authorized parties only. This helps to protect against unauthorized access, tampering, and data breaches. AI and blockchain can be used to improve the efficiency, security, and accuracy of photo imaging.

MARKET OVERVIEW OF PHOTO IMAGING INDUSTRY IN SINGAPORE

Market Size

The market size of photo imaging industry in Singapore increased from US$ 73.8 million in 2017 to US$ 123.8 million in 2022, at a CAGR of 10.9%. The introduction of technologically advanced imaging equipment is one of the major market drivers in the industry.

Advancements in AI technology, growing popularity of social media platforms and increasing adoption of digital imaging in various industries are the major factors anticipated to contribute to the rising demand for photo imaging during the forecast period in Singapore. The market size of photo imaging industry in Singapore is expected to increase from US$134.8 million in 2023 to US$ 185.2 million in 2027, representing a CAGR of 8.3% during the period. In 2022, the market size of photo imaging industry in theme parks in Singapore is US$43.3 million, accounting for 35% market share of the overall industry including the segments of printed, digital photo and merchandise, content creation and online image creation and offline printing services.

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Source: The Frost & Sullivan Report

The photo imaging industry catering to tourist destinations in Singapore has seen substantial growth over the past decade, driven by the rise of attractions like Universal Studios and Gardens by the Bay. As the COVID-19 pandemic severely impacted this sector starting in 2020 owing to international tourism plunged, the market size has declined at a year-on-year rate of -9.1% in 2020. As the Singapore government relaxed restriction in regard to international travel policies, the market size of photo imaging industry in theme parks, tourist attractions and IP events regained the growth momentum in 2022. Overall, the market size has grown at a CAGR of approximately 8.2% during 2017 to 2022. The major events re-open of border and the thriving tourism shall continuously underpin the market of photo imaging, propelling the CAGR of the market size to grow at approximately 9.5% during 2023 to 2027.

Source: The Frost & Sullivan Report

Market Outlook

Increasing demand for professional photography services – The demand for professional photography services in Singapore has been increasing in recent years. With the rise of social media and online marketing, there is a greater emphasis on the importance of high-quality visual content. Professional photography services are often sought after by businesses and individuals who want to create visually appealing content for their websites, social media pages, and marketing materials. The growing awareness of the importance of visual content contributes to the growth of photo imaging industry in Singapore.

Growing interest in art and creative expression - Singapore also sees the growth of events industry, with a wide range of events taking place throughout the year. From weddings, exhibitions and corporate events to music festivals and sporting events, there is a growing demand for photo imaging services to capture these events. In particular, Singapore has a growing interest in art and creative expression, including photography, which has led to an increase in the number of photography exhibitions, competitions, and workshops. As businesses and individuals continue to recognize the importance of high-quality visual content in today’s digital age, the photo imaging industry in Singapore is expected to benefit from the growing interest in art and creative expression.

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MARKET OVERVIEW OF PHOTO IMAGING INDUSTRY IN MALAYSIA

Market Size

The market size of photo imaging industry in Malaysia registered an increase from US$ 36.1 million in 2017 to US$ 52.8 million in 2022, representing a CAGR of 7.9%, mainly attributable to the increasing use of mobile devices and government support.

Malaysia has a large youth population who are early adopters of new technologies including digital imaging. They help spread the popularity of digital photography and video capturing. Together with the continued e-commerce growth, the rising commercial application would drive the digital imaging. The market size of photo imaging is expected to rise at a CAGR of 9.1% from 2023 to 2027, reaching US$82.8 million in 2027. In 2022, the market size of photo imaging industry in theme parks in Malaysia is US$20.1 million, accounting for 38.1% market share of the overall industry.

Source: The Frost & Sullivan Report

The photo imaging industry in Malaysia has expanded over the last decade as major theme parks like Legoland and Sunway Lagoon drove demand for on-site photos and printing. Similar to other countries in Asia, the outbreak of the COVID-19 severely affected foot traffic and imaging revenue at Malaysian attractions starting in 2020. With Malaysia reopening borders in 2022 and easing restrictions, imaging providers are seeing demand rebound quickly while theme parks are investing in new rides and attractions suited for social media sharing. Overall, the market size of photo imaging industry in theme parks, tourist attractions and IP events in Malaysia has grown from US$12.1 million to US$16.2 million during 2017 to 2022, representing a CAGR of approximately 5.9%, and is expected to attain US$28.1 million in 2027, representing a CAGR of approximately 9.4%.

Source: The Frost & Sullivan Report

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Market Outlook

Supportive Government Policies - The Malaysian government has been actively promoting the development of the digital economy, including the digital imaging industry, through various initiatives and incentives. The government has recognized the importance of the digital economy in driving economic growth and job creation, and has implemented several policies and programs to support its growth. The government launched the Malaysia Digital Economy Blueprint in 2016, which sets out a roadmap for the development of the digital economy in the country. The blueprint outlines strategies, initiatives, and targets for various sectors, including e-commerce, digital payments, and digital skills development. The government established the Digital Free Trade Zone (DFTZ) in 2017, which is a joint initiative between the government and Chinese e-commerce giant Alibaba. The DFTZ is aimed at promoting cross-border e-commerce and enabling Malaysian SMEs to access global markets. The Malaysian government’s promotion of the digital economy has created a favorable environment for the growth of digital industries, including photo imaging, and has enabled companies to take advantage of new opportunities and technologies.

Increasing disposable income - Increasing disposable income can indeed increase the demand for photo imaging services. As people’s disposable income increases, they tend to have more money to spend on leisure activities and experiences, such as travel, events, and special occasions. This creates opportunities for photo imaging services in Malaysia. With higher disposable income, people are also more likely to invest in high-quality visual content for personal or professional purposes. For example, businesses may require professional photography services for their marketing materials or e-commerce websites, while individuals may hire photographers for family portraits or special events like theme parks, weddings or graduations.

MARKET OVERVIEW OF PHOTO IMAGING INDUSTRY IN mainland CHINA

Market Size

With the rise of social media and e-commerce platforms and increasing Interest in photography, the market size of the photo imaging in mainland China increased from US$1,102 million in 2017 to US$1,604 million in 2022, at a CAGR of 7.8%. It is expected that the photo imaging industry in mainland China would grow in the near future, driven by factors like the increasing Interest in photography and the growing middle class, with the market size increasing from US$1,721 million in 2023 to US$2,346 million in 2027, at a CAGR of 8.1%. In 2022, the market size of photo imaging industry in theme parks in mainland China is US$641 million, accounting for 40.0% market share of the overall industry.

Source: The Frost & Sullivan Report

The photo imaging industry catering to tourist spots and events has experienced rapid growth in mainland China. Driven by rising incomes and domestic tourism, major theme park investment has expanded the market. Parks like Shanghai Disneyland, Chimelong Ocean Kingdom, and Universal Studios Beijing integrate photo services on rides and interactive areas. Chinese consumers’ embrace of digital photography and social media sharing has also increased demand for imaging. While COVID-19 caused some disruptions, massive underlying tourism demand will sustain the sector’s growth around tourist destinations and events in mainland China. Overall, the market size of photo imaging industry in theme parks, tourist attractions and IP events in mainland China has grown from US$351.8 million to US$447.5 million during 2017 to 2022, representing a CAGR of approximately 4.9%, and is expected to attain US$771.9 million in 2027, representing a CAGR of approximately 10.4%.

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Source: The Frost & Sullivan Report

Market Outlook

Increasing Interest in Photography – Increasing interest in photography is one of the market drivers for photo imaging in mainland China. This interest has been fueled by the rise of social media platforms like WeChat and Weibo, which have made it easier for people to share their photos with others. As more people in mainland China pursue hobbies and leisure activities, including photography, they are looking for high-quality cameras and lenses to capture their experiences. The growth of the photo imaging in mainland China can be attributed to consumers’ willingness to pay more for products that provide better performance and features. Moreover, the popularity of social media platforms in mainland China has facilitated photographers in sharing and exhibiting their work, which has fueled interest in photography and consequently increased the demand for photo imaging products.

Growing Middle class - The middle class in the mainland China has been growing rapidly over the past few decades, driven by a combination of factors including economic growth, urbanization, and government policies aimed at promoting consumption and expanding the services sector. According to the National Bureau of Statistics of China, the proportion of middle-class households in mainland China increased from 4% in 2002 to 31.1% in 2018. As more people in mainland China move into the middle class, they have more disposable income to spend on consumer electronics, including digital cameras and lenses. Consumers of middle class are willing to pay a premium for high-quality products that offer superior performance and features. This has contributed to the growth of the photo imaging in the mainland China, as manufacturers and retailers seek to meet the demand for these products. Furthermore, the middle class’s propensity for travel and leisure activities has also fueled the demand for photo imaging products which are used to capture and preserve their memories and experiences.

MARKET OVERVIEW OF PHOTO IMAGING INDUSTRY IN HONG KONG

Market Size

Driven by the technological advancements and continuous investment, market size of photo imaging industry in Hong Kong rose at a CAGR of 8.6%, from US$67.6 million in 2017 to US$101.9 million in 2022. Hong Kong has a high rate of social media usage, with platforms like Facebook, Instagram, and YouTube being very popular. People in Hong Kong seek to create and share content on these platforms, thus driving demand for digital imaging products that allow them to capture high-quality photos and videos.

It is estimated that the market size of photo imaging industry in Hong Kong would reach US$150.4 million in 2027, at a CAGR of 8.1% from 2023 to 2027. The increase in market size is supported by the creative industry growth and supportive government policies. In 2022, the market size of photo imaging industry in theme parks in Hong Kong is US$10.2 million, accounting for 10.0% market share of the overall industry.

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Source: The Frost & Sullivan Report

The photo imaging industry in Hong Kong has expanded substantially over the past decade, fueled by the rise of major new attractions. For instance, Ocean Park Hong Kong and Hong Kong Disneyland have driven on-site photo demand through character meet-and-greets, themed photo spots, and ride photos. Besides, the growth of mega pop culture IP events has further spurred photo product sales. Looking ahead, new attractions like the Hong Kong Palace Museum will incorporate extensive imaging opportunities, while major investments in photo products using AR and VR are underway in Hong Kong. Overall, the market size of photo imaging industry in theme parks, tourist attractions and IP events in Hong Kong has grown from US$21.0 million to US$27.7 million during 2017 to 2022, representing a CAGR of approximately 5.8%, and is expected to attain US$49.2 million in 2027, representing a CAGR of approximately 9.1%

Source: The Frost & Sullivan Report

Market Outlook

Promotion of R&D – Research and development (R&D) is essential for driving innovation in the photo imaging industry. Through R&D, companies can develop new and improved products, technologies, and processes that can help them stay ahead of the competition and meet the evolving needs of consumers. The government of Hong Kong has implemented several supportive policies to promote the development of the photo imaging industry in the city. The Hong Kong government offers tax incentives to companies engaged in R&D activities related to digital imaging. This includes a tax deduction for R&D expenses, as well as a reduced tax rate for profits derived from qualifying intellectual property. Also, the government of Hong Kong provides funding and grants to support the development of the photo imaging industry. This includes the Innovation and Technology Fund, which provides financial support for R&D projects, and the Technology Voucher Programme, which provides funding for small and medium-sized enterprises to adopt and utilize technology solutions.

Creative industry growth - The growth of the photo imaging industry in Hong Kong can be largely attributed to the significant role played by the city’s creative industry. As a regional hub for creative industries such as advertising, design, and media production, many businesses and professionals in these fields require high-quality digital imaging products and services to create and deliver their work. This strong demand for photo imaging products, including cameras, lenses, and software, has contributed to the growth of the industry. Additionally, the creative industry has been instrumental in driving innovation in the digital imaging sector, as businesses constantly seek new and improved products to meet their clients’ needs. Furthermore, the creative industry has also played a part in nurturing digital imaging talent in Hong Kong, as many professionals in this field possess the necessary expertise and skills to use photo imaging software and equipment effectively, thereby contributing to the sector’s innovation and quality.

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COMPETITION OVERVIEW IN ASIA

The photo imaging industry in Asia is highly competitive and includes a range of local and international players offering various products and services. As estimated, there are over 1,000 market participants who mainly focus on the entertainment venues such as amusement parks, tourist attractions, and IP events and can be categorized by business model into 2 types, small individual service providers and corporate service providers, where the latter can provide a comprehensive range of service offerings to large chain consumers and are estimated to be approximately 150 players in the Asia market.

The development of the photo imaging industry in Asia is underpinned by innovative startups that specialize in areas such as 3D imaging, virtual reality, and augmented reality. The competition in the photo imaging industry in Asia is driven by factors such as technological innovation, product quality, and pricing. In 2022, the Company’s revenue was US$1,249 million, which represents 98% in the photo imaging market in Asia.

Entry Barriers

Solid Partnerships with Clients: Developing a positive brand reputation requires photo-imaging service providers to maintain stable and long-term business relationships with downstream clients which also proves that the service provider is able to offer high-quality service and support, and is likely to acquire the chance to receive additional project collaboration opportunities and referrals. As the majority of the market share of the downtown client industry is currently dominated by well-known large-scale theme parks, tourist attractions, and IP events, etc., established service providers have been able to maintain regular business relationships with large-scale downtown clients, while new entrants to the market find it more difficult to obtain sufficient business opportunities.

Technology and R&D Expertise: The photo imaging industry is heavily reliant on advanced technology and continuous innovation. The provision of photo imaging services and products require substantial investment in research and development, as well as the need to attract highly skilled engineering and technical talent to design sophisticated components such as lenses, sensors, and image processing algorithms. The high demand for investment and expertise creates a significant obstacle for new companies seeking to enter the market.

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Intellectual Property: Intellectual property is a critical asset in the photo imaging industry, and established companies may hold patents and other proprietary technology that can create barriers to entry for new companies. Intellectual property rights, such as patents, trademarks, and copyrights, protect the innovative ideas, inventions, and designs that companies develop. This protection encourages companies to invest in research and development, knowing that their ideas will be protected from copying and infringement. Intellectual property can also be licensed or sold to other companies, generating revenue for the owner. Patents can be licensed to other companies for a fee, while trademarks and copyrights can be sold outright to generate revenue.

Brand Awareness: The established companies in the photol imaging industry have built strong brand recognition and loyalty over time, which help companies to establish a positive reputation and differentiate themselves from competitors. A strong brand builds customer trust and loyalty, as customers are more likely to choose a brand that they recognize and trust, and it usually command premium pricing as customers are willing to pay more for products and services associated with a reputable brand. New entrants have to spend heavily to build their brands which pose a significant challenge.

Factors of Competition

Supportive and Timely Delivery: Sufficient human, technical and machinery capital are key factors of competition within the industry. Existing players usually demonstrate competitive edges such as (i) prompt and effectual maintenance (ii) provision of back-up equipment during maintenance process (iii) legal licensed and full coverage site insurance (iv) deployment of in-house engineering team. These collectively impede entrance of new and inexperienced companies.

Big Data Analytics: Big data analysis is the key of competition in digital imaging in order uncover hidden patterns, correlations, and insights from the data that can be used to make better business decisions, optimize operations, and gain a competitive edge. With strong and advanced technologies such as big data and cloud computing, photo imaging companies are able to process and analyze large volumes of image data to extract valuable insights and information. Accordingly, big data analytics can be used to create personalized experiences for customers, such as personalized product recommendations, targeted advertising, and customized content, thereby optimizing user experience.

Technical Expertise and Innovation Capability: To stay competitive in the digital imaging industry, service providers must be innovative and stay up-to-date with the latest trends and technologies. This includes investing in research and development to develop new imaging techniques and technologies. In view of the evolving market landscape, photo imaging services providers have regular upgrade and innovation of products in order to improve their system performance and add new features to catch with market trends. Therefore, technical expertise and innovation capability are the key factors of competition within the industry.

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BUSINESS

MISSION

Our mission is to connect memories through the power of imaging technology. We aim to capture cherished memories, each serving as a unique way to encapsulate distinct moments captured in images. In doing so, we apply our industry knowledge and information solutions as well as create innovative platforms to deliver a scalable and sustainable economic model to become a leader in the imaging solutions industry.

OVERVIEW

We are an imaging solutions technology company specializing in digital imaging and information solutions with our business operations extending to Malaysia, Singapore, Hong Kong, Macau and mainland China. We provide one-stop imaging solutions and related services to our customers in the leisure, tourism and entertainment sectors that own or operate theme parks, tourist attractions and intellectual property events which are events centered on franchise movies and popular characters in mainstream media. By relying on our advanced technology and operational expertise, we are able to capture, process and store large volumes of images at high speed before distributing them to the visitors in the themed location which we identify as our end-users in the form of souvenirs through our distribution channels. We operate a technology driven business model and through our imaging solutions and related services, we seek to complement our customers’ business operation, thereby enhancing the overall experience for our end-users in the themed location. Our goal is to ensure that each of our end-users retains a lasting memory of their visit to such a location, encapsulated within our images.

Since our inception, we have expanded the offering of our imaging solutions and related services beyond Singapore, reaching a broader audience throughout Asia. As of the date of this prospectus, our operating subsidiaries in Malaysia, Singapore, Hong Kong, Macau and mainland China serve our strategic markets in Asia. This growth is mirrored in the expanding list of our customers. We have delivered our solutions and related services to a myriad of theme parks, tourist attractions and intellectual property events in Asia. Complementing this achievement, we have captured over 30 million images and our PictureAir website and mobile application have drawn over three million registered users from around the globe. Notably, we were certified ISO 9001 for quality management in 2010 and our in house developed system and method for previewing digital content (“TouchClear”) was patented with the United States Patent and Trademark Office in 2018.

We believe that our success rests in our distinctive imaging solutions and our related services that include but are not limited to planning and consultation, hiring and management of manpower, and the creation and production of photo merchandise. We firmly believe that these offerings, whether through the provision of images to the visitors of our customers’ establishments whom we identify as our end users directly or through the licensing of our technological solution, have enabled us to fulfill our customers’ imaging needs by enhancing efficiency and ensuring reliability of their operation and in return contributed to our growth. As we look to the future, we remain committed to upholding these standards of excellence, continuously innovating, and evolving alongside our customers and the industry.

OUR COMPETITIVE STRENGTHS

We believe that our following strengths distinguish us from our competitors: -

Proven operational expertise with extensive track record

With nearly two decades of industry experience and a proven track record of successfully managing and operating imaging services for our customers at large scale theme parks, we have established ourselves as a trusted imaging solutions operator in the leisure, entertainment and tourism industry through the provision of our services to some of the most well-known theme parks in Asia. Our extensive expertise and in-depth understanding of every aspect of theme park operations make us a preferred choice for park owners and operators seeking comprehensive and tailored solutions.

Drawing from our nearly two decades of industry experience, we have gained a deep understanding of the intricacies of running imaging services at a successful theme park. Adapting to new technologies, trends, and guest expectations along the way, we are well-equipped to anticipate challenges, implement best practices, and deliver exceptional results.

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Technological superiority of PictureAir

We believe the technological superiority of PictureAir, which is supported by several key factors, sets us apart from our competitors.

(i) Large scale processing

We have developed our solution to efficiently handle the multifaceted demands of processing, storing, and retrieving large amounts of data. This is particularly beneficial for our end-users who tend to capture a multitude of photos during their visits to theme parks, tourist attractions or intellectual property events. Through the integration of AI and sophisticated metadata analysis, we streamline the assignment of photos to pertinent quick response or numerical codes, ensuring every user has an easy and secure access point to their memories.

(ii) Valuable data insights

The advanced data processing techniques of our solution also enable the extraction of valuable insights and patterns from the collected data. By analyzing users’ behaviors, photo preferences, and market trends, we can provide personalized recommendations, enhance the overall user experience, and drive strategic decision-making. These data-driven insights empower PictureAir to continually refine its services, tailor its offerings to meet user expectations, and identify growth opportunities.

(iii) Advance security measures

Our solution is embedded with an innovative photo preview method, TouchClear, which adds an extra layer of protection to intellectual property and prevents image theft. Our end users can only retrieve captured images using unique codes or barcodes associated with each picture, ensuring that only authorized individuals can access and purchase the desired images. This method also prevents unauthorized copying or duplication of the content by disabling the option of screenshots during the preview. See “Our Intellectual Property” below in this section for more information in TouchClear.

(iv) Scalable system architecture

Our solution’s system architecture ensures photos, whether taken by our photographers or linked to specific quick response codes, are preserved even in offline mode. This distinctive feature, not commonly found in traditional photo operators, allows for uninterrupted photo processing, with data synchronization resuming upon network reconnection. The architecture is scalable, suitable for small attractions as well as expansive venues. Our use of cloud server mode negates the need for on-premises servers, reducing capital investment and setup time. By centralizing and consolidating data in the cloud, we ensure convenient and secure access to guest images from anywhere, be it through the PictureAir website or mobile application.

(v) Extra flexibility from PictureAir mobile application

Our solution has its own mobile application, which is designed and produced to transform the traditional photo purchasing process at theme parks, tourist attractions and intellectual property events. By utilizing image association and mobile integration, our end users can benefit from the convenience of previewing their photos taken in our customers’ themed locations from any location on their mobile devices. Through the online payment and download features in the mobile application, our end users can purchase and share their photos instantly across social media platforms. Additionally, the mobile application also benefits our customers by reducing the manpower needed to manage visitor photo purchases and in return, leading to streamlined operations of our customers.

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A simplified workflow of PictureAir mobile application is outlined as follows:

LINK QR CODE

USER SCANS QR CODE AND UPLOAD TO CLOUD STORAGE

SELECT PHOTO

USER SELECTS THE DESIRED PHOTO FROM GALLERY

Singapore Flyer

PREVIEW PHOTO

POWERED BY "TOUCHCLEAR TECHNOLOGY"

Order Confirmation
Singapore Flyer

PURCHASE PHOTO

USER BUYS AND DOWNLOAD PHOTOS IN APP OR WEBSITE

SHARE PHOTO

ONE TAP SHARE TO VARIOUS SOCIAL MEDIA

PRIVATE AND CONFIDENTIAL. ALL RIGHTS RESERVED © PICTUREWORKS GROUP

Sustainable business model through strategic partnerships

Strategic partnerships, whether through product offerings, services or collaborations have been the cornerstone of our business’s sustainability and growth. Among the numerous valuable relationships we have developed in the growth of our business, our relationship with a multinational Japanese conglomerate predominantly operating in the field of photography and imaging technology sectors has been especially instrumental since our inception.

During the initial phases of our business journey, this Japanese conglomerate was one of the few that recognized and endorsed our potential, demonstrating their support by utilizing our services and purchasing our products. Their early patronage not only validated our offerings but also played a pivotal role in propelling our growth trajectory.

Owing to our established relationship with the Japanese conglomerate, we have successfully collaborated with its Exclusive Distributor in the form of lease. Although our agreement with the Exclusive Distributor required a minimum lease quantity of Printers, we were given a four-month waiver from January 2022 to April 2022 on the monthly rental of the Printers during the COVID-19 outbreak, when theme parks and other tourist attractions were closed. This gesture of good faith from the Exclusive Distributor highlights the strength of our relationship with either the Japanese conglomerate or the Exclusive Distributor.

We are confident that the lease brings significant benefits to both parties, particularly in terms of revenue growth and overall success. The benefit of the lease to the Exclusive Distributor is largely attributed to our consistent and exclusive purchases of printing materials from them. This steady demand is driven by the high popularity of souvenir images at our largest customer’s theme park, where we serve as the sole imaging operator. Our regular procurement of materials exclusively from the Exclusive Distributor ensures a stable and reliable revenue stream for them. For the Company, the primary benefit is the favorable payment credit terms of 30 days, which aid in preserving our cash flow for operations. Additionally, the prices for the printing materials are fixed upon signing the Lease Agreement, an arrangement we consider favorable as it effectively manages the risks of price fluctuations. Furthermore, an important aspect of the arrangement is our right to terminate the Lease Agreement at our convenience. In the event our service agreement with our largest customer is terminated, we have the option to terminate the Lease Agreement by providing prior written notice to the Exclusive Distributor. This provision grants us significant flexibility and protects us from long-term obligations under variable business conditions. Moreover, the absence of a corresponding right for the Exclusive Distributor to terminate the Lease Agreement ensures continuous hardware provision to our largest customer, offering us considerable assurance and stability in our operations.

Currently, we have 2-year lease agreement that goes through December 22, 2025 with an entity within the corporate group of the Exclusive Distributor for the Printers which will be installed at one of our largest customer’s theme parks in Hong Kong.

Additionally, we have also partnered with another Japanese entity by signing a software licensing agreement to license our technology solution, PictureAir. While this software licensing agreement does not carry any unusual or atypical terms compared to agreements we have signed with other customers, it holds significant importance as the beginning of a collaboration where we will facilitate the entity’s provision of imaging operation services to its customers at a popular tourist attraction in Japan. We are confident in the capabilities of our technology solution and believe that it can significantly benefit more customers of this entity, thereby enhancing their experiences and satisfaction. By integrating our solution with the entity’s operations, we are optimistic about the potential to grow our presence in the Japanese market. Considering that expansion into new territories is a pivotal part of our growth strategies, we view our collaboration with this Japanese entity as an essential first step in establishing and expanding our footprint in Japan.

Visionary and experienced management team

Our management team, led by Mr. Cheong Chia Chou, our Executive Chairman, and Ms. Sharon Tse, our Managing Director and Chief Executive Officer, brings a wealth of experience and expertise, combined with a proven track record of success, demonstrating their commitment to excellence and their pivotal role in driving our organization’s growth.

Mr. Cheong’s technological aptitude has always been evident, having developed multiple innovations prior to the inception of Pictureworks. As a graduate of the National University of Singapore, he developed a system architecture and marketing imaging technology in collaboration with his alma mater. This foundation led him to create an online photo printing system which was subsequently acquired by a multinational Japanese conglomerate predominantly operating in the field of photography and imaging technology solutions. The success of his online photo printing system eventually led him to incorporate Pictureworks where he led the design and development of a mobile photo printing kiosk known as Cheki with his team. His knowledge and efforts have solidified Pictureworks’ position as a recognized leader in the field. See “Management” below for more details on Mr. Cheong’s education and background.

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Complementing Mr. Cheong’s leadership, Ms. Tse brings over seventeen years of experience in corporate management. Before her tenure at Pictureworks, she led and managed diverse marketing campaigns for her previous employers. Her consistent record of driving successful brand growth and market expansion is evidenced by her roles at several reputable multinational corporations. See “Management” below for further details on Ms. Tse’s education and background.

OUR GROWTH STRATEGIES

Prior to the COVID-19 pandemic, activities in the tourism, leisure and entertainment industries greatly influenced our revenue streams. We often saw a surge in the sale of imaging products due to an influx of visitors at our customers’ themed locations during peak periods such as school holidays, public holidays or seasonal festivities. However, the COVID-19 pandemic brought unprecedented challenges to our business, as well as that of our customers, and significantly impacted our revenue stream, particularly revenue from our Full Turnkey Operation Model due to shifts in our industry’s landscape.

The international tourism industry is resurging as we transit into the post COVID-19 -pandemic phase and we believe that this resurgence presents a significant opportunity for us to capitalize on expected continued growth of the tourism sector. We believe that in the era after the COVID-19 pandemic, pent-up demand for travel and tourist experiences will fuel a phenomenon known as “revenge spending” and as a result, we anticipate continued growth in the coming years.

According to Frost & Sullivan, the market size of the photo imaging industry in Asia is expected to increase at a Compound Annual Growth Rate (CAGR) of 8.9% from 2023 to 2027. This growth is attributed to technological advancements and the rebound of the tourism and events industry in the post-pandemic era. We endeavor to remain at the forefront of this dynamic landscape by focusing primarily on our growth strategy in geographical market expansion and technological advancements, while continuing to leverage our existing competitive strengths.

We intend to continuously grow our business and strengthen our market position in the imaging industry through the following strategies:

Invest in and develop technologies centered upon AI

The adoption of AI in our imaging services is a strategic move that underscores our commitment to innovation and excellence. We believe AI is instrumental in achieving two key objectives: elevating conversion rates for our customers and enriching the end-users’ experience. Our AI-driven approach enables precise identification and cropping of our customers’ guests in photos, allowing for seamless integration into various backgrounds without traditional green screens. This not only enhances site aesthetics but also improves photo capture rates.

In crowded or less-than-ideal settings, our AI effortlessly replaces distracting elements with visually appealing backgrounds. It also introduces an element of fun, allowing our customers’ guests to virtually try on new outfits or assume different personas, thus enriching the photo experience. Furthermore, AI enables guests to virtually transport themselves to different locales, creating unique and memorable imagery that stands out. This not only captivates guests but also drives both capture and purchase rates.

The integration of AI into our services is a deliberate step towards not just keeping pace with industry advancements, but in setting a precedent. We have an unwavering commitment to leveraging AI, not just as a tool, but as a cornerstone of our industry-leading services. Moving forward, we are confident that the transformative potential of AI will continue to push the boundaries of the imaging industry and provide our customers with unmatched value in term of our product offerings and services.

Embracing the Metaverse and Blockchain

Our future growth is centered around harnessing the transformative potential of blockchain technology to securely share data and images. Our goal is to utilize blockchain for enhancing data security, transparency, and authenticity. We envision a future where, through blockchain-based image verification and certification, every photo captured and shared from our platforms remains tamper-proof and verified, instilling trust and confidence among our end-users.

Embracing the Metaverse represents a strategic evolution of our product offerings and services, aiming to seamlessly connect the real and the virtual. This forward-thinking approach allows us to craft a distinctive “after park” experience, ensuring that the adventure for our end-users does not end with the physical visit to our customers’ themed locations. In this expansive virtual landscape, we will be reimagining photo viewing with the integration of avatars and the introduction of engaging gamification and virtual events. This allows our end users to vividly relive and extend their experiences in a dynamic online environment. Much like the tangible memories created in an actual theme park or attraction, our end users can capture their Metaverse experiences by creating and sharing interactive virtual galleries. We believe that our foray into the Metaverse has the potential to unlock diverse revenue streams, such as hotel bookings, ticketing, and merchandising within this digital realm.

We recognize the promise that blockchain technology and the Metaverse hold, and our comprehensive growth strategy is focused on leveraging their capabilities to drive our business forward. As of the date of this Prospectus, we are in the initial phases of research and development on the integration of blockchain technology and the expansion of the Metaverse into our product offerings and services.

Expand into new territories by establishing new business relationships

The foundation of our growth lies in expanding the reach of our business, both through geographic expansion and finding new customers within existing markets. While our primary business focus has been Asia, we see untapped potential beyond its boundaries. Our aim is to bring our advanced imaging solutions to these new territories, by offering our exceptional customer experiences worldwide. By performing meticulous market research, we believe we can pinpoint regions with promising growth trajectories and align these opportunities with our business objectives. To anchor our growth in new territories, we aim to form strategic partnerships and employ local expertise, thereby helping to ensure an in-depth understanding of the cultural environment and continuing to deliver superior service to our customers.

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Invest in human capital by engaging local talents

We are committed to our employees’ development. We intend to continue investing in our team, fostering a learning environment through ongoing training, and providing other opportunities for professional growth. As we expand into new markets, we plan to engage local talents who possess a deep understanding of these regions, enabling us to tailor our services to meet the specific needs of each market. Through this local expertise, we aim to secure our reputation as a reliable partner positively impacting each market we enter.

Collaborate with local governments to transform seemingly ordinary attractions through our imaging solutions

Local governments often manage and oversee ways to attract visitors to local attractions, whether run by the government or promoted by local tourism boards, to enhance economic activity through tourism. Attracting new visitors to these local sites plays a key role in building and sustaining the local tourism industry. Our innovative imaging solutions can elevate attractions, creating more engaging and memorable experiences for visitors. By collaborating with government entities, we seek to identify and cater to the unique needs of these attractions. Our expertise allows us to develop content that showcases an attraction’s unique charm, contributing to sustainable tourism development and endorsing responsible tourism practices that respect local cultures and environments. Through cutting-edge photography services, we believe we can enhance tourists’ experiences, support local businesses, and provide economic benefits to surrounding communities.

OUR BUSINESS MODEL

We deliver our imaging solutions and related services to our customers through two distinct business models: the Full-Turnkey Operation Model and the Licensing Model. The Full-Turnkey Operation Model offers end-to-end services seeking to carefully manage our customers’ imaging operations. By comparison, our Licensing Model provides our customers with the opportunity to leverage the advantages of our innovative technological solution, PictureAir, as a service.

Full Turnkey Operation Model

We primarily derive our revenue from our Full Turnkey Operation Model, which offers customized imaging operation services, enhancing operations at theme parks, tourist attractions and intellectual property events. This model allows us to generate our revenue from a revenue sharing arrangement with our customers from the sale of photos and imaging products at a fixed percentage. The Full Turnkey Operation Model involves the following services:

(i)	Provision of technological solution known as PictureAir

PictureAir serves as a critical component of the Full Turnkey Operation Model, providing a comprehensive solution for efficient capture, association and processing, storage, and quick dissemination. While some processes, like ride capture and image processing, are automated, PictureAir offers a seamless experience beyond just software. End-users can instantly share their image on social media platforms after making a purchase decision. The data collected by PictureAir provides valuable insights into our end users’ purchasing behavior regarding imaging products, allowing us to customize our business strategies in line with our customers’ preferences. This helps ensure an optimized range of imaging products and strengthens our competitive edge in the market.

See “Our Technological Solution: PictureAir” below in this section for a detailed description of PictureAir’s features and benefits.

(ii)	Other related services

The Full Turnkey Operation Model also entails other related services that are essential for the imaging operations of theme parks, tourist attractions and intellectual property events.

●	Planning and consultation

By leveraging our extensive industry experience, we offer planning and consultation services to enhance imaging operations in our customers’ theme parks and attractions. We apply an analytical approach to deliver tailored advice to our customers. Having thoroughly examined their workflows, equipment uses, staffing, pricing, and customer satisfaction, we provide solutions based on industry benchmarks and trends to optimize the process and final product.

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●	Supply of hardware

Considering the business needs of our customers, we supply all hardware and equipment necessary for the imaging operations undertaken by our customers. The equipment provided includes the likes of cameras, computers, photo printers, flashlights, and their mounting equipment, subject to the requirements of our customers including repair and maintenance.

●	Supply of consumables

Having studied the business requirements of our customers, we source and supply the consumables necessary for our customers to produce imaging products, such as printer inks, photography paper and photo frames. We monitor and schedule the restocking of these consumables to ensure that the production of imaging products will not be interrupted.

●	Creative design support

Our services extend to design consultation which helps our customers seamlessly integrate their corporate branding into the imaging process. We adopt a tailored approach to ensure that our end users receive a memento commemorative of their experience at our customers’ themed locations, while also reflecting our customers’ identity.

●	Technical support

We provide timely technical assistance and support, both remote and on-site, to cater to any technical problems our customers may encounter with their imaging systems designed using our imaging solution and hardware. We ensure that the technical support provided by our technicians meet universally recognized standards, and more pertinently, the professional standards as by our customers to ensure ongoing operation of equipment and minimal downtime due to technical issues.

●	Hiring and managing of manpower

We deploy resources judiciously to maintain optimal staffing for our customers imaging services, underscoring our commitment to operational efficiency. Based on our analysis of our customers’ workflows, we map out and execute optimal operational practices in line with our objective of refining workflows and boosting productivity, thereby bolstering the success of our customers’ imaging operations.

●	Creation and production of imaging products

We also offer the creation of personalized imaging products as a key service under this model. Utilizing advanced printing technology, we produce high-quality photo prints in diverse sizes with remarkable detail and vibrant colors. We also offer personalized memorabilia such as keyrings, photo magnets and photo albums that are customized for our end-users to preserve and showcase their memories in a unique and memorable way. Furthermore, we also provide innovative products such as our Themed Story Book and Interactive GIF Videos that animate photos, creating dynamic and immersive experiences.

Licensing Model

The Licensing Model was designed specifically for our customers desiring flexibility by providing them with the tools and instructions needed to offer imaging products directly without the need for ongoing and on-site involvement that is a feature of our Full Turnkey Operation offering. The Licensing Model positions PictureAir as an all-encompassing service in the form of an imaging solution, delivering significant benefits to our customers. This model grants our customers access to the functionalities of PictureAir without incurring high costs or infrastructural demands as the customer directly manages the imaging production process, from equipment care, providing manpower, and creating the imaging products. We collect either a fixed licensing fee, or a percentage of the monthly gross sales from imaging products, on monthly basis, as negotiated on a case-by-case basis. This arrangement allows our customers to optimize the application of PictureAir while ensuring cost predictability.

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For the years ended December 31, 2021, 2022, and 2023, the Full Turnkey Operation Model generated 80%, 64%, and 85% of our total revenue, respectively. For the interim financial period ended June 30, 2024, the Full Turnkey Operation Model generated 81% of our total revenue. The Licensing Model contributed 15%, 33%, and 13% of our total revenue for those same years. For the interim financial period ended June 30, 2024, the Licensing Model contributed to 16% of our total revenue. The remaining 5%, 3%, 2% and 3% of our total revenue for 2021, 2022, 2023, and the interim 2024 period respectively, was attributed to our content planning, ad hoc photography services, and management fees.

OUR CUSTOMERS

Our customers are predominantly (i) the owners or operators of reputable theme parks, tourist attractions, and intellectual property events which are events centered on franchise movies and popular characters in mainstream media under the Full Turnkey Operation Model and (ii) the photo imaging service providers (as our licensees) designated by the owners or operators of theme parks, tourist attractions and intellectual property events under the Licensing Model. In recent years, we have also carried out collaborative arrangement with an intermediary seller in mainland China for the sale of one of our customers’ one- day photo pass to end-users. This arrangement enabled our customers to gain revenue from the increased sales of the photo pass product, and consequently resulted in an increase of our income generated from that region. While we directly offer our imaging services to our customers’ establishments, it is our customers’ visitors, who we recognize as our end users, that ultimately enjoy the benefits generated by our customers enhanced business operations through our offerings.

For the years ended December 31, 2021, 2022, and 2023, the revenue generated from our four largest customers in aggregate represented approximately 54%, 56% and 91% of our revenue respectively. For the interim financial period ended June 30, 2024, the revenue generated from our four largest customers in aggregate represented approximately 87% of our revenue. For the year ended December 31, 2021, three customers accounted for more than 10% of our annual revenue – one in Hong Kong for 26%, one in Shanghai for 15% and the last one also in Shanghai for 11%. For the year ended December 31, 2022, two customers accounted for more than 10% of our annual revenue – one in Hong Kong for 43% (“Largest Customer”) and the other one in Hong Kong for 13%. For the year ended December 31, 2023, three customers accounted for more than 10% of our annual revenue - one in Hong Kong for 58% (“Largest Customer”), one in Hong Kong for 11%, and one in Singapore for 18%. For the interim financial period ended June 30, 2024, two customers accounted for more than 10% of our annual revenue- both of whom are in Hong Kong, accounting for 60% and 13% respectively.

Presently, we have an existing digital imaging services agreement with a validity period extending up to December 31, 2024 with our Largest Customer (“Services Agreement”). Under the Services Agreement, we are obligated to provide the following services to our Largest Customer:

(i)	installation of the overall operating system;
(ii)	supply of hardware and equipment, such as digital cameras, mounting equipment, and all necessary cabling between the cameras and photo processing equipment;
(iii)	supply of software necessary for the operation of the operating system;
(iv)	supply of consumables such as photographic papers;
(v)	repair, maintenance, and ongoing technical support; and
(vi)	business development support.

Additionally, any party to the Services Agreement may terminate the agreement by providing a written notice to the other party under the following circumstances:

(i)	a breach of obligations that remains unresolved for 21 days after receiving written notice;
(ii)	insolvency as declared by auditors or competent courts in Hong Kong;
(iii)	the passing of a resolution for the winding-up of the other party;
(iv)	the initiation of proceedings seeking a declaration of insolvency or arrangements with creditors, dissolution, liquidation, or the appointment of a judicial manager, trustee, receiver, or liquidator under applicable law, with such proceedings remaining undismissed or unstayed for 60 days, or being consented to by the other party; and
(v)	the other party stops or suspends payment of its debts or ceases to carry on its business operations.

We normally can maintain established business relationships with our customers in the long term, though the COVID-19 pandemic has significantly altered our approach to operating our business and our dependency on our customers. Prior to this, we had relied predominantly on our Full Turnkey Operation Model as our main source of income. The pandemic has motivated us to diversify our income streams and to achieve a greater equilibrium between our business models. As for our customers, while we have not been wholly dependent on any customer, the pandemic has further motivated us to expand our customer base and minimize overreliance on any customer. This shift in approach has been instrumental in navigating the challenges posed by the pandemic and maintaining a more resilient business model.

Our current approach is to strike a balance between the Full Turnkey Operation Model and the Licensing Model so to afford us greater responsiveness to market changes, enabling us to navigate uncertain times with greater agility. We believe that our present approach, which strives to achieve a greater balance between our business models, provides us with a better safeguard against potential disruptions and uncertainties that may arise in the future.

OUR SUPPLIERS

When selecting our suppliers, we prioritize three key factors: competitive pricing, prompt and efficient service levels, and a solid industry reputation. We typically source our supplies, which mainly consist of consumables like printing papers, inks, and photo frames from local suppliers. In the event of demand from our customers, we will engage event photo or video shooting services from external service providers. This approach ensures quick and efficient access to essential resources. Importantly, our business model does not lead to an over-reliance on any supplier since our primary need is for consumables. By diversifying our supply sources and focusing on consumables, we diminish potential risks associated with supplier dependencies. Leveraging local supply chains also allows us to reduce lead times, streamline operations, and respond more agilely to unforeseen circumstances or fluctuations in demand.

The majority of our purchases were made from a key supplier in Hong Kong, accounting for approximately 51%, 52%, and 75% of our total purchases in the years ended December 31, 2021, 2022, and 2023, respectively. For the interim financial period ended June 30, 2024, our purchases from a key supplier in Hong Kong accounted for approximately 45% of our total purchases.

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OUR TECHNOLOGICAL SOLUTION: PICTUREAIR

PictureAir is our innovative imaging solution specifically designed for themed locations. It offers immediate access to images “on air”, and empowers us to capture, process, securely store, and swiftly distribute images for end-users to purchase across various platforms, such as a self-ordering system or via mobile devices. Once these custom images are purchased, our end-users can effortlessly download and share them across a multitude of social media platforms in real time, creating an engaging sharing experience. This interactive process not only enhances the end-user’s experience but also generates data for us to analyze, helping to refine our understanding of customer behaviors and preferences. A comprehensive overview of the capabilities offered by PictureAir is detailed as follows:

Capturing images

PictureAir offers a comprehensive range of capture options to cater to our customers’ preferences and enhance the overall end-users’ experience. Our high-speed automated ride capture system features world-class cameras, advanced image sensors, powerful processors, and a high-speed autofocus system, ensuring quick and efficient image capture. It has the capability to capture multiple frames in rapid succession using burst mode, increasing the chances of capturing the perfect shot. In addition to the ride capture system, we provide a self-service capture system with high-quality cameras at dedicated stations, offering exceptional image quality through advanced features like high-resolution image sensors and optimized hardware-software integration. Furthermore, our team of professional photographers operates advanced chromakey technologies, including greenscreen and dynamic non-greenscreen chromakey. With greenscreen chromakey, photographers capture a person’s picture against a green backdrop, allowing for seamless integration of captivating virtual backgrounds during the post-processing stage. The dynamic non-greenscreen chromakey technology enables real-time background replacement, providing an immersive visual experience at the moment of capture. All photos, regardless of whether they are captured through the ride capture system, by our photographers, or via the self-service stations, are securely stored in the cloud server.

Processing images

Image processing plays a crucial role in our imaging operation, enabling us to enhance the quality and visual appeal of the images we captured. Our technological solution utilizes advanced algorithms and techniques to analyze and optimize each image individually. This meticulous process involves adjusting parameters like exposure, color balance, sharpness, noise reduction, and image stabilization. By carefully fine-tuning these elements, we ensure that the final images exhibit the highest quality, with improved clarity, vibrant colors, and well-balanced tones. Beyond technical enhancements, we provide the option to incorporate interesting and creative content into the captured photos using AI technology. Our technological solution seamlessly integrates virtual backgrounds, overlays, filters, and special effects to make the images more captivating and unique, thereby enhancing the value proposition of the captured images. Whether it’s transporting users to stunning locations, adding playful elements to the pictures, or creating artistic effects, our image processing capabilities allow us to transform ordinary photos into extraordinary visual masterpieces.

Storing images

When a photo is captured, it is securely stored and simultaneously uploaded to our dedicated cloud. Non-purchased photos are stored for a period of 30 days, while purchased photos are retained for sixty days. During this time, end-users not only have easy access to their valuable memories via our PictureAir website or mobile application and they can conveniently purchase the photo directly through the PictureAir mobile application in selected theme parks. After the designated duration, the pictures are automatically deleted from the cloud to prioritize data privacy and optimize storage efficiency. To enhance end-user convenience, we have also developed an organized system that categorizes pictures based on embedded metadata, particularly for venues like theme parks. This enables effortless navigation through end-users’ photo collections.

Ordering and purchasing images

Our technology implements load balancing across multiple printers, facilitating quick and efficient processing of various orders. End-users can track their orders from start to finish using our order tracker functionality. Our advanced system ensures prompt and accurate order execution, minimizing potential delays and ensuring timely order fulfilment. Our efficient and technology-driven approach ensures prompt delivery of imaging products from the moment an order is placed. Our customer support team is readily available to assist end-users throughout the order process, providing timely responses to inquiries and resolving any potential issues, further enhancing the overall fulfillment experience for all our end-users.

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Distributing images

We utilize a special tagging technique which includes quick response codes, barcodes, or radio frequency identification (RFID) technology, to associate unique codes for each photo we captured. This streamlined approach simplifies the process for end-users to locate and access their photos easily. By scanning the provided code or using RFID technology, end-users can access their photos through our PictureAir website or mobile application without the need for manual identification or complex retrieval processes before making their purchase decision. To provide a seamless and user-friendly experience, we have introduced a new method for delivering soft copies of ordered pictures. Instead of using traditional methods like CDs, emails, or thumb drives, we provide unique quick response code to each of our end-users which allow them to retrieve and download associated photos efficiently through our PictureAir mobile application or website. Each unique code allows our users access to retrieve multiple photos, making the process of purchasing and downloading images more efficient. End-users can conveniently access their photos from any location, be it their homes, offices, or elsewhere, using the unique code. This approach ensures accurate delivery of our end-users’ photos, and eliminates errors associated with incorrect transmission of identifying image data.

Sharing images

We offer a convenient solution for sharing photos on social media platforms through our PictureAir mobile application. PictureAir seamlessly integrates with the social media networks application already installed on end-user’s mobile devices, making it effortless for them to share their cherished moments with friends and followers. When end-users share their photos, their friends and followers are directed to a dedicated interface that provides additional information about the location, creating opportunities for cross-selling and enhancing the overall end-users’ experience. This integration not only facilitates photo sharing but also promotes our customers’ destinations organically through the power of social media. By leveraging the popularity of these platforms, we help our customers to reach a wider audience and maximize their online presence.

Analyzing data

PictureAir is equipped with a real-time data generating capability that systematically captures and stores relevant data. Using this repository of information, our operations manager can conduct thorough analyses to evaluate both sales metrics and the performance of individual photographers. The insights extracted from these analyses are instrumental in identifying areas of our focus and in return allow us to make informed decisions about operational adjustments. This methodical approach ensures that we continually align our strategies with performance outcomes, allowing for consistent improvements and adjustments in our operations.

OUR INTELLECTUAL PROPERTY

Our commitment to safeguarding our intellectual property is critical to our success and the sustainability of our business in the long term. We demonstrate our commitment to safeguarding our innovations through the registration of our intellectual property rights in our key markets.

As of the date of this prospectus, we have obtained patent recognition for our TouchClear technology in seven jurisdictions, including the United States, United Kingdom, Singapore, Malaysia, Hong Kong, mainland China, and Japan. TouchClear is a distinctive image previewing method which allows our end users to preview images before making a purchase. This method safeguards against unauthorized image theft and in turn, ensures both our customers and our organization continue to generate revenue from the sales of imaging products.

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The diagram below demonstrates how our TouchClear technology works:

Our registered trademarks are crucial to us being able to distinguish our brand against that of our competitors and allow us to reinforce our market presence. Our registered trademarks serve as an essential tool in preventing any unauthorized use or imitation of our brand identity. Since our inception in 2003, we have acquired numerous trademarks in various jurisdictions in conjunction with our business development and growth. As of the date of this prospectus, we have four registered trademarks, which also includes logo of PictureAir in nine countries, that are indispensable to our current business operations. We have also registered the domain of our Company (www.pictureworks.com) and PictureAir (www.pictureair.com) to enable our customers and end users alike to locate us and to further understand the scope of services we provide.

In addition to statutory safeguards, we also prioritize the implementation of robust confidentiality agreements with our employees, business partners and contractors. These agreements cement a culture of trust and professionalism and ensure the secure handling of sensitive information and trade secrets. We control access to our proprietary technology and information and enforce stringent measures to prevent unauthorized disclosure or misuse of any sensitive data in our control.

Consistent with our extensive measures to protect our intellectual property, we strive to remain vigilant in the face of potential threats. We recognize that unauthorized parties may attempt to reproduce or gain access to our proprietary technology or information, despite our best efforts to prevent such occurrences. Consequently, we work to continuously improve our security measures, to ensure we stay abreast of industry best practices and emerging technologies.

OUR EMPLOYEES

We recognize the vital role that our employees play in our overall success, and we are committed to building a highly motivated and diverse workforce that aligns with our business objectives and values. We offer competitive compensation packages and foster an environment encouraging self-development, which we believe has allowed us to attract and retain qualified employees.

Our team comprises a mix of full- time employees and part-time workers and interns. Our full-time employees are responsible for overseeing corporate, managerial, and administrative aspects of our business. To meet the dynamic needs of our operations, especially during peak, periods such as festive seasons, school holidays, and public holidays when visitor numbers surge, we adopt a flexible approach by engaging established private employment agencies to provide part-time workers. By engaging part-time workers through employment agencies, we also mitigate statutory obligations associated with full-time employment, contributing to operational efficiency. As of the date of this Prospectus, we have hired a total of 34 full-time employees and 109 part-time workers. In addition to that, we have accepted nine interns as part of our corporate social responsibility efforts to contribute to the development of future talents in our field. The following table sets forth the breakdown of our employees by function as of the date of this Prospectus:

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Function	Number
	Full time employees	Part time workers	Interns
Management	4	0	0
Technology Development and Support	4	0	0
Business Development	2	0	0
Operation	18	123	7
Finance, Legal, Human Resources and General Administration	6	0	0
Total	34	123	7

We believe our approach to hiring has enabled us to effectively manage manpower requirements while optimizing cost management.

OUR RESEARCH AND DEVELOPMENT

Our research and development efforts are undertaken by our in- house team. We have not adopted a segmented approach towards research and development and have instead integrated our research and development functions into our day- to- day business operations. We recognize the importance of research and development and the role it plays in both navigating and influencing industry trends. As such, we consistently strive to keep abreast of technological advancements in the industry to retain our competitive position in the market.

Most features of our technological solution, PictureAir, were developed by our in-house team. Our decision to rely on our internal expertise has enabled us to contain the flow of information and as a result, reduced the need to collaborate with external parties for research and development. Our research and development expenditure primarily encompasses the (i) employee salaries, (ii) costs of experimental materials, and (iii) other daily operational expenses associated with our research and development activities.

OUR MARKETING

Our market presence in the industry has enabled us to position ourselves at the forefront of the imaging technology solutions industry.

We believe the endorsement by our existing customers plays an important role in the expansion of our customer base, as we source new customers mainly through word-of-mouth referrals. As a member of the Global Association for the Attractions Industry, we often sponsor or participate in industry-related exhibitions and conferences held by the association. We are confident that offline marketing in the form of exhibitions and conferences whether as a sponsor or participant will further promote our services and brand awareness to the relevant stakeholders who may potentially become our customers in the future.

COMPETITION

The photo imaging industry is constantly evolving due to rapid technological advancements. While the industry remains niche, we face competition from a few major players who hold a significant market share in Asia. We believe our competitive edge lies in our technological solutions and the ability to devise innovative solutions through our research and development efforts. In line with our approach to research and development, we strive to continuously upgrade our solutions offered to ensure that our solutions remain functional and relevant to our customers.

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OUR PROPERTY

We do not own any real property. Given our primary business operations in Asia, we have opted to establish our presence by leasing property in Malaysia and Hong Kong. A description of our leased real property is set out below:

Location	Group Entity	Usage	Lease Period
Malaysia	Pictureworks (M)	Office	1 year commencing from January 1, 2025- December 31, 2025.
Hong Kong	Pictureworks (HK)	Warehouse	3 years commencing from 1 September, 2024- 31 August, 2027.

For the purposes of our Group’s business operations in Hong Kong, we have further executed a Licensing Agreement granting our Group the right to use a co-working space, in addition to our rented premises, for our business operations in Hong Kong. Similarly, to accommodate our Group’s business operations in Singapore, we have executed a Hot Desking Agreement. We believe that our existing workplace arrangements and leased locations are sufficient to support our operational needs and that additional space can be obtained on commercially reasonable terms to meet future business requirements.

OUR LEGAL PROCEEDINGS

From time to time, we may be involved in various legal or administrative proceedings arising in the ordinary course of our business. These proceedings could include actions related to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims.

In 2021, Pictureworks (M) was involved in a legal proceeding initiated by the Inland Revenue Board of Malaysia in respect of RM3,155,742.26 in taxes, resulting from an upward adjustment to its income taxes for the years ended December 31, 2018 and 2019. After reaching a settlement for payment with the Inland Revenue Board of Malaysia, the proceeding was discontinued on February 21, 2023.

Presently, we are not a party to any legal or administrative proceedings, and we are not aware of any imminent threat of such proceedings that, in the opinion of our management, could have a material and adverse effect on our business, financial condition, cash flow, or result of operation. We remain committed to complying with all relevant laws and regulations, and we will take appropriate measures to address any legal or administrative matters that may arise in the future, should the need arise.

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REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Group’s business and operations in the jurisdictions where we carry on our business. Information contained in this section should not be construed as a comprehensive summary nor detailed analysis of laws and regulations applicable to the business and operations of our Group. This overview is provided as general information only and not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Singapore on our business and operations.

Malaysia

This section sets forth a summary of the principal Malaysian laws, regulations, and rules relevant to our business and operation in Malaysia.

BUSINESS OPERATION

Local Government Act 1976, or the Malaysian LGA 1976

The Malaysian LGA 1976 consolidates and revises laws related to local governance. The Malaysian LGA 1976 empowers local authorities to make by-laws to ensure the health, safety, and welfare of their respective areas, including regulations for businesses operating within their jurisdiction.

The Licensing of Trades, Business, and Industries (Petaling Jaya City Council) By-Laws 2007 are by-laws issued under the Malaysian LGA 1976. These by-laws mandate that no individual may engage in any trade, business, or industrial activity or use any premise or location within the council’s jurisdiction for such activities without first obtaining a license from the council. Failure to comply with this requirement may result in a fine not exceeding RM2,000.00, imprisonment for up to one (1) year, or both.

Therefore, all business premises operating within the jurisdiction of the Petaling Jaya City Council must obtain the necessary license to operate. Failure to comply with this regulation may result in penalties as stipulated in the respective council’s by-laws.

As at the date of this prospectus, Pictureworks (M) holds and maintains a valid business license issued by the Petaling Jaya City Council for its business premises located at Unit C-2-01, Level 2, Capital 3, Oasis Square, No. 2, Jalan PJU 1A/7A, Ara Damansara, 47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia, valid up to December 31, 2024.

PERSONAL DATA

Personal Data Protection Act 2010 (as amended by the Personal Data Protection (Amendment) Act 2024), or the Malaysian PDPA 2024

The Malaysian PDPA 2024 regulates the processing of personal data in the course of commercial transactions in Malaysia and is enforced by the Personal Data Protection Commissioner. The Malaysian PDPA 2024 sets out seven (7) key data protection principles which must be adhered to by data controllers (being a person who either alone or jointly or in common with other persons processes any personal data or has control over or authorizes the processing of any personal data, but does not include a processor) in Malaysia when processing personal data. The seven (7) key data protection principles are summarized as follows:

(a)	The general principle

The general principle prohibits a data controller from processing a data subject’s personal data without her/her consent unless such processing is necessary under the Malaysian PDPA 2024.

(b)	The notice and choice principle

The Malaysian PDPA 2024 requires a data controller to inform a data subject by written notice as soon as practicable, in both the national and English languages of the matters more specifically stated under the Malaysian PDPA 2024.

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(c)	The disclosure principle

Subject to exceptions under the Malaysian PDPA 2024, the disclosure principle prohibits the disclosure of personal data without the data subject’s consent for any purpose other than that for which the data was to be disclosed at the time of collection or a purpose directly related to it and to any party other than a third party notified to the data controller.

(d)	The security principle

The Malaysian PDPA 2024 imposes obligations on the data controller to take steps to protect the personal data during its processing from any loss, misuse, modification, unauthorized or accidental access or disclosure, alteration or destruction. Pursuant to the Malaysian PDPA 2024, the obligation for the protection of personal data now extends to data processors as well.

(e)	The retention principle

Personal data shall not be retained longer than is necessary for the fulfilment of the purpose for which it was processed. Once the purpose has been fulfilled, it is the duty of a data controller to take reasonable steps to ensure that the personal data is destroyed or permanently deleted.

(f)	The data integrity principle

It is the responsibility of a data controller to take reasonable steps to ensure that the personal data is accurate, complete, not misleading and kept-up-to-date, having regard to the purpose (and any directly related purpose) for which it was collected and processed.

(g)	The access principle

A data subject is given the right to access his/her personal data and to correct that personal data which is inaccurate, incomplete, misleading or not up-to-date, except where compliance with a request to such access or correction is refused under the Malaysian PDPA 2024.

Non-compliance by a data controller of any of the above principles constitutes an offense under the Malaysian PDPA 2024 and the data controller is liable to a fine not exceeding RM300,000 or imprisonment for a term not exceeding two (2) years or both. Non-compliance of other provisions of the Malaysian PDPA 2024 may also lead to other financial penalties, imprisonment terms or both. The Malaysian Personal Data Protection Commissioner also has broad powers to order the data controller to comply with the provisions of the Malaysian PDPA 2024.

INTELLECTUAL PROPERTY

The Trademarks Act 2019, or the Malaysian TA 2019

The Malaysian TA 2019 is the primary governing law that regulates trademarks. The Malaysian TA 2019 provides for the registration of trademarks pertaining to goods and services, and also encompasses the implementation of relevant treaties, among other related matters.

As per the provisions of the Malaysian TA 2019, a trademark is defined as any sign that can be graphically represented and has the ability to differentiate goods or services of one undertaking from those of others. It is important to note that such a sign can be considered a trademark even if it is used in relation to an ancillary service provided by an undertaking, regardless of whether the service is provided for money or money’s worth.

Upon registration, a trademark is conferred with property rights under the Malaysian TA 2019, and the registered proprietor is entitled to the rights and remedies offered by the legislation. Registration of a trademark is valid for a period of ten (10) years, which can be renewed for an additional period of ten (10) years as per the provisions of the Malaysian TA 2019.

In case a registered trademark is infringed, the registered proprietor may take legal action against the infringer by seeking relief through court proceedings, as per Section 56 of the Malaysian TA 2019. The scope of trademark infringement under the Malaysian TA 2019 is extensive, as the use of an identical or similar mark in relation to similar goods or services would be considered as trademark infringement.

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The Patents Act 1983 (as amended by the Patents (Amendment) Act 2022), or the Malaysian PA 2022

The Malaysian PA 2022 and the regulations made under thereof known as the Patents Regulations 1986, or the Malaysian PR, are the principal legislation governing patents in Malaysia. The Malaysian PA 2022 outlines the criteria for patentability, patent rights, patent duration, and acts related to infringement, while the Malaysian PR covers the procedures for patent application. An invention must meet specific requirements, including novelty, an inventive step, industrial applicability, and not being explicitly excluded by the Malaysian PA 2022, to be eligible for patent protection.

Once granted, patent owners are entitled to the exclusive rights of exploiting, assigning, transmitting, and concluding licensing contracts. A patent is valid for twenty (20) years from the filing date of the application, subject to the payment of annual fees.

EMPLOYMENT

Employment Act 1955 (as amended by the Employment Act (Amendment) 2022), or the Malaysian EA 2022

The Malaysian EA 2022, which came into force in January 2023, provides minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection and termination benefits. The Malaysian EA 2022 covers all employees irrespective of wages with several exemptions apply to employees earning wages of more than RM4,000 a month.

National Wages Consultative Council Act 2011, or the Malaysian NWCCA 2011, and Minimum Wages Order 2022, or the Malaysian MWO 2022

The Malaysian MWO 2022 is made under the Malaysian NWCCA 2011 where it provides that the minimum wages rates payable to an employee shall be RM1,500 per month or RM7.21 per hour in Peninsular Malaysia. Under the Malaysian NWCCA 2011, an employer who fails to pay the basic wages as specified in the Malaysian MWO 2022 to his employees commits an offence and shall upon conviction, be liable to a fine of not more than RM10,000 for each employee.

Employees’ Provident Fund Act 1991, or the Malaysian EPFA 1991

The Malaysian EPFA 1991 imposes the statutory obligations on employers and employees to make contribution towards the Employees’ Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for the retirement purposes. Under the Malaysian EPFA 1991, any employer who fails to contribute to the Employees Provident Fund on behalf of each of his employee shall be liable to a fine not exceeding RM10,000 or imprisonment term not exceeding three (3) years or both.

Employees’ Social Security Act 1969, or the Malaysian ESSA 1969

The Malaysian ESSA 1969 imposes a legal obligation on both employers and employees to make monetary contributions to the Social Security Organization.

Under the Malaysian ESSA 1969, contributions are classified into two (2) categories based on the monthly wages of the employees. The first category pertains to employees insured against the contingencies of invalidity and employment injury, which are to be paid by both the employer and employee. The second category pertains to employees insured only against the contingency of employment injury, which is to be entirely paid by the employer.

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OCCUPATIONAL SAFETY AND HEALTH

Occupational Safety and Health Act 1994, (as amended by the the Occupational Safety and Health (Amendment) Act 2022), or the Malaysia OSHA 2022

The Malaysian OSHA 2022 is aimed to ensure the safety, health and welfare of all persons at all places of work. It was promulgated based on the self-regulation concept, in which the primary responsibility of ensuring safety and health at the workplace lies with those who create the risks and work with the risks. Similarly, the Department of Occupational Safety and Health, or DOSH, is responsible for ensuring the safety, health and welfare of people at work as well as protecting other people from the safety and health hazards in the industry sectors specified in the First Schedule of the Malaysian OSHA 2022 which includes the following: (a) manufacturing; (b) mining and quarrying; (c) construction; (d) agriculture, forestry and fishing; (e) utilities; (f) transport, storage and communication; (g) wholesale and retail trades; (h) hotels and restaurants; (i) finance, insurance, real estate and business services; and (j) public services and statutory authorities.

The Malaysian OSHA 2022 imposes a duty on the employer, or the self-employed person, “to ensure, so far as is practicable, the safety, health and welfare at work of all his employees”. The “work” is defined under the Malaysian OSHA 2022 to mean work as “an employee or as a self-employed person”. The Malaysian OSHA 2022 states that an employer’s duty shall extend to include the maintenance of plants and systems of work that are safe and pose no risk to the health of their employees. The “place of work” is defined as the “premises where persons work or premises used for the storage of plant or substance” and “premises” is defined to include: (a) any land, building or part of any building; (b) any vehicle, vessel or aircraft; (c) any installation on land, offshore installation or other installation whether on the bed of or floating on any water; and (d) any tent or movable structure. The Malaysian OSHA 2022 adopts a broad definition for “place of work”. For example, if the employee or self-employed person is contractually obligated to work offshore, on multiple sites, or even assigned overseas during their course of employment, then they would all be considered as the “place of work”.

An employer is also required under the Malaysian OSHA 2022 to notify the nearest occupational safety and health office of any accident, dangerous occurrence, occupational poisoning, or occupational disease which has occurred or is likely to occur at the place of work. The employer shall notify the nearest Department of Occupational Safety and Health office by the quickest means available and also send a report thereof within seven days as specified under the Occupational Safety and Health (Notification of Accident, Dangerous Occurrence, Occupational Poisoning and Occupational Disease) Regulations 2004.

Apart from the employers, employees also have the general duties under the Malaysian OSHA 2022, which are as follows: (a) to take reasonable care for the safety and health of himself and of other persons who may be affected by his acts or omissions at work; (b) to co-operate with his employer or any other person in the discharge of any duty or requirement imposed on the employer or that other person by the Malaysian OSHA 2022 or any regulation made thereunder; (c) to wear or use at all times any protective equipment or clothing provided by the employer for the purpose of preventing risks to his safety and health; and (d) to comply with any instruction or measure on occupational safety and health instituted by his employer or any other person by or under the Malaysian OSHA 2022 or any regulation made thereunder.

Following the amendments in 2022, the Malaysian OSHA 2022 shall apply to all places of work throughout Malaysia including the public services and statutory authorities except for domestic employment settings, armed forces and work on board ships governed by the Merchant Shipping Ordinance 1952, Sabah Merchant Shipping Ordinance 1960, or Sarawak Merchant Shipping Ordinance 1960.

Further, the Malaysian OSHA 2022 has increased the maximum fine of general penalty to RM100,000 and in the case of a continuing offence, the maximum fine has been increased to RM2,000 for every day or part of a day during which the offence continues after conviction. The Malaysian OSHA 2022 has also included any person who at the time of the commission of the offence was a director, compliance officer, partner, manager, secretary or other similar officer of the body corporate or to any extent responsible for the management of any of the affairs of the body corporate or was assisting in its management, to be charged severally or jointly in the same proceedings with the body corporate.

Pursuant to the Malaysian OSHA 2022, it is a statutory obligation of employers to ensure, so far as is practicable, the safety, health, and welfare of all employees and third-party independent contractors engaged in connection with their operations. Employers are further required to obtain and maintain certificates of fitness for all machineries utilized in the workplace to ensure compliance with prescribed safety standards.

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TAXATION

Income Tax Act 1967, or the Malaysian ITA 1967

The Malaysian ITA 1967 imposes a tax, known as income tax, for each year of assessment upon the income accruing in or derived from Malaysia, or received in Malaysia from other countries. A company is a tax resident in Malaysia if its management or control is exercised in Malaysia and generally, the place where directors’ meetings are held concerning management and control of the company are considered in determining where the management and control of the company is exercised.

Under the Malaysian ITA 1967, any person who makes an incorrect tax return by omitting or understating income or gives incorrect information affecting chargeability to tax otherwise than in good faith shall be guilty of an offence and shall upon conviction be liable to a fine not less than RM1,000 and not more than RM10,000 and shall pay a special penalty of double the amount of tax which has been undercharged.

Service Tax Act 2018, or the Malaysian Service TA, and Sale Tax Act 2018, or the Malaysian Sale TA

The Sales & Service Tax (SST) was introduced in 2018 in Malaysia as a replacement for the Goods and Services Tax (GST). Under the Malaysian Service TA and Malaysian Sale TA, businesses that offer taxable services must register for SST if their annual sales exceed the SST threshold of RM500,000 or more. SST-registered businesses are required to charge and collect SST from their customers and submit the collected SST to the Royal Malaysian Customs Department, or the RMCD, every two (2) months. Additionally, these businesses must maintain accurate records of their transactions and file regular SST returns with the RMCD.

Failure to pay sales tax within the specified time frame, as per section 26(9) of the Malaysian Sale TA, attracts penalties. Initially, penalties are set at 10% of the unpaid amount for the first thirty (30) day period, followed by an additional penalty of 15% for the second thirty (30) day period and every subsequent thirty (30) day period. Failure to pay these penalties may result in legal consequences, such as a fine not exceeding RM50,000, imprisonment for a term not exceeding three (3) years, or both.

Committing an offense that is not explicitly punishable by law is an offense as per Section 94 of the Malaysian Service TA and may attract fines of up to RM30,000 or imprisonment for a term not exceeding two (2) or to both. Businesses that fail to register within the specified timeframe will be required to pay the Service Tax out of their pockets. Failing to file SST returns and make SST payments are also considered grave offenses and may lead to penalties of up to RM50,000 and/or imprisonment for up to three (3) years, as well as fines of up to RM50,000 and/or imprisonment for three (3) to five (5) years, respectively.

TRADE

The Trade Descriptions Act 2011, or the Malaysian TDA 2011

Pursuant to the Malaysian TDA 2011, no person shall make any false or misleading statement in any advertisement in relation to any goods or services. Whilst there is a presumption of liability on the person who directly or indirectly offers to supply the goods or services and on whose behalf the advertisement is made, in the event such presumption is proven to the contrary and the false or misleading statement is due to the fault of the advertising agency, the advertising agency may be liable for such offence.

However, it shall be a defense for the person charged in any proceedings for an offence committed by reason of publication of an advertisement to prove:

(a)	that he is a person whose business is to publish or arrange for the publication of advertisement;

(b)	he received the advertisement for publication in the ordinary course of business; and

(c)	that he did not know or had no reason to suspect that its publication would amount to an offence under the Malaysian TDA 2011.

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The Sale of Goods Act 1957, or the Malaysian SOGAM 1957

The statute applicable for sale of goods in Peninsular (West) Malaysia is the Malaysian SOGAM 1957. It is important to note that the Malaysian SOGAM 1957 applies to contract for the sale of goods as defined in section 4 of the Malaysian SOGAM 1957: “A contract of sale of goods is a contract whereby the seller transfers or agrees to transfer the property in goods to the buyer for a price.” In other words, a sale occurs when the ownership or property in goods passes to the buyer. This means that in addition to the ordinary elements of a contract, two other elements, goods and money consideration, must also be present in a contract of sale of goods.

As a general rule, there is no implied warranty or condition as to quality or fitness for any particular purpose of goods supplied under a contract of sale. This is by virtue of section 16(1) of the Malaysian SOGAM 1957. In other words, the common law rule of “let the buyer beware” commonly referred to as caveat emptor has been restated in section 16 of Malaysian SOGAM 1957. A buyer must exercise care when he makes purchases. However, there are two exceptions to this general rule which are: (a) goods must be reasonably fit for purposes for which the buyer wants them and (b) goods must be of merchantable quality.

Section 16(1)(a) of the Malaysian SOGAM 1957 deals with implied condition as to fitness. The section provides that where goods are sold in the course of a business and the buyer expressly or by implication makes known to the seller the purpose for which he is buying the goods, then there is an implied condition that the goods will be reasonably fit for that purpose, even if it is a purpose for which such goods are not commonly bought. This section may be invoked where the purpose for which the goods are required is made known to the seller unless it is implied, but where a buyer purchases goods without saying anything, the situation may be covered by section 16(1)(b). It appears that section 16(1)(a) excludes a private sale.

Whereas section 16(1)(b), “merchantable quality” means the goods sold are fit for the particular use to which they were sold. If they are defective for the purpose, they are unmerchantable. The test of “merchantable quality” needs to be examined in relation to the description of the goods sold.

Consumer Protection Act 1999, or the Malaysian CPA 1999, and the Consumer Protection (Electronic Trade Transactions) Regulations 2012, or the Malaysian CPR 2012

The main statute on consumer protection in Malaysia is the Malaysian CPA 1999 where it applies to all consumer transactions in Malaysia, including the sale of goods and services, and is designed to ensure that consumers are treated fairly and provided with adequate information about the products and services they purchase. The protection for e-consumers has been further strengthened recently by the enactment of the Malaysian CPR 2012.

The Malaysian CPA 1999 sets out a number of key provisions that businesses must comply with in order to ensure that consumers are protected. Some of the key provisions include:

(a)	Provision of information: Businesses must provide consumers with clear and accurate information about their products and services, including pricing, quality, and safety. This information must be provided in a way that is easily accessible to consumers.

(b)	Consumer rights: The Malaysian CPA 1999 provides for a range of consumer rights, including the right to receive goods and services of satisfactory quality, the right to information about the products and services they purchase, and the right to seek redress if they are dissatisfied with a purchase.

(c)	Unfair practices: The Malaysian CPA 1999 prohibits businesses from engaging in unfair practices, such as making false or misleading claims about their products or services or engaging in misleading advertising.

(d)	Product safety: The Malaysian CPA 1999 requires businesses to ensure that their products are of acceptable quality (as stated under Section 32 of the Malaysian CPA 1999). The goods must be fit for their purpose, acceptable in appearance, free from minor defects, and safe and durable. In addition, sellers are prohibited from oppressing the consumer by entering into a sales contract that is deemed to be procedurally or substantively unfair to the consumer. Also, the Malaysian CPA 1999 requires businesses to provide adequate warnings about any risks associated with their use.

(e)	Remedies for breach of contract: If a business breaches its obligations under the act, consumers have a range of remedies available to them, including the right to receive a refund or replacement, the right to seek damages, and the right to terminate the contract.

Meanwhile the Malaysian CPR governs the conduct of electronic commerce transactions. The regulations were introduced to provide greater protection to consumers who engage in online transactions, and to establish a regulatory framework for e-commerce in Malaysia. The regulations apply to any person who carries out electronic transactions with consumers, whether they are businesses or individuals. They set out a number of key requirements that must be met in order to ensure that consumers are protected when making purchases online. Under the schedule provided under the Regulations, the information that is required to be disclosed are:

(a)	Disclosure of information: The regulations require online businesses to provide clear and accurate information about their products and services, including pricing, delivery methods, and refund policies. This information must be provided in a way that is easily accessible to consumers.

(b)	Consent to transactions: The regulations require businesses to obtain the express consent of consumers before completing any transaction. This means that consumers must be given the opportunity to review and confirm their order before it is processed.

(c)	Security of transactions: Online businesses must take all necessary measures to ensure the security of electronic transactions, including the use of secure servers, encryption technologies, and other security measures.
(d)	Privacy protection: The regulations require online businesses to protect the privacy of consumers, including their personal information and payment details. Businesses must also obtain the express consent of consumers before using their personal information for any marketing purposes.

(e)	Dispute resolution: The regulations provide for the resolution of disputes between consumers and online businesses, including the use of mediation and other alternative dispute resolution mechanisms.

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Singapore

Personal Data Protection Act 2012 of Singapore, or the PDPA 2012

The PDPA 2012 generally requires organizations to give notice and obtain consents prior to collection, use or disclosure of personal data (being data, whether true or not, about an individual who can be identified from that data or from that data and other information to which organizations have or are likely to have access), and to provide individuals with the right to access and correct (any error or omission in) their own personal data. To assist organizations and individuals in their understanding of the PDPA, the PDPC has prepared the Advisory Guidelines on the Personal Data Protection Act for Selected Topics, or the Advisory Guidelines, revised on May 17, 2022, which elaborate upon how the PDPA 2012 applies to particular issues.

Section 53(1) of the PDPA 2012 provides that any act done or conduct engaged in by a person in the course of his employment shall be treated or done or engaged in by his employer as well as by him, whether or not it was done or engaged in with the employer’s knowledge or approval.

According to the Chapter 4 of the Advisory Guidelines, if a photographer or videographer is an employee acting in the course of his employment with an organization, he/she will not be required to comply with the Data Protection Provisions and instead his employer will be required to comply. However, it may not always be apparent whether the individual concerned is acting in the course of employment, and this may require a factual enquiry. Thus, it would be advisable for employers to put in place systems and processes to prevent employees from engaging in conduct that could cause the organization concerned to breach the Data Protection Provisions.

In relation to data breaches which occur on after February 1, 2021, under Section 26C of the PDPA 2012, organizations have mandatory obligations to assess if the data breaches they suffer are notifiable data breaches, and, pursuant to Section 26D of the PDPA 2012, are required to notify the Singapore Personal Data Protection Commission, or PDPC, and the affected individuals where the data breach is of a certain severity (where the data breach results in, or is likely to result in significant harm to the affected individual, and/or is, or is likely to be of significant scale).

In addition, the PDPA 2012 also imposes various baseline obligations on organizations in connection with permitted uses of, accountability for, the protection of, the retention of, and overseas transfers of, personal data. In addition, the PDPA requires organizations to check “Do-Not-Call” registries prior to sending marketing messages (whether in sound, text, visual or other forms) addressed to Singapore telephone numbers (or other telephone numbers as may be prescribed), through voice calls, fax, text messages or other means.

The PDPA 2012 creates various offenses in connection with the improper use and/or disclosure of personal data, certain methods of collecting personal data and certain failures to comply with the requirements under the PDPA 2012. These offences may be applicable to organizations, their officers and/or their employees. Offenders are liable on conviction to fines and/or imprisonment. The PDPA 2012 empowers the PDPC with significant regulatory powers to ensure compliance with the PDPA, including powers to investigate, give directions and impose financial penalties on convicted organizations. In addition, Section 48O of the PDPA 2012 creates a right of private action, pursuant to which the Singapore courts may, upon such persons’ application, grant damages, injunctions, declarations and such other relief the courts deem fit to persons who suffer loss or damages directly as a result of contraventions of certain requirements under the PDPA 2012.

The PDPA 2012 was last amended by the Personal Data Protection (Amendment) Act 2020, or the Amendment Act, resulting in significant amendments to the PDPA 2012. The changes brought about by the Amendment Act have since been implemented in phases since February 1, 2021. Amongst others, this has included the implementation of the mandatory data breach notification requirement, the accountability principle and introduction of offences relating to mishandling of personal data.

Since October 1, 2022, the maximum financial penalty for the breaches of PDPA 2012 have been increased. The financial penalty cap which may be imposed on organizations for breaches under the PDPA 2012 has increased from the previously fixed S$1 million, to 10% of the organization’s annual turnover in Singapore for organizations with annual local turnover exceeding S$10 million, whichever is higher.

The key portions of the Amendment Act which have yet to be in force include a requirement for organizations to transfer personal data of an individual (that is held in electronic form) to a different organization where requested by the individual (generally referred to as “data portability”).

Trade Marks Act 1998 of Singapore, or the TMA 1998

The TMA 1998 of Singapore, along with subsidiary legislation consisting of the Trade Mark (International Registration) Rules and Trade Mark Rules, protects registered trademarks in Singapore.

For a mark to be registered in Singapore, it has to be (i) capable of being represented graphically and (ii) capable of distinguishing the goods and/or services of the owner from similar goods and/or services of other traders.

The Intellectual Property Office of Singapore, or IPOS, is a statutory board under the Singapore Ministry of Law, and the national authority which registers and is responsible for the administration of Intellectual Property, or IP, rights in Singapore.

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The scope of protection of trade mark registration is determined by the goods or services in relation to the trade mark is registered. Singapore uses the International Classification of Goods and Services as prescribed by the Nice Agreement, which is an international agreement on classification of goods and services, to classify goods and services. Under the Nice Classification, goods and services are grouped into classes in which these goods and services belong.

Registration in Singapore may be obtained in two ways, through (i) a domestic application filed with the Registry of Trade Marks; or (ii) an international application filed under the Madrid Protocol, designating Singapore as a country where protection is sought.

Under the Section 18 of the TMA 1998, the initial period of protection is 10 years from the date of registration of the mark. Thereafter, registration may be renewed for further periods of 10 years under Section 19 of the TMA 1998. Registration grants the owner a statutory monopoly of the trade mark in Singapore.

An individual, firm or company claiming to be the owner of a trade mark can file an application so long as they are using, or have the intention to the use the mark in the course of their business. There is no restriction or discrimination as to residency or nationality. However, an applicant must provide the Registry of Trade Marks with an address for service in Singapore.

It is important that the owner of a trade mark should use his mark properly and continuously, as non-use for an uninterrupted 5 year period without proper reason constitutes a ground for revocation. Under Section 24 of the TMA 1998, any interested party can apply to the Registrar of Trade Marks to have an inactive registered trade mark revoked by showing proof of non-use.

Employment Act 1968 of Singapore, or the EA 1968

The EA 1968 of Singapore is Singapore’s main labor law. The EA 1968 covers every employee who is under a contract of service with an employer and includes a workman (as defined under the EA 1968) subject to exceptions. The definition of “employee” under the EA 1968 does not extend to freelance contractors who have entered into a contract for service. Accordingly, freelance contractors are not considered to be employees. The EA provides for the basic terms and conditions at work for employees covered by the EA 1968. It prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing and (v) statutory maternity leave and childcare leave benefits.

A workman is defined under Section 2 of the EA 1968 as including, among others, (a) any person, skilled or unskilled, who has entered into a contract of service with an employer pursuant to which he or she is engaged in manual labor, including any apprentice; and (b) any person employed partly for manual labor and partly for the purpose of supervising in person any workman in and throughout the performance of his work.

Core employment provisions of the EA 1968 include public holiday and sick leave entitlements, minimum days of annual leave, payment of salary and allowable deductions and release for wrongful dismissal, cover all employees, including persons employed in a managerial or executive position, except public servants, domestic workers, seafarers and those who are covered separately.

In addition to the core employment provisions of the EA 1968, Part 4 of the EA 1968 contains provisions relating to, among other things, working hours, overtime, rest days, holidays, annual leave, payment of retrenchment benefit, priority of retirement benefit, annual wage supplements and other conditions of work or service, or Part 4. However, such Part 4 provisions only apply to: (a) workmen (doing manual labor) earning basic monthly salaries of not more than S$4,500; and (b) employees (excluding workmen) earning basic monthly salaries of not more than S$2,600. Under Section 53 of the EA 1968, an employer who breaches any provision of Part 4 of the EA 1968 is guilty of an offense and is liable on conviction for a fine not exceeding S$5,000, and for a second or subsequent offense a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

From April 1, 2016, employers are required to issue to their employees who are covered by the EA 1968 and who are employed for 14 days or more a written record of the key employment terms of the employee. The key employment terms required to be provided (unless inapplicable to such employee) include, among other things, working arrangements (such as daily working hours, number of working days per week and rest day(s)), salary period, basic salary, fixed allowances and deductions, overtime rate of pay, types of leave and other medical benefits.

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There is no minimum statutorily prescribed wage in Singapore. Singapore employment law also does not prescribe any mandatory annual wage supplement, bonus payments or severance payments to be provided by an employer to its employees. Any such payment to be made to an employee (including as to frequency and amount) is at the discretion of the employer. An employer and its employee are generally free to agree on a notice period for termination of employment. If the employment contract does not provide for a notice period, the employer must adhere to the minimum notice periods stipulated in Section 10 of the EA 1968. Section 11 of the EA 1968 confers a statutory right on either party to terminate the employment relationship immediately without waiting for the expiry of the notice period by paying salary in lieu of notice.

Employment of Foreign Manpower Act 1990 of Singapore, or the EFMA 1990

The employment of foreign employees in Singapore is governed by EFMA 1990 and is regulated by the MOM. The EFMA 1990 prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

The EFMA 1990 provides that no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass. Any person who fails to comply with or contravenes this provision of the EFMA 1990 is guilty of an offense and will: (a) be liable on conviction to a fine of at least $5,000 and not more than S$30,000 or to imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of at least S$10,000 and not more than S$30,000 and with imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of at least S$20,000 and not more than S$60,000.

In Singapore, the work pass to be issued to a foreigner is contingent on, among other things, the type of work and salary being received by the foreigner in question. Foreign professionals across all nationalities or citizenships who have a job offer in Singapore, work in a managerial, executive or specialized job, with acceptable qualifications (such as a good university degree, professional qualifications or specialist skills) and earn a fixed monthly salary of at least S$5,000 (in all sectors except the financial services sector) and at least S$5,500 (in the financial sector) are eligible for an employment pass. The qualifying salaries increase for older and more experienced candidates.

From September 1, 2023, employment pass candidates must pass a two-stage eligibility framework in addition to meeting qualifying salary, candidates must also pass a points-based Complementarity Assessment Framework, or COMPASS. COMPASS will apply to new applications from September 1, 2023 and renewals from September 1, 2024.

In addition, the MOM has also made progressive changes to S Pass eligibility, and will be raising the minimum qualifying salary for S Pass applications, which are for skilled foreign employees across all nationalities or citizenships who (i) have a job offer in Singapore and (ii) earn a fixed monthly salary comparable to top one-third of local Associates Professionals and Technicians, or APT, salaries.

For new S pass applications submitted on or after September 1, 2022 or from September 1, 2023 for renewals, the qualifying salary would be at least S$3,000 (in all sectors except the financial services sector, which will increase progressively with age) and S$3,500 (in the financial services sector, which increases progressively from age). The minimum qualifying salary for new S-pass applications from September 1, 2023 and for renewals from September 1, 2024, will be increased to S$3,150 (which increases progressively with age) and S$3,650 (which increases progressively with age).

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, an employer of a Work Permit or S-Pass holder is required to purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

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On March 4, 2022, the MOM announced the enhanced medical insurance coverage to better protect employers from bearing large unexpected medical bills. The enhanced medical insurance coverage will apply to all new Work Permit and S Pass applications and renewals. Key features of the enhanced coverage include (a) introduction of a co-payment element for employers and insurers for amounts above S$15,000, up to an annual claim limit of at least S$60,000, (b) standardization of allowable exclusion clauses (c) introduction of age-differentiated premiums (d) requirement for insurers to reimburse hospitals directly upon the admissibility of the claim. This will be implemented from July 1, 2023 by the MOM.

In addition, the employment of foreign workers is also subject to sector-specific rules regulated by the MOM through the following policy instruments: (a) business activity; (b) approved source countries; (c) the imposition of security bonds and levies; and (d) quota (or dependency ratio ceilings) based on the ratio of local to foreign workers.

Other employment related benefits

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare and adoption leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-Savings Act 2001; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993; and (iv) statutory requirements relating to work injury compensation, and workplace safety and healthy, under the Work Injury Compensation Act 2019 and the Workplace Safety and Health Act 2006, respectively.

Central Provident Fund Act 1953, or CPFA 1953, of Singapore

The Central Provident Fund, or CPF, system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the CPFA 1953 of Singapore, an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which is dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

Where the amount of the contributions which an employer is liable to pay under the CPFA 1953 in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA 1953 fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and if that person is a repeat offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Workplace Safety and Health Act 2006 of Singapore, or the WSHA 2006

Sections 12(1) and 12(2) of the WSHA 2006 provide that every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees at work. These measures include providing and maintaining for the employees a work environment that is safe, without risk to health, and adequate with regards to facilities and arrangements for employees’ welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the employees at work have adequate instruction, information, training and supervision as is necessary for them to perform their work. The relevant regulatory body is the MOM.

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Any person who breaches his duty under the WSHA 2006 is guilty of an offense and will be liable on conviction, in the case of a body corporate, to a fine not exceeding S$500,000 and if the contravention continues after the conviction, the body corporate shall be guilty of a further offense and will be liable to a fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction. For repeat offenders, where a person has on at least one previous occasion been convicted of an offense under the WSHA 2006 that causes the death of any person and that person is subsequently convicted of the same offense that causes the death of another person, the court may, in addition to any imprisonment, if prescribed, punish the person, in the case of a body corporate, with a fine not exceeding S$1 million and, in the case of a continuing offense, with a further fine not exceeding S$5,000 for every day or part thereof during which the offense continues after conviction.

Pursuant to Regulation 3 of the Workplace Safety and Health (Risk Management) Regulations 2006, or the Risk Management Regulations 2006, the employer in a workplace is supposed to, among other things, conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, take all reasonably practicable steps to eliminate or minimize foreseeable risks, implement measures or safety procedures to address the risks, and to inform workers of the same, maintain records of such risk assessments and measures/safety procedures for a period of not less than three years and submit such records to the Commissioner for Workplace Safety and Health, or the CWSH, when required by the CWSH from time to time. Any employer who fails to comply with the aforementioned requirements is guilty of an offense and is liable on conviction for a fine not exceeding S$10,000 for a first-time offense, and for a fine not exceeding S$20,000 for a second or subsequent offense or imprisonment for a term not exceeding six months or to both.

Work Injury Compensation Act 2019 of Singapore, or the WICA 2019

The WICA 2019 of Singapore, which is regulated by the MOM, applies to all employees who are engaged under a contract of service or apprenticeship with an employer regardless of their level of earnings. The WICA 2019 does not cover self-employed persons or independent contractors. The WICA 2019 provides that if an employee dies or sustains injuries in a work-related accident or contracts occupational diseases in the course of the employment, the employer shall be liable to pay compensation in accordance with the provisions of the WICA 2019. An injured employee is entitled to claim medical leave wages, medical expenses and lump sum compensation for permanent incapacity or death, subject to certain limits stipulated in the WICA 2019.

An employee who has suffered an injury arising out of and in the course of his employment can choose to either:

(a)	report the accident to his employer in order to submit a claim for compensation through the MOM without needing to prove fault or negligence on anyone’s part. There is a fixed formula in the WICA for the amount of compensation to be awarded; or

(b)	commence legal proceedings to claim damages under common law against the employer for breach of duty or negligence.

Under Section 24(1) of the WICA 2019, every employer is required to insure and maintain insurance under approved policies with an insurer against all liabilities which he may incur under the provisions of the WICA 2019 in respect of all employees employed by him, unless specifically exempted. Further, pursuant to Section 24(1) of the WICA 2019, read with Regulation 3 and the Second Schedule of the Work Injury Compensation (Insurance) Regulations 2020, every employer is required to maintain work injury compensation insurance for all employees engaged in manual work labor regardless of their salary level, as well as all employees doing non-manual work whose salary exceeds S$2,600 a month. Failure to provide adequate insurance is an offense carrying a fine of up to S$10,000 or imprisonment for a term of up to 12 months, or both for a first time offender under Section 25(1) of WICA 2019.

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Hong Kong

Our business operations are not subject to any special legislation or regulatory controls other than those generally applicable to companies and businesses incorporated and/or operating in Hong Kong.

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), or the BRO

Under the BRO, every company or individual who carries on a business in Hong Kong is required to apply for a business registration certificate from the Inland Revenue Department within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business. Business registration does not serve to regulate business activities and it is not a licence to trade. Business registration serves to notify the Inland Revenue Department of Hong Kong of the establishment of a business in Hong Kong. Business registration certificate will be issued on submission of the necessary document(s) together with payment of the relevant fee and is renewable every year or every three years (if business operators elect for issuance of business registration certificate that is valid for three years). Any person who fails to apply for business registration shall be guilty of an offence and shall be liable to a fine of HK$5,000 and to imprisonment for one year.

Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong), or the IRO

The IRO is to govern taxes on property, earnings and profits in Hong Kong. The IRO provides, among other things, that profits tax shall be charged on every company or person carrying on a trade, profession or business in Hong Kong in respect of its or his or her assessable profits arising in or derived from Hong Kong. With effect from the year of assessment of 2018/2019, profits tax rate is at the rate of 8.25% on any part of assessable profits up to HK$2,000,000, and that of 16.5% on any part of assessable profits over HK$2,000,000 for corporate taxpayers. The IRO also contains detailed provisions relating to, among other things, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations of capital assets.

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong), or the OSHO

The OSHO provides for the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the provision of a safe and healthy conditions in their workplaces by providing and maintaining plant and work systems that do not endanger safety or health, making arrangement for ensuring safety and health in connection with the use, handling, storage or transport of plant or substances, providing all necessary information, instruction, training, and supervision for ensuring safety and health, providing and maintaining safe access to and egress from the workplaces and providing and maintaining a safe and healthy work environment.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO

The EO regulates the general conditions of employment and matters. It provides for various employment-related benefits and entitlements to employees and obligations of employers. All employees covered by the EO, irrespective of their hours of work, are entitled to protection including payment of wages, restrictions on wages deductions and the granting of statutory holidays. Employees who are employed under a continuous contract are further entitled to such benefits as rest days, paid annual leave, sickness allowance, severance payment and long service payment.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong), or the MWO

The current MWO provides for a prescribed minimum hourly wage rate (currently set at HK$37.5 per hour) during the wage period for every employee engaged under a contract of employment under the EO. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the MWO is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO

Under the MPFSO, employers shall participate in a Mandatory Provident Fund, or MPF Scheme, for employees employed under the jurisdiction of the EO. The MPF Scheme is a defined contribution retirement plan administered by independent trustees. Under the MPF Scheme, the employer and its employees are each required to make contributions to the plan at 5% of the employees’ relevant income, subject to a cap of monthly relevant income of HK$30,000. Contributions to the plan vest immediately. The Monetary Provident Fund Authority also assumes the role of the Registrar of Occupational Retirement Schemes, which is alternative to the MPF Scheme for the retirement protections set up for employees in Hong Kong.

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Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO

Under the ECO, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the ECO and at common law for injuries at work in respect of all their employees (comprising full-time and part-time employees). It establishes a no-fault, non-contributory employee compensation system for work injuries.

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance was set to commence full operation on December 14, 2015 and prohibits restrictions on competition in Hong Kong through three competition rules: (i) the first conduct rule, the second conduct rule and the merger rule. The first conduct rule and the second conduct rule apply to all sectors of the Hong Kong economy, while the merger rule only applies to mergers involving carrier license holders within the meaning of the Telecommunication Ordinance (Chapter 106 of the Laws of Hong Kong).

The first conduct rule prohibits businesses from making or giving effect to an agreement, engaging in a concerted practice, or making or giving effect to a decision of an association, if the object or effect to harm competition in Hong Kong. The agreement includes any agreement, arrangement, understanding, promise or undertaking, whether express or implied, written or oral, and whether or not enforceable or intended to be enforceable by legal proceedings. The Competition Commission will consider various approaches of business conduct, including price fixing, market sharing, bid rigging and output restrictions, resale price maintenance, and joint ventures, joint tendering, franchising and distribution agreements.

The second conduct rule prohibits businesses with a substantial degree of market power from abusing the power through engaging in conduct that has the object or effect of harming competition in Hong Kong. The Competition Commission’s approach to different types of business conduct, including below-cost pricing, tying and bundling, margin squeezing, refusals to deal and exclusive dealing.

The Competition Commission may apply to the Competition Tribunal for a pecuniary penalty to be imposed on any person it has reasonable cause to believe has contravened a competition rule or has been involved in a contravention of a competition rule, including, among others: (i) imposing a pecuniary penalty; (ii) disqualifying a person from acting as a director of a company. Schedule 3 to the Competition Ordinance sets out a list of orders that may be made by the Competition Tribunal.

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO

The PDPO, is applicable to both the private and the public sectors. It sets out how data users should collect, handle and use personal data, complemented by the other provisions imposing further compliance requirements under its six Data Protection Principles.

In general, the six Data Protection Principles stipulate that the personal data shall only be collected for a lawful purpose and under fair means directly related to a function or activity of the data user.

The data subject shall be fully informed. Second, the data users shall take all practicable steps to ensure that personal data is accurate and is not kept longer than is necessary for such purpose. The data user shall erase all such personal data that is no longer required. Third, the personal data collected shall not be used for any new purpose which is not or is unrelated to the original purpose unless express and voluntary consent is obtained from the data subject. Fourth, the data user shall take all practicable steps to protect the personal data it collected and against any unauthorised or accidental access, processing, erasure, loss or use. Fifth, the data user shall ensure the openness of the personal data policies and practices, the kind of personal data held and the main purpose of holding it. Sixth, the data subject shall be entitled to access, correct the personal data given. The data subject can withdraw the consent previously given by written notice.

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The Office of the Privacy Commissioner for Personal Data in Hong Kong may conduct investigations of any suspected contravention of the PDPO and may issue enforcement notice to the data user directing remedial and/or preventive steps to be taken . It is an offence for contravening the enforcement notice such issued with a maximum penalty of a fine of HK$50,000 and imprisonment for 2 years, with a daily penalty of HK$2,000. In addition, section 9 of the PDPO stipulates the consequences regarding doxing-related offences and the direct marketing provisions. In general, it is an offence if a person discloses any personal data of a data subject without the relevant consent, and depending on the intent, the maximum penalty upon conviction is a fine of up to HK$1,000,000 and to imprisonment for 5 years.

The People’s Republic of China

Regulations Relating to Product Liabilities

On May 28, 2020, the National People’s Congress, or the NPC, issued the Civil Code of the PRC, or the Civil Code, which took effect on January 1, 2021. According to the Civil Code, liability claims may arise if the products sold or the services provided have any harmful effects on consumers. In the event of damage caused to others due to product defect, the infringed may seek compensation from the manufacturer of the products or may also seek compensation from the seller of the products.

The Law of the PRC on the Protection of Rights and Interests of Consumers, or the Law on the Protection of Rights and Interests of Consumers, was promulgated by the Standing Committee of the NPC, or the SCNPC, on October 31, 1993, and last amended on October 25, 2013, and took effect on March 15, 2014, protects the legitimate rights and interests of consumers who purchase and use goods or receive services for consumption needs. All business operators providing goods manufactured or sold by them to consumers or providing services shall comply with this Law. According to the Law on the Protection of Rights and Interests of Consumers, business operators engaging in the provision of goods or services to consumers shall abide by social morality, operate with integrity, protect the legitimate rights and interests of consumers; and shall not set unfair and unreasonable trading conditions and shall not compel transactions.

Regulations Relating to Portrait Right

On May 28, 2020, the NPC issued the Civil Code of the PRC became effect on January 1, 2021, which governs civil relationships arising from the enjoyment and protection of personality rights. Personality rights are the right to life, right to body, right to health, right to personal name, right to name, right to portrait, right to reputation, right to honor, right to privacy, and other rights enjoyed by civil subjects. According to the Civil Code, without the consent of a holder of portrait rights, the holder of portrait rights shall not use or make public the portrait of such person by means of publication, reproduction, distribution, lease, exhibition, etc. Where the personal rights are infringed, the victim shall have the right to request the infringer to bear civil liability in accordance with this law and other laws. The provisions on the limitation of action shall not apply to a victim’s rights to request for cessation of an infringement, removal of an obstacle, elimination of danger, elimination of ill effects, rehabilitation of reputation or extension of a formal apology.

Regulations Relating to Foreign Investment

The Foreign Investment Law, promulgated by the NPC on March 15, 2019, came into effect on January 1, 2020, and has replaced the major existing laws and regulations governing foreign investment in the PRC, including the Sino-foreign Equity Joint Ventures Enterprises Law, the Sino-foreign Co-operative Enterprises Law, the Wholly Foreign-owned Enterprise Law, and their implementation rules and ancillary regulations. Pursuant to the Foreign Investment Law, the existing foreign-invested enterprises, or the FIEs, established prior to the effective date of the Foreign Investment Law may keep their corporate organization forms within five years after the effective date of the Foreign Investment Law before such existing FIE change their organization forms, organization structures, and their activities of FIEs in accordance with the Company Law, the Partnership Enterprise Law, and other laws. According to the Foreign Investment Law, the FIEs thereof refers to enterprises that are wholly or partly invested by foreign investors and registered within PRC under the PRC laws, “foreign investment” thereof refers to any foreign investor’s direct or indirect investment in PRC, including: (i) establishing FIEs in PRC either individually or jointly with other investors; (ii) obtaining stock shares, stock equity, property shares, other similar interests in Chinese domestic enterprises; (iii) investing in new projects in PRC either individually or jointly with other investors; and (iv) making investment through other means provided by laws, administrative regulations, or State Council provisions.

Investments conducted by foreign investors in the PRC are subject to the Catalogue of Industries for Encouraging Foreign Investment, or the Catalogue, and the Special Management Measures for the Access of Foreign Investment, or the Negative List, which were jointly issued by the National Development and Reform Commission, or the NDRC, and the Ministry of Commerce of the PRC, or the MOFCOM. The version of the Catalogue currently in force was amended in 2022 and became effective on January 1, 2023, and the version of the Negative List currently in force was amended in 2024 and became effective on November 1, 2024, both of which further reduce restrictions on foreign investment.

On December 26, 2019, the State Council issued the Implementation Regulations for the Foreign Investment Law, or the Implementation Regulations, which came into effect on January 1, 2020. According to the Implementation Regulations, in the event of any discrepancies between the Foreign Investment Law, the Implementation Regulations, and relevant provisions on foreign investment promulgated prior to January 1, 2020, the Foreign Investment Law and the Implementation Regulations shall prevail. The Implementation Regulations also indicated that foreign investors that invest in sectors on the Negative List in which foreign investment is restricted shall comply with special management measures with respect to shareholding, senior management personnel, and other matters in the Negative List.

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Regulations Relating to Cyber and Data Security and Privacy Protection

Regulations on cyber security

On November 7, 2016, the Cybersecurity Law of the PRC was promulgated by the Cybersecurity Law of the PRC and became effective on June 1, 2017. According to the Cybersecurity Law, network operators must comply with applicable laws and regulations and fulfill their obligations to safeguard cybersecurity in conducting business and providing services. For the construction and operation of the network or the provision of services through the network, technical and other necessary measures shall be taken as required by law and the compulsory requirements of national standards to ensure the safe and stable operation of the network, respond to cybersecurity incidents effectively, prevent illegal and criminal activities, and maintain the integrity, confidentiality, and usability of network data. Network operators shall not collect personal information irrelevant to their services. In the event of any unauthorized disclosure, damage, or loss of collected personal information, network operators shall take immediate remedial measures, notify the affected users, and report the incidents to the relevant authorities in a timely manner.

On May 28, 2020, the NPC issued the Civil Code of the PRC which took effect on January 1, 2021. According to the Civil Code, a natural person’s personal information shall be protected by law, and the processing of personal information shall be subject to the principle of legitimacy, rightfulness, and necessity, with no excessive processing.

On December 28, 2021, the Cyberspace Administration of China, or the CAC, the NDRC, Ministry of Industry and Information Technology, or the MIIT, the Ministry of Public Security, the Ministry of State Security, the Ministry of Finance, the Ministry of Commerce, the People’s Bank of China, or the PBOC, the State Administration of Radio and Television, or the SAMR, the China Securities Regulatory Commission, or the CSRC, the State Secrecy Administration and the State Cryptography Administration jointly promulgated the Cybersecurity Review Measures which became effective on February 15, 2022. To ensure the supply chain security of critical information infrastructure, safeguard network security and data security, and maintain national security, the Cybersecurity Review Measures stipulates that where any of the following conditions are met, a network security review shall be conducted: (i) a critical information infrastructure operator, or the CIIO, purchases network products or services, which affects or may affect national security; (ii) online platform operators carry out data processing activities, which online platform operators; (iii) to list abroad, an online platform operator who possesses the personal information of more than 1 million users. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled, or maliciously used by foreign governments and the risk of network data security after going public overseas.

According to Security Protection Regulations for Critical Information Infrastructure which was promulgated on July 30, 2021, and came into effect on September 1, 2021, critical information infrastructure refers to the important network facilities and information systems in important industries and fields such as public telecommunications, information services, energy, transportation, water conservancy, finance, public services, e-government and national defense science, technology, and industry, as well as other important network facilities and information systems which, in case of destruction, loss of function or leak of data, may result in serious damage to national security, the national economy and the people’s livelihood and public interests. The competent authorities and supervisory authorities are the authorities responsible for the security protection of critical information infrastructure, being responsible for organizing the identification of critical information infrastructure of respective industries and fields, notifying the operators concerned of the identification results promptly, and report the same to the public security department under the State.

Regulations on data security

The Data Security Law of the PRC was released by the SCNPC on June 10, 2021, and became effective on September 1, 2021. The Data Security Law introduces a data classification and hierarchical protection system based on the materiality of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or entities when such data is tampered with, destroyed, divulged, or illegally acquired or used. It also provides a security review procedure for the data processing activities which may affect national security. According to the Data Security Law, data processing activities shall be carried out in accordance with PRC laws and regulations, establishing and improving the data security management system of the whole process, organizing, and carrying out data security education and training, and taking corresponding technical measures and other necessary measures to safeguard data security. Where data processing activities are carried out through the Internet and other information networks, the above-mentioned data security protection obligations shall be fulfilled based on the hierarchical network security protection system. In carrying out data processing activities, risk monitoring shall be strengthened, and remedial measures shall be taken immediately when data security defects, loopholes, and other risks are found. In the event of a data security incident, the processors of data shall take immediate measures to deal with it, inform the user in time, and report to the competent authorities in accordance with relevant provisions. Any organization or individual carrying out data processing activities that violate the Data Security Law shall bear the corresponding civil, administrative, or criminal liability depending on the specific circumstances.

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On July 7, 2022, the CAC promulgated the Security Assessment Measures for Outbound Data Transfers，or the Assessment Measures, which came into effect on September 1, 2022. The Assessment Measures is enacted in accordance with the Cybersecurity Law, the Data Security Law, the Personal Information Protection Law, and other laws and regulations to regulate outbound data transfers, protect personal information rights and interests, safeguard national security and social and public interests, and promote the security and free flow of data across borders. The Assessment Measures applies to the security assessment of the data processor who provides critical data and personal information overseas that are collected and generated in the operation of the mainland China.

Regulations on privacy protection

Pursuant to the Decisions on Strengthening the Protection of Online Information, issued by the SCNPC on December 28, 2012, and the Protection Provisions for the Personal Information of Telecommunications and Internet Users promulgated by the MIIT on July 16, 2013, telecommunication business operators and internet service providers are required to set up their own rules for collecting and use of internet users’ information and are prohibited from collecting or use such information without consent from users. Moreover, telecommunication business operators and internet service providers shall strictly keep users’ personal information confidential and shall not divulge, tamper with, damage, sell or illegally provide others with such information.

On August 20, 2021, the SCNPC Promulgated the Personal Information Protection Law of the mainland China, or the PIPL, became effect on November 1, 2021, which further completes mainland China’s legal regime in the field of privacy protection. The PIPL requires the person information processor to obtain the prior consent of the personal provider before process the personal information except: (i) when it is necessary for entering into or performing a contract to which an individual is a party, or for implementing human resources management pursuant to employment policies legally established and collective contracts legally concluded; (ii) where it is necessary for fulfilling statutory duties or obligations; (iii) where it is necessary for responding to public health emergencies or protecting life, health and property safety of a natural person in case of emergency; (iv) where such acts as news reporting and public supervision are carried out for the public interest, and the processing of personal information is within a reasonable scope; (v) where the personal information has been made public either by the individual or by other lawful means and the processing of such information is limited to a reasonable scope in accordance with this Law; and (vi) other circumstances stipulated by laws and administrative regulations.

Regulations Relating to Intellectual Property Rights

Patent

Patents in the mainland China are principally protected under the Patent Law of the mainland China promulgated by the SCNPC in 1984 and then respectively amended in 1992, 2000, 2008, and 2020, of which the amendment in 2020 has become effective on June 1, 2021, and its implementation rules. Novelty, inventiveness, and practicality are three essential I factors of patens in the mainland China. The latest amendment provides that, in general, the protection period is 20 years for an invention patent, 10 years for a utility model patent, and 15 years for a design patent, commencing from their respective application dates.

Copyright

The Copyright Law of the mainland China, or the Copyright Law, promulgated in 1990 and amended in 2001, 2010, and 2020, of which the amendment in 2020 has become effective on June 1, 2021, and its related implementing regulations, promulgated in 2002 and amended in 2013, are the principal laws and regulations governing copyright-related matters. The Copyright Law provides that Chinese citizens, legal persons, or other organizations shall, whether published or not, enjoy copyright of their works, which includes, among others, works of literature, art, natural science, social science, engineering technology, and computer software. Under the Copyright Law, the term of protection for copyrighted software is 50 years. The Regulation on the Protection of the Right to Communicate Works to the Public over Information Networks, which was amended on January 30, 2013, provides specific rules on fair use, statutory license, and a safe harbor for the use of copyrights and copyright management technology, and specifies the liabilities of various entities for violations, including copyright holders, libraries, and internet service providers.

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Trademark

The Trademark Law of the mainland China was adopted in 1982 and then amended in 1993, 2001, 2013, and 2019 respectively. The implementation rules of the Trademark Law of the mainland China were adopted in 2002 and amended in 2014. Registered trademarks are protected under the Trademark Law of the mainland China and related rules and regulations. The Trademark Office of National Intellectual Property Administration handles trademark registrations and grants a protection term of ten years to registered trademarks. Where registration is sought for a trademark that is identical or similar to another trademark that has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, such application for registration of this trademark may be rejected. Trademark registrations are renewable unless otherwise revoked.

Domain name

The MIIT promulgated the Administrative Measures on Internet Domain Name, or the Domain Name Measure, on August 24, 2017, to protect domain names. According to the Domain Name Measures, domain name applicants are required to duly register their domain names with domain name registration service institutions. The applicants will become the holder of such domain names upon the completion of the registration procedures. The permits for registered domain names are effective for five years, and are subject to renewals, cancellations, or revocations.

Trade secrets

According to the mainland China Anti-Unfair Competition Law, promulgated by the SCNPC in September 1993 and last amended on April 23, 2019, the term “trade secrets” refers to technical, operational, or other commercial information that is unknown to the public, has utility, may create business interests or profits for its legal owners or holders, and is maintained as a secret by its legal owners or holders through corresponding confidentiality measures. Under the mainland China Anti-Unfair Competition Law, business persons are prohibited from infringing others’ trade secrets by (i) obtaining the trade secrets from the legal owners or holders by any unfair methods such as theft, bribery, fraud, coercion, electronic intrusion, or any other illicit means; (ii) disclosing, using or permitting others to use the trade secrets obtained illegally under item (i) above; or (iii) disclosing, using or permitting others to use the trade secrets, in violation of any contractual agreements or any requirements of the legal owners or holders to keep such trade secrets in confidence; or (iv) abetting a person, or tempting, or aiding a person into or in acquiring, disclosing, using, or allowing another person to use the trade secret of the rightful holder in violation of his or her non-disclosure obligations or the requirements of the rightful holder for keeping the trade secret confidential.

Regulations Relating to Employment

The Labor Law and the Labor Contract Law

According to the Labor Law of the mainland China, or the Labor Law, which was promulgated on July 5, 1994, and last amended and came into effect on December 29, 2018, enterprises and institutions shall establish, provide and improve their system of workplace safety and sanitation, strictly follow state rules and standards on workplace safety and the relevant articles of occupational protection, and educate employees in occupational safety and sanitation in the mainland China. Occupational safety and sanitation facilities shall comply with state-fixed standards.

The Labor Contract Law of the mainland China, or the Labor Contract Law, which was issued on June 29, 2007, amended on December 28, 2012, and became effective on July 1, 2013, and its implementation rules provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee after the lapse of more than one month, but less than one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the date following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate employee monthly during the term of the restriction period after the termination or expiration of the labor contract. Employers in most cases are also required to provide severance payments to their employees after their employment relationships are terminated. The Labor Contract Law also provides that enterprises accepting labor dispatch services shall strictly control the number of dispatched workers and the proportion of dispatched workers shall not exceed the percentage prescribed by competent labor administrative departments.

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Social Insurance and Housing Funds

Pursuant to the Interim Regulations on Levying Social Insurance Premiums, promulgated on January 22, 1999, and revised on March 24, 2019, the Decision of the State Council on Improving the Basic Endowment Insurance System for Enterprise Employees, promulgated on December 3, 2005, and the Decision on Establishment of Basic Medical Insurance System for Urban Employees, issued by State Council and became effective on December 14, 1998, the Regulations on Unemployment Insurance, which became effective on January 22, 1999, the Regulations on Work-Related Injury Insurance, promulgated on April 27, 2003, amended on December 20, 2010 and became effective on January 1, 2011, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees, promulgated on December 14, 1994, and became effective on January 1, 1995, employers are required to register with the competent social insurance authorities and provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance and medical insurance.

Pursuant to the Opinions of the General Office of the State Council on Comprehensively Advancing Combined Implementation of Maternity Insurance and Basic Medical Insurance for Employees, promulgated by the General Office of State Council on March 6, 2019, maternity insurance funds shall merge into the basic medical care insurance funds for employees to unify payment and harmonize consolidation level. The new ratio of employers’ contribution to basic medical care insurance for employees is determined based on the aggregate of the ratios of employers’ contribution to maternity insurance and basic medical care insurance for employees, and an individual is not required to pay for maternity insurance. Therefore, after March 6, 2019, the Company has no record of maternity insurance funds in the payment details of social security since it has been merged into the basic medical care insurance funds.

Pursuant to the Social Insurance Law of the mainland China, or the Social Insurance Law, which became effective on July 1, 2011, with last amendment on December 29, 2018, all employees are required to participate in basic pension insurance, basic medical insurance schemes and unemployment insurance, which must be contributed by both the employers and the employees. All employees are required to participate in work-related injury insurance and maternity insurance schemes, which must be contributed by the employers. Employers are required to complete registrations with local social insurance authorities. Moreover, the employers must timely make all social insurance contributions. Except for mandatory exceptions such as force majeure, social insurance premiums shall not be paid late, reduced, or be exempted. The employer shall pay the basic pension insurance and work injury insurance fees in accordance with the proportion of the total wages of the employees of the employer as stipulated by the State. Where an employer fails to make social insurance contributions in full and on time, the social insurance contribution collection agencies shall order it to make all or outstanding contributions within a specified period and impose a late payment fee at the rate of 0.05% per day from the date on which the contribution becomes due. If such employer fails to make the overdue contributions within such time limit, the relevant administrative department may impose a fine equivalent to 1-3 times the overdue amount.

Pursuant to the Emergency Notice on Practicing Principles of the State Council Executive Meeting and Stabilizing Work on Collecting Social Insurance Premiums, promulgated by the Ministry of Human Resources and Social Security on September 21, 2018, local authorities are prohibited from recovering the unpaid social insurance premiums from enterprises on their own.

Pursuant to the Administrative Regulations on the Housing Provident Fund, which became effective on April 3, 1999, and was amended on March 24, 2002, and March 24, 2019, enterprises are required to register with the competent administrative centers of housing provident fund and open bank accounts for housing provident funds for their employees. Employers are also required to timely pay all housing fund contributions for their employees. The monthly contribution to the housing fund contributed by the employer for the employee is the employee’s own average monthly salary for the previous year multiplied by the housing fund contribution ratio. Where an employer fails to submit and deposit registration of housing provident funds or fails to complete the formalities of opening housing provident fund accounts for its employees, the housing provident fund management center shall order it to complete the formalities within a prescribed time limit. Failing to comply by the expiration of the time limit will subject the employer to a fine ranging from RMB10,000 (approximately USD 1,449) to RMB50,000 (approximately USD7,245). When an employer fails to pay housing provident funds due in full and on time, housing provident fund center is entitled to order it to rectify and failing to comply could result in enforcement exerted by the court.

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Regulations Relating to Tax

Enterprise income tax

According to the Enterprise Income Tax Law of the mainland China, or the EIT Law, which was promulgated on March 16, 2007, became effective from January 1, 2008 and was recently amended on December 29, 2018, enterprises and other organizations that derive income from or have income accruing in mainland China shall be divided into resident enterprises and non-resident enterprises. A resident enterprise refers to an enterprise lawfully incorporated in mainland China, or an enterprise established outside the mainland China with de facto management bodies within the mainland China. A non-resident enterprise refers to an enterprise lawfully incorporated pursuant to the laws of a foreign country (region) that has an office or premises established in mainland China with no actual management functions performed in mainland China, or an enterprise that has income derived from or accruing in mainland China although it does not have an office or premises in mainland China. The corporate income tax shall be at the rate of 25%. The non-resident enterprise has no office or premises established in mainland China or the income derived or accrued has no de facto relationship with the office or premises established, the applicable income tax rate shall be subject to a reduced tax rate of 10%. According to the Implementation Regulations for the Corporate Income Tax Law of the mainland China which was promulgated on April 23, 2019, and came into effect on the same day, actual management organizations refers to organizations implementing substantive and comprehensive management and control over the production and business operations, staff, accounts and property etc. of an enterprise.

Value-added Tax

Pursuant to the Provisional Regulations of the mainland China on Value-added Tax, which was promulgated by the State Council on December 13, 1993 and recently amended on November 19, 2017, and the Implementation Rules for the Provisional Regulations the mainland China on Value-added Tax, which was promulgated by the MOF and the SAT on December 25, 1993, became effective on the same day and recently amended on October 28, 2011, the tax rate for taxpayers engaging in sale of transportation, postal, basic telecommunications, construction, lease of immovables, sale of immovable, transfer of land use rights, sale or importation of the following goods shall be 11%. On March 23, 2016, the MOF and the SAT jointly promulgated the Notice on Full Launch of the Pilot Scheme on Levying Value-added Tax in Place of Business Tax and the Measures for the Implementation of the Pilot Scheme on Levying Value-added Tax in Place of Business Tax, which stipulate that for provision of transportation, postal, basic telecommunication, construction services, leasing of immovables, sale of immovables and transfer of land use right, the tax rate shall be 11%. Pursuant to the Notice of Taxation on the Adjustment to VAT Rates, or the SAT Circular No.32 which was promulgated on April 4, 2018 by the MOF and the SAT, for VAT taxable sales acts or import of goods originally subject to VAT rates of 17% and 11% respectively, such tax rates shall be adjusted to 16% and 10%, respectively. On March 20, 2019, the MOF, the SAT, and the General Administration of Customs jointly promulgated the Announcement on Policies for Deepening the VAT Reform, or the Announcement, which became effective on April 1, 2019. According to the Announcement, for general VAT payers’ sales activities or imports that are subject to VAT at an existing applicable rate of 16% or 10%, the applicable VAT rate is adjusted to 13% or 9% respectively.

Regulations Relating to Foreign Exchange

According to the Foreign Exchange Control Regulations of the mainland China promulgated on January 29, 1996 and last amended on August 5, 2008, the RMB is generally freely convertible for current account items, including the distribution of dividends, trade and service related foreign exchange transactions, but not for capital account items, such as direct investment, loan, repatriation of investment and investment in securities outside the mainland China, unless the prior approval of the SAFE or its designated banks is obtained.

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On May 10, 2013, the SAFE promulgated the Notice of the SAFE on Promulgation of the Provisions on Foreign Exchange Control on Direct Investments in China by Foreign Investors and Supporting Documents, or the SAFE Circular No.21, which was last amended and became effective on December 30, 2019. It provided for and simplified the operational steps and regulations on foreign exchange matters related to direct investment by foreign investors, including foreign exchange registration, account opening and use, receipt and payment of funds, and settlement and sales of foreign exchange.

Pursuant to the Notice of the SAFE on Further Improvements and Adjustments to Foreign Exchange Control Policies for Direct Investments, or the SAFE Circular No.59, promulgated by the SAFE on November 19, 2012, became effective on December 17, 2012, and was further amended on October 10, 2018, approval is not required for opening a foreign exchange account and depositing foreign exchange into the account relating to the direct investments. The SAFE Circular No.59 also simplified the capital verification and confirmation formalities for foreign invested entities, the foreign capital and foreign exchange registration formalities required for the foreign investors to acquire equities from Chinese parties, and further improved the administration on exchange settlement of foreign exchange capital of foreign invested entities.

Regulations Relating to Dividend Distributions

The principal regulations governing distribution of dividends of wholly foreign-owned enterprise, or the WFOE, include the mainland China Company Law. Under these regulations, WFOEs in mainland China may pay dividends only out of their accumulated profits, if any, determined in accordance with the mainland China accounting standards and regulations. In addition, FIEs in the mainland China are required to allocate at least 10% of their accumulated profits each year, if any, to fund certain reserve funds unless these reserves have reached 50% of the registered capital of the enterprises. These reserves are not distributable as cash dividends.

Regulations Relating to M&A and Overseas Listing

On August 8, 2006, six mainland China regulatory agencies, including the CSRC, promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of mainland China domestic companies and controlled by mainland China domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Although (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules, the interpretation and application of the regulations remain unclear, this offering may ultimately require approval from the CSRC. If the CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other mainland China regulatory agencies.

The M&A Rules, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a mainland China domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or mainland China time-honored brand.

In addition, according to the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council on February 3, 2011, and became effective on March 3, 2011, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by MOFCOM on August 25, 2011, and became effective on September 1, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

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On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Measures, including promoting the construction of relevant regulatory systems, will be taken to control the risks and handle the incidents from mainland China- concept overseas listed companies.

On February 17, 2023, the CSRC promulgated the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. The Trial Measures and its supporting guidelines, reiterate the basic principles of the New Overseas Listing Rules and impose substantially the same requirements for the overseas securities offering and listing by domestic enterprises. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfil the filing procedure and report relevant information to CSRC; if a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following conditions, the overseas offering and listing shall be determined as an indirect overseas offering and listing by a domestic company: (i) any of the total assets, net assets, revenues or profits of the domestic operating entities of the issuer in the most recent accounting year accounts for more than 50% of the corresponding figure in the issuer’s audited consolidated financial statements for the same period; (ii) its major operational activities are carried out in mainland China or its main places of business are located in mainland China, or the senior managers in charge of operation and management of the issuer are mostly citizens from mainland China or are domiciled in mainland China; and (iii) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with CSRC, and where an issuer makes an application for redacted in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. If the issuer submits the application documents for issuance and listing abroad in a secret or non-public manner, the issuer can submit a statement at the time of filing and apply for a delay in publicizing the filing information and should report to CSRC within three business days after the application documents for issuance and listing are made public abroad.

For domestic enterprises that have been listed overseas, upon the occurrence of any of the material events specified below after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to CSRC within three business days after the occurrence and public disclosure of the event: (i) change of control; (ii) investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities; (iii) change of listing status or transfer of listing segment; (iv) voluntary or mandatory delisting. Where an issuer’s main business undergoes material changes after overseas offering and listing and is therefore beyond the scope of business stated in the filing documents, such issuer shall submit to the CSRC an ad hoc report and a relevant legal opinion issued by a domestic law firm within three business days after occurrence of the changes.

Regulations Relating to Confidentiality and Archive

On February 24, 2023, the CSRC, together with Ministry of Finance of the mainland China, National Administration of State Secrets Protection and National Archives Administration of China issued the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies, or the Confidentiality and Archives Administration Provisions. The Confidentiality and Archives Administration Provisions came into effect on March 31, 2023, based on the Regulations on strengthening confidentiality and file management in relation to the issuance and listing of securities abroad, issued in 2009, expanding the application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The Confidentiality and Archives Administration Provisions require that, including, but not limited to, (i) the domestic operating entities of indirect foreign listing issuers shall establish a sound system of confidentiality and archives work and adopt the requisite measures to perform the responsibilities of confidentiality and archives administration; where it is unclear or controversial as to whether a document or material is a State secret, such document or material shall be reported to the relevant secrecy administrative department for determination; where it is unclear or controversial as to whether the document or material is a work secret of a State agency, such document or material shall be reported to the relevant competent authority for determination; (ii) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (iii) domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations; (iv) when providing documents and materials to the relevant securities companies and securities service agencies, domestic enterprises shall handle the relevant documents and materials in accordance with the relevant provisions of the State for the confidentiality of secrets, and provide the relevant securities companies and securities service agencies with a written statement; moreover, the relevant securities companies or securities service agencies shall properly retain the foregoing written statement for future reference.

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MANAGEMENT

The following table sets forth the names, ages and titles of our directors, executive officers and key personnel:

Name	Age	Title

Executive Directors and Executive Officers:

Mr. Cheong Chia Chou	47	Executive Chairman and Director

Ms. Sharon Tse	42	Managing Director and Chief Executive Officer

Mr. Alvin Cheah	38	Chief Financial Officer

Independent Director Nominees *:

Mr. Tom Bisignano	64	Independent Director Nominee

Mr. Ng Thiam Lai	51	Independent Director Nominee

Mr. Tan Sing Lee	47	Independent Director Nominee

Note:

*	Each of Mr. Tom Bisignano, Mr. Ng Thiam Lai and Mr. Tan Sing Lee has accepted the appointment as our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

No arrangement or understanding exists between any such director or executive officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation or removal. The executive officers serve at the pleasure of the board of directors.

Executive Directors and Executive Officers:

Mr. Cheong Chia Chou, Executive Chairman

Mr. Cheong Chia Chou is our Executive Chairman. He is responsible for the development and execution of our Group’s business strategies and plans as well as oversees our Group’s financial performance, investments and other business ventures.

Mr. Cheong has over 19 years of work experience in the imaging industry. In 1999, Mr. Cheong started his first venture as the Co-Founder and Chief Architect of GeoFoto Pte Ltd where he collaborated with his alma mater to develop system architecture and marketed imaging technology. In 2001, he designed and sold an online photo printing system (Print@Fujicolor) to Fujifilm. In 2002, Mr. Cheong joined Systems@Work Pte Ltd (later acquired by WireCard AG) as the Business Solutions Director, led a team to plan and develop large-scale payment systems and products. In 2003, Mr. Cheong founded Pictureworks Pte Ltd, together with his team, they established the world’s first mobile photo printing kiosk-Cheki, which was installed at over hundreds of kiosks in most of the Fujifilm outlets across Singapore. In 2008, Pictureworks Pte Ltd was awarded the National Infocomm Award in the category of Most Innovative Use of Infocomm Technology (Private Sector – Small and Medium-Sized Enterprises). In 2018, Mr. Cheong received the EY Entrepreneur of The YearTM 2018 Singapore Award for its ‘Media & Lifestyle’ category in his capacity of Managing Director of Pictureworks Pte Ltd.

Mr. Cheong graduated with a Master’s Degree in Computer Science from National University of Singapore in 2000 and a Bachelor’s Degree in Computer Science from National University of Singapore.

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Ms. Tse Fuk Yan, Sharon, Managing Director and Chief Executive Officer

Ms. Sharon Tse joined our Group in March 2023 as Managing Director and Chief Executive Officer. Ms. Tse is responsible for leading the overall direction, strategy, and operations of our Group.

Ms. Tse has over 17 years of work experience in managing effective integrated marketing campaigns from various multi-national companies such as Sarelee Hong Kong Ltd, Cadbury Hong Kong Ltd etc. From 2011 to 2013, Ms. Tse was the Brand Manager of San Miguel Brewey HK Ltd and was primarily responsible for the brand growth in the Hong Kong and Macau markets. From 2013 to 2015, Ms. Tse worked in the NEO DERM Group as the Product Manager where she was responsible for new products launch and the reposition of the Dermes brand. From 2015 to 2018, Ms. Tse was the Project Based Business Director where she developed effective business solutions for start-up businesses such as Weying Mtel Limited (Hong Kong/Taiwan) and SlideTheCity (Hong Kong/Macau/Taiwan/mainland China). From 2018 to 2020, Ms. Tse joined Presto Pay Sdn Bhd as the Regional Business Director where she was responsible for the development of an entertainment ticketing platform. Prior to joining Pictureworks, she was the Chief Marketing Officer of APAC Venture Sdn Bhd and WeTix Sdn Bhd where she was primarily responsible for the business development in the movie and theater industry in Malaysia.

Ms. Tse graduated with a Bachelor of Mass Communication (Major in Advertising and Media Communication), Queensland University of Technology, Australia in 2004.

Mr. Cheah Heng Choong, Alvin, Chief Financial Officer

Mr. Alvin Cheah joined our Group in August 2017 as the Regional Finance Manager. He is currently the Chief Financial Officer where he is responsible for overseeing and managing all financial activities and operations of our Group.

From 2007 to 2009, Mr. Cheah started his career as Senior Auditor at GEP Associate, Malaysia where he primarily handled auditing tasks on companies ranging from small private companies to multinational companies. From 2010 to 2016, Mr. Cheah moved to Singapore and joined David Yeung & Co Pac as a Senior Auditor, Crowe Horwath First Trust LLP as Experienced Staff Accountant and Audit Senior, Deloitte and Touche LLP, where he was primarily responsible for various audit assignments and prepared reports related to the compliance of reporting requirements of the Singapore Companies Act, Cap, 50 and Singapore Financial Reporting Standards. From 2015 to 2016, he joined CM International Holding Pte Ltd as Accountant where he was responsible for the group’s financial reporting, forecast and budget and payment controls. From 2016 to 2017, Mr. Cheah was the Group Financial Controller of Huat Hing Rubberwood Sdn Bhd where he managed the company’s accounts, budgeting, forecasting, cash flow management, collection, and credit control, etc.

Mr. Cheah graduated with a Bachelor Degree in Commerce, Major in Accounting from the University of Tunku Abdul Rahman, Malaysia in 2006.

Independent Director Nominees:

Mr. Tan Sing Lee, Independent Director, Chair of Audit Committee

Mr. Tan Sing Lee will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1, of which this prospectus forms a part. Mr. Tan Sing Lee will serve as chairman of the audit committee and as a member of the compensation and nomination committees.

Mr. Tan is the Chief Financial Officer of Home Art Development Sdn Bhd, Home Art Bungalow Sdn Bhd and Home Art Design Sdn Bhd since 2007. Mr. Tan is responsible for making financial decisions on the acquisition of profitable property ventures at various development locations that maximize profit and improve ROI and IRR. Mr. Tan has also supported the multiple award-winning Home Art Brands for 3 years in a row; SME 100 Fast Moving Companies Awards, Sin Chew Business Property Excellence Award and Asia Pacific Golden Crowns Award.

Mr. Tan was the Chief Financial Officer of Wawasan Intact Development Sdn Bhd from 2003 to 2006. He was the Audit Supervisor of Yee Choon Kong & Co. from 2001 to 2003. From 1997 to 2000, he was the Account Supervisor of Bandamina Sdn Bhd.

Mr. Tan obtained a Diploma in Business from RSA Examination Board in 1996. He was also an Admitted Member of the Association of Chartered Certified Accountants (ACCA) and a Certified Member of Malaysian Institute of Accountants (MIA).

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Mr. Ng Thiam Lai, Independent Director, Chair of Nomination Committee

Mr. Ng Thiam Lai will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1, of which this prospectus forms a part. Mr. Ng Thiam Lai will serve as chairman of the nomination committee and as a member of the compensation and audit committees.

Mr. Ng Thiam Lai is currently the managing partner of Messrs Ng & Tina, Advocates and Solicitors of Malaysia since 2001 with the focus on practicing in the field of conveyancing and corporate matters.

From 1997 to 2000, he read in the chambers of Mr. Tan Hock Chuan as a pupil and established his career as a litigation lawyer in Messrs Tan Hock Chuan & Co where he was primarily responsible for legal work for various stock-broking firms . Mr. Ng Thiam Lai has also vast experience in debt recovery and criminal litigation.

Mr. Ng Thiam Lai graduated from University of Malaya, Malaysia, with a Bachelor of Laws Honours Class II (Upper Division) in 1997.

Mr. Tom Bisignano, Independent Director, Chair of Compensation Committee

Mr. Tom Bisignano will begin serving as an independent director immediately upon the SEC’s declaration of effectiveness of this registration statement on Form F-1, of which this prospectus forms a part. Mr. Tom Bisignano will serve as chairman of the compensation committee and as a member of the audit and nomination committees.

Mr. Tom Bisignano has, since 2008, been working as a freelance producer providing consultation and production services for cities, organisations and companies in the Entertainment, Festival, Sports, and Special Event arenas. He has also taken on roles such as Senior VP, Special Events for the 2022 Special Olympics USA Games and Senior Producer for ceremonies such as Baku 2015 European Games Opening and Closing, UAE National Day, Olympic Winter Games, Sochi etc. In addition, Mr. Tom Bisignano has held senior event positions at Universal Orlando Resort, Five Currents, The Walt Disney World Resort, Walt Disney Co., Walt Disney Entertainment and Walt Disney World.

Mr. Tom Bisignano graduated from Fairfield University, the United States of America, with a Bachelor Degree in Economics and Communications in 1982.

Committees of the Board of Directors

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to establish an audit committee, a compensation committee and a nomination committee, each of which will operate pursuant to a charter adopted by our board of directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The board may also establish other committees from time to time to assist the Company and the board of directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq or another national securities exchange and SEC rules and regulations, if applicable. Upon our listing on Nasdaq or another national securities exchange, each committee’s charter will be available on our website at https://www.pictureworks.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

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Audit committee

Mr. Tan Sing Lee, Mr. Ng Thiam Lai and Mr. Tom Bisignano, all of whom are independent Directors, will serve on the audit committee, which will be chaired by Mr. Tan Sing Lee. Our board of directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq or another national securities exchange, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Tan Sing Lee as an “audit committee financial expert”. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;

●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;

●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

●	reviewing earnings releases.

Compensation committee

Mr. Tan Sing Lee, Mr. Ng Thiam Lai and Mr. Tom Bisignano, all of whom are independent directors, will serve on the compensation committee, which will be chaired by Mr. Tom Bisignano. Our board of directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq or another national securities exchange Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of the Company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the board of directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;

●	reviewing and recommending to the board of directors the cash compensation of our other executive officers;

●	reviewing and establishing our overall management compensation, philosophy and policy;

●	overseeing and administering our compensation and similar plans;

●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq or another national securities exchange rules;

●	retaining and approving the compensation of any compensation advisors;

●	reviewing and approving our policies and procedures for the grant of equity-based awards;

●	reviewing and recommending to the board of directors the compensation of our directors; and

●	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination committee

Mr. Tan Sing Lee, Mr. Ng Thiam Lai and Mr. Tom Bisignano, all of whom are independent directors, and will serve on the nomination committee, which will be chaired by Mr. Ng Thiam Lai. Our board of directors has determined that each member of the nomination committee is “independent” as defined in the applicable Nasdaq or another national securities exchange rules. The nomination committee’s responsibilities include:

●	developing and recommending to the board’s criteria for board and committee membership;

●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by shareholders; and

●	reviewing the composition of the board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and the board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and the board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Corporate Governance

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a formal policy regarding board diversity and our nomination committee and the board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nomination committee’s and the board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq or another national securities exchange listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq or another national securities exchange. The application of such exceptions requires that we disclose each Nasdaq or another national securities exchange corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq or another national securities exchange corporate governance standard. We currently follow Cayman Islands corporate governance practices in lieu of the corporate governance requirements of the Nasdaq or another national securities exchange in respect of the following:

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

Upon the effectiveness of the registration statement of which this prospectus is a part, we will have to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.pictureworks.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq or another national securities exchange.

Compensation of Executive Directors and Executive Officers

For the financial year ended December 31, 2022, we paid an aggregate of approximately RM1,068,447(US$242,012) in cash to our directors and executive officers. For the financial year ended December 31, 2023, we paid an aggregate of approximately RM540,665 (US$118,701) in cash to our directors and executive officers.

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Employment Agreements

Employment Agreement between Mr. Cheong Chia Chou, or Mr. Cheong, and Pictureworks (S)

Effective as of 1 January 2017, Pictureworks (S) entered into an Employment Agreement with Mr. Cheong pursuant to which he was employed as the Independent Group Managing Director of the Group. The agreement provides for an annual base salary in the amount of S$120,000.00. Mr. Cheong’s annual base salary was adjusted to S$12,000 effective from February 1, 2023. Mr. Cheong’s employment will continue indefinitely, subject to termination by Mr. Cheong to the agreement upon written notice.

Employment Agreement between Ms. Sharon Tse, or Ms. Tse, and Pictureworks (HK)

Effective as of March 1, 2023, Pictureworks (HK) entered into an Employment Agreement with Ms. Sharon Tse, or Ms. Tse, pursuant to which she was employed as the Group Chief Executive Officer of Pictureworks (HK). The agreement provides for a monthly base salary in the amount of HK$35,000.00. Ms. Tse’s monthly base salary was adjusted to HK$40,000 effective from August 1, 2023. Under the terms of the agreement, Ms. Tse’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Tse shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Employment Agreement between Mr. Alvin Cheah, or Mr. Cheah, and Pictureworks (M)

Effective as of March 1, 2023, Pictureworls (M) entered into an Employment Agreement with Mr Cheah pursuant to which he was employed as the Financial Officer of the Company. The agreement provides for a monthly base salary in the amount of RM5,550.00. Mr. Cheah’s monthly base salary was adjusted to RM16,000 effective from June 1, 2023. Under the terms of the agreement, Mr. Cheah’s employment will continue indefinitely, subject to termination by either party to the agreement upon one month’s written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Cheah shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with the Group.

Independent Directors’ Agreements

Each of our independent directors has entered into a director’s agreement with the Company effective on September 25, 2023. The terms and conditions of such directors’ agreements are similar in all material aspects. Each director’s agreement is for an initial term of one year and will continue until the Director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her director’s agreement will remain in full force and effect. Any director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding ordinary shares entitled to vote.

Under the directors’ agreements, the initial annual director fees that are payable to our independent director nominees are USD20,000 to Mr. Tan Sing Lee, USD20,000 to Mr. Ng Thiam Lai and USD20,000 to Mr. Tom Bisignano respectively.

In addition, our directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the board of directors; provided that each director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that director.

Other than as disclosed above, none of our directors has entered into a service agreement with the Company or any of our subsidiary that provides for benefits upon termination of employment.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

●	each of our named executive officers;

●	each of our directors and director nominees;

●	all of our current executive officers, directors and director nominees as a group.

Applicable percentage ownership is based on 22,071,201 ordinary shares issued and outstanding as of September 21, 2023 and, with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is c/o Unit C-2-01, Level 2, Capital 3, Oasis Square, No. 2, Jalan PJU 1A/7A, Ara Damansara, 47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia.

	Shares Beneficially Owned Before this Offering			Shares Beneficially Owned after this Offering (3)
Name of Beneficial Owners	Number	Percentage	%	Number	Percentage	%

Named Executive Directors and Executive Officers:
Mr. Cheong Chia Chou	7,773,472	35.22		7,773,472	30.71

Ms. Sharon Tse	-	-		-	-

Mr. Alvin Cheah	-	-		-	-

Independent Director Nominees*:
Mr. Tom Bisignano	-	-		-	-

Mr. Ng Thiam Lai	-	-		-	-

Mr. Tan Sing Lee	-	-		-	-

All directors and executive officers as a group	7,773,472	35.22		7,773,472	30.71

5% Shareholders:	17,532,028	77.30		17,532,028	69.27

Mr. Cheong Chia Chou	7,773,472	35.22		7,773,472	30.71

PUC (1)	6,076,081	27.53		6,076,081	24.01

Superb Go(2)	3,682,475	14.55		3,682,475	14.55

*	Each of Mr. Tom Bisignano, Mr. Ng Thiam Lai and Mr. Tan Sing Lee has accepted the appointment as our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.
(1)	Represents 6,076,081 ordinary shares held by PUC. PUC is a Malaysian company whose shares are listed on Bursa Malaysia. Mr. Cheong holds approximately 2.46% of the issued share capital of PUC.
(2)	Represents 3,682,475 ordinary shares held by Superb Go. Superb Go is a Malaysian company owned as to 80% by Ng Chai Go and 20% by Lim Kim Hoei.
(3)	Assuming the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part.

As of the date of the prospectus, none of our outstanding ordinary shares are held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

Significant Historical Changes to Our Shareholding

See “Description of Share Capital—History of Securities Issuances” for a description of the history of our share issuances and transfers.

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RELATED PARTY TRANSACTIONS

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are related party transactions of the Company for the financial years ended December 31, 2021, 2022 and 2023 which are identified in accordance with the rules prescribed under Form F-1 and Form 20-F and may not be considered as related party transactions under the law of the relevant jurisdiction in which the transaction took place.

Prior to a group reorganization involving the transfer of the entire issued share capital of Pictureworks Holdings to us, our Group comprised Pictureworks Holdings, Pictureworks (M), Pictureworks (S), Pictureworks (HK) and Pictureworks (PRC). Upon completion of our reorganization whereby the entire share capital of Pictureworks Holdings was transferred to us, our Group comprised PIIL, Pictureworks Holdings, Pictureworks (M), Pictureworks (S), Pictureworks (HK) and Pictureworks (PRC) as our direct and indirect wholly-owned subsidiaries, respectively.

Name of related party	Nature of transaction	Amounts due from related parties			Amount due to related parties			Services/Products delivered to related parties			Services/Products received from related parties
		As at December 31,			As at December 31,			As at December 31,			As at December 31,
		2023	2022	2021	2023	2022	2021	2023	2022	2021	2023	2022	2021
		US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$

Cheong Chia Chou (“Mr. Cheong”)(1)	Business advances				932,304	766,072	403,866
Jenny Tay Yu Xuan (“Ms. Tay”) (2)	Business advances				-	29,871	28,780
Hoi Sio Ngai (“Mr.Hoi”) (3)	Business advances				-	8,816	5,260
Pictureworks Corporation(4)	Trade receivables	338,053	354,154	353,071				26,721
FotoWorks (Hong Kong) Limited (“FotoWorks”) (5)	Marketing fee				-	271,162	100,128
FotoWorks (Hong Kong) Limited	License fee				-			-	13,758	226,251
FotoWorks (Hong Kong) Limited	Marketing fee										-	152,517	370,719
Robinhood Ventures Pte. Ltd. (6)	Advances				-	12,800	19,395
Robinhood Ventures Pte. Ltd.	Service fee / Management Services fee							20,078	24,525	16,591
Founder Pay Sdn Bhd (“Founder Pay”) (7)	Rental fee				16,560	10,622	4,338
Founder Pay Sdn Bhd	Rental fee										6,389	6,523	3,987
Presto Technology Sdn Bhd(8)	Rental fee	1,427	1,483	1,570
Presto Mall Sdn Bhd(9)	Business advances		-	171,925	2,397	-	-
Colorpixel Sdn Bhd(10)											1,256	-	-

Notes:
(1)	5% or more shareholder and director of our Company
(2)	Director of Pictureworks (HK) until her resignation on March 24, 2023
(3)	Director of Pictureworks Holdings Sdn Bhd until his resignation on March 14, 2023
(4)	The Company has an option to purchase the entire issued share capital of Pictureworks Corporation exercisable anytime.
(5)	Associate company of our Company until May 2, 2023
(6)	Mr. Cheong and Ms. Tay are the director and shareholder of Robinhood Ventures Pte. Ltd (Formerly known as PictureAnywhere Pte. Ltd.) respectively. Ms.Tay resigned as a director on August 18, 2023 and ceased to be a shareholder on August 18, 2023.
(7)	A company in which Mr. Cheong has significant influence.
(8)	A company in which Mr. Cheong has significant influence.
(9)	A company in which Mr. Cheong has significant influence.
(10)	A company in incorporated on December 16, 2020 controlled by Tse Fuk Yan (“Ms. Tse”), CEO of Pictureworks International and its subsidiaries.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our Memorandum and Amended and Restated Articles of Association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000 divided into 500,000,000 shares, par value of US$0.001 each. As of the date of this prospectus, 22,071,201 ordinary shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 25,308,701 ordinary shares issued and outstanding (including the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part). All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Articles of Association

We adopted an amended and restated articles of association, which became effective and replaced our current articles of association in its entirety on September 20, 2024. The following are summaries of certain material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of The Company. Under our post-offering memorandum of association, the objects of the Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, the Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll save that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●	at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative for the time being entitled to vote at the meeting;

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorised representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of the Company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

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General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in the Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of the Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

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Liquidation. On the winding up of the Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. The Company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of the Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if the Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, the Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our post-offering memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent there are available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of the Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of the Company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation that is effected in compliance with these statutory procedures.

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A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Our post-offering articles of association contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

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As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of the Company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

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Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

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Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

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The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://www.pictureworks.com or through phone number +603-7651 0188.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

History of Securities Issuances

The following is a summary of our material securities issuances after our incorporation and following a reorganization but before this offering.

Name of shareholders	Date of Sale or Issuance	Number of shares	Consideration

Mr. Cheong Chia Chou	April 20, 2023	1	At par
	August 31, 2023	7,773,470	At par
	September 21, 2023	1	7,773,472 shares in Pictureworks Holdings

PUC	August 31, 2023	6,076,080	At par
	September 21, 2023	1	6,076,081 shares in Pictureworks Holdings

Superb Go	August 31, 2023	3,682,474	At par
	September 21, 2023	1	3,682,475 shares in Pictureworks Holdings

Beauty World	August 31, 2023	880,340	At par
	September 21, 2023	1	880,341 shares in Pictureworks Holdings

Big Tree	August 31, 2023	1,081,489	At par

Marvelous Culture	August 31, 2023	1,081,489	At par

Winfiniti	August 31, 2023	1,081,489	At par

Rainforest Capital(1)	August 31, 2023	147,329	At par
	September 21, 2023	1	147,330 shares in Pictureworks Holdings

Amori Management	August 31, 2023	82,872	At par
	September 21, 2023	1	82,873 shares in Pictureworks Holdings

Mr. Visonnavong	August 31, 2023	92,080	At par
	September 21, 2023	1	92,081 shares in Pictureworks Holdings

Mr. C T Ng	August 31, 2023	92,080	At par
	September 21, 2023	1	92,081 shares in Pictureworks Holdings

(1)	On November 23, 2023, Rainforest Capital transferred 73,665 shares in the Company to Finex3 at a consideration of US$160,000.

The Company was incorporated in the Cayman Islands on April 20, 2023 under the Companies Act as an exempted company with limited liability. Following incorporation, our share capital was held as by Mr. Cheong as to 100%.

On August 31, 2023, Mr. Cheong, PUC, Superb Go, Beauty World, Big Tree, Marvelous Culture, Winfiniti, Rainforest Capital, Amori Management and Mr. Visonnavong and Mr. C T Ng subscribed for and were allotted and issued shares representing approximately as to approximately 35.22%, 27.53%, 16.68%, 3.99%, 4.9%, 4.9%, 4.9%, 0.67%, 0.38%, 0.42% and 0.42% of the issued share capital of the Company respectively.

On September 21, 2023, Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng transferred their entire shareholding interest in Pictureworks Holdings to PIIL, in consideration of our allotment and issue of 1 share to each of Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng, respectively, credited as fully paid.

Other than the issuance of securities in connection with the Group reorganization, we have not issued any securities in the past three years.

On August 29, 2024, the Company entered into four convertible note agreements with four investors to issue convertible notes with principal amounts totaling $5 million, for which proceeds of $1.55 million from one of the investors were received and deposited in an escrow account, the remaining proceeds will be received not later than December 31, 2024, and are to be held in an escrow account. On October 15, 2024, the Company and the investors signed the addendums to supersede the original convertible note agreements to enhance due diligence procedures, and information about the escrow agent and documents request upon conversion. Apart from including more details on the addendums, all the financial terms such as the principal amounts and conversion price remain unchanged. On December 6, 2024, three out of such four convertible notes with the principal amounts of $3 million were terminated.

On September 25, 2024, the Company entered into an additional convertible note agreement with a principal amount of $1 million with another investor, for which the proceeds were deposited into the Company’s bank account on October 2, 2024.

As of the date of this prospectus, the Company has two convertible notes for total principal amounts of $3 million. All of these convertible notes bear zero interest and mature upon the 12-month period after the Company’s receipt of the subscription amount. These convertible notes are convertible to ordinary shares of the Company upon consummation of the IPO at a conversion price of $3.2 per share.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 25,308,701 ordinary shares issued (including the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part).

All of the ordinary shares sold in this offering by the Company will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Company. All of our ordinary shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our ordinary shares acquired in this offering by our affiliates.

Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares, and while we intend to apply for the listing of our ordinary shares on the Nasdaq or another national securities exchange, we cannot assure you that a regular trading market will develop in the ordinary shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of [180] days after the date of this prospectus, subject to certain exceptions not to (1) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any other securities so owned convertible into or exercisable or exchangeable for ordinary shares, (2) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the ordinary shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, or (3) file any registration statement with the SEC relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares, or publicly disclose the intention to take any such action.

Furthermore, each of our directors and executive officers and our 5% or greater shareholders with respect to its ordinary shares sold in this offering, has also entered into a similar lock-up agreement with the underwriter for a period of [180] days from the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares, and securities that are substantially similar to our ordinary shares.

We cannot predict what effect, if any, future sales of our ordinary shares, or the availability of ordinary shares for future sale, will have on the trading price of our ordinary shares from time to time. Sales of substantial amounts of our ordinary shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our ordinary shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our ordinary shares for more than six months but not more than one year may sell such ordinary shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our ordinary shares for more than one year may freely sell our ordinary shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our ordinary shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding ordinary shares; or

●	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our ordinary shares held by them. These ordinary shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. No shares shall be sold by the Resale Shareholders until our ordinary shares are listed or quoted on an established public trading market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the ordinary shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority, or FINRA, filing fee and the Nasdaq or another national securities exchange listing fee, all amounts are estimates.

SEC Registration Fee	US$	[●]
FINRA Filing Fee	US$	[●]
Nasdaq Listing Fee	US$	[●]
Printing and engraving expenses	US$	[●]
Legal fees and expenses	US$	[●]
Accounting fees and expenses	US$	[●]
Miscellaneous	US$	[●]
Total	US$	[●]

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our ordinary shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to the Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of the Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

Singapore Tax Considerations

Singapore Taxation

Dividends or Other Distributions with Respect to ordinary shares

Under the one-tier corporate tax system which currently applies to all Singapore tax resident companies, tax on corporate profits is final, and dividends paid by a Singapore tax resident company will be income tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Capital Gains upon Distribution of ordinary shares

Under current Singapore tax laws, there is no tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of the Company’s ordinary shares may be construed to be of an income nature and subject to Singapore income tax, if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore. However, under Singapore tax laws, any gains derived by a divesting company from its disposal of ordinary shares in an investee company between June 1, 2012 and December 31, 2027 are generally not taxable if immediately prior to the date of the relevant disposal, the divesting company has held at least 20% of the ordinary shares in the investee company for a continuous period of at least 24 months.

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Goods and Services Tax

The issue or transfer of ownership of the Company’s ordinary shares should be exempt from Singapore Goods and Services Tax. Hence, the holders would not incur any Goods and Services Tax on the subscription or subsequent transfer of the shares.

Stamp Duty

If the Company’s ordinary shares evidenced in certificated forms are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for or market value of the Company’s ordinary shares, whichever is higher. Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is payable on the acquisition of the Company’s ordinary shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore. The stamp duty is borne by the purchaser unless there is an agreement to the contrary.

On the basis that any transfer instrument in respect of the Company’s shares traded on Nasdaq are executed outside Singapore through the Company’s transfer agent/transfer secretary and share registrar in the United States for registration in the Company’s branch registers of members maintained in the United States (without any transfer instrument being received in Singapore), no stamp duty should be payable in Singapore on such transfers.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

Malaysia Tax Considerations

Stamp Duty

In Malaysia, stamp duty on the transfer of non-listed shares is calculated based on the sale consideration or net tangible assets of the company, whichever is the higher amount. The stamp duty is assessed at a rate of RM3.00 for every RM1,000.00 or any fractional part thereof, for the transfer of non- listed shares in a company.

Capital Gains

In Malaysia, capital gains are not taxable save for the gains derived from the disposal of real property or shares in a real property company (“RPC”). An RPC:

(a)	is a controlled company which has not more than fifty members and controlled by not more than five persons pursuant to the definitions in the Malaysian ITA 1967;
(b)	owned property or RPC shares in another RPC or both; and
(c)	has defined value of the property or shares in other RPC or both is not less than 75% of the value of its total tangible assets.

Foreign Income

In January 2022, the government of Malaysia removed the blanket taxation exemption for foreign- sourced income (“FSI”). The Inland Revenue Board of Malaysia had issued a guideline stipulating that for the period between January 1, 2022 to December 31, 2026, only certain FSI’s (“Qualifying FSI’s”) shall be entitled to tax exemptions. Such Qualifying FSI’s include:

(a)	Income tax or withholding tax on the FSI has been paid or is payable; or

(b)	Tax is not imposed in the country of origin because of:

(i)	the taxation system of the origin country;

(ii)	the FSI of the individual falling below the taxable threshold in the country of origin;

(iii)	income that is given an exemption through a tax incentive;

(iv)	in the case of foreign dividend income, it has been subject to underlying tax; and

(v)	foreign dividend income that is paid from underlying profits arising from operating profits, which have not been subjected to tax due to unabsorbed losses or capital allowances, profit arising from capital gains, or tax incentives that are in compliance with the country’s substance requirements, tax rules under a tax consolidation regime.

Dividend

In the event foreign dividends are declared to a Malaysian tax resident, such dividends may be subject to tax if no tax is paid at the level of the dividend paying company. According to the rulings of the Inland Revenue Board of Malaysia, for dividends to be considered a Qualifying FSI, foreign declared dividends must be subject to withholding tax or an underlying tax to be paid by the company making such dividend declarations.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by U.S. Holders (as defined below) that acquire our ordinary shares in this offering and hold our ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our shares (by vote or value), investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ordinary shares.

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General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our ordinary shares.

Dividends

The entire amount of any cash distribution paid with respect to our ordinary shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the ordinary shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the ordinary shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a USD amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into USD on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that USD value. If such dividends are converted into USD on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into USD on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its USD value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into USD on a date subsequent to receipt.

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Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of ordinary shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such ordinary shares, each amount determined in USD. Any capital gain or loss will be long-term capital gain or loss if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than USD on the disposition of our ordinary shares will realize an amount equal to the USD value of the non-U.S. currency received at the spot rate on the date of sale (or, if the ordinary shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the USD value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the USD value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as the Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our ordinary shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our ordinary shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our ordinary shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in the Company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

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As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our ordinary shares on the Nasdaq or another national securities exchange, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our ordinary shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the ordinary shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our ordinary shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ordinary shares held at the end of the taxable year over its adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the ordinary shares held at the end of the taxable year over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our ordinary shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We have entered into an underwriting agreement dated [●], 2025 with Cathay Securities, Inc., or the Representative, acting as the lead managing underwriter and book-runner with respect to the ordinary shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Cathay Securities, Inc.	2,300,000
Total

The underwriter is offering the ordinary shares subject to their acceptance of the ordinary shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the ordinary shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the ordinary shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriter may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriter has informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Over-Allotment Option

We have granted a 45-day option to the Representative to purchase up to 345,000 additional ordinary shares (equal to 15% of the ordinary shares initially offered by this prospectus) at an assumed public offering price of US$[●] per share, solely to cover over-allotments, if any. The underwriter may exercise this option for 45 days from the date of this prospectus in whole or in part solely to cover the sales of ordinary shares of the Company by the underwriter in excess of the total number of ordinary shares set forth in the table above. If any of these additional shares are purchased, the underwriter will offer the additional shares on the same terms as those on which the ordinary shares are being offered.

Discounts, Commission and Expenses

The underwriting discounts are seven percent (7%) of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us, assuming both no exercise and full exercise of the underwriter’s over-allotment option to purchase up to an additional 345,000 ordinary shares.

	Total Per Share		Total Without Over- Allotment Option		Total With Over- Allotment Option
Public offering price	US$	[●]	US$	[●]	US$	[●]
Underwriting discounts and commissions to be paid by us:	US$	[●]	US$	[●]	US$	[●]
Proceeds, before expenses, to us	US$	[●]	US$	[●]	US$	[●]

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the ordinary shares.

We have agreed to reimburse the Representative for reasonable out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). As of the date of this prospectus, we have paid US$45,000 of the Advance to the Representative. The Advance or any part thereof will be refunded to the Company to the extent not actually incurred in accordance with FINRA Rule 5110(g)(4) and 5110(g)(5).

We have agreed to pay expenses relating to the offering for all reasonable, out of pocket expenses, including but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow and background checks of up to US$75,000. The expenses described in the preceding sentence, in accordance with FINRA Rule 5110, are deemed underwriting compensation for this offering.

We estimate that the total expenses of the offering payable by us, excluding the underwriter’ discount and commissions and non-accountable expense allowance will be approximately US$[●] including a maximum aggregate reimbursement of US$[●] of the Representative’s accountable expenses.

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Lock-Up Agreements

Our officers, directors and principal shareholders (5% or more shareholders) have agreed to a 180-day “lock-up” period from the closing of this offering with respect to the ordinary shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of a 180 days following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 180 days following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Right of First Refusal

For a period of 12 months from the completion of this offering, we have granted the Representative the right of first refusal to act in the event the Company and/or any of its subsidiaries that require the services of an investment banker, financial advisor or similar professional, which may be terminated by us for cause, which means a material breach by the Representative of the underwriting agreement or a material failure by the Representative to provide the services as contemplated by the underwriting agreement.

Nasdaq or Another National Securities Exchange Listing

We intend to apply to have our ordinary shares approved for listing on the Nasdaq or another national securities exchange under the symbol “PICW.” We make no representation that such application will be approved or that our ordinary shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such ordinary shares will be listed on the Nasdaq or another national securities exchange at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

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Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our ordinary shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our ordinary shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the ordinary shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our ordinary shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our ordinary shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our ordinary shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

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Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the ordinary shares offered by this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the ordinary shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers.

We are being represented by Morgan, Lewis & Bockius with respect to certain legal matters of U.S. federal securities.

We are being represented by Insights Law LLC with respect to certain legal matters of Singapore law.

We are being represented by Julius Leonie Chai with respect to certain legal matters of Malaysia law.

We are being represented by Robertsons with respect to certain legal matters of Hong Kong law.

We are being represented by Jia Yuan Law Offices with respect to certain legal matters of PRC law.

Certain legal matters of United States federal securities laws in connection with this offering will be passed upon for the underwriter by Troy Gould PC.

134

EXPERTS

The financial statements as of December 31, 2022 and 2023, and for each of the two years in the period ended December 31, 2022 and 2023 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes two explanatory paragraphs referring to the restatement for correction of an error and the translation of Singapore Dollars to United States Dollars). Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

135

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying ordinary shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

136

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended and Restated Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our executive officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as directors or executive officers of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to the Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to the Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our executive officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriter were involved in these issuances of securities.

137

Ordinary Shares

Name of shareholders	Date of Sale or Issuance	Number of shares	Consideration

Mr. Cheong Chia Chou	April 20, 2023	1	At par
	August 31, 2023	7,773,470	At par
	September 21, 2023	1	7,773,472 shares in Pictureworks Holdings

PUC	August 31, 2023	6,076,080	At par
	September 21, 2023	1	6,076,081 shares in Pictureworks Holdings

Superb Go	August 31, 2023	3,682,474	At par
	September 21, 2023	1	3,682,475 shares in Pictureworks Holdings

Beauty World	August 31, 2023	880,340	At par
	September 21, 2023	1	880,341 shares in Pictureworks Holdings

Big Tree	August 31, 2023	1,081,489	At par

Marvelous Culture	August 31, 2023	1,081,489	At par

Winfiniti	August 31, 2023	1,081,489	At par

Rainforest Capital	August 31, 2023	147,329	At par
	September 21, 2023	1	147,330 shares in Pictureworks Holdings

Amori Management	August 31, 2023	82,872	At par
	September 21, 2023	1	82,873 shares in Pictureworks Holdings

Mr. Visonnavong	August 31, 2023	92,080	At par
	September 21, 2023	1	92,081 shares in Pictureworks Holdings

Mr. C T Ng	August 31, 2023	92,080	At par
	September 21, 2023	1	92,081 shares in Pictureworks Holdings

The Company was incorporated in the Cayman Islands on April 20, 2023 under the Companies Act as an exempted company with limited liability. Following incorporation, our share capital was held as by Mr. Cheong as to 100%.

On August 31, 2023, Mr. Cheong, PUC, Superb Go, Beauty World, Big Tree, Marvelous Culture, Winfiniti, Rainforest Capital, Amori Management and Mr. Visonnavong and Mr. C T Ng subscribed for and were allotted and issued shares representing approximately as to approximately 35.22%, 27.53%, 16.68%, 3.99%, 4.9%, 4.9%, 4.9%, 0.67%, 0.38%, 0.42% and 0.42% of the issued share capital of the Company respectively.

On September 21, 2023, Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng transferred their entire shareholding interest in Pictureworks Holdings to PIIL, in consideration of our allotment and issue of 1 share to each of Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng, respectively, credited as fully paid.

On August 29, 2024, the Company entered into four convertible note agreements with four investors to issue convertible notes with principal amounts totaling $5 million, for which proceeds of $1.55 million from one of the investors were received and deposited in an escrow account, the remaining proceeds will be received not later than December 31, 2024, and are to be held in an escrow account. On October 15, 2024, the Company and the investors signed the addendums to supersede the original convertible note agreements to enhance due diligence procedures, and information about the escrow agent and documents request upon conversion. Apart from including more details on the addendums, all the financial terms such as the principal amounts and conversion price remain unchanged. On December 6, 2024, three out of such four convertible notes with the principal amounts of $3 million were terminated.

On September 25, 2024, the Company entered into an additional convertible note agreement with a principal amount of $1 million with another investor, for which the proceeds were deposited into the Company’s bank account on October 2, 2024.

As of the date of this Form, the Company has two convertible notes for total principal amounts of $3 million. All of these convertible notes bear zero interest and mature upon the 12-month period after the Company’s receipt of the subscription amount. These convertible notes are convertible to shares of the Company’s common stock upon consummation of the IPO at a conversion price of $3.2 per share.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	Exhibits

See “Exhibit Index” beginning on page 141 of this registration statement.

(b)	Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

138

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

139

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6. That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

140

EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1†	Amended Memorandum of Association and Amended and Restated Articles of Association of the Registrant, as currently in effect
4.1†	Registrant’s Specimen Certificate for ordinary shares
5.1	Opinion of Conyers regarding the validity of the ordinary shares being registered
8.1†	Opinion of Conyers regarding certain Cayman Islands tax matters
10.1†	Employment Agreement between Mr. Cheong Chia Chou and Pictureworks (S)
10.2†	Employment Agreement between Ms. Sharon Tse and Pictureworks (HK)
10.3†	Employment Agreement between Mr. Alvin Cheah and Pictureworks (M)
10.4†	Form of Directors Agreement
21.1†	List of Subsidiaries of the Registrant
23.1	Consent of Onestop Assurance PAC
23.2	Consent of Conyers (included in Exhibits 5.1 and 8.1)
23.3†	Consent of Frost & Sullivan Limited
23.4†	Consent of Jiayuan Law Firm
24.1†	Form of Power of Attorney (included on signature pages)
99.1†	Consent of Mr. Tang Sing Lee to be a director nominee
99.2†	Consent of Mr. Tom Bisignano to be a director nominee
99.3†	Consent of Mr. Ng Thiam Lee to be a director nominee
99.4†	Representations under Item 8.A.4 of Form 20-F
99.5†	Code of Ethics and Business Conduct
107†	Calculation of Filing Fee Tables

* To be filed by amendment

† Previously filed.

141

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on February 4, 2025.

Pictureworks International Holdings Limited

By:	/s/ Cheong Chia Chou
Name:	Cheong Chia Chou
Title:	Executive Chairman and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on February 4, 2025 in the capacities and on the dates indicated.

Signature	Title

/s/ Cheong Chia Chou	Executive Chairman
Cheong Chia Chou

/s/ Sharon Tse	Managing Director and Chief Executive Officer
Sharon Tse	(principal executive officer)

/s/ Alvin Cheah	Chief Financial Officer
Alvin Cheah	(principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, of Pictureworks International Holdings Limited has signed this registration statement or amendment thereto in New York on February 4, 2025.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

142

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Pictureworks International Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Pictureworks International Holdings Limited and subsidiaries (collectively, the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, shareholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2.1 to the financial statements, the Company has incurred losses from operations, has a net current liability position and has a deficit on total equity that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2.1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.
Singapore
October 4, 2024

F-2

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$133,651	$89,919
Restricted cash	17,995	-
Trade receivables	305,629	355,892
Other receivables	27,624	6,266
Deposits and prepayments	49,730	107,261
Inventories	6,740	107,433
Amounts due from related parties	339,480	355,637
Total Current Assets	880,849	1,022,408

Non-current assets:
Property, plant and equipment, net	824,451	1,068,871
Right of use assets – operating lease	117,546	9,916
Intangible assets	500,211	618,673
Total Non-current assets	1,442,208	1,697,460
Total Assets	$2,323,057	$2,719,868

Liabilities and Equity
Current Liabilities:
Trade and other payables	$1,565,822	$1,583,625
Current portion of long-term borrowings	235,117	68,635
Current portion of operating lease liabilities	58,506	7,455
Income tax payable	637,065	760,737
Amounts due to related parties	951,261	1,099,343
Total Current Liabilities	3,447,771	3,519,795

Non-current Liabilities:
Long-term borrowings	160,207	236,022
Operating lease liabilities	58,992	2,536
Total Non-current Liabilities	219,199	238,558
Total Liabilities	$3,666,970	$3,758,353

Deficit
Share capital (500,000,000 shares authorized, $0.001 par value, 22,071,201 and 21,656,836 shares issued and outstanding as of December 31, 2023 and 2022, respectively)	$22,071	$21,657
Shares to be issued (nil and 414,365 ordinary shares as of December 31, 2023 and 2022, respectively)	-	414
Subscription receivable	-	(900,000)
Additional paid-in capital	11,809,493	11,809,493
Accumulated losses	(12,655,357)	(11,571,302)
Accumulated other comprehensive loss	(520,120)	(398,747)
Total Shareholders’ Deficit	(1,343,913)	(1,038,485)
Total Liabilities and Deficit	$2,323,057	$2,719,868

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Years Ended December 31,
	2023	2022

Revenues	$2,724,625	$1,249,745
Cost of revenues	(1,747,716)	(1,311,889)
Gross profit (loss)	976,909	(62,144)

Operating expenses
Recovery of credit loss of financial assets	51,072	122,867
Selling and general administrative expenses	(2,296,209)	(1,760,985)
Total operating expenses	(2,245,137)	(1,638,118)

Loss from operations	(1,268,228)	(1,700,262)

Other income (expense)
Other income	232,072	212,332
Finance costs	(29,171)	(21,268)
Total other income, net	202,901	191,064

Loss before income tax	(1,065,327)	(1,509,198)
Income tax expenses	(18,728)	(38,296)
Net loss	(1,084,055)	(1,547,494)

Foreign currency translation differences	(121,373)	53,471
Total comprehensive loss	$(1,205,428)	$(1,494,023)

Basic and diluted loss per ordinary share	$(0.05)	$(0.07)

Basic and diluted weighted average number of ordinary shares outstanding	21,771,496	21,656,836

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Ordinary shares		Shares to be issued			Additional		Accumulated Other
	Number of Shares	Amount ($0.001 par)	Number of Shares	Amount ($0.001 par)	Subscription Receivable	Paid-in Capital	Accumulated Deficit	Comprehensive Loss	Total Equity
Balance as of December 31, 2021	21,656,836	$21,657	-	$-	$-	$10,909,907	$(10,023,808)	$(452,218)	$455,538

Subscription receivable shares pursuant to private placement (Note 17)	-	-	414,365	414	(900,000)	899,586	-	-	-
Foreign currency translation	-	-	-	-	-	-	-	53,471	53,471
Net loss for the year	-	-	-	-	-	-	(1,547,494)	-	(1,547,494)

Balance as of December 31, 2022	21,656,836	$21,657	414,365	$414	$(900,000)	$11,809,493	$(11,571,302)	$(398,747)	$(1,038,485)

Issuance of shares (Note 17)	414,365	414	(414,365)	(414)	900,000	-	-	-	900,000
Foreign currency translation	-	-	-	-	-	-	-	(121,373)	(121,373)
Net loss for the year	-	-	-	-	-	-	(1,084,055)	-	(1,084,055)

Balance as of December 31, 2023	22,071,201	$22,071	-	$-	$-	$11,809,493	$(12,655,357)	$(520,120)	$(1,343,913)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in US dollars (“$”)

	Years Ended December 31,
	2023	2022

Cash Flows From Operating Activities:
Net loss	$(1,084,055)	$(1,547,494)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	96,194	154,332
Amortization of right-of-use assets	8,137	4,958
Depreciation of property, plant and equipment	221,222	39,987
Provision for obsolete inventories	-	4,520
Bad debts written off	-	9,922
Inventories written off	43,095	-
Recovery of credit loss of financial assets	(51,072)	(122,867)
Loss (Gain) on disposal of property, plant and equipment	1,333	(77,993)
Write off of a related party receivable	143,754	-
Changes in operating assets and liabilities:
Trade receivables	(88,141)	391,196
Other receivables	(21,758)	4,387
Deposits and prepayments	53,875	226,263
Inventories	54,264	53,126
Trade and other payables	(42,464)	264,342
Income tax payable	(95,592)	(227,518)
Amounts with related parties	(248,312)	710,551
Lease Liabilities	(8,260)	(4,884)
Net Cash used in Operating Activities	(756,570)	(117,172)

Cash Flows From Investing Activities:
Proceeds from disposal of property, plant and equipment	-	86,831
Purchase of property, plant and equipment	(16,197)	-
Net Cash (used in) provided by Investing Activities	(16,197)	86,831

Cash Flows From Financing Activities:
Proceeds from issuance of shares	900,000	-
Proceeds from borrowings	219,548	-
Repayment of borrowings	(123,175)	(50,991)
Net Cash provided by (used in) Financing Activities	996,373	(50,991)

Effect of movements in exchange rates on cash held	(161,879)	70,831

Net changes in cash	61,727	(10,501)
Cash at beginning of the year	89,919	100,420
Cash and cash equivalent* at end of the year	$151,646	$89,919

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$27,801	$21,268
Cash paid for taxes	$115,550	$280,877

*Cash and cash equivalent in statements of cashflows includes restricted cash

The accompanying notes are an integral part of these consolidated financial statements.

F-6

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023 AND 2022

(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 1. Organization and nature of operations

Pictureworks International Holdings Limited (“Pictureworks International”) is a company incorporated and domiciled in the Cayman Islands under the Cayman Islands Companies Act on April 20, 2023. The address of its registered office is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. The business address is Unit C-2-01, Level 2, Capital 3, Oasis Square, No. 2, Jalan PJU 1A/7A, Ara Damansara, 47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia. Following the reorganization, issued share capital of Pictureworks International was held by Mr. Cheong Chia Chou (“Mr.Cheong”), PUC Berhad (“PUC”), Superb Go Sdn Bhd (“Superb Go”), Beauty World Holdings Pte. Ltd. (“Beauty World”), Big Tree Global Network Ltd. (formerly known as PDX Capital Ltd.) (“Big Tree”), Marvelous Culture and Film Ltd. (formerly known as NCC Ventures Ltd.) (“Marvelous Culture”) and Winfiniti Group Ltd (“Winfiniti”), Rainforest Capital, Amori Management, Mr. Visonnavong, Mr. C T Ng and Finex3 Holdings as to approximately 35.22%, 27.53%, 16.68%, 3.99%, 4.9%, 4.9%. 4.9%, 0.33%, 0.38%, 0.42%, 0.42% and 0.33% respectively.

On May 30, 2023, Pictureworks International Investments Limited (“Pictureworks Investments”) was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004. Pictureworks Investments is principally an investment holding company. Upon completion of the reorganization, Pictureworks Investments is a wholly-owned subsidiary of Pictureworks International.

On February 22, 2008, Pictureworks Holdings Sdn. Bhd. (“Pictureworks Holdings”) was incorporated in Malaysia as a private company with limited liability. Pictureworks Holdings is principally an investment holding company. Upon completion of the reorganization, Pictureworks Holdings is a wholly-owned subsidiary of Pictureworks Investments.

On February 4, 2004, Pictureworks (M) Sdn. Bhd. (“Pictureworks (M)”) was incorporated in Malaysia as a private company with limited liability. Pictureworks (M)’s main business is provision of digital imaging and content solutions and licensing of imagery systems. Pictureworks (M) is a wholly-owned subsidiary of Pictureworks Holdings.

On August 28, 2003, Pictureworks Pte. Ltd. (“Pictureworks (S)”) was incorporated in Singapore as a private company with limited liability. Pictureworks (S)’s main business is trading in photographic and other automated kiosk and accessories, provision of photographic and other software consultancy services. Pictureworks (S) is a wholly-owned subsidiary of Pictureworks Holdings.

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On March 13, 2014, Pictureworks (Shanghai) Limited (“Pictureworks (PRC)”) was established in the mainland China as a private company with limited liability. Pictureworks (PRC)’s main business is provision of photographical service and trading of photographical products. Pictureworks (PRC) is a wholly-owned subsidiary of Pictureworks (S).

On July 14, 2015, Pictureworks Hong Kong Limited (“Pictureworks (HK)”) was incorporated in Hong Kong as a private company with limited liability. Pictureworks (HK)’s main business is provision of photographical service. Pictureworks (HK) is a wholly-owned subsidiary of Pictureworks Investments.

Reorganization

On March 27, 2023, Rainforest Capital, Amori Management, Mr. Visonnavong, and Mr. C T Ng, subscribed for and were allotted and issued shares representing approximately 0.78%, 0.44%, 0.49% and 0.49% of the issued share capital of Pictureworks Holdings. On September 21, 2023, under a share swap arrangement (the “Share Swap”), Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng transferred their entire shareholding interest in Pictureworks Holdings to Pictureworks Investments, in consideration of the allotment and issue of 1 share to each of Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng, respectively, credited as fully paid. Following the Share Swap, Pictureworks Holdings became a wholly-owned subsidiary of Pictureworks Investment. On 23 November 2023, Rainforest Capital transferred 50% of its shareholding interest in the Company to Finex3 at a consideration of US$160,000.

The reorganization transaction is considered as a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Swap, which required retrospective combination of Pictureworks Investment and Pictureworks Holdings for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of December 31, 2022.

The following diagram illustrates Pictureworks International Holdings Limited and its subsidiaries (collectively, the “Company”)’s legal entity ownership structure as of December 31, 2023:

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Note 2. Significant Accounting Policies

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

2.1 Basis of presentation, consolidation and going concern

The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

The consolidated financial statements include the financial statements of the Company and all its majority-owned subsidiaries from the dates they were incorporated. All intercompany balances and transactions have been eliminated in consolidation.

These consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company incurred net loss of $1,084,055 and $1,547,494 for the years ended December 31, 2023 and 2022, respectively. As of December 31, 2023, the Company had net current liability of $2,566,922 and a deficit on equity of $1,343,913 which raise doubt about the Company’s ability to continue as a going concern.

In assessing the going concern, management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern including the following:

●	Financial support from the Company’s related party and shareholders; and
●	Management expects to see improved cash flows from the Company’s contemplated initial public offering.
●	As disclosed in Note 13, the Company has two long-term bank loans with a total outstanding balance of $231,900. We are required to repay by monthly installments which the current portion of the long-term bank loans was $71,693. Management believes these loans has no material impact on the Company’s liquidity and on the Company’s ability to meet its short-term financial obligations
●

On August 29, 2024, the Company entered into four convertible note agreements with four investors to issue convertible notes with principal amounts totaling $5 million, for which proceeds of $1.55 million from one of the investors were received and deposited in an escrow account, the remaining proceeds will be received not later than December 31, 2024, and are to be held in an escrow account. On October 15, 2024, the Company and the investors signed the addendums to supersede the original convertible note agreements to enhance due diligence procedures, and information about the escrow agent and documents request upon conversion. Apart from including more details on the addendums, all the financial terms such as the principal amounts and conversion price remain unchanged. On December 6, 2024, three out of such four convertible notes with the principal amounts of $3 million were terminated.

On September 25, 2024, the Company entered into an additional convertible note agreement with a principal amount of $1 million with another investor, for which the proceeds were deposited into the Company’s bank account on October 2, 2024.

As of the date of this report, the Company has two convertible notes for total principal amounts of $3 million. All of these convertible notes bear zero interest and mature upon the 12-month period after the Company’s receipt of the subscription amount. These convertible notes are convertible to shares of the Company’s common stock upon consummation of the IPO at a conversion price of $3.2 per share.

No assurance can be provided that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. The consolidated financial statements for the years ended December 31, 2023 and 2022 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

2.2 Use of estimates

The preparation of the consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Significant accounting estimates reflected in the Company’s consolidated financial statements include but are not limited to estimates and judgments applied in the allowance for credit loss of financial assets, estimated useful lives of property, plant and equipment and intangible assets, impairment of goodwill and long-lived assets, and going concern. Actual results could differ from those estimates and judgments.

2.3 Cash and cash equivalents and restricted cash

Cash is carried at cost and represent cash on hand and bank deposits. Cash equivalents consist of funds received from customers, which funds were held at the third-party platform’s fund account that can be liquidated in less than 3 months, and which are unrestricted and immediately available for withdrawal and use.

Restricted cash represents escrow deposits made in connection with the future payment of the IPO-related expenses. These funds represent the proceeds of $900,000 received from the Company’s pre-IPO investors for the subscription of 414,365 ordinary shares of Pictureworks Holdings. (Note 17). Pursuant to the share subscription agreements, all monies from the sale of the Company’s pre-IPO shares will be held in escrow by an escrow agent to be determined and agreed upon by the pre-IPO investors and the Company for the payment of fees and expenses to be incurred by the Company in connection with the registered public offering of the Company’s shares and listing of the Company’s shares on the NASDAQ Stock Market or any other reputable stock exchange as mutually agreed between the pre-IPO investors and the Company.

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2.4 Foreign currency translation

The reporting currency of the Company is United States Dollar (“USD”) and the accompanying consolidated financial statements have been expressed in “$”. In addition, the Company’s subsidiaries are operating in Malaysia, Singapore, People Republic of China and Hong Kong and maintains its books and records in its local currency, Malaysia Ringgit (“RM”), Singapore Dollar (“SGD”), Chinese Renminbi (“RMB”) and Hong Kong Dollar (“HKD”), respectively, which are the functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not USD are translated into USD, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Shareholders’ equity is translated using the historical rates, adjustments resulting from the translation, if any, are included in accumulated other comprehensive loss. Revenues and expenses are translated at average rates prevailing during the years. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

2.5 Trade receivables

Trade receivables are recorded in accordance with ASC 310, “Receivables.” Trade receivables are recorded at the invoiced amount and do not bear interest.

The allowance for credit loss is the Company’s best estimate of the amount of probable credit losses in its existing trade receivables and other receivables. The normal trade credit terms ranges from 30 to 90 days, while other credit terms are assessed and approved on ad-hoc basis. The Company uses a provision matrix to calculate probable credit loss on trade receivables. The provision rates are based on number of days past due. The provision matrix is initially based on the Company’s historical observed default rates. The Company calibrates the matrix to adjust the historical credit loss experience from time to time. At every reporting period, the historical observed default rates are updated and changes in the forward-looking estimates are analysed. The assessment of the correlation between historical observed default rates, forecast economic conditions and probable credit loss is a significant estimate. The Company’s historical credit loss experience and forecast of economic conditions may not be representative of customer’s actual default in the future. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others.

2.6 Inventories

Inventories which comprise mainly of printing materials used for the production of photographical products are accounted for using the first-in-first-out (“FIFO”) method of accounting. Inventories are measured at the lower of cost and net realizable value. The Company estimates the net realizable value of inventories based on an assessment of estimated selling price less cost to complete and sell. Cost comprises purchase price and directly attributable costs of bringing the inventories to their present location and condition. For items of inventories that are individually significant or are segregated for individual projects, cost is measured using the specific identification method. For homogeneous items of inventories, cost is determined by the weighted average cost formula. Net realizable value is determined on an item-by-item basis or on group of similar items basis.

2.7 Intangible assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Software license with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Types of intangible assets	The estimated useful lives of the intangible assets

Software license	10 years

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2.8 Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance and repairs are charged to expense; major additions to physical properties are capitalized.

Depreciation of leasehold improvements is provided using the straight-line method over the shorter of the remaining lease term or their estimated useful lives. Except for leasehold improvements, depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Useful life
Computer equipment	3-5 years
Furniture and fittings	3-5 years
Motor vehicle	5 years
Office equipment	3-5 years
Plant and machinery	5 years
Leasehold improvements	2-5 years

2.9 Impairment of Long-Lived Assets

The Company tests its long-lived assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate of the Company’s operations; unanticipated competition; and slower growth rates. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

2.10 Leases

Leases with terms greater than 12 months are recognized as a right-of-use asset (“ROU”) and a corresponding lease liability at the date in which the leased asset is available for use by the Company. Assets and liabilities arising from a lease are initially measured on a present value basis. Lease liabilities include the net present value of fixed payments.

Lease payments to be made under reasonably certain extension options are also included in the measurement of the liability.

The lease payments are discounted using the interest rate implicit in the lease. If that rate cannot be readily determined, which is generally the case for leases of the Company, the lessee’s incremental borrowing rate is used, being the rate that the individual lessee would have to pay to borrow the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment with similar terms, security and conditions. To determine the incremental borrowing rate, the Company uses recent third-party financing received by the individual lessee as a starting point, adjusted to reflect changes in financing conditions.

Right-of-use assets are depreciated over the shorter of the asset’s useful life and the lease term on a straight-line basis.

Payments associated with leases with a lease term of 12 months or less and all leases of low-value assets are recognized on a straight-line basis as an expense in the consolidated statement of operations.

2.11 Trade and other payables

Trade and other payables are liabilities for goods and services provided to the Company prior to the end of each reporting period which are unpaid. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method. They are classified as current liabilities if payment is due within one years or less. If not, they are presented as non-current liabilities.

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2.12 Fair value measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

As of December 31, 2023 and 2022, the carrying values of the Company’s financial instruments, including cash and cash equivalents, restricted cash, trade receivables and other assets, accounts payable and other payables, borrowings and other liabilities, approximate their fair values due to the short-term nature of these instruments.

2.13 Revenue from contracts with customers

The Company generates its revenue primarily from three product/service lines: (1) Photography (Full Turnkey Operation model); (2) License and royalty (Licensing model); and (3) Others.

Each product/service line primarily provides the following types of product and service:

(1)	Photography

(i) Photography for theme parks and tourist attraction spots’ visitors.

(2)	License and royalty

(i) License for the granted right to use of PictureAir software; (ii) Royalty for granted right to use of PictureAir software and the Company’s equipment.

(3)	Others

(i) Wedding photo; (ii) Software sale; (iii) IT and management service.

The Company adopts Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. The Company applies the following five-step model in order to determine the amount:

●	Identify the contract or quotation with the agreed service price.

●	Evaluate the services engaged in the customer’s contract and identify the related performance obligations.

●	Consider the contract terms and commonly accepted practices in the business to determine the transaction price. The transaction price is the consideration that the Company expects to be entitled for delivering the services engaged with the customer. The consideration engaged in a customer’s contract is generally a fixed amount.

●	Allocate the transaction price, if necessary, to each performance obligation (to each good or service that is different) for an amount that represents the part of the benefit that the Company expects to receive in exchange for the right of delivering the services engaged with the customer.

●	Recognize revenue when the Company satisfied the performance obligation through the rendering of services engaged.

All of the conditions mentioned above are accomplished normally when the products are delivered or services are rendered to the customer. The reported revenue reflects products delivered and services performed at the contract or agreed-upon price. The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers.

Contract liabilities consist of deferred revenue related to revenue that the Company had billed up-front. The prepaid fees received from customers for future services according to the terms of the service agreements represent all of the Company’s remaining performance obligations. As of December 31, 2023, the Company did not have unsatisfied performance obligations. During the year ended December 31, 2023, $13,439 of revenue recognized was included in the Company’s deferred revenue balance (i.e., advance from customers) as of December 31, 2022.

Revenue is recognized when the related performance obligations are satisfied as follows:

Fixed Fees (Transaction price)
Product/Service Type		Performance Obligations	Per delivery (point-in-time)	Per month (over-time)
Photography	(a)	Provision of digital imaging services	√
License	(b)	Granted right to use of PictureAir software is leased out for a fixed term		√
Royalty	(b)	Granted right to use of PictureAir software and equipment are leased out for a fixed term		√
Wedding photo	(c)	Production of wedding album	√
Software sale	(c)	Sale of software	√
IT and management service	(d)	Provision of ad-hoc IT and management support	√

(a)	For photography revenue, billing is prepared on a monthly basis once the Company confirms on the share of revenue earned from theme parks and tourist attraction spots based on monthly sales report provided by theme parks. According to the contractual revenue sharing arrangements, theme parks and tourist attraction spots shall pay a fixed percentage of their revenues received from the sales of the photos and photographic goods to the Company for the use of the Company’s digital imaging services. Photography revenue is recognized at the point-in-time when products are sold to visitors.

(b)	The Company entered into exclusive agreements with the licensees typically for a term of two to three years to offer them access to the Company’s photo imaging software solution PictureAir. For contracts with customers under fixed fee arrangement, billing is prepared monthly, and the Company records advance from customers for any prepaid license and royalty fees received from customers. For contracts with customers under revenue sharing arrangement, share of revenue earned from licensee is calculated, billed and collected on a monthly basis. License and royalty revenues are recognized over-time on a ratable basis over the period of the contract term.

(c)	Wedding photo and software sale revenues are recognized at the point-in-time when products are delivered to customers.

(d)	IT and management service revenues are recognized at the point-in-time when the services are rendered.

The Company generates its revenue from one service line and operates as a single operating segment. Due to the integrated structure of the Company’s business for the sale of products and services revenue, and the license and royalty revenue, the Company’s chief operating decision maker, its Chief Executive Officer, reviews financial information on aggregate basis for the purposes of allocating resources and evaluating financial performance.

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The Company’s disaggregation information of revenues by each product and service or each group of similar products and services type which were recognized based on the nature of performance obligation is as follows:

	For the years ended December 31,
Product/Service Line	2023	Percentage of Total revenue	2022	Percentage of Total revenue
Photography	$2,319,364	85%	$794,946	64%
License and royalty	357,525	13%	411,842	33%
Others	47,736	2%	42,957	3%
Total	$2,724,625	100%	$1,249,745	100%

Revenues classified by the geographic areas in which the customers were located is as follows:

	For the years ended December 31,
Areas	2023	Percentage of Total revenue	2022	Percentage of Total revenue
People’s Republic of China	$-	-%	$175,588	14%
Hong Kong	1,935,740	71%	751,304	60%
Singapore	701,820	26%	220,096	18%
Malaysia	31,654	1%	75,375	6%
Other countries	55,411	2%	27,382	2%
Total	$2,724,625	100%	$1,249,745	100%

During the years ended December 31, 2023 and 2022, revenue amounting to $2,717,709 and $1,248,145 were generated from third parties, respectively; and $6,916 and $1,600 were generated from a related party (see Note 16), respectively.

2.14 Cost of revenues

Cost of revenues are recognized when incurred. Cost of revenues consists primarily of internal labor costs and related benefits, and other overhead costs that are directly attributable to products delivered and services provided.

2.15 Earnings per share (“EPS”)

Basic EPS is calculated by dividing the net income (loss) attributable to ordinary equity holders by the weighted average number of ordinary shares outstanding during the year. Diluted EPS is calculated by using the weighted average number of ordinary shares outstanding adjusted to include the potentially dilutive effect of ordinary shares outstanding during the year using the treasury stock method and as if converted method, unless their inclusion in the calculation is anti-dilutive.

2.16 Income Taxes

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The Company conducts its businesses in Malaysia, Singapore, the People’s Republic of China and Hong Kong and is subject to tax in these jurisdictions. As a result of its business activities, the Company files separate tax returns in those countries that are subject to examination by the foreign tax authorities.

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2.17 Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions and balances. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

2.18 Commitments and Contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, the Company will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

2.19 Recent Accounting Pronouncements

On December 14, 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures. The amendments require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pre-tax income or loss by the applicable statutory income tax rate). In addition, public business entities are required to provide certain qualitative disclosures about the rate reconciliation and the amount of income taxes paid (net of refunds received) disaggregated (1) by federal (national), state, and foreign taxes and (2) by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). For public business entities, the standard is effective for annual periods beginning after December 15, 2024. The amendments in this ASU require a cumulative effect adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets) as of the beginning of the annual reporting period in which an entity adopts the amendments. The Company is evaluating the impact of this standard on the Company’s consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Note 3. Risks and uncertainties

(a)	Economic and Political Risks

Pictureworks (PRC), the Company’s operating subsidiary, conducts business in the mainland China. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the mainland China, and by the general state of the mainland China economy.

The Company’s operations in the mainland China are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the mainland China, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation.

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(b)	Foreign exchange risk

The Company is exposed to foreign exchange risk arising from various currency exposures. Foreign exchange risk arises when future commercial transactions or recognized assets and liabilities are denominated in a currency that is not the respective functional currency of the Company’s subsidiaries. The functional currency of the subsidiaries which operate in Malaysia, Singapore, the mainland China and Hong Kong are the RM, SGD, RMB, HKD, respectively. The Company currently does not hedge transactions undertaken in foreign currencies but manages its foreign exchange risk by performing regular reviews of the Company’s net foreign exchange exposures.

(c)	Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, trade receivables, other receivables and deposits and prepayments. As of December 31, 2023 and 2022, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality.

Details of the customers which accounted for 10% or more of the revenues are as follows:

	As of December 31,
	2023	% revenues	2022	% revenues
Customer A	$1,581,975	58%	$536,114	43%
Customer B	313,116	12%	160,245	13%
Customer C	491,985	18%	85,794	7%
	$2,387,076	88%	$782,153	63%

Details of the customers which accounted for 10% or more of the trade receivables – third parties are as follows:

	As of December 31,
	2023	% trade receivables	2022	% trade receivables
Customer A	$177,294	58%	$81,325	23%
Customer C	99,183	32%	92,240	26%
	$276,477	90%	$173,565	49%

Details of the suppliers which accounted for 10% or more of the total purchase are as follows:

	As of December 31,
	2023	% purchases	2022	% purchases
Supplier A	$307,333	75%	$136,802	52%
Supplier B	42,716	10%	30,796	12%
Supplier C	-	-%	26,302	10%
	$350,049	85%	$193,900	74%

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Details of the suppliers which accounted for 10% or more of the trade payables – third parties are as follows:

	As of December 31,
	2023	% trade payables	2022	% trade payables
Supplier A	$9,272	7%	$60,832	21%
Supplier B	12,451	9%	39,207	14%
Supplier D	25,290	19%	25,740	9%
Supplier E	4,157	3%	46,308	16%
Supplier F	16,905	13%	17,206	6%
	$68,075	51%	$189,293	66%

Note 4. Cash and cash equivalents and restricted cash

	As of December 31,
	2023	2022
Cash on hand	2,172	2,206
Cash in banks	131,479	87,713
Restricted cash – escrow deposits	17,995	-
	$151,646	$89,919

Note 5. Trade receivables

	As of December 31,
	2023	2022
Trade receivables - current	$322,551	$473,977
Provision for doubtful accounts	(16,922)	(118,085)
	$305,629	$355,892

For the years ended December 31, 2023 and 2022, the Company recorded bad debts written off against its gross trade receivables of $nil and $9,922, respectively.

For the years ended December 31, 2023 and 2022, the Company recorded a recovery for credit loss against its provision for doubtful accounts of $51,072 and $122,867, respectively. In addition, during the year of $50,091 and nil for the years ended December 31, 2023, the Company wrote off a bad debt of $50,091 on trade receivables relating to the same amount of provision for doubtful accounts that had already been made in the previous year.

Note 6. Other receivables

At December 31, 2023 and 2022, other receivables were $27,624 and $6,266, respectively. Other receivables are mainly related to advance to employees and non-trade receivables due from third parties. The balances are unsecured, interest free and have no fixed term of repayment.

Note 7. Deposits and prepayments

At December 31, 2023 and 2022, deposits and prepayments consisted of the following:

	As of December 31,
	2023	2022
Refundable deposits	18,751	17,214
Prepayments*	30,979	90,047
	$49,730	$107,261

* Prepayments primarily includes payments of insurance premiums, software maintenance fees and professional fees to third parties.

F-16

Note 8. Inventories

	As of December 31,
	2023	2022
Printing materials	48,251	148,772
Less: Provision for obsolete inventories	(41,511)	(41,339)
Inventories	$6,740	$107,433

The Company recorded a provision of $nil and $4,520, respectively for obsolete inventories for the years ended December 31, 2023 and 2022. In addition, the Company recorded inventories written off of $43,682 and $nil for the years ended December 31, 2023, and 2022, respectively.

Note 9. Property, Plant and Equipment

At December 31, 2023 and 2022, property, plant and equipment consisted of the following:

	As of December 31,
	2023	2022
Computer equipment	$1,708,255	$1,474,905
Furniture and fittings	18,762	18,125
Motor Vehicle	83,537	85,011
Office equipment	133,296	796,506
Plant and machinery	-	17,738
Leasehold improvements	28,455	54,132
Cost	1,972,305	2,446,417
Less: Accumulated depreciation	(1,147,854)	(1,377,546)
Net book value	$824,451	$1,068,871

During the years ended December 31, 2023, and 2022, the Company recorded additions to property, plant and equipment at aggregate costs of $16,197 and $1,064,946. Apart from the additions, during the years ended December 31, 2023, and 2022, the Company disposed of different categories of property, plant, and equipment at aggregate costs of $546,348 and $1,149,414, respectively.

Depreciation expense of property, plant and equipment included in the cost of revenues for the years ended December 31, 2023 and 2022 was $210,803 and $21,169, respectively. Depreciation expense of property, plant and equipment included in the selling and general administrative expenses for the years ended December 31, 2023 and 2022 was $10,419 and $18,818 respectively.

There was no impairment of property, plant and equipment recorded for the years ended December 31, 2023 and 2022. No property, plant and equipment were pledged as security for borrowings.

Total property, plant and equipment by geographical location at December 31, 2023 and 2022 is as follows:

	As of December 31,
	2022	2021
Malaysia	$804,956	$16,227
Singapore	3,363	1,500
People’s Republic of China	458	3,907
Hong Kong	15,674	31,868
	$824,451	$53,502

Note 10. Right-of-use assets and operating lease liabilities

The Company has leases for the office premises, equipment and software expiring on various dates through December 2025, which are classified as operating leases. On May 23, 2022, the Company entered into a lease agreement for an office in Hong Kong for a lease term of 2 years (“long-term leases”), the Company early terminated this lease on November 23, 2023. On December 23, 2023, the Company entered into a lease agreement for high-speed photo printers for a lease term of 2 years (“long-term leases”). In addition, the Company entered into various leases for the use of office premises and equipment with lease terms of 12 months or less and leases of assets with low-value that do not contain a purchase option in 2022 and 2021 (“short-term leases”). The Company has elected to apply the exemption on the lessee accounting model for all short-term leases that rental payments were recognized as an expense on a straight-line basis over the lease term. For the long-term leases, lease liabilities are measured at present value of the sum of remaining rental payments as of December 31, 2023. All cash payments of operating lease cost are classified within operating activities in the consolidated statements of cash flows. Amortization expense for the long-term leases related to right-of-use assets included in the cost of revenues for the years ended December 31, 2023 and 2022 were $1,439 and $nil, respectively; amortization expense included in the selling and general administrative expenses for the years ended December 31, 2023 and 2022 were $6,698 and $4,958, respectively. Rent expenses for the short-term leases for the years ended December 31, 2023 and 2022 were $48,026 and $47,975, respectively.

F-17

The carrying amounts of right-of-use assets are as below:

	As of December 31,
	2023	2022
Office	-	14,874
Printers	118,986	-
Less: Accumulated depreciation	(1,440)	(4,958)
ROU assets, net of accumulated depreciation	$117,546	$9,916

The Company’s future minimum payments under long-term non-cancellable operating leases are as follows:

As of December 31, 2023
Within 1 year	$61,525
After 1 year but within 5 years	60,037
Total lease payments	$121,562
Less: imputed interest	(4,064)
Total lease obligations	117,498
Less: current obligations	(58,506)
Long-term lease obligations	$58,992

Other information:

	For the years ended December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$48,026	$47,975
Right-of-use assets obtained in exchange for operating lease liabilities	$118,986	$6,337
Remaining lease term for operating leases (years)	2.00	1.33
Weighted average discount rate for operating leases	3.375%	3.125%

Note 11. Intangible assets

At December 31, 2023 and 2022, intangible assets consisted of the following:

	As of December 31,
	2023	2022
Software license	1,619,959	1,669,566
Accumulated amortization	(1,119,748)	(1,050,893)
Intangible assets, net of accumulated amortization	$500,211	$618,673

Based on the carrying value of definite-lived intangible assets as of December 31, 2023, the Company estimates its amortization expense for the following years will be as follows:

Amortization expense
Years Ended December 31,
2024	$71,459
2025	71,459
2026	71,459
2027	71,459
2028	71,459
2029	71,459
2030	71,457
Total amortization expense	$500,211

Amortization expense of intangible assets for the years ended December 31, 2023 and 2022 was $96,194 and $154,332, respectively was solely recorded in cost of revenues.

F-18

Note 12. Trade and other payables

	As of December 31,
	2023	2022
Trade payables – third parties	$131,550	$286,853
Payroll payable	178,590	481,944
Advance from customers (a)	-	94,293
Deposits received (b)	98,136	182,185
Accrued expenses (c)	1,157,546	538,350
	$1,565,822	$1,583,625

(a)	Advance from customers represents prepaid license and royalty fees received from customers.

(b)	Deposits received represents security deposits collected from customers as a safeguard against potential damage on the use of the Company’s asset during the licensing period.

(c)	Accrued expenses mainly comprised of outstanding amounts owed to various non-trade vendors and goods and services tax (“GST”) payables as of December 31, 2023 and 2022, respectively.

Note 13. Borrowings

	As of December 31,
	2023	2022
Term loan I	$115,598	$165,370
Term loan II	116,302	139,287
Short term loan	163,424	-
	395,324	304,657
Less: current portion	(235,117)	(68,635)
Long-term borrowings	$160,207	$236,022

On February 19, 2021, the Company entered into a term loan agreement (“Term loan I”) with a Hong Kong bank and obtained a loan facility in the amount of HKD1,618,166 (approximately $207,000), which is repayable by 60 equal monthly instalments of HKD35,639 (approximately $4,600). Mr. Cheong, related party of the Company provided his personal guarantees when securing this loan. The loan bears an effective interest rate of 3.625% and 3.125% per annum for fiscal year 2023 and 2022, respectively. For the years ended December 31, 2023, and 2022, interest expense was $4,946 and $5,286, respectively.

On August 27, 2020, the Company entered into a term loan agreement (“Term loan II”) with a Malaysian bank and obtained a loan facility in the amount of RM800,000 (approximately $181,000), which is repayable by 84 equal monthly instalments of RM13,240 (approximately $3,000). This loan is secured by (i) corporate guarantee by Pictureworks Holdings; (ii) letter of guarantee from Credit Guarantee Corporation Malaysia Bhd. (“CGC”) under Portfolio Guarantee (“PG”) for RM560,000 (approximately $127,000); and (iii) jointly and severally guaranteed by Mr. Cheong and Mr. Loke, related parties of the Company. From time to time during 2022 and 2023, the Company failed to repay the monthly instalments on the due dates of the repayment schedule. In the event of the Company’s default on three consecutive payments in the repayment of monthly instalment, the bank shall be entitled to replace the prescribed interest rate to a default rate of BLR + 2.5% per annum calculated on monthly balance basis. The loan bears effective interest rates of 11.15% and 10.37% for the fiscal years of 2023 and 2022, respectively. For the years ended December 31, 2023, and 2022, interest expense was $14,128 and $15,503, respectively.

On September 22, 2023, the Company entered into a letter of offer for a loan facility with a financial institution in Malaysia for a loan of up to RM1,000,000 (approximately $226,000). The Company drew down RM500,000  (approximately $113,000) on September 26, 2023 and RM500,000 (approximately $113,000) on September 25, 2023 respectively. Mr. Cheong and Ms. Tse, related party of the Company provided their personal guarantees when securing this loan. The loan bears an interest rate at 18%. The loan is due on September 25, 2024. The Company had fully repaid this loan on April 12, 2024.

F-19

Note 14. Taxation

Consumption tax

Pictureworks (M) is a subsidiary operating in Malaysia, which is subject to a statutory sales tax rate of 10% on all goods delivered and service tax rate of 8% on all services provided in Malaysia.

Pictureworks (S) is a subsidiary operating in Singapore, which is subject to a statutory goods and services tax (“GST”) rate of 9% (2023:8%) on the import of goods and supplies of goods and services in Singapore.

Pictureworks (PRC) is a subsidiary operating in the mainland China, which is subject to a statutory value added tax (“VAT”) rate of 13% for products delivered and 6% for services provided in the mainland China.

The output tax is GST/VAT charged to customers for goods and services the Company sells and the input tax is GST/VAT paid on the Company’s business purchases. The difference between output tax and input tax is the net GST/VAT that is payable to or refundable by the tax authority. A payable balance is presented on the balance sheets when input tax is less than the output tax. A recoverable balance is presented on the balance sheets when input tax is larger than the output tax.

Income tax

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Cayman Islands

Pictureworks International was incorporated in the Cayman Islands. Under the current laws of the Cayman Islands, Pictureworks International is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the Cayman Islands.

British Virgin Islands

Pictureworks Investments was incorporated in the BVI is not subject to taxation.

Malaysia

Pictureworks (M) was incorporated in Malaysia and subject to the Malaysia corporate income tax rate of 24% for the years ended December 31, 2023 and 2022.

Singapore

Pictureworks (S) was incorporated in Singapore and subject to the Singapore corporate income tax rate of 17% for the years ended December 31, 2023 and 2022.

People Republic of China

Pictureworks (PRC) was incorporated in the mainland China and subject to the mainland China corporate income tax rate of 25% for the years ended December 31, 2023 and 2022.

Hong Kong

Pictureworks (HK) was incorporated in Hong Kong and subject to the Hong Kong corporate income tax rate of 16.5% for the years ended December 31, 2023 and 2022.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the years, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

F-20

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income within the carry forward periods provided for in the tax law.

The Company provided full valuation allowance on the deferred tax assets at December 31, 2023 and 2022 as management of the Company believes that it is more likely than not that the benefit from the loss carry forwards will not be realized.

Deferred tax assets and liabilities and valuation allowance are comprised of the following:

	As of December 31,
	2023	2022
Deferred tax assets
Property and equipment	$7,647	$8,697
Provision for bad debts	6,342	16,954
Operating tax losses carried forward	1,561,784	1,547,795
Total deferred tax assets	1,575,773	1,573,446
Valuation Allowance	(1,575,773)	(1,573,446)
Total deferred tax assets	-	-

According to the income tax regulation in different jurisdiction where the Company operates, the tax losses carry forwards of $1,428,693 as of December 31, 2023 can be used to offset future profit subject to the agreement of the tax authorities and compliance within certain provisions. The amounts and expiration dates for the Company’s tax loss carryforwards are as follows:

Tax loss carryforwards
Expiration dates at December 31,
2030	206,156
2031	$532,348
2032	346,761
2033	182,423
Amounts of tax loss carryforwards with no expiration dates*	$161,005
1,428,693

* Tax losses can be carried forward for 10 years under Malaysia’s tax regulations, whereas tax losses can be carried forward indefinitely under Singapore, Peoples’ Republic of China and Hong Kong’s tax regulations.

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	As of December 31,
	2023	2022
Net loss before income tax	$(1,065,327)	$(1,509,198)

Income tax benefit attributable to net loss at Malaysia statutory rate of 24% *	(255,678)	(362,208)
Effect of different tax rates in other jurisdictions	(59,560)	25,162
Non-deductible expenses	86,575	70,713
Non-taxable income	(78,716)	(116,781)
Under provision of income tax in previous years	18,728	20,175
Deferred tax not recognized	307,379	401,235
Income tax expenses	$18,728	$38,296

* The Company has reconciled to the Malaysia statutory rate of 24% to reflect the location of the Company’s principal executive offices and operating activities, rather than reconciling to Cayman Islands statutory tax rate of 0%.

Note 15. Government Grants

From the year ended December 31, 2021, countries where the Company operates have established funds to help employers who are economically affected by COVID-19 to be able to continue the Company’s operations and to prevent employees from losing their jobs and sources of income. The Company obtained significant portion of government grants from the following funds:

Under the Wage Subsidy Program (“Program Subsidi Upah” or “PSU”) introduced by the Malaysia government, the Malaysia government will grant financial assistance to employers for each local employee earning RM4,000 and below. The subsidy of up to RM1,200 per month will be given for a period of three months.

Under the Wage Credit Scheme (“WCS”) introduced by the Singapore government, the Singapore government will co-fund 40% of wage increases given to Singaporean employees earning a gross monthly wage of up to SGD4,000 (approximately $3,000).

F-21

Under the Employment Support Scheme (“ESS”) introduced by the Government of the Hong Kong Special Administrative Region (“HKSAR”), the HKSAR will provide wage subsidies to employers for three months to retain their current employees.

During the year ended December 31, 2023 and 2022, these government granted in aggregate amount of $9,331 and $118,723, respectively were recognized as other income on the Company’s consolidated statements of operations when there was reasonable assurance that the Company has complied with the conditions attaching to the grants and the grants were received.

Note 16. Related Party Transactions

The table below sets forth the major related parties and their relationships with the Company as of December 31, 2023:

Name of related parties	Relationship with the Company
Cheong Chia Chou (“Mr. Cheong”)	Controlling shareholder and director of Pictureworks International and its subsidiaries
Jenny Tay Yu Xuan (“Ms. Tay”)	Director of Pictureworks (HK) until Ms. Tay resigned on March 24, 2023
Hoi Sio Ngai (“Mr. Hoi”)	Director of Pictureworks Holdings Sdn Bhd until Mr. Hoi resigned on March 14, 2023.
Pictureworks Corporation	The Company has an exclusive right to purchase the entire issued share capital of Pictureworks Corporation’s shares at any time
FotoWorks (Hong Kong) Limited (“FotoWorks”)	Associate company until May 2, 2023*
Robinhood Ventures Pte. Ltd. (Formerly known as PictureAnywhere Pte. Ltd.)	Mr. Cheong and Ms. Tay is the director and shareholder of Robinhood Ventures Pte. Ltd. respectively until Ms. Tay resigned on 18 Aug 2023.
Founder Pay Sdn Bhd (“Founder Pay”)	A company in which Mr. Cheong has significant influence
Presto Technology Sdn Bhd (Formerly known as PUC (Malaysia) Sdn Bhd)	A company in which Mr. Cheong has significant influence
Presto Mall Sdn Bhd	A company in which Mr. Cheong has significant influence
Colorpixel Sdn Bhd	A company incorporated on December 16, 2020 controlled by Tse Fuk Yan (“Ms. Tse”), CEO of Pictureworks International and its subsidiaries

* On May 2, 2023, Pictureworks (S) completed the transfer of its 35% equity interest in FotoWorks (Hong Kong) Limited at a consideration of HKD1. This disposal has no impact to the consolidated financial statements as the investment in associate was fully impaired as of December 31, 2020.

The principal related party balances as of December 31, 2023 and 2022 and transactions for the years ended December 31, 2023 and 2022 are as follows:

Amounts due from related parties:

		As of December 31,
		2023	2022
Pictureworks Corporation	(a)	$338,053	$354,154
Presto Technology Sdn Bhd	(b)	1,427	1,483
		$339,480	$355,637

(a)	As of December 31, 2023, amount due from Pictureworks Corporation (“Pictureworks JP”) comprised of $6,916 represents trade receivables for products sold to Pictureworks JP and $331,137 business advances to Pictureworks JP for operational purposes.

As of December 31, 2022, amount due from Pictureworks Corporation (“Pictureworks JP”) comprised of $28,857 represents trade receivables for products sold to Pictureworks JP and $325,297 business advances to Pictureworks JP for operational purposes.

(b)	Amount due from Presto Technology Sdn Bhd (“Presto Tech (M)”) represents refundable deposits paid to PUC (M) for the rental of staff quarters.

F-22

Amounts due to related parties:

		As of December 31,
		2023	2022
Robinhood Ventures Pte. Ltd.	(a)	$-	$12,800
FotoWorks (Hong Kong) Limited	(b)	-	271,162
Cheong Chia Chou	(c)	932,304	766,072
Jenny Tay Yu Xuan	(c)	-	29,871
Hoi Sio Ngai	(c)	-	8,816
Founder Pay Sdn Bhd	(d)	16,560	10,622
Presto Mall Sdn Bhd	(c)	2,397	-
		$951,261	$1,099,343

(a)	As of December 31, 2022, amount due to Robinhood Ventures Pte. Ltd. (“Robinhood Ventures”) comprised of $477 trade receivables for products sold to Robinhood Ventures, which was being offset with $13,277 business advances made to the Company for operational purposes. The balance was fully settled during the year ended December 31, 2023.

(b)	As of December 31, 2022, amount due to FotoWorks (Hong Kong) Limited (“FotoWorks”) comprised of $396,773 corporate alliance fee payable to FotoWorks, which was being offset with $98,598 trade receivables for the licensing fee charged to FotoWorks and $27,013 business advances to FotoWorks for operational purposes. The Company wrote off the outstanding receivables balance with Fotoworks on March 31, 2023, and FotoWorks has ceased to be a related party since May 2, 2023.

(c)	Amounts due to Cheong Chia Chou, Jenny Tay Yu Xuan (“Ms. Tay”), Joey Hoi (“Mr. Hoi”) and Presto Mall Sdn Bhd represent business advances made to the Company for operational purposes . Ms. Tay and Mr. Hoi have ceased to be a related party since March 24, 2023 and March 14, 2023, respectively. As of December 31, 2023, amounts due to Ms. Tay and Mr. Hoi were included in other payables.

(d)	As of December 31, 2023, amount due to Founder Pay Sdn Bhd represent rental payable of $17,802 for the Company’s office premises in Malaysia, which was being offset with $1,242 refundable deposits paid.

As of December 31, 2022, amount due to Founder Pay Sdn Bhd represent rental payable of $11,913 for the Company’s office premises in Malaysia, which was being offset with $1,291 refundable deposits paid.

Related party transactions:

		For the years ended December 31,
Service/ Products delivered to related parties:		2023	2022
FotoWorks (Hong Kong) Limited	(a)	-	13,758
Robinhood Ventures Pte. Ltd.	(b)	20,078	24,525
Pictureworks Corporation	(c)	26,721	-
		$46,799	$38,283

		For the years ended December 31,
Service/ Products received from related parties:		2023	2022
FotoWorks (Hong Kong) Limited	(d)	-	152,517
Founder Pay Sdn Bhd	(e)	6,389	6,523
Colorpixel Sdn Bhd	(f)	1,256	-
		$7,645	$159,040

		For the years ended December 31,
Others:		2023	2022
FotoWorks (Hong Kong) Limited	(g)	143,754	-

Nature of transactions:

(a)	During the year ended December 31, 2022, the Company provided FotoWorks (Hong Kong) Limited for the use of the Company’s license.

(b)	During the year ended December 31, 2023 and 2022, the Company sold photographical products and provided management services to Robinhood Ventures Pte. Ltd.

(c)	During the year ended December 31, 2023, the Company sold software to Pictureworks Corporation.

(d)	During the year ended December 31, 2022, the Company paid FotoWorks (Hong Kong) Limited (“FotoWorks”) for the corporate alliance fee in connection with the service agreement between FotoWorks and a theme park company in Hong Kong (“Hong Kong Service Agreement”) that a theme park in Hong Kong shall provide imaging operation services (“PhotoPass Operation”) in a theme park resort in Hong Kong. The Company agreed to bear 50% of the service fee as stipulated in the Hong Kong Service Agreement for FotoWorks.

(e)	During the year ended December 31, 2023 and 2022, Founder Pay Sdn Bhd rented office premises to the Company.

(f)	During the year ended December 31, 2023, Colorpixel Sdn Bhd provided consultancy service to the Company.

(g)	On March 31, 2023 the Company wrote off the outstanding receivables balance with Fotoworks.

F-23

Note 17. Equity

The shareholders’ equity structure as of December 31, 2022 are presented after giving retroactive effect to the reorganization of the Company that was completed on September 21, 2023. Immediately before and after reorganization, the Company, together with its wholly-owned subsidiaries, were effectively controlled by the same shareholders; therefore, for accounting purposes, the reorganization was accounted for as a recapitalization.

Authorized Shares

The Company has 500,000,000 authorized ordinary shares, par value $0.001 per share.

Ordinary Shares

As of the date of this report, the Company has 22,071,201 shares of ordinary shares outstanding and issued to the participating shareholders in connection with the reorganization of the Company.

Subscription and share issuance for the year ended December 31, 2023

On August 23, 2023, Pictureworks Holdings Sdn. Bhd. (“Pictureworks Holdings”), via a private placement for proceeds of $900,000, issued 414,365 ordinary shares of Pictureworks Holdings to the pre-IPO investors. On September 21, 2023, the Company completed a recapitalization via a share swap arrangement (Note 1). The proceeds from this private placement were reflected as an increase in share capital in the amount of $414 and additional paid-in capital in the amount of $899,586, respectively. As of December 31, 2022, the Company recognized a subscription receivable of $900,000, as well as shares to be issued of $414, of which the number of shares to be issued was 414,365. On March 28, 2023 and April 4, 2023, the Company received the subscription proceeds, and the Company issued 414,365 ordinary shares on August 23, 2023.

Note 18. Commitments and Contingencies

Contracted expenditure commitments

From time to time, the Company entered into various short-term lease agreements to rent offices. In addition, the Company has various low-value items with various lease terms that the Company is committed to pay in the future. The Company’s contracted expenditures commitments as of December 31, 2023 but not provided in the consolidated financial statements are as follows:

Contracted expenditures commitments
Within 1 year	$87,435
After 1 year but within 2 years	61,100
Total	$148,535

Note 19. Subsequent Events

The Company’s management has evaluated subsequent events up to the date the consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

Borrowings

On January 17, 2024, the Company entered into a letter of offer for loan facility of up to approximately $159,000 (RM750,000). The Company drew down approximately $106,000 (RM500,000) on January 19, 2024 and approximately $53,000 (RM250,000) on January 26, 2024. Mr. Cheong and Ms. Tse, related party of the Company provided their personal guarantees when securing this loan. The loan bears an interest rate at 18% per annum. The loans are due on April 19, 2024 and April 26, 2024 respectively. The Company had fully repaid this loan on April 12, 2024.

On April 3, 2024, the Company entered into a letter of offer for loan facility of up to approximately $87,000 (RM400,000). The Company drew down approximately $87,000 (RM400,000) on April 4, 2024. Mr. Cheong and Ms. Tse, related party of the Company provided their personal guarantees when securing this loan. The loan bears an interest rate at 18% per annum. The loan is due on July 4, 2024. The Company had fully repaid this loan on May 13, 2024.

Incorporation of a subsidiary

On May 3, 2024, Pictureworks (Macau) Limited was established in Macau as a private company with limited liability. Pictureworks (Macau)’s main business is provision of photographical service and trading of photographical products. Pictureworks (Macau) is a wholly-owned subsidiary of Pictureworks (Hong Kong) Limited.

Convertible notes

On August 29, 2024, the Company entered into four convertible note agreements with four investors to issue convertible notes with principal amounts totaling $5 million, for which proceeds of $1.55 million from one of the investors were received and deposited in an escrow account, the remaining proceeds will be received not later than December 31, 2024, and are to be held in an escrow account. On October 15, 2024, the Company and the investors signed the addendums to supersede the original convertible note agreements to enhance due diligence procedures, and information about the escrow agent and documents request upon conversion. Apart from including more details on the addendums, all the financial terms such as the principal amounts and conversion price remain unchanged. On December 6, 2024, three out of such four convertible notes with the principal amounts of $3 million were terminated.

On September 25, 2024, the Company entered into an additional convertible note agreement with a principal amount of $1 million with another investor, for which the proceeds were deposited into the Company’s bank account on October 2, 2024.

As of the date of this report, the Company has two convertible notes for total principal amounts of $3 million. All of these convertible notes bear zero interest and mature upon the 12-month period after the Company’s receipt of the subscription amount. These convertible notes are convertible to shares of the Company’s common stock upon consummation of the IPO at a conversion price of $3.2 per share.

F-24

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED JUNE 30, 2024 and 2023

F-25

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

F-26

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts expressed in US dollars (“$”) except for numbers of shares and par value)

	As of June 30, 2024	As of December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$73,146	$133,651
Restricted cash	249	17,995
Trade receivables	228,689	305,629
Other receivables	27,073	27,624
Deposits and prepayments	60,223	49,730
Inventories	54,092	6,740
Amounts due from related parties	332,776	339,480
Total Current Assets	776,248	880,849

Non-current assets:
Property, plant and equipment, net	710,010	824,451
Right of use assets – operating lease	87,811	117,546
Intangible assets	451,890	500,211
Total Non-current assets	1,249,711	1,442,208
Total Assets	$2,025,959	$2,323,057

Liabilities and Equity
Current Liabilities:
Trade and other payables	$1,531,185	$1,565,822
Current portion of long-term borrowings	74,258	235,117
Current portion of operating lease liabilities	59,492	58,506
Income tax payable	604,955	637,065
Amounts due to related parties	1,417,024	951,261
Total Current Liabilities	3,686,914	3,447,771

Non-current Liabilities:
Long-term borrowings	117,808	160,207
Operating lease liabilities	29,006	58,992
Total Non-current Liabilities	146,814	219,199
Total Liabilities	$3,833,728	$3,666,970

Deficit
Share capital (500,000,000 shares authorized, $0.001 par value, 22,071,201 shares issued and outstanding as of June 30, 2024 and December 31, 2023)	$22,071	$22,071
Additional paid-in capital	11,809,493	11,809,493
Accumulated losses	(13,298,127)	(12,655,357)
Accumulated other comprehensive loss	(341,206)	(520,120)
Total Shareholders’ Deficit	(1,807,769)	(1,343,913)
Total Liabilities and Deficit	$2,025,959	$2,323,057

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-27

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Six Months Ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)

Revenues	$1,361,134	$1,232,292
Cost of revenues	(1,019,806)	(709,547)
Gross profit	341,328	522,745

Operating expenses
Bad debts written off	-	(144,504)
Selling and general administrative expenses	(840,997)	(790,507)
Total operating expenses	(840,997)	(935,011)

Loss from operations	(499,669)	(412,266)

Other (expense) income
Other (expense) income	(117,882)	195,753
Finance costs	(25,219)	(9,870)
Total other (expense) income, net	(143,101)	185,883

Loss before income tax	(642,770)	(226,383)
Income tax expenses	-	-
Net loss	(642,770)	(226,383)

Foreign currency translation differences	178,914	(127,107)
Total comprehensive loss	$(463,856)	$(353,490)

Basic and diluted loss per ordinary share	$(0.03)	$(0.01)

Basic and diluted weighted average number of ordinary shares outstanding	21,071,201	21,656,836

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-28

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Amounts expressed in US dollars (“$”) except for numbers of shares)

	Ordinary shares		Shares to be issued					Accumulated
	Number of Shares	Amount ($0.001 par)	Number of Shares	Amount ($0.001 par)	Subscription Receivable	Additional Paid-in Capital	Accumulated Losses	Other Comprehensive Loss	Total Shareholders’ Deficit
Balance as of December 31, 2022	21,656,836	$21,657	414,365	$414	$(900,000)	$11,809,493	$(11,571,302)	$(398,747)	$(1,038,485)

Subscription received (Note 11)	-	-	-	-	900,000	-	-	-	900,000
Foreign currency Translation differences	-	-	-	-	-	-	-	(127,107)	(127,107)
Net loss for the period	-	-	-	-	-	-	(226,383)	-	(226,383)

Balance as of June 30, 2023 (Unaudited)	21,656,836	$21,657	414,365	$414	$-	$11,809,493	$(11,797,685)	$(525,854)	$(491,975)

Balance as of December 31, 2023	22,071,201	$22,071	-	$-	$-	$11,809,493	$(12,655,357)	$(520,120)	$(1,343,913)

Foreign currency Translation differences	-	-	-	-	-	-	-	178,914	178,914
Net loss for the period	-	-	-	-	-	-	(642,770)	-	(642,770)

Balance as of June 30, 2024 (Unaudited)	22,071,201	$22,071	-	$-	$-	$11,809,493	$(13,298,127)	$(341,206)	$(1,807,769)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-29

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in US dollars (“$”)

	Six Months Ended June 30,
	2024	2023
	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities:
Net loss	$(642,770)	$(226,383)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of intangible assets	34,701	51,815
Amortization of right-of-use assets	29,707	3,728
Depreciation of property, plant and equipment	108,034	112,486
Provision for obsolete inventories	-	10,439
Bad debts written off	-	144,504
(Recovery) Allowance of credit loss of financial assets	(5,587)	61,302
Property, plant and equipment written off	2,803	-
Changes in operating assets and liabilities:
Trade and other receivables	73,926	(93,891)
Deposits and prepayments	(11,820)	13,007
Inventories	(47,454)	122
Trade and other payables	7,797	552,178
Income tax payable	(14,814)	(88,748)
Amounts with related parties	490,133	99,207
Lease Liabilities	(28,973)	(3,311)
Net Cash (used in) provided by Operating Activities	(4,317)	636,455

Cash Flows From Investing Activities:
Purchase of property, plant and equipment	(18,497)	(1,204)
Net Cash used in Investing Activities	(18,497)	(1,204)

Cash Flows From Financing Activities:
Proceeds from borrowings	581,982	-
Repayment of borrowings	(790,206)	(32,760)
Net Cash used in Financing Activities	(208,224)	(32,760)

Effect of movements in exchange rates on cash held	152,787	(26,840)

Net changes in cash	(78,251)	575,651
Cash and restricted cash at beginning of the period	151,646	89,919
Cash and restricted cash at end of the period	$73,395	$665,570

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$27,036	$10,427
Cash paid for taxes	$14,814	$88,748

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-30

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2024 AND 2023 (Unaudited)

(Amounts expressed in US dollars (“$”) except for numbers of shares)

Note 1. Organization and nature of operations

Pictureworks International Holdings Limited (“Pictureworks International”) is a company incorporated and domiciled in the Cayman Islands under the Cayman Islands Companies Act on April 20, 2023. The address of its registered office is Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. The business address is Unit C-2-01, Level 2, Capital 3, Oasis Square, No. 2, Jalan PJU 1A/7A, Ara Damansara, 47301 Petaling Jaya, Selangor Darul Ehsan, Malaysia. Following the reorganization, issued share capital of Pictureworks International was held by Mr. Cheong Chia Chou (“Mr.Cheong”), PUC Berhad (“PUC”), Superb Go Sdn Bhd (“Superb Go”), Beauty World Holdings Pte. Ltd. (“Beauty World”), Big Tree Global Network Ltd. (formerly known as PDX Capital Ltd.) (“Big Tree”), Marvelous Culture and Film Ltd. (formerly known as NCC Ventures Ltd.) (“Marvelous Culture”) and Winfiniti Group Ltd (“Winfiniti”), Rainforest Capital, Amori Management, Mr. Visonnavong, Mr. C T Ng and Finex3 Holdings as to approximately 35.22%, 27.53%, 16.68%, 3.99%, 4.9%, 4.9%. 4.9%, 0.33%, 0.38%, 0.42%, 0.42% and 0.33% respectively.

On May 30, 2023, Pictureworks International Investments Limited (“Pictureworks Investments”) was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004. Pictureworks Investments is principally an investment holding company. Upon completion of the reorganization, Pictureworks Investments is a wholly-owned subsidiary of Pictureworks International.

On February 22, 2008, Pictureworks Holdings Sdn. Bhd. (“Pictureworks Holdings”) was incorporated in Malaysia as a private company with limited liability. Pictureworks Holdings is principally an investment holding company. Upon completion of the reorganization, Pictureworks Holdings is a wholly-owned subsidiary of Pictureworks Investments.

On February 4, 2004, Pictureworks (M) Sdn. Bhd. (“Pictureworks (M)”) was incorporated in Malaysia as a private company with limited liability. Pictureworks (M)’s main business is provision of digital imaging and content solutions and licensing of imagery systems. Pictureworks (M) is a wholly-owned subsidiary of Pictureworks Holdings.

On August 28, 2003, Pictureworks Pte. Ltd. (“Pictureworks (S)”) was incorporated in Singapore as a private company with limited liability. Pictureworks (S)’s main business is trading in photographic and other automated kiosk and accessories, provision of photographic and other software consultancy services. Pictureworks (S) is a wholly-owned subsidiary of Pictureworks Holdings.

On March 13, 2014, Pictureworks (Shanghai) Limited (“Pictureworks (PRC)”) was established in the mainland China as a private company with limited liability. Pictureworks (PRC)’s main business is provision of photographical service and trading of photographical products. Pictureworks (PRC) is a wholly-owned subsidiary of Pictureworks (S).

On July 14, 2015, Pictureworks Hong Kong Limited (“Pictureworks (HK)”) was incorporated in Hong Kong as a private company with limited liability. Pictureworks (HK)’s main business is provision of photographical service. Pictureworks (HK) is a wholly-owned subsidiary of Pictureworks Investments.

On May 3, 2024, Pictureworks (Macau) Limited (“Pictureworks (Macau)”) was established in Macau as a private company with limited liability. Pictureworks (Macau)’s main business is the provision of photographic service and trading of photographic products. Pictureworks (Macau) is a wholly-owned subsidiary of Pictureworks (HK).

F-31

Reorganization

On March 27, 2023, Rainforest Capital, Amori Management, Mr. Visonnavong, and Mr. C T Ng, subscribed for and were allotted and issued shares representing approximately 0.78%, 0.44%, 0.49% and 0.49% of the issued share capital of Pictureworks Holdings. On September 21, 2023, under a share swap arrangement (the “Share Swap”), Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng transferred their entire shareholding interest in Pictureworks Holdings to Pictureworks Investments, in consideration of the allotment and issue of 1 share to each of Mr. Cheong, PUC, Superb Go, Beauty World, Rainforest Capital, Amori Management, Mr. Visonnavong and Mr. C T Ng, respectively, credited as fully paid. Following the Share Swap, Pictureworks Holdings became a wholly-owned subsidiary of Pictureworks Investment. On 23 November 2023, Rainforest Capital transferred 50% of its shareholding interest in the Company to Finex3 at a consideration of US$160,000.

The reorganization transaction is considered as a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Share Swap, which required retrospective combination of Pictureworks Investment and Pictureworks Holdings for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of June 30, 2024 and December 31, 2023.

The following diagram illustrates Pictureworks International Holdings Limited and its subsidiaries (collectively, the “Company”)’s legal entity ownership structure as of June 30, 2024:

Note 2. Significant Accounting Policies

The accounting policies applied for the six months ended June 30, 2024 and 2023 are consistent with those of the audited consolidated financial statements for the years ended December 31, 2023 and, 2022, as described in those audited consolidated financial statements, except for the adoption of any new and amended accounting principles generally accepted in the United States of America (“US GAAP”) effective after the year ending December 31, 2023 which are relevant to the preparation of the interim condensed consolidated financial statements.

2.1 Basis of presentation, consolidation and going concern

The accompanying interim condensed consolidated financial statements have been prepared in accordance with Article 10 of Regulation S-X. These statements should be read in conjunction with the audited consolidated financial statements for the years ended December 31, 2023 and 2022, which have been prepared in accordance with US GAAP. The interim condensed consolidated financial statements have been prepared on a historical cost basis. In the opinion of management, all adjustments necessary for a fair presentation have been included in the accompanying interim condensed consolidated financial statements. The results of operations for the six months ended June 30, 2024 are not necessarily indicative of the results that may be expected for the full year ended December 31, 2023.

F-32

The interim condensed consolidated financial statements include the financial statements of the Company and all its majority-owned subsidiaries from the dates they were incorporated. All intercompany balances and transactions have been eliminated in consolidation.

All amounts are presented in United States dollars (“USD”) and have been rounded to the nearest USD.

These interim condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business. The Company incurred net loss of $642,770 and $226,383 for the six months ended June 30, 2024 and 2023, respectively. As of June 30, 2024, the Company had a net current liability of $2,910,666 and a deficit on shareholders’ equity of $1,807,769 which raise doubt about the Company’s ability to continue as a going concern.

In assessing the going concern, management of the Company has given consideration to the future liquidity and performance of the Company and its available sources of finance in assessing whether the Company will have sufficient financial resources to continue as a going concern including the following:

●	Financial support from the Company’s related party and shareholders; and
●	Management expects to see improved cash flows from the Company’s contemplated initial public offering.
●	As disclosed in Note 8, the Company has two long-term bank loans with a total outstanding balance of $192,066. We are required to repay by monthly installments which the current portion of the long-term bank loans was $74,258. Management believes these loans has no material impact on the Company’s liquidity and on the Company’s ability to meet its short-term financial obligations
●

On August 29, 2024, the Company entered into four convertible note agreements with four investors to issue convertible notes with principal amounts totaling $5 million, for which proceeds of $1.55 million from one of the investors were received and deposited in an escrow account, the remaining proceeds will be received not later than December 31, 2024, and are to be held in an escrow account. On October 15, 2024, the Company and the investors signed the addendums to supersede the original convertible note agreements to enhance due diligence procedures, and information about the escrow agent and documents request upon conversion. Apart from including more details on the addendums, all the financial terms such as the principal amounts and conversion price remain unchanged. On December 6, 2024, three out of such four convertible notes with the principal amounts of $3 million were terminated.

On September 25, 2024, the Company entered into an additional convertible note agreement with a principal amount of $1 million with another investor, for which the proceeds were deposited into the Company’s bank account on October 2, 2024.

As of the date of this report, the Company has two convertible notes for total principal amounts of $3 million. All of these convertible notes bear zero interest and mature upon the 12-month period after the Company’s receipt of the subscription amount. These convertible notes are convertible to shares of the Company’s common stock upon consummation of the IPO at a conversion price of $3.2 per share.

No assurance can be provided that these additional financings will be available on acceptable terms or at all. If management is unable to execute this plan, there would likely be a material adverse effect on the Company’s business. The interim condensed consolidated financial statements for the six months ended June 30, 2024 and 2023 have been prepared on a going concern basis and do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the inability of the Company to continue as a going concern.

2.2 Use of estimates

The preparation of the interim condensed consolidated financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates and judgments.

In preparing the interim condensed consolidated financial statements, the significant judgments made by management in applying the Company’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the audited consolidated financial statements for the year ended December 31, 2023 and 2022.

F-33

2.3 Cash and cash equivalents and restricted cash

Cash is carried at cost and represent cash on hand and bank deposits. Cash equivalents consist of funds received from customers, which funds were held at the third-party platform’s fund account that can be liquidated in less than 3 months, and which are unrestricted and immediately available for withdrawal and use.

Restricted cash represents escrow deposits made in connection with the future payment of the IPO-related expenses. These funds represent the proceeds of $900,000 received from the Company’s pre-IPO investors for the subscription of 414,365 ordinary shares of Pictureworks Holdings. (Note 11). Pursuant to the share subscription agreements, all monies from the sale of the Company’s pre-IPO shares will be held in escrow by an escrow agent to be determined and agreed upon by the pre-IPO investors and the Company for the payment of fees and expenses to be incurred by the Company in connection with the registered public offering of the Company’s shares and listing of the Company’s shares on the NASDAQ Stock Market or any other reputable stock exchange as mutually agreed between the pre-IPO investors and the Company. As of June 30, 2024, the remaining cash balance held in escrow was $249.

2.4 Foreign currency translation

The reporting currency of the Company is United States Dollar (“USD”) and the accompanying interim condensed consolidated financial statements have been expressed in “$”. In addition, the Company’s subsidiaries are operating in Malaysia, Singapore, Hong Kong and Macau maintains its books and records in its local currency, Malaysia Ringgit (“MYR”), Singapore Dollar (“SGD”), Hong Kong Dollar (“HKD”) and Macanese Pataca (“MOP”), respectively, which are the functional currency as being the primary currency of the economic environment in which their operations are conducted.

2.5 Trade receivables

Trade receivables are recorded in accordance with ASC 310, “Receivables.” Trade receivables are recorded at the invoiced amount and do not bear interest.

The allowance for credit loss is the Company’s best estimate of the amount of probable credit losses in its existing trade receivables and other receivables. The normal trade credit terms ranges from 30 to 90 days, while other credit terms are assessed and approved on ad-hoc basis. The Company uses a provision matrix to calculate probable credit loss on trade receivables. The provision rates are based on number of days past due. The provision matrix is initially based on the Company’s historical observed default rates. The Company calibrates the matrix to adjust the historical credit loss experience from time to time. At every reporting period, the historical observed default rates are updated and changes in the forward-looking estimates are analyzed. The assessment of the correlation between historical observed default rates, forecast economic conditions and probable credit loss is a significant estimate. The Company’s historical credit loss experience and forecast of economic conditions may not be representative of customer’s actual default in the future. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

The Company did not have any off-balance-sheet credit exposure relating to its customers, suppliers or others.

2.6 Intangible assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Software license with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Types of intangible assets	The estimated useful lives of the intangible assets

Software license	10 years

F-34

2.7 Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Maintenance and repairs are charged to expense; major additions to physical properties are capitalized.

Depreciation of leasehold improvements is provided using the straight-line method over the shorter of the remaining lease term or their estimated useful lives. Except for leasehold improvements, depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets with no residual value. The estimated useful lives are as follows:

Useful life
Computer equipment	3-5 years
Furniture and fittings	3-5 years
Motor vehicle	5 years
Office equipment	3-5 years
Leasehold improvements	2-5 years

2.8 Impairment of Long-Lived Assets

The Company tests its long-lived assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a significant adverse change in legal factors or in the business climate of the Company’s operations; unanticipated competition; and slower growth rates. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

2.10 Trade and other payables

Trade and other payables are liabilities for goods and services provided to the Company prior to the end of each reporting period which are unpaid. They are recognized initially at their fair value and subsequently measured at amortized cost using the effective interest method. They are classified as current liabilities if payment is due within one years or less. If not, they are presented as non-current liabilities.

2.10 Revenue from contracts with customers

The Company generates its revenue primarily from three product/service lines: (1) Photography (Full Turnkey Operation model); (2) License and royalty (Licensing model); and (3) Others.

Each product/service line primarily provides the following types of product and service:

(1)	Photography

(i) Photography for theme parks and tourist attraction spots’ visitors.

(2)	License and royalty

(i) License for the granted right to use of PictureAir software; (ii) Royalty for granted right to use of PictureAir software and the Company’s equipment.

(3)	Others

(i) Sale of consumable products; (ii) Software sale; (iii) IT and management service.

F-35

The Company adopts Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC Topic 606) for all periods presented. The Company applies the following five-step model in order to determine the amount:

●	Identify the contract or quotation with the agreed service price.

●	Evaluate the services engaged in the customer’s contract and identify the related performance obligations.

●	Consider the contract terms and commonly accepted practices in the business to determine the transaction price. The transaction price is the consideration that the Company expects to be entitled for delivering the services engaged with the customer. The consideration engaged in a customer’s contract is generally a fixed amount.

●	Allocate the transaction price, if necessary, to each performance obligation (to each good or service that is different) for an amount that represents the part of the benefit that the Company expects to receive in exchange for the right of delivering the services engaged with the customer.

●	Recognize revenue when the Company satisfied the performance obligation through the rendering of services engaged.

All of the conditions mentioned above are accomplished normally when the products are delivered or services are rendered to the customer. The reported revenue reflects products delivered and services performed at the contract or agreed-upon price. The Company does not offer promotional payments, customer coupons, rebates or other cash redemption offers to its customers.

Contract liabilities consist of deferred revenue related to revenue that the Company had billed up-front. The prepaid fees received from customers for future services according to the terms of the service agreements represent all of the Company’s remaining performance obligations. As of June 30, 2024, the Company recorded deferred revenue balance (i.e., advance from customers) of $3,000 in relation to the unsatisfied performance obligations. For the six months ended June 30, 2023, $13,509 of revenue recognized was included in the Company’s deferred revenue balance (i.e., advance from customers) as of December 31, 2022. The Company expects to recognize June 30, 2024 deferred revenue balance (i.e., advance from customers) of $3,000 in revenue over the next twelve months.

Revenue is recognized when the related performance obligations are satisfied as follows:

Fixed Fees (Transaction price)
Product/Service Type		Performance Obligations	Per delivery (point-in-time)	Per month (over-time)
Photography	(a)	Provision of digital imaging services	√
License	(b)	Granted right to use of PictureAir software is leased out for a fixed term		√
Royalty	(b)	Granted right to use of PictureAir software and equipment are leased out for a fixed term		√
Sale of consumable products	(c)	Delivery of products	√
Software sale	(d)	Sale of software	√
IT and management service	(e)	Provision of ad-hoc IT and management support	√

(a)	For photography revenue, billing is prepared on a monthly basis once the Company confirms on the share of revenue earned from theme parks and tourist attraction spots based on monthly sales report provided by theme parks. According to the contractual revenue sharing arrangements, theme parks and tourist attraction spots shall pay a fixed percentage of their revenue received from the sales of the photos and photographic goods to the Company for the use of the Company’s digital imaging services. Photography revenue is recognized at the point-in-time when products are sold to visitors.

(b)	The Company entered into exclusive agreements with the licensees typically for a term of two to three years to offer them access to the Company’s photo imaging software solution PictureAir. For contracts with customers under fixed fee arrangement, billing is prepared monthly, and the Company records advance from customers for any prepaid license and royalty fees received from customers. For contracts with customers under revenue sharing arrangement, share of revenue earned from licensee is calculated, billed and collected on a monthly basis. License and royalty revenue is recognized over-time on a ratable basis over the period of the contract term.

F-36

(c)	Sale of consumable products revenue is recognized at the point-in-time when products are delivered to customers.

(d)	Software sale revenue is recognized at the point-in-time when products are delivered to customers.

(e)	IT and management service revenue is recognized at the point-in-time when the services are rendered.

The Company generates its revenues from one service line and operates as a single operating segment. Due to the integrated structure of the Company’s business for the sale of products and services revenues, and the license and royalty revenue, the Company’s chief operating decision maker, its Chief Executive Officer, reviews financial information on aggregate basis for the purposes of allocating resources and evaluating financial performance.

The Company’s disaggregation information of revenues by each product and service or each group of similar products and services type which were recognized based on the nature of performance obligation is as follows:

	For the six months ended June 30,
Product/Service Line	2024	Percentage of Total revenues	2023	Percentage of Total revenues
Photography	$1,104,296	81%	$1,043,942	85%
License and royalty	211,185	16%	152,947	12%
Others	45,653	3%	35,403	3%
Total	$1,361,134	100%	$1,232,292	100%

Revenues classified by the geographic areas in which the customers were located is as follows:

	For the six months ended June 30,
Areas	2024	Percentage of Total revenues	2023	Percentage of Total revenues
Hong Kong	$1,140,810	84%	$822,221	67%
Singapore	187,110	14%	355,968	29%
Malaysia	-	-%	25,681	2%
Other countries	33,214	2%	28,422	2%
Total	$1,361,134	100%	$1,232,292	100%

For the six months ended June 30, 2024 and 2023, revenues amounting to $1,358,143 and $1,197,635 were generated from third parties, respectively; and $2,991 and $34,657 were generated from a related party (see Note 10), respectively.

2.11 Cost of revenues

Cost of revenues are recognized when incurred. Cost of revenues consists primarily of internal labor costs and related benefits, and other overhead costs that are directly attributable to products delivered and services provided.

2.12 Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions and balances. Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence, such as a family member or relative, shareholder, or a related corporation.

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2.13 Recent Accounting Pronouncements

On December 14, 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” to enhance the transparency and decision usefulness of income tax disclosures. The amendments require that public business entities on an annual basis (1) disclose specific categories in the rate reconciliation and (2) provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pre-tax income or loss by the applicable statutory income tax rate). In addition, public business entities are required to provide certain qualitative disclosures about the rate reconciliation and the amount of income taxes paid (net of refunds received) disaggregated (1) by federal (national), state, and foreign taxes and (2) by individual jurisdictions in which income taxes paid (net of refunds received) is equal to or greater than 5 percent of total income taxes paid (net of refunds received). For public business entities, the standard is effective for annual periods beginning after December 15, 2024. The amendments in this ASU require a cumulative effect adjustment to the opening balance of retained earnings (or other appropriate components of equity or net assets) as of the beginning of the annual reporting period in which an entity adopts the amendments. The Company is evaluating the impact of this standard on the Company’s consolidated financial statements.

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Note 3. Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentration of credit risk consist primarily of cash and cash equivalents, restricted cash, trade receivables, other receivables and deposits and prepayments. As of June 30, 2024 and December 31, 2023, substantially all of the Company’s cash and cash equivalents were deposited with financial institutions with high-credit ratings and quality.

Details of the customers which accounted for 10% or more of the revenues are as follows:

	For the six months ended June 30,
	2024	% revenues	2023	% revenues
Customer A	$823,004	60%	$700,847	57%
Customer B	172,584	12%	121,486	10%
Customer C	2,319	1%	241,522	20%
	$997,907	73%	$1,063,855	87%

Details of the customers which accounted for 10% or more of the trade receivables – third parties are as follows:

	As of June 30, 2024	% trade receivables	As of December 31, 2023	% trade receivables
Customer A	$129,774	56%	$177,294	58%
Customer B	28,281	12%	13,612	4%
Customer C	-	-	99,183	32%
Customer D	29,887	13%	-	-%
	$187,942	81%	$290,089	95%

Details of the suppliers which accounted for 10% or more of the total purchase are as follows:

	For the six months ended June 30,
	2024	% purchases	2023	% purchases
Supplier A	$187,445	45%	$119,591	80%
	$187,445	45%	$119,591	80%

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Details of the suppliers which accounted for 10% or more of the trade payables – third parties are as follows:

	As of June 30, 2024	% trade payables	As of December 31, 2023	% trade payables
Supplier A	$46,120	31%	$9,272	7%
Supplier C	24,692	16%	25,290	19%
Supplier E	16,505	11%	16,905	13%
Supplier F	14,528	10%	-	-
	$101,845	68%	$51,467	39%

Note 4. Trade receivables

	As of June 30, 2024	As of December 31, 2023
Trade receivables	$239,645	$322,551
Provision for doubtful accounts	(10,956)	(16,922)
	$228,689	$305,629

For the six months ended June 30, 2024 and 2023, the Company recorded a recovery of credit loss against its provision for doubtful accounts of $5,587 and an allowance of credit loss of $61,302, respectively. In addition, for the six months ended June 30, 2024 and 2023, the Company recorded bad debts written off against its gross trade receivables of $nil and $144,504, respectively.

Note 5. Property, Plant and Equipment

At June 30, 2024 and December 31, 2023, property, plant and equipment consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Computer equipment	$1,340,428	$1,708,255
Furniture and fittings	321	18,762
Motor Vehicle	81,700	83,537
Office equipment	25,196	133,296
Leasehold improvements	28,459	28,455
Cost	1,476,104	1,972,305
Less: Accumulated depreciation	(766,094)	(1,147,854)
Net book value	$710,010	$824,451

For the six months ended June 30, 2024 and 2023, the Company recorded additions to property, plant and equipment at aggregate costs of $18,497 and $1,204. Apart from the additions, for the six months ended June 30, 2024 and 2023, the Company written off property, plant, and equipment at aggregate costs of $217,464 and $35,408, respectively.

Depreciation expense of property, plant and equipment included in the cost of revenues for the six months ended June 30, 2024 and 2023 was $99,500 and $107,775, respectively. Depreciation expense of property, plant and equipment included in the selling and general administrative expenses for the six months ended June 30, 2024 and 2023 was $8,534 and $4,711 respectively.

There was no impairment of property, plant and equipment recorded for the six months ended June 30, 2024 and 2023. No property, plant and equipment were pledged as security for borrowings.

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Note 6. Intangible assets

At June 30, 2024 and December 31, 2023, intangible assets consisted of the following:

	As of June 30, 2024	As of December 31, 2023
Software license	1,579,374	1,619,959
Accumulated amortization	(1,127,484)	(1,119,748)
Intangible assets, net of accumulated amortization	$451,890	$500,211

Based on the carrying value of definite-lived intangible assets as of June 30, 2024, the Company estimates its amortization expense for the following years will be as follows:

Amortization expense
Twelve-month Periods Ended June 30,
2025	$69,522
2026	69,522
2027	69,522
2028	69,522
2029	69,522
2030	69,522
2031	34,758
Total amortization expense	$451,890

Amortization expense of intangible assets for the six months ended June 30, 2024 and 2023 was $34,701 and $51,815, respectively was solely recorded in cost of revenues.

Note 7. Trade and other payables

	As of June 30, 2024	As of December 31, 2023
Trade payables – third parties	$150,199	$131,550
Payroll payable	156,780	178,590
Advance from customers (a)	3,000	-
Deposits received (b)	94,467	98,136
Accrued expenses (c)	1,126,739	1,157,546
	$1,531,185	$1,565,822

(a)	Advance from customers represents prepaid license and royalty fees received from customers.

(b)	Deposits received represents security deposits collected from customers as a safeguard against potential damage on the use of the Company’s asset during the licensing period.

(c)	Accrued expenses mainly comprised of outstanding amounts owed to various non-trade vendors and goods and services tax (“GST”) payables as of June 30, 2024 and December 31, 2023, respectively.

Note 8. Borrowings

	As of June 30, 2024	As of December 31, 2023
Term loan I	$89,732	$115,598
Term loan II	102,334	116,302
Short term loan	-	163,424
	192,066	395,324
Less: current portion	(74,258)	(235,117)
Long-term borrowings	$117,808	$160,207

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Borrowings from banks

On February 19, 2021, the Company entered into a term loan agreement (“Term loan I”) with a Hong Kong bank and obtained a loan facility in the amount of HKD1,618,166 (approximately $207,000), which is repayable by 60 equal monthly instalments of HKD35,639 (approximately $4,600). Mr. Cheong, related party of the Company provided his personal guarantees when securing this loan. The loan bears an effective interest rate of 3.625% and 3.50% per annum for interim period 2024 and 2023, respectively.

On August 27, 2020, the Company entered into a term loan agreement (“Term loan II”) with a Malaysian bank and obtained a loan facility in the amount of RM800,000 (approximately $181,000), which is repayable by 84 equal monthly instalments of RM13,240 (approximately $3,000). This loan is secured by (i) corporate guarantee by Pictureworks Holdings; (ii) letter of guarantee from Credit Guarantee Corporation Malaysia Bhd. (“CGC”) under Portfolio Guarantee (“PG”) for RM560,000 (approximately $127,000); and (iii) jointly and severally guaranteed by Mr. Cheong and Mr. Loke, related parties of the Company. From time to time during the six months ended June 30, 2024 and 2023, the Company failed to repay the monthly instalments on the due dates of the repayment schedule. In the event of the Company’s default on three consecutive payments in the repayment of monthly instalment, the bank shall be entitled to replace the prescribed interest rate to a default rate of BLR + 2.5% per annum calculated on monthly balance basis. The loan bears effective interest rates of 5.34% and 5.26% for the interim period 2024 and 2023, respectively.

Borrowings from a third party

On September 22, 2023, the Company entered into a letter of offer for a loan facility (“Short term loan”) with a financial institution in Malaysia for a loan of up to RM1,000,000 (approximately $226,000). The Company drew down RM500,000 (approximately $113,000) on September 26, 2023 and RM500,000 (approximately $113,000) on September 25, 2023 respectively. Mr. Cheong and Ms. Tse, related party of the Company provided their personal guarantees when securing this loan. The loan bears a fixed interest rate at 18%. The loan is due on September 25, 2024. The Company had fully repaid this loan on April 12, 2024.

On January 17, 2024, the Company entered into a letter of offer for loan facility of up to approximately $159,000 (RM750,000). The Company drew down RM500,000 (approximately $106,000) on January 19, 2024 and approximately $53,000 (RM250,000) on January 26, 2024. Mr. Cheong and Ms. Tse, related party of the Company provided their personal guarantees when securing this loan. The loan bears a fixed interest rate at 18% per annum. The loans are due on April 19, 2024 and April 26, 2024 respectively. The Company had fully repaid this loan on April 12, 2024.

On April 3, 2024, the Company entered into a letter of offer for loan facility of up to approximately $87,000 (RM400,000). The Company drew down approximately RM400,000 ($87,000) on April 4, 2024. Mr. Cheong and Ms. Tse, related party of the Company provided their personal guarantees when securing this loan. The loan bears a fixed interest rate at 18% per annum. The loan is due on July 4, 2024. The Company had fully repaid this loan on May 13, 2024.

Borrowings from a related party   (Note 10)

On February 5, 2024, the Company borrowed RM100,000 (approximately $21,000) from PUC Bhd. The loan was unsecured and non-interest bearing. The Company recorded the deemed interest of this loan based on the monthly Kuala Lumpur Interbank Offered Rate + 5% calculated on a daily balance basis. The Company had fully repaid this loan on May 13, 2024.

On April 9, 2024, the Company borrowed RM500,000 (approximately $106,000) from PUC Bhd. The loan was unsecured and non-interest bearing. The Company recorded the deemed interest of this loan based on the monthly Kuala Lumpur Interbank Offered Rate + 5% calculated on a daily balance basis. The Company had fully repaid this loan on May 13, 2024.

On April 12, 2024, the Company borrowed RM1,000,000 (approximately $212,000) from PUC Bhd. The loan was unsecured and non-interest bearing. The Company recorded the deemed interest of this loan based on the monthly Kuala Lumpur Interbank Offered Rate + 5% calculated on a daily balance basis. The Company had fully repaid this loan on May 13, 2024.

For the six months ended June 30, 2024 and 2023, the total interest expense paid for these loans was $24,437 and $9,739, respectively.

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Note 9. Taxation

The Company operates in different tax jurisdictions and subject to different tax rates as follows:

Legal entity	Tax jurisdiction	Consumption tax rate			Corporate income tax rate
Pictureworks International	Cayman	Product/ Service:	Nil	%	Nil %
Pictureworks Investments	BVI	Product/ Service:	Nil	%	Nil %
Pictureworks (M)	Malaysia	Product/ Service:	10%/8%		24%
Pictureworks (S)	Singapore	Product/ Service:	9%		17%
Pictureworks (PRC)	The PRC	Product/ Service:	13%/ 6%		25%
Pictureworks (HK)	Hong Kong	Product/ Service:	Nil	%	16.5%

Consumption tax

The output tax is GST/VAT charged to customers for goods and services the Company sells and the input tax is GST/VAT paid on the Company’s business purchases. The difference between output tax and input tax is the net GST/VAT that is payable to or refundable by the tax authority. A payable balance is presented on the balance sheets when input tax is less than the output tax. A recoverable balance is presented on the balance sheets when input tax is larger than the output tax.

Income tax

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the years, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

The Company considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of recent losses, forecasts of future profitability, the duration of statutory carry forward periods, the Company’s experience with tax attributes expiring unused and tax planning alternatives. Valuation allowances have been established for deferred tax assets based on a more-likely-than-not threshold. The Company’s ability to realize deferred tax assets depends on its ability to generate sufficient taxable income within the carry forward periods provided for in the tax law.

The Company provided full valuation allowance on the deferred tax assets at June 30, 2024 and 2023 as management of the Company believes that it is more likely than not that the benefit from the loss carry forwards will not be realized.

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Deferred tax assets and liabilities and valuation allowance are comprised of the following:

	As of June 30, 2024	As of December 31, 2023
Deferred tax assets
Property and equipment	$6,643	$7,647
Provision for bad debts	2,538	6,342
Operating tax losses carried forward	1,570,586	1,561,784
Total deferred tax assets	1,579,767	1,575,773
Valuation Allowance	(1,579,767)	(1,575,773)
Total deferred tax assets	-	-

According to the income tax regulation in different jurisdiction where the Company operates, the tax losses carry forwards of $1,384,929 as of June 30, 2024 can be used to offset future profit subject to the agreement of the tax authorities and compliance within certain provisions. The amounts and expiration dates for the Company’s tax loss carryforwards are as follows:

Tax loss carryforwards
Expiration dates at June 30,
2031	$198,721
2032	513,149
2033	334,255
2034	113,716
2035	28,578
Amounts of tax loss carryforwards with no expiration dates*	196,510
$1,384,929

* Tax losses can be carried forward for 10 years under Malaysia’s tax regulations, whereas tax losses can be carried forward indefinitely under Singapore, Peoples’ Republic of China and Hong Kong’s tax regulations.

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

	For the six months ended June 30,
	2024	2023
Net loss before income tax	$(642,770)	$(226,383)

Income tax benefit attributable to net loss at Malaysia statutory rate of 24% *	(154,265)	(54,332)
Effect of different tax rates in other jurisdictions	(12,489)	(22,500)
Non-deductible expenses	56,292	126,210
Non-taxable income	(950)	(43,097)
Utilization of previously unrecognized deferred tax assets	-	(54,128)
Deferred tax not recognized	111,412	47,847
Income tax expenses	$-	$-

* The Company has reconciled to the Malaysia statutory rate of 24% to reflect the location of the Company’s principal executive offices and operating activities, rather than reconciling to Cayman Islands statutory tax rate of 0%.

Note 10. Related Party Transactions

The table below sets forth the major related parties and their relationships with the Company as of June 30, 2024 and December 31, 2023:

Name of related parties	Relationship with the Company
Cheong Chia Chou (“Mr. Cheong”)	Controlling shareholder and director of Pictureworks International and its subsidiaries
Pictureworks Corporation	The Company has an exclusive right to purchase the entire issued share capital of Pictureworks Corporation’s shares at any time
Founder Pay Sdn Bhd (“Founder Pay”)	A company in which Mr. Cheong has significant influence
Presto Technology Sdn Bhd (Formerly known as PUC (Malaysia) Sdn Bhd)	A company in which Mr. Cheong has significant influence
Presto Mall Sdn Bhd	A company in which Mr. Cheong has significant influence
Colorpixel Sdn Bhd	A company incorporated on December 16, 2020 controlled by Tse Fuk Yan (“Ms. Tse”), CEO of Pictureworks International and its subsidiaries

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The principal related party balances as of June 30, 2024 and December 31, 2023 and transactions for the six months ended June 30, 2024 and 2023 are as follows:

Amounts due from related parties:

		As of June 30, 2024	As of December 31, 2023
Pictureworks Corporation	(a)	$332,776	$338,053
Presto Technology Sdn Bhd	(b)	-	1,427
		$332,776	$339,480

(a)	Amount due from Pictureworks Corporation mainly represents business advances to Pictureworks JP for operational purposes.

(b)	Amount due from Presto Technology Sdn Bhd mainly represents refundable deposits paid to PUC (M) for the rental of staff quarters.

Amounts due to related parties:

		As of June 30, 2024	As of December 31, 2023
Presto Technology Sdn Bhd	(a)	$951	$-
Cheong Chia Chou	(b)	1,411,642	932,304
Founder Pay Sdn Bhd	(c)	2,099	16,560
Presto Mall Sdn Bhd	(b)	2,332	2,397
		$1,417,024	$951,261

(a)	Amounts due to Presto Technology Sdn Bhd (“Presto Technology”) represent accrued interests on the loans from Presto Technology (Note 8).

(b)	Amounts due to Cheong Chia Chou and Presto Mall Sdn Bhd mainly represent business advances made to the Company for operational purposes.

(c)	Amount due to Founder Pay Sdn Bhd mainly represents rental payable for the Company’s office premises in Malaysia.

Related party transactions:

		For the six months ended June 30,
Service/ Products delivered to related parties:		2024	2023
Robinhood Ventures Pte. Ltd.	(a)	$-	19,705
Pictureworks Corporation	(b)	2,991	14,952
		$2,991	$34,657

		For the six months ended June 30,
Service/ Products received from related parties:		2024	2023
Founder Pay Sdn Bhd	(c)	$3,682	$3,369

		For the six months ended June 30,
Others:		2024	2023
Presto Technology Sdn Bhd	(d)	$341,474	$-
FotoWorks (Hong Kong) Limited	(e)	-	144,504
		$341,474	$144,504

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Nature of transactions:

(a)	The Company sold photographical products and provided management services to Robinhood Ventures Pte. Ltd.

(b)	The Company sold software to Pictureworks Corporation.

(c)	Founder Pay Sdn Bhd rented office premises to the Company.

(d)	During the six months ended June 30, 2024, Presto Technology Sdn Bhd (“Presto Technology”) lent three loans to the Company (Note 8). The Company had fully repaid the principal of $338,608 and partially repaid the interest of $2,866.

(e)	On March 31, 2023 the Company wrote off the outstanding receivables balance with Fotoworks.

Note 11. Equity

The shareholders’ equity structure as of June 30, 2024 are presented after giving retroactive effect to the reorganization of the Company that was completed on September 21, 2023. Immediately before and after reorganization, the Company, together with its wholly-owned subsidiaries, were effectively controlled by the same shareholders; therefore, for accounting purposes, the reorganization was accounted for as a recapitalization.

Authorized Shares

The Company has 500,000,000 authorized ordinary shares, par value $0.001 per share.

Ordinary Shares

As of the date of this report, the Company has 22,071,201 shares of ordinary shares outstanding and issued to the participating shareholders in connection with the reorganization of the Company.

Subscription and share issuance during the year ended December 31, 2023 and 2022

As of December 31, 2022, the Company recognized a subscription receivable of $900,000, as well as share capital to be issued of $414, of which the number of shares to be issued was 414,365. On March 28, 2023 and April 4, 2023, the Company received the subscription proceeds. As of June 30, 2023, the share capital to be issued was $414 and the subscription receivable was $nil.

On August 23, 2023, upon the receipt of the subscription proceeds of $900,000, Pictureworks Holdings Sdn. Bhd. (“Pictureworks Holdings”) issued 414,365 ordinary shares of Pictureworks Holdings to the pre-IPO investors. On September 21, 2023, the Company completed a recapitalization via a share swap arrangement (Note 1). As of December 31, 2023, the proceeds from this private placement were reflected as an increase in share capital in the amount of $414 and additional paid-in capital in the amount of $899,586, respectively, and the amount of share capital to be issued and subscription receivable became $nil.

Note 12. Commitments and Contingencies

Contracted expenditure commitments

From time to time, the Company entered into various short-term lease agreements to rent offices. In addition, the Company has various low-value items with various lease terms that the Company is committed to pay in the future. The Company’s contracted expenditures commitments as of June 30, 2024 but not provided in the consolidated financial statements are as follows:

Contracted expenditures commitments
Within 1 year	$78,556
After 1 year but within 2 years	29,783
After 2 years but within 5 years	-
Total	$108,339

Note 13. Subsequent Events

The Company’s management has evaluated subsequent events up to the date the consolidated financial statements were issued, pursuant to the requirements of ASC 855 and has determined the following material subsequent events:

Convertible notes

On August 29, 2024, the Company entered into four convertible note agreements with four investors to issue convertible notes with principal amounts totaling $5 million, for which proceeds of $1.55 million from one of the investors were received and deposited in an escrow account, the remaining proceeds will be received not later than December 31, 2024, and are to be held in an escrow account. On October 15, 2024, the Company and the investors signed the addendums to supersede the original convertible note agreements to enhance due diligence procedures, and information about the escrow agent and documents request upon conversion. Apart from including more details on the addendums, all the financial terms such as the principal amounts and conversion price remain unchanged. On December 6, 2024, three out of such four convertible notes with the principal amounts of $3 million were terminated.

On September 25, 2024, the Company entered into an additional convertible note agreement with a principal amount of $1 million with another investor, for which the proceeds were deposited into the Company’s bank account on October 2, 2024.

As of the date of this report, the Company has two convertible notes for total principal amounts of $3 million. All of these convertible notes bear zero interest and mature upon the 12-month period after the Company’s receipt of the subscription amount. These convertible notes are convertible to shares of the Company’s common stock upon consummation of the IPO at a conversion price of $3.2 per share.

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RESALE PROSPECTUS ALTERNATE PAGE

PICTUREWORKS INTERNATIONAL HOLDINGS LIMITED

PRELIMINARY PROSPECTUS

Through and including [●], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2025

PRELIMINARY PROSPECTUS

Pictureworks International Holdings Limited

1,937,500 ordinary shares

This prospectus relates to the resale of 1,000,000 ordinary shares held by Big Tree Global Network Ltd, 312,500 ordinary shares held by Mr. Chen Yanliang and 625,000 ordinary shares held by Sure Good Consultants Limited and (assuming the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part), or collectively the Resale Shareholders. We will not receive any of the proceeds from the sale of ordinary shares by the Resale Shareholders.

No shares shall be sold by the Resale Shareholders until our ordinary shares are listed or quoted on an established public trading market. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholders. No sales of the shares covered by this prospectus shall occur until the ordinary shares sold in our initial public offering begin trading on the Nasdaq or another national securities exchange.

On [●], 2025, a registration statement under the Securities Act with respect to our initial public offering of ordinary shares was declared effective by the Securities and Exchange Commission. We received approximately US$[●] in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our ordinary shares.

We are a holding company incorporated in the Cayman Islands. As a holding company with no material operations of its own, we conduct our operations in Malaysia, Singapore, Hong Kong, Macau and mainland China through Pictureworks (M), Pictureworks (S), Pictureworks (HK), Pictureworks (Macau) and Pictureworks (PRC) respectively. The ordinary shares offered in this offering are shares of the Company, a Cayman Islands holding company and not shares of the operating subsidiaries. Investors in this offering will not directly hold equity interests in the operating subsidiaries.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” beginning on page 4 and page 4 of this prospectus for more information.

Two of our operating subsidiaries (namely Pictureworks (HK) and Pictureworks (PRC)) conduct their business in Hong Kong, a Special Administrative Region of the PRC, and in mainland China respectively and some of our customers are PRC companies. Conducting business in Hong Kong and mainland China involves risks of uncertainty about any actions the PRC government or authorities may take in those jurisdictions and legal and operational risks associated with operating in mainland China may also apply to our operations in Hong Kong.

There are significant legal and operational risks associated with having some of our operations in Hong Kong and mainland China, including that changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or PRC or U.S. regulations may materially and adversely affect our business, financial condition and results of operations. Further, the Chinese government may disallow our current corporate structure, which would likely result in a material change in the PRC Subsidiaries’ operations and/or a material change in the value of the ordinary shares being registered in this Offering and it could cause the value of such securities to significantly decline or become worthless. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over PRC-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. No effective laws or regulations in the PRC explicitly require the Company to seek approval from the CSRC or any other PRC governmental authorities for the Company’s overseas listing plan, nor has the Company or any of the PRC Subsidiaries received any inquiry, notice, warning or sanctions regarding the planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the Company’s daily business operation, the ability to accept foreign investments and list on an U.S. exchange. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. See “Risks Related to Our Business and Industry” beginning on page 10.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States, or the PCAOB, for two consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years. Our auditor, Onestop Assurance PAC, or Onestop, the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Onestop’s compliance with applicable professional standards. Onestop is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2022.

The Company holds all of the equity interests in its Malaysian, Singaporean, Hong Kong, Macau and mainland China subsidiaries through a subsidiary incorporated in the BVI. As we have a direct equity ownership structure, we do not have any agreement or contract between the Company and any of its subsidiaries that are typically seen in a variable interest entity structure. Within our direct equity ownership structure, funds from foreign investors can be directly transferred to our Malaysia, Singapore, Hong Kong, Macau and mainland China subsidiaries by way of capital injection or in the form of a shareholder loan from the Company following this offering. As a holding company, we may rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our Operating Subsidiaries incorporated in Malaysia, Singapore, Hong Kong, Macau and mainland China through loans and/or capital contributions. Our Operating Subsidiaries are permitted under the laws of their incorporation (as the case may be) to issue cash dividends to us without limitation on the size of such dividends. However, if any of our Operating Subsidiaries incur debt on their own behalf, the instruments governing such debt may restrict their ability to pay dividends. As of the date of this prospectus, no transfers were made from the Company to its Operating Subsidiaries and our Operating Subsidiaries have not encountered difficulties or limitations with respect to their respective abilities to transfer cash between each other. As of the date of this prospectus, our Operating Subsidiaries do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Dividend Policy” on page 33 of this Prospectus and “Implications of Being a Holding Company” on page 5 of this prospectus. There can be no assurance that the PRC government will not restrict or prohibit the flow of cash in or out of Hong Kong and mainland China thereby affecting our PRC Subsidiaries. Any restrictions, prohibitions, interventions or limitations by the PRC government on the ability of Pictureworks (HK) and Pictureworks (PRC) to transfer cash or assets in or out of the PRC may result in these funds or assets not being available to fund operations or for other uses outside of the PRC. For additional information, see “Transfers of Cash to and from Our Subsidiaries” on page 5 of this prospectus.

An investment in our ordinary shares involves significant risks. You should carefully consider the risk factors beginning on page 10 of this prospectus before you make your decision to invest in our ordinary shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2025

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TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
PRESENTATION OF FINANCIAL INFORMATION
MARKET AND INDUSTRY DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DEFINITIONS
PROSPECTUS SUMMARY
RISK FACTORS
ENFORCEABILITY OF CIVIL LIABILITIES
USE OF PROCEEDS	1
CAPITALIZATION
DIVIDENDS AND DIVIDEND POLICY
DILUTION
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
HISTORY AND CORPORATE STRUCTURE
INDUSTRY OVERVIEW
BUSINESS
REGULATORY ENVIRONMENT
MANAGEMENT
PRINCIPAL SHAREHOLDERS
RELATED PARTY TRANSACTIONS
DESCRIPTION OF SHARE CAPITAL
CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION	2
LEGAL MATTERS	3
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Until ______, 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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THE OFFERING

Ordinary shares being offered	1,937,500 ordinary shares (as to 1,000,000 ordinary shares by Big Tree Global Network Ltd, 312,500 ordinary shares by Mr. Chen Yanliang and 625,000 ordinary shares held by Sure Good Consultants Limited, assuming the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part).

Ordinary shares outstanding after this offering	25,308,701 ordinary shares (assuming the issuance and sale of 2,300,000 ordinary shares pursuant to the Public Offering Prospectus filed contemporaneously herewith, and assuming the conversion of two convertible notes issued by the Company to Mr. Chen Yanliang and Sure Good Consultants Limited totaling 937,500 ordinary shares upon the SEC’s declaration of effectiveness of the registration statement on Form F-1, of which this prospectus is a part).

Use of proceeds	We will not receive any proceeds from the sale of ordinary shares held by the Resale Shareholders being registered in this prospectus.

Proposed Nasdaq Symbol	PICW

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the ordinary shares offered hereby. However, we will incur expenses in connection with the registration of our ordinary shares offered hereby.

RESALE SHAREHOLDERS

The ordinary shares being offered by Mr. Chen Yanliang will be issued to it upon the conversion of Convertible Notes owned by it upon the effectiveness of the registration statement of which this prospectus is a part. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time.

The ordinary shares being offered by Sure Good Consultants Limited will be issued to it upon the conversion of Convertible Notes owned by it upon the effectiveness of the registration statement of which this prospectus is a part. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time.

The ordinary shares being offered by Big Tree Global Network Ltd were issued to it on August 31, 2023. We are registering those ordinary shares in order to permit it to offer the shares for resale from time to time.

This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the number of ordinary shares identified in the column “Number of Ordinary Shares to be Sold.” The ordinary shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those ordinary shares.

The following table sets forth the name of the Resale Shareholders who are offering the ordinary shares for resale by this prospectus, the number and percentage of ordinary shares beneficially owned by them, the number of ordinary shares that may be offered for resale by this prospectus and the number and percentage of ordinary shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the ordinary shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholders	Ordinary Shares Beneficially Owned Prior to Offering(1)	Percentage Ownership Prior to Offering(2)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(3)	Percentage Ownership After Offering

Mr. Chen Yanliang	312,500	1.42%	312,500	0	0%
Sure Good Consultants Limited	625,000	2.83%	625,000	0	0%
Big Tree Global Network Ltd	1,081,489	4.90%	1,000,000	81,489	3.34%

(1) Mr. Chen Yanliang and Sure Good Consultants Limited will own the number of ordinary shares after its name upon the conversion of Convertible Notes owned by it upon the effectiveness of the registration statement of which this prospectus is a part. Share information as of after this Offering assumes all ordinary shares listed in this table will be sold.

(2) Based on 22,071,201 ordinary shares issued and outstanding prior to completion of the Company’s initial public offering.

(3)Since we do not have the ability to control how many, if any, of the shares the Resale Shareholders will sell, we have assumed that they will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

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PLAN OF DISTRIBUTION

Mr. Chen Yanliang, Sure Good Consultants Limited and Big Tree Global Network Ltd, and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on the Nasdaq or any other stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. These sales may be at fixed or negotiated prices. They may use any one or more of the following methods when selling its ordinary shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell its ordinary shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the ordinary shares or interests therein, The Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Resale Shareholders may also sell ordinary shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Resale Shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed the Company that none of them have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the ordinary shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the ordinary shares may be resold by The Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the ordinary shares held by The Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, The Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by The Resale Shareholders or any other person. We will make copies of this prospectus available to The Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the ordinary shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman.

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